SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(AMENDMENT NO. 1)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑ Preliminary Proxy Statement
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

FINISAR CORPORATION

(Name of Registrant as Specified In Its Charter)

     Payment of Filing Fee (Check the appropriate box):

     ☑ No Fee required.
     ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, $0.001 par value

(2)	Aggregate number of securities to which transaction applies:

135,000,000 (estimate; subject to adjustment)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11:

$1.42

(4)	Proposed maximum aggregate value of transaction:

$191,700,000.00

(5)	Total fee paid:

$24,288.39

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:

1308 Moffett Park Drive
Sunnyvale, California 94089

                    , 2004

Dear Stockholder:

      You are cordially invited to attend the 2004 annual meeting of stockholders on                     , 2004, at 10:00 a.m., local time, at the Prime Hotel, 1300 Chesapeake Terrace, Sunnyvale, California 94089. Among other matters to be voted on at this year’s annual meeting, you will be asked to approve the issuance of Finisar common stock in connection with the acquisition by Finisar of the fiber optics business of Infineon Technologies AG. As part of the consideration for the purchase of the assets of Infineon’s fiber optics business, Finisar will issue approximately 109,850,000 shares of its common stock, which would represent approximately 33% of the outstanding shares of Finisar common stock on a post-transaction basis.

      The board of directors has unanimously approved the acquisition by Finisar of Infineon’s fiber optics business and recommends that you vote “FOR” the proposal relating to the issuance of Finisar common stock in connection with the transaction as described in the attached proxy statement. The proxy statement provides you with detailed information about the transaction and the other matters to be voted on at the annual meeting of stockholders. We urge you to read the proxy statement carefully in its entirety, including the risk factors beginning on page 18, before you vote.

      Your vote is very important regardless of the number of shares that you own. You may vote by mailing a completed proxy card, by telephone or over the Internet. Voting by any of these methods will ensure your representation at the meeting. We request that you vote promptly even if you plan to attend the meeting. A copy of our Annual Report for the fiscal year ended April 30, 2004 is also enclosed for your information.

      We strongly support the transaction with Infineon and enthusiastically recommend that you vote in favor of the proposals presented to you for approval.

Very truly yours,

JERRY S. RAWLS
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held                         , 2004

To the Stockholders:

      Please take notice that the 2004 annual meeting of the stockholders of Finisar Corporation, a Delaware corporation, will be held on                     ,                     , 2004, at 10 a.m., local time, at the Prime Hotel, 1300 Chesapeake Terrace, Sunnyvale, California, for the following purposes:

1. To consider and vote upon a proposal to approve the issuance of approximately 109,850,000 shares of Finisar common stock in connection with the acquisition of the fiber optics business of Infineon Technologies AG pursuant to the Amended and Restated Master Sale and Purchase Agreement dated as of October 11, 2004 between Finisar Corporation and Infineon Technologies AG;

2. To elect two Class II directors to hold office for a three-year term and until their respective successors are elected and qualified;

3. To consider and vote upon an amendment to Finisar’s Certificate of Incorporation to increase the number of authorized shares of Finisar common stock from 500,000,000 to 800,000,000;

4. To consider and vote upon an amendment to the Finisar 1999 Employee Stock Purchase Plan to increase the number of shares of Finisar common stock authorized for issuance under such plan from 3,750,000 shares to 18,750,000 shares, to increase the automatic annual increase in the number of shares of common stock reserved for issuance under the plan from 750,000 shares to 1,000,000 shares and adoption of the International Employee Stock Purchase Plan;

5. To consider, approve and ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2005; and

6. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

      These items of business are described in the attached proxy statement. Stockholders of record at the close of business on                     , 2004 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement. As of that date, there were                      shares of Finisar common stock outstanding. Each share of Finisar common stock is entitled to one vote on each matter properly brought before the meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1308 Moffett Park Drive, Sunnyvale, California 94089.

      Your vote is very important, regardless of the number of shares that you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may complete and return the enclosed proxy card or you may be able to submit your proxy or voting instructions by telephone or the Internet. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

By order of the Board of Directors,

STEPHEN K. WORKMAN
Secretary

Sunnyvale, California

                    , 2004

      IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

i

QUESTIONS AND ANSWERS ABOUT THE PROPOSED ACQUISITION

AND OTHER MATTERS TO BE VOTED ON AT THE 2004 ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	This proxy statement is being sent to all stockholders of record as of the close of business on , 2004 for delivery beginning on , 2004, in connection with the solicitation of proxies on behalf of our board of directors for use at our 2004 annual meeting of stockholders, which will take place on , 2004. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our Annual Report for the fiscal year ended April 30, 2004, a proxy card and a return envelope are also enclosed.

Certain financial information included in this proxy statement is denominated in Euros. As of , 2004, the exchange rate was approximately U.S. dollar per Euro. See the Section entitled “Selected Historical and Pro Forma Combined Financial Statements — Exchange Rate Information” for additional information regarding the U.S. dollar/Euro exchange rate.

Q:	What proposals will be voted on at the 2004 Annual Meeting?

A:	There are five proposals scheduled to be voted on at the annual meeting:

• the approval of the issuance of approximately 109,850,000 shares of Finisar common stock to Infineon Technologies AG (“Infineon”) in connection with Finisar’s acquisition of Infineon’s fiber optics business unit (the “Infineon Fiber Optics Business”);

• the election of two Class II directors to hold office for a three-year term and until their respective successors are elected and qualified;

• the approval of an amendment to Finisar’s Certificate of Incorporation to increase the number of authorized shares of Finisar common stock;

• the approval of an amendment to the Finisar 1999 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 3,750,000 shares to 18,750,000 shares, to increase the automatic annual increase in the number of shares of common stock reserved for issuance under the plan from 750,000 shares to 1,000,000 shares and adoption of the International Employee Stock Purchase Plan; and

• the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2005.

Q:	How does Finisar’s board of directors recommend that I vote?

A:	Our board of directors recommends that you vote your shares “FOR” approval of the issuance of common stock to Infineon in connection with the acquisition of the Infineon Fiber Optics Business; “FOR” the election of the two nominees to the Board of Directors; “FOR” approval of the amendment to the Certificate of Incorporation; “FOR” approval of the amendment to the 1999 Employee Stock Purchase Plan; and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the two persons receiving the highest number of “FOR” votes will be elected. The proposals regarding the issuance of common stock to Infineon, the amendment to the 1999 Employee Stock Purchase Plan and the ratification of the independent auditors each require the affirmative “FOR” vote of a majority of those shares present and entitled to vote at the annual meeting. The proposal regarding the amendment to Finisar’s Certificate of Incorporation requires the affirmative “FOR” vote of a majority of the outstanding shares of Finisar common stock. Two stockholders of

Finisar, Jerry S. Rawls, our President and Chief Executive Officer, and Frank H. Levinson, our Chairman of the Board and Chief Technical Officer, are parties to voting agreements with Infineon and have agreed to vote all of their shares of Finisar common stock in favor of the proposal to issue shares of Finisar common stock to Infineon. As of September 30, 2004, Messrs. Rawls and Levinson owned an aggregate of 34.7 million shares of Finisar common stock, representing approximately 15.5% of our outstanding shares.

Q:	What is the Infineon Fiber Optics acquisition?

A:	Pursuant to a purchase agreement dated October 11, 2004, which amended and restated a purchase agreement dated April 29, 2004, Finisar has agreed to acquire the Infineon Fiber Optics Business based in Berlin, Germany for a cash payment of approximately $240,180 and the issuance of approximately 109,850,000 shares of Finisar common stock. The transaction involves the acquisition of facilities, product lines, equipment and intellectual property, including approximately 450 patent families, as well as employees. The shares of Finisar common stock to be issued to Infineon in connection with the acquisition would represent approximately 33% of the outstanding shares of Finisar common stock on a post-transaction basis. Under the listing rules of the Nasdaq Stock Market (“Nasdaq”), before consummating the acquisition we must first obtain stockholder approval for the issuance of the shares since the number of shares to be issued will exceed 20% of our outstanding shares.

Q:	Will Finisar stockholders receive any consideration as a result of the acquisition of the Infineon Fiber Optics Business?

A:	No. Finisar stockholders will not receive any consideration as a result of the acquisition of the Infineon Fiber Optics Business.

Q:	When do you expect to complete the acquisition of the Infineon Fiber Optics Business?

A:	We are working to complete the acquisition of the Infineon Fiber Optics Business as quickly as possible. Subject to the approval of Finisar’s stockholders, the acquisition is expected to close in the fourth calendar quarter of 2004.

For a description of the conditions to completion of the acquisition, see the section entitled “The Purchase Agreement — Conditions to the Completion of the Acquisition” on page 60.

Q:	Why is it necessary to amend Finisar’s Certificate of Incorporation?

A:	As of September 30, 2004, Finisar had a total of 276,615,247 authorized but unissued shares of its common stock. Of these shares, 122,111,779 are currently reserved for future issuance under our equity compensation plans, and upon conversion of outstanding convertible notes and exercise of outstanding warrants, leaving only 154,503,468 shares of common stock unissued and unreserved. In August 2004, in connection with the acquisition of certain assets of Data Transit Corp., we issued a promissory note which is convertible into shares of common stock based on the market price of our common stock at the time of conversion. If the issuance of shares in connection with the acquisition of the Infineon Fiber Optics Business is approved by the stockholders and consummated, and the proposal to increase the shares received for issuance under the 1999 Employee Stock Purchase Plan is approved, approximately 29,653,468 shares of our common stock will remain unissued and unreserved (excluding the estimated number of shares issuable to Data Transit). In order to ensure that sufficient shares will be available for issuance in connection with potential future equity financing transactions or acquisitions, the proposed increase in the number of shares reserved for issuance under the 1999 Employee Stock Purchase Plan contemplated by Proposal 4, or for other corporate purposes, the board of directors has approved, subject to stockholder approval, an amendment to Finisar’s Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 800,000,000. If the stockholders approve the proposal to increase the authorized shares of common stock, Finisar will have a total of approximately 329,653,468 shares of common stock authorized and available for issuance (excluding the estimated number of shares issuable to Data Transit). Approval of the amendment to the

Certificate of Incorporation is not a condition to the completion of the acquisition of the Infineon Fiber Optics Business.

Q:	Why is it necessary to amend the Finisar 1999 Employee Stock Purchase Plan?

A:	As of September 30, 2004, only 149,371 shares remained available under the 1999 Employee Stock Purchase Plan. The board of directors believes that in order to successfully attract and retain the best possible employees, we must continue to offer competitive equity incentive programs. To accommodate the substantial increase in the number of our employees, we believe it is prudent to amend our 1999 Employee Stock Purchase plan to increase the maximum number of shares of common stock that may be issued under the plan. Approval of the amendment to the plan is not a condition to the completion of the acquisition of the Infineon Fiber Optics Business.

Q:	What shares can be voted?

A:	All shares that you own as of the close of business on , 2004 (the “Record Date”) may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held as stockholder of record and those owned beneficially.

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Finisar. As the stockholder of record, you have the right to grant your voting proxy directly to Finisar or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also vote by telephone as described below under “How can I vote my shares without attending the annual meeting?” If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in the section entitled “The Annual Meeting of Finisar Stockholders — Voting of Proxies; Abstentions; and Broker Non-Votes.”

Q:	How can I vote my shares in person at the 2004 annual meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the 2004 annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by telephone or completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. You may also be able to direct your vote via the Internet. Please refer to the enclosed materials for details.

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by signing and delivering a new proxy card or voting instruction card bearing a later date (which automatically revokes your earlier proxy instructions) or, if you are a stockholder of record, by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” both of the nominees or your vote may be “WITHHELD” with respect to one or both of the nominees. You may vote “FOR,” “AGAINST” or “ABSTAIN” for each of the other proposals. If you fail to respond or if you “ABSTAIN” from the vote on the amendment to the Certificate of Incorporation, it will have the same effect as a vote “AGAINST.” If you “ABSTAIN” from the vote on any of the other proposals, it will have no effect on the outcome of the proposal. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the board.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the 2004 annual meeting?

A:	We will announce preliminary voting results at the annual meeting and publish final results in our Quarterly Report on Form 10-Q for the third quarter of fiscal 2005 (ending January 31, 2005).

WHO CAN HELP ANSWER YOUR QUESTIONS

      If you have any questions about the proposed transaction with Infineon or how to submit your proxy card, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Finisar Corporation 1308 Moffett Park Drive Sunnyvale, CA 94089 Attn: Investor Relations (408) 542-5050 Email: Investor.relations@finisar.com	MacKenzie Partners, Inc. 105 Madison Avenue New York, NY 10016 (800) 322-2885 (toll-free) Email: proxy@mackenziepartners.com

SUMMARY OF THE PROXY STATEMENT

      This summary highlights and summarizes selected information in this proxy statement and may not contain all information that is important to you. You should carefully read this entire proxy statement and the other documents we refer to in their entirety for a more complete understanding of the proposed acquisition of the Infineon Fiber Optics Business and related transactions and the other matters to be voted upon at the specified meeting. You should also read the documents attached to this proxy statement, including the purchase agreement which is attached as Annex A.

Proposal 1:

Approval of the Issuance of Finisar Common Stock in Connection with the Acquisition of the Infineon Fiber Optics Business

      At the annual meeting of Finisar’s stockholders, you will be asked to approve the issuance of approximately 109,850,000 shares of Finisar common stock to Infineon in connection with the acquisition of the Infineon Fiber Optics Business.

The Companies

Finisar Corporation (see page 67)

1308 Moffet Park Drive
Sunnyvale, CA 94089
www.finisar.com
408-542-1000

      Finisar is a leading provider of fiber optic subsystems and network performance test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet local area networks, or LANs, Fiber Channel storage area networks, or SANs, and metropolitan access networks, or MANs, using IP and SONET/ SDH-based protocols. Finisar is focused on the application of digital fiber optics to provide a broad line of high-performance, reliable, value-added optical subsystems for data networking and storage equipment manufacturers. Finisar’s line of optical subsystems supports a wide range of network applications, transmission speeds, distances, physical mediums and configurations. Finisar also provides network performance test and monitoring systems to original equipment manufacturers for testing and validating equipment designs and to operators of networking and storage data centers for testing, monitoring and troubleshooting the performance of their systems. Finisar’s headquarters is in Sunnyvale, California.

      In the fiscal year ended April 30, 2004, Finisar had revenues of approximately $185.6 million and incurred a net loss of approximately $113.8 million. In the three months ended July 31, 2004, Finisar had revenues of approximately $61.8 million and incurred a net loss of approximately $22.1 million.

The Infineon Fiber Optics Business (see page 68)

      The business being sold by Infineon to Finisar (which we refer to as the Infineon Fiber Optics Business) consists of substantially all of the assets, liabilities and operating activities of the fiber optic business unit of Infineon. Headquartered in Berlin, Germany, the Infineon Fiber Optics Business develops, produces and markets fiber optic modules, components and plastic optical fiber products for the data communications, telecommunications and automotive industries.

      The Infineon Fiber Optics Business has operations in Germany, the Czech Republic, Japan, Hong Kong, Taiwan and the United States. Two wholly-owned subsidiaries of Infineon, Infineon Fiber Optics GmbH (“IF FO”) and Infineon Technologies Trutnov s.r.o. (“IF Trutnov”), are engaged exclusively in the conduct of the Infineon Fiber Optics Business. Infineon and other of its direct and indirect subsidiaries are also engaged in supporting the Infineon Fiber Optics Business.

      The Infineon Fiber Optics Business has been active in the fiber optics industry for many years and is currently one of the world’s leading manufacturers of active fiber optic components. In the fiscal year ended September 30, 2003, the Infineon Fiber Optics Business generated net sales of approximately €108 million (approximately $133.3 million) and incurred a net loss of approximately €70 million (approximately $86.4 million). In the six months ended March 31, 2004, the Infineon Fiber Optics Business generated net sales of approximately €54 million (approximately $67.9 million) and incurred a net loss of approximately €28 million (approximately $34.6 million).

Summary of the Acquisition of the Infineon Fiber Optics Business (see page 57)

      Pursuant to the purchase agreement, Finisar will acquire all of the outstanding equity of IF FO and IF Trutnov and will purchase certain other assets and assume certain liabilities of Infineon and other subsidiaries of Infineon related to the Infineon Fiber Optics Business. As consideration for the acquisition of the Infineon Fiber Optics Business, Finisar will make a cash payment of approximately $240,180 and will issue to Infineon approximately 109,850,000 shares of Finisar common stock which, based on the number of shares outstanding as of September 30, 2004, would constitute approximately 33% of the outstanding common stock of Finisar on a post-transaction basis. The number of shares to be issued to Infineon is subject to adjustment in accordance with the purchase agreement based on a number of variables, including:

•	a reduction by the number of shares equal in value to the financial debt obligations of the Infineon Fiber Optics Business as of the last day of the fiscal month of Infineon in which the closing conditions have been satisfied or waived (the “Effective Date”);

•	an increase by the number of shares equal in value to the amount of cash, cash equivalents and intercompany receivables of the Infineon Fiber Optics Business as of the Effective Date;

•	an increase or reduction to reflect changes in the amount of working capital of the Infineon Fiber Optics Business through the Effective Date;

•	a reduction by the number of shares equal in value to certain assets to be retained by Infineon; and

•	an increase or reduction to reflect the average daily earnings or loss before interest and taxes of the Infineon Fiber Optics Business during the last fiscal quarter preceding the closing date multiplied by the number of days between the satisfaction of all closing conditions and the Effective Date.

      We do not anticipate that the net adjustment in the number of shares to be issued to Infineon resulting from these factors will be material.

Recommendation of the Finisar Board of Directors

      The Finisar board of directors unanimously recommends that Finisar stockholders vote “FOR” approval of the issuance of shares of Finisar common stock in connection with the acquisition of the Infineon Fiber Optics Business.

Reasons for the Acquisition (see page 45)

      Finisar’s board of directors determined that the acquisition of the Infineon Fiber Optics Business would create a stronger and more competitive industry participant, based on potential benefits that include:

•	the immediate addition of substantial incremental revenue;

•	the complementary nature of the companies’ markets, products, technologies and customers;

•	an expanded and more diversified product portfolio;

•	the complementary nature of the companies’ customers and distribution channels;

•	potential synergies to be realized through the rationalization of the combined company’s product development efforts, facilities and sales and marketing activities;

•	the immediate expansion of Finisar’s presence in Europe;

•	the acquisition of important intellectual property; and

•	the strong management team at the Infineon Fiber Optics Business.

      The Finisar board also recognized a number of risks and uncertainties inherent in the acquisition but concluded that, on balance, the potential benefits outweighed the risks associated with the transaction.

Risks Relating to the Acquisition and Other Risk Factors (see page 18)

      In considering whether to vote your shares in favor of the issuance of Finisar common stock to Infineon in connection with the acquisition of the Infineon Fiber Optics Business, you should consider various risks relating to the acquisition, including the following risks:

•	Finisar may fail to realize the benefits it expects from the acquisition;

•	Finisar expects to incur significant costs associated with the integration and restructuring of the Infineon Fiber Optics Business which could adversely affect its future liquidity and operating results;

•	The costs and operating expenses of the combined company will be significantly greater than the costs and operating expenses of Finisar before the acquisition and Finisar will be required to increase the use of its cash to fund the working capital requirements and operating losses of the combined company;

•	The acquisition will delay Finisar’s projected timetable for reaching EBIT and EBITDA break-even; and

•	The acquisition will result in substantial dilution to Finisar’s current stockholders.

      We urge you to read carefully the risk factors described in the section entitled “Risk Factors” on pages 18 through 35 in making your decision.

Opinion of Finisar’s Financial Advisor (see page 47)

      In connection with the proposed acquisition of the Infineon Fiber Optics Business, the Finisar board of directors received a written opinion from Deutsche Bank Securities Inc. (“Deutsche Bank”), Finisar’s financial advisor, as to the fairness, from a financial point of view, to Finisar of the purchase price to be paid by Finisar for the acquisition of the Infineon Fiber Optics Business. The full text of Deutsche Bank’s written opinion, dated October 11, 2004, is attached to this proxy statement as Annex B. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Deutsche Bank’s opinion is addressed to the Finisar board of directors and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the acquisition.

Conditions to Completion of the Acquisition (see page 60)

      The obligations of Finisar and Infineon to complete the acquisition of the Infineon Fiber Optics Business are subject to satisfaction or waiver of the following closing conditions:

•	Finisar stockholders must approve the issuance of Finisar common stock in connection with the acquisition;

•	applicable notification and waiting period requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and under the applicable merger control regulations of Germany and the Czech Republic must have been satisfied;

•	the shares of Finisar common stock to be issued in connection with the acquisition must have been authorized for listing on Nasdaq, subject to official notice of issuance; and

•	no change, condition, event or development shall have occurred with respect to either party that has had or could reasonably be expected to have a material adverse effect on such party (subject to certain specified limitations) unless such party agrees to indemnify the other party against resulting losses (subject to specified limitations and threshold amounts).

Termination of the Purchase Agreement (see page 60)

      The purchase agreement may be terminated before the transactions are completed:

•	by mutual written consent of Finisar and Infineon;

•	by either party, if the conditions to closing have not been fulfilled by March 31, 2005 through no fault of the terminating party;

•	by either party, if the required approval of the stockholders of Finisar is not obtained;

•	by Infineon if Finisar’s board of directors withdraws, or modifies in a manner substantially adverse to Infineon, its recommendation that Finisar’s stockholders approve the issuance of Finisar common stock to Infineon in connection with the acquisition of the Infineon Fiber Optics Business; or

•	by either party, in the event that any change, condition, event or development shall have occurred that has had, or could reasonably be expected to have, a material adverse effect on the other party (subject to certain specified limitations) unless the other party agrees to indemnify the first party against resulting losses (subject to certain specified limitations and threshold amounts).

      If Infineon terminates the purchase agreement due to the withdrawal or modification by Finisar’s board of directors of its recommendation that Finisar’s stockholders approve the issuance of Finisar common stock to Infineon, Finisar will be obligated to pay Infineon a termination fee of $5,000,000 in cash. If either Infineon or Finisar terminates the purchase agreement due to the failure of Finisar’s stockholders to approve the issuance of Finisar common stock of Infineon, in circumstances where the termination fee is not payable, Finisar will be obligated to reimburse Infineon for all of Infineon’s reasonable attorneys fees and other out-of-pocket expenses incurred in connection with the negotiation and execution of the purchase agreement.

Indemnification Provisions (see page 61)

      The purchase agreement contains detailed provisions regarding indemnification obligations of the parties. Specifically, the purchase agreement provides that Finisar will be required to indemnify Infineon for any losses arising from any breach of a representation or warranty of Finisar, any failure by Finisar to comply with a covenant, or, with respect to any losses arising from the liabilities that will be assumed by Finisar. Infineon will be required to indemnify Finisar for any losses arising from any breach of a representation or warranty by Infineon, any failure by Infineon to comply with a covenant and the operations of the Infineon Fiber Optics Business prior to the closing date. Subject to certain exceptions, claims for indemnification must be asserted by December 31, 2005 and must exceed a deductible of €500,000 (approximately $617,000) per individual claim and €5 million (approximately $6.2 million) in the aggregate for all claims. The aggregate indemnification liability of each party is limited to an amount equal to 20% of the consideration paid by Finisar for the Infineon Fiber Optics Business. Based on the market value of the Finisar common stock as of                     , 2004 of $           per share, the aggregate indemnification liability of each party would be approximately $          .

Non-Compete Provisions (see page 62)

      Infineon has agreed that it will not compete with the business it will sell to Finisar for a period of three years following the closing of the acquisition, except in limited circumstances set forth in detail in the purchase agreement. In addition, for a period of one year following the closing of the acquisition, neither party will be permitted to solicit any employee of the other party to terminate his or her employment with the other party for employment by such party.

Stockholder Agreement (see page 64)

      In connection with the execution of the purchase agreement, Finisar and Infineon have entered into a stockholder agreement whereby Finisar has agreed to cause Infineon’s designated representative to be elected to serve as a member of the Finisar board of directors, effective immediately after the closing of the acquisition, and Infineon has agreed to vote the shares of Finisar common stock that it receives as consideration of the Infineon Fiber Optics Business for the election of the other nominees for director designated by the Finisar board of directors. Infineon has also agreed that, in the event of a proposed transaction between Finisar and Infineon, it will vote its shares in the same proportion as shares not owned by Infineon are voted. Infineon has also agreed not to acquire additional shares of Finisar common stock or solicit proxies with respect to any voting securities of Finisar and to certain volume and timing restrictions on its sale of shares of Finisar common stock.

Regulatory Approvals (see page 55)

      The acquisition is subject to the notification and waiting period requirements of the HSR Act and antitrust laws of certain other jurisdictions. Finisar and Infineon filed the required information under the HSR Act with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice on June 15, 2004, and the waiting period expired on July 15, 2004. Infineon and Finisar also made the required filings with regulatory authorities in the Czech Republic and Germany and have been notified by such authorities that they will not initiate proceedings with respect to the acquisition.

No Appraisal Rights (see page 56)

      Under applicable law, Finisar stockholders do not have the right to an appraisal of the value of their shares in connection with the acquisition of the Infineon Fiber Optics Business.

Proposal 2:

Election of Directors

(see pages 90 through 94)

      At the annual meeting, Harold E. Hughes, Jr. and Frank H. Levinson will stand for reelection to serve as Class II directors for a three-year term ending at the annual meeting of the stockholders to be held in 2007.

Proposal 3:

Amendment to Finisar’s Certificate of Incorporation

(see pages 95 through 97)

      At the annual meeting, stockholders will be asked to approve an amendment to Finisar’s Certificate of Incorporation to increase the number of authorized shares of Finisar common stock from 500,000,000 to 800,000,000.

Proposal 4:

Amendment to the Finisar 1999 Employee Stock Purchase Plan

and Adoption of the International Employee Stock Purchase Plan
(see pages 98 through 103)

      At the annual meeting, stockholders will be asked to approve an amendment to Finisar’s 1999 Employee Stock Purchase Plan to increase the number of shares of Finisar common stock authorized for issuance under such plan from 3,750,000 shares to 18,750,000 shares, to increase the automatic annual increase in the number of shares of common stock reserved for issuance under the plan from 750,000 shares to 1,000,000 shares and adoption of the International Employee Stock Purchase Plan.

Proposal 5:

Ratification of Appointment of Independent Auditors

(see page 104)

      At the annual meeting, stockholders will be asked to ratify the appointment of Ernst & Young LLP as Finisar’s independent auditors for the fiscal year ending April 30, 2005.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

      This proxy statement and the documents incorporated by reference into this proxy statement contain “forward-looking statements” within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to Finisar’s financial condition, results of operations and business and the expected impact of the acquisition on of the Infineon Fiber Optics Business on Finisar’s financial performance. Words such as “anticipates,” “expects,” intends,” “plans, “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Many of the important factors that will determine these results and values are beyond Finisar’s ability to control or predict. Finisar stockholders are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, Finisar does not assume any obligation to update any forward-looking statements. In evaluating the acquisition, you should carefully consider the discussion of risks and uncertainties in the section entitled “Risk Factors” beginning on page 18 of this proxy statement.

SELECTED HISTORICAL AND PRO FORMA

COMBINED FINANCIAL INFORMATION

      The following selected historical financial information of Finisar and the Infineon Fiber Optics Business has been derived from the respective historical consolidated financial statements of the respective entity, and should be read in conjunction with such consolidated financial statements and the notes thereto, included elsewhere in this proxy statement, or incorporated herein by reference. The historical financial data of the Infineon Fiber Optics Business as of March 31, 2004 and for the six months ended March 31, 2004 and 2003 is unaudited and has been prepared on the same basis as the historical information in the audited financial statements. Such unaudited financial information, in the opinion of management of the Infineon Fiber Optics Business, contains all adjustments, consisting only of normal, recurring adjustments, necessary for the fair presentation of the results of operations for such periods. The selected unaudited pro forma condensed combined financial information of Finisar and the Infineon Fiber Optics Business is derived from the unaudited pro forma condensed combined financial statements included elsewhere in this proxy statement and should be read in conjunction with such pro forma statements and the notes thereto.

      The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition of the Infineon Fiber Optics Business had been consummated on the dates specified therein, nor is it necessarily indicative of future operating results or financial position of the combined business. See “Finisar Corporation Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page F-2.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FINISAR

	Fiscal Years Ended April 30,

	2004	2003	2002	2001	2000

	(In thousands, except per share data)
Statement of Operations Data:
Revenues	$185,618	$166,482	$147,265	$188,800	$67,147
Cost of revenues	143,585	130,501	136,626	131,551	34,190
Amortization of acquired developed technology	19,239	21,983	27,119	10,900	—

Gross profit (loss)	22,794	13,998	(16,480)	46,349	32,957

Operating expenses:
Research and development	62,193	60,295	54,372	33,696	13,806
Sales and marketing	20,063	20,232	21,448	16,673	7,122
General and administrative	16,738	15,201	19,419	10,160	3,516
Amortization of (benefit from) deferred stock compensation	(105)	(1,719)	11,963	13,542	5,530
Acquired in-process research and development	6,180	—	2,696	35,218	—
Amortization of goodwill and other purchased intangibles	572	758	129,099	53,122	—
Impairment of goodwill and intangibles	—	10,586	—	—	—
Restructuring costs	382	9,378	—	—	—
Other acquisition costs	222	198	3,119	1,130	—

Total operating expenses	106,245	114,929	242,116	163,541	29,974

Income (loss) from operations	(83,451)	(100,931)	(258,596)	(117,192)	2,983
Interest income (expense), net	(25,701)	(6,699)	(68)	14,217	3,252
Other income (expense), net	(4,347)	(51,314)	1,360	18,546	(99)

Income (loss) before income taxes and cumulative effect of an accounting change	(113,499)	(158,944)	(257,304)	(84,429)	6,136
Provision (benefit) for income taxes	334	229	(38,566)	1,020	3,255

	Fiscal Years Ended April 30,

	2004	2003	2002	2001	2000

	(In thousands, except per share data)
Income (loss) before cumulative effect of an accounting change	(113,833)	(159,173)	(218,738)	(85,449)	2,881
Cumulative effect of an accounting change to adopt SFAS 142	—	(460,580)	—	—	—

Net income (loss)	$(113,833)	$(619,753)	$(218,738)	$(85,449)	$2,881

Net income (loss) per share — basic:
Before cumulative effect of an accounting change	$(0.53)	$(0.82)	$(1.21)	$(0.53)	$0.03
Cumulative effect of an accounting change to adopt SFAS 142	$—	$(2.35)	$—	$—	$—
Income (loss) per share	$(0.53)	$(3.17)	$(1.21)	$(0.53)	$0.03
Net income (loss) per share — diluted:
Income (loss) per share before cumulative effect of an accounting change	$(0.53)	$(0.82)	$(1.21)	$(0.53)	$0.02
Cumulative per share effect of an accounting change to adopt SFAS 142	$—	$(2.35)	$—	$—	$—
Income (loss) per share	$(0.53)	$(3.17)	$(1.21)	$(0.53)	$0.02
Shares used in per share calculations:
Basic	216,117	195,666	181,136	160,014	113,930
Diluted	216,117	195,666	181,136	160,014	144,102
Pro forma amounts assuming the change in accounting principle was applied retroactively (unaudited):
Net income (loss)	$(113,833)	$(619,753)	$(90,957)	$(32,857)	$2,881
Net income (loss) per share — basic	$(0.53)	$(3.17)	$(0.50)	$(0.21)	$0.03
Net income (loss) per share — diluted	$(0.53)	$(3.17)	$(0.50)	$(0.21)	$0.02
Shares used in computing pro forma net income (loss) per share:
Basic	216,117	195,666	181,136	160,014	113,930
Diluted	216,117	195,666	181,136	160,014	144,102

	As of April 30,

	2004	2003	2002	2001	2000

	(In thousands)
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$143,398	$119,438	$144,097	$146,111	$320,735
Working capital	172,892	149,967	222,603	249,000	342,711
Total assets	494,705	423,606	1,041,281	1,029,995	364,920
Long-term portion of notes payable and capital lease obligations, and other long-term liabilities	233,732	101,531	106,869	45,354	524
Convertible preferred stock	—	—	—	1	—
Total stockholders’ equity	202,845	274,980	879,002	941,851	352,422

SELECTED HISTORICAL CONDENSED COMBINED

FINANCIAL DATA OF THE INFINEON FIBER OPTICS BUSINESS(1)

	Six Months
	Ended
	March 31,		Fiscal Year Ended September 30,

	2004	2003	2003	2002	2001

	(Euro in thousands)
Statement of Operations Data:
Net sales	54,186	45,438	107,840	113,958	164,446
Operating loss	(27,205)	(41,991)	(68,731)	(80,474)	(43,404)
Interest expense	(268)	(519)	(734)	(1,764)	(1,563)
Net loss	(27,893)	(42,895)	(69,653)	(82,915)	(45,656)

		As of September 30,
	As of March 31,
	2004	2003	2002

	(Euro in thousands)
Balance Sheet Data:
Cash and cash equivalents	36	198	573
Inventories	26,227	24,860	38,570
Property, plant and equipment, net	31,984	38,657	53,719
Total assets	90,716	94,543	121,167
Accumulated deficit	(225,428)	(197,535)	(127,882)
Total business equity	37,244	37,412	43,373

(1)	The financial statements for the Infineon Fiber Optics Business included in this proxy statement have been specially prepared on a “carve-out” basis and consist of operations that are conducted in subsidiaries of Infineon that also have operations related to Infineon businesses other than the Infineon Fiber Optics Business. The Infineon Fiber Optics Business is conducted through multiple legal entities that are located in several countries, rather than through a single entity or a single reporting segment within Infineon. Infineon prepares its regular consolidated financial statements on a legal entity basis and prepares segment reporting based on the allocation of operating results and certain assets and liabilities to its segments (including reporting units making up the segments). For these reasons, “carve-out” financial statements for the Infineon Fiber Optics Business have not historically been prepared. At significant cost and with the expenditure of substantial effort, Infineon specially prepared the audited financial statements for the Infineon Fiber Optics Business for the fiscal years ended September 30, 2003, 2002 and 2001, as well as unaudited condensed financial statements for the six months ended March 31, 2004 and 2003, which are included in this proxy statement. Additional financial statements for years prior to 2001 have not been prepared on the basis that their preparation would be costly and time-consuming, and would result in a significant delay in Finisar’s stockholder meeting and that the marginal value of such additional financial statements to the stockholders would not warrant the cost and delay required for their preparation.

Exchange Rate Information

      The table below shows the average U.S. dollar/ Euro exchange rate for the periods shown, based on the interbank market exchange rate expressed in U.S. $1.00 per Euro.

			Average Exchange Rate

			6 Months Ended
			March 31,		12 Months Ended September 30,
		Exchange Rate
		March 31, 2004	2004	2003	2003	2002	2001
Currency		Euro	Euro	Euro	Euro	Euro	Euro

U.S. Dollar	$1.00	0.8215	0.8209	0.9665	0.9254	1.0906	1.1255

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL DATA OF FINISAR

      The following information has been derived from the unaudited pro forma condensed combined financial statements set forth elsewhere in this proxy statement and should be read in connection with that information.

      The selected unaudited pro forma condensed combined financial information illustrates the estimated effects of the transaction as if the acquisition of the Infineon Fiber Optics Business had occurred on May 1, 2003 for the statement of operations information and on July 31, 2004 for the balance sheet information. The unaudited pro forma condensed combined financial information has been prepared based on the purchase method of accounting and does not include the impact of non-recurring charges directly attributable to the transaction.

      The selected unaudited pro forma condensed combined financial information is based on estimates and assumptions that are preliminary. The following information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition of the Infineon Fiber Optics Business had been consummated on the dates specified, nor is it necessarily indicative of future operating results or financial position of the combined business.

FINISAR CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the three months ended July 31, 2004
(In thousands, except per share data)

Historical

Infineon Fiber	Pro forma	Finisar
Finisar	Optics Business	Adjustments(1)	Pro forma

(In thousands, except per share amounts)
Revenues	$61,877	$25,129	$—	$87,006
Cost of revenues	45,704	37,093	—	82,747
Amortization of acquired developed technology	5,566	—	1,450	(A)	7,016

Gross profit	10,607	(11,963)	(1,450)	(2,806)

Operating expenses:
Research and development	16,075	7,263	—	23,338
Selling, general and administrative	11,833	9,296	—	21,129
Amortization of deferred stock compensation	97	—	—	97
Amortization of purchased intangibles	143	—	—	143
Restructuring costs	(268)	—	(268)

Total operating expenses	28,148	16,291	0	44,439

Loss from operations	(17,541)	(28,254)	(1,450)	(47,245)
Interest income	592	—	—	592
Interest expense	(3,363)	(150)	—	(3,513)
Other income (expense), net	(1,788)	(731)	—	(2,519)

Loss before income taxes	(22,100)	(29,135)	(1,450)	(52,685)
Provision (benefit) for income taxes	19	(319)	—	(338)

Net loss	$(22,119)	$(29,454)	$(1,450)	$(53,023)

Net loss per share basic and diluted	$(0.10)	$(0.16)
Shares used in computing net loss per share	222,929	333,929	(B)

(1)	See notes to Finisar Corporation unaudited pro forma condensed combined financial statements beginning on page F-7.

FINISAR CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of July 31, 2004
(In thousands)

	Historical

		Infineon Fiber	Pro forma		Finisar Pro
	Finisar	Optics Business	Adjustments(1)		forma

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$43,333	$5,520	$(5,520	)(C)	$43,333
Short-term investments	72,436	—	—		72,436
Restricted investments, short-term	6,358	—	—		6,358
Accounts receivable, net of allowance for doubtful accounts	34,498	12,944	—		47,442
Accounts receivable, other	10,298	—	—		10,298
Inventories	37,678	37,983	—		75,661
Prepaid expenses	4,946	7,527	—		12,473
Deferred income taxes	347	328	—		675

Total current assets	209,894	64,302	(5,520)		268,676
Property, plant and improvements, net	106,689	41,292	—		144,981
Restricted investments, long-term	8,967	—	—		8,967
Purchased intangible assets, net	42,253	403	(29,000	)(D)	71,657
Goodwill, net	60,883	—	—		89,527
Minority investments	23,866	16,288	28,644	(E)	40,154
Other assets	15,079	92	—		15,171

Total assets	$467,631	$122,377	$52,144		$642,133

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	25,252	12,437	—		37,690
Accrued compensation	5,242	5,218	—		10,460
Non-cancelable purchase obligations	7,396	—	—		7,396
Other accrued liabilities	11,847	15,857	(5,000	)(F)	32,704
Income tax payable	577	—	—		577
Short-term loan from Infineon	—	49,121	(49,121	)(C)	—
Current portion of long-term liabilities	2,000	—	—		2,000

Total current liabilities	52,314	82,633	(44,121)		90,827
Long-term liabilities:
Convertible notes	230,553	—	—		230,553
Other long-term liabilities	2,171	—	—		2,171
Pension liabilities	—	9,689	—		9,689
Deferred income taxes	347	—	—		347

Total long-term liabilities	233,071	9,689			242,760
Commitments and contingent liabilities
Stockholders’ equity:
Common stock	223	—	(110	)(G)	333
Additional paid-in capital	1,261,178	333,415	(192,725	)(H)	1,401,868
Notes receivable from stockholders	(285)	—	—		(285)
Deferred stock compensation	(65)	—	—		(65)
Accumulated other comprehensive income	517	434	(434	)(I)	517
Accumulated deficit	(1,079,322)	(303,794)	289,294	(J)	(1,093,822)

Total stockholders’ equity	182,246	30,055	96,246		308,546

Total liabilities and stockholders’ equity	$467,631	$122,377	$52,144		$642,133

(1)	See notes to Finisar Corporation unaudited pro forma condensed combined financial statements beginning on page F-7.

FINISAR CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended April 30, 2004
(In thousands, except per share data)

Historical

Infineon Fiber	Pro forma	Finisar
Finisar	Optics Business	Adjustments(1)	Pro forma

(In thousands, except per share amounts)
Revenue	$185,618	$135,776	$—	$321,394
Cost of revenue	143,585	138,091	—	281,676
Amortization of acquired developed technology	19,239	—	5,800	(A)	25,039

Gross profit	22,794	(2,315)	(5,800)	14,679

Operating expenses:
Research and development	62,193	28,378	—	90,571
Selling, general and administrative	36,801	33,468	—	70,269
Amortization of (benefit from) deferred stock compensation	(105)	—	—	(105)
Acquired in-process research and development	6,180	—	—	6,180
Impairment of goodwill and other purchased intangibles	572	—	—	572
Restructuring costs	382	506	—	888
Other acquisition costs	222	—	—	222

Total operating expenses	106,245	62,352	—	168,597

Loss from operations	(83,451)	(64,667)	(5,800)	(153,918)
Interest income	3,171	—	—	3,171
Interest expense	(28,872)	(584)	—	(29,456)
Other income (expense), net	(4,347)	542	—	(3,805)

Loss before income taxes	(113,499)	(64,709)	(5,800)	(184,080)
Provision (benefit) for income taxes	334	317	—	651

Net loss	$(113,833)	$(65,026)	$(5,800)	$(184,659)

Net loss per share basic and diluted	$(0.53)	$(0.57)
Shares used in computing net loss per share	216,117	326,117	(B)

(1)	See notes to Finisar Corporation unaudited pro forma condensed combined financial statements beginning on page F-7.

RISK FACTORS

      Following the acquisition, Finisar and the Infineon Fiber Optics Business will operate as a combined company in a rapidly changing market environment that involves significant risks, many of which will be beyond our control. In addition to the other information contained in, or incorporated by reference into, this proxy statement, you should carefully consider the risks described below in evaluating whether to vote your shares to approve the issuance of Finisar common stock to Infineon in connection with the acquisition.

Risks Related to the Acquisition

We may not realize the benefits we expect from the acquisition.

      The integration of the Infineon Fiber Optics Business with our business will be complex, time-consuming and expensive and may disrupt our ongoing business operations. We will need to overcome significant challenges in order to realize the expected benefits and synergies from the acquisition. These challenges include the timely, efficient and successful execution of a number of post-transaction activities, including:

•	integrating the operations of the Infineon Fiber Optics Business with Finisar’s operations and restructuring certain business units within the current Infineon Fiber Optics Business;

•	retaining and assimilating the key personnel of the Infineon Fiber Optics Business;

•	integrating product offerings;

•	coordinating sales and marketing efforts to effectively communicate the capabilities of the combined company;

•	demonstrating to the customers of Finisar and the Infineon Fiber Optics Business that the combination will not result in adverse changes in product quality or customer service;

•	coordinating and rationalizing research and development activities of the combined company to achieve the timely introduction of new products with reduced costs;

•	preserving important relationships of both Finisar and the Infineon Fiber Optics Business and resolving potential conflicts that may arise; and

•	creating and implementing uniform standards, controls, procedures, policies and information systems.

      The execution of these post-transaction activities will involve significant risks and may not be successful. Risks associated with these activities include:

•	the potential disruption of Finisar’s ongoing business operations and distraction of its management from the day-to-day operational matters, as well as other strategic opportunities;

•	a potential strain on Finisar’s financial and managerial controls and reporting systems and procedures;

•	unanticipated expenses and potential delays related to integration of the operations, technology and other resources of the Infineon Fiber Optics Business;

•	greater than anticipated costs and expenses related to restructuring, including employee severance or relocation costs and costs related to vacating facilities;

•	the inability of the combined company to increase product sales;

•	the failure of key markets for the combined company’s products to develop to the extent or as rapidly as currently expected;

•	the impairment of relationships with employees or the inability to retain key employees; and

•	potential unknown liabilities associated with the acquisition and the combined operations that may not be fully covered by indemnification obligations of Infineon.

      Finisar may not succeed in addressing these risks or other problems that may be encountered in connection with the acquisition. The inability to successfully integrate and restructure the operations, technology and personnel of Finisar and the Infineon Fiber Optics Business, or any significant delay in achieving integration, could have a material adverse effect on the business and results of operations of Finisar after the acquisition and, as a result, on the market price of Finisar’s common stock.

To be successful, Finisar must retain and motivate key employees, which will be more difficult in light of uncertainty related to the acquisition, and our failure to do so could seriously harm the combined company.

      To be successful, Finisar must retain and motivate executives and other key employees of both Finisar and the Infineon Fiber Optics Business, including those in managerial, technical, sales, marketing and information technology support positions. Employees of Finisar or the Infineon Fiber Optics Business may experience uncertainty about their future role with the combined company both before and after strategies with regard to the combined business are announced or executed. This potential uncertainty may adversely affect Finisar’s ability to attract and retain key personnel. After the closing of the acquisition, we must continue to motivate our employees and keep them focused on the strategies and goals of the combined company, which may be particularly difficult due to the potential distractions of the transaction or the loss of key employees due to such uncertainties.

If customers delay or defer purchasing decisions as a result of the acquisition, the operating results and prospects of the combined company could be adversely affected.

      Finisar cannot assure you that the customers of either company will continue their current buying patterns. Customers of Finisar or the Infineon Fiber Optics Business may delay or defer purchasing decisions in response to the announcement of the proposed acquisition. Any such delay or deferral in purchasing decisions by such customers could have a material adverse effect on the business or operating results of Finisar and the combined company, regardless of whether the acquisition is ultimately completed.

Finisar expects to incur significant costs associated with the acquisition which could adversely affect its future liquidity and operating results.

      Finisar estimates that it will incur transaction costs of approximately $5.0 million associated with the acquisition, which will be included as a part of the total purchase costs for accounting purposes. Finisar also estimates that it will incur restructuring expenses of approximately $13 million over the four fiscal quarters following the closing of the acquisition for severance or relocation costs related to employees, costs of vacating certain leased facilities and other costs associated with exiting activities. These amounts are estimates and could increase. The combined company may incur additional charges to reflect additional costs associated with the transaction including additional unanticipated restructuring charges. These costs associated with the acquisition could adversely affect the future liquidity and operating results of Finisar.

The acquisition may be completed even though material adverse changes may result from the announcement of the acquisition, industry-wide changes or other causes.

      In general, Finisar can refuse to complete the acquisition if there is a material adverse change affecting the Infineon Fiber Optics Business between the date of the original purchase agreement, April 29, 2004, and the closing of the transaction, and Infineon has similar rights in the event of a material adverse change affecting Finisar. However, certain types of adverse changes will not prevent the acquisition from going forward, even if they would have a material adverse effect on the Infineon Fiber Optics Business or Finisar, including:

•	adverse changes, events, developments or effects reasonably attributable to the execution or announcement of the purchase agreement;

•	changes in Finisar’s stock price or trading volume, in and of itself;

•	failure by Finisar or the Infineon Fiber Optics Business to achieve projected revenue or operating results;

•	adverse changes, events, developments or effects arising from or relating to general business or economic conditions or the general conditions of the industry in which the Infineon Fiber Optics Business operates, which are not specific to the Infineon Fiber Optics Business or changes resulting from conditions affecting the industry in which Finisar operates, which are not specific to Finisar;

•	any adverse change, result, event, development or effect arising from or relating to any change in United States generally accepted accounting principles;

•	any outbreak or escalation of hostilities involving the United States or Germany or the occurrence of any act of terrorism (except acts directed specifically at the Infineon Fiber Optics Business, in the case of Infineon, or Finisar or its subsidiaries, in the case of Finisar); and

•	adverse changes, conditions, events or developments which have lead to, or would reasonably be expected to lead to, losses which, in the aggregate, do not exceed €25 million (approximately $30.9 million).

      If material adverse changes affecting the Infineon Fiber Optics Business occur, but Finisar must still complete the acquisition, Finisar’s stock price may suffer.

The acquisition will result in substantial dilution to our current stockholders.

      The issuance of shares of Finisar common stock in connection with the acquisition will significantly dilute the voting power and ownership percentage of our existing stockholders. In connection with the transaction, we will issue to Infineon approximately 109,850,000 shares of Finisar common stock which, based on the number of shares outstanding as of September 30, 2004, would constitute approximately 33% of the outstanding shares of Finisar common stock, on a post-transaction basis. Immediately following the acquisition, our existing stockholders will hold approximately 67% of our outstanding equity.

The number of shares issuable in connection with the acquisition will not be adjusted, even if there is a change in the price of our common stock.

      The number of shares to be issued in connection with the acquisition is fixed and will not be adjusted based upon changes in the value of Finisar common stock. As a result, before the completion of the acquisition, the value of the Finisar common stock to be issued to Infineon in the transaction will vary as the market price of the Finisar common stock changes, while the value of the assets purchased from Infineon will be unaffected by these factors.

      For example, on October 11, 2004, the date of the amended purchase agreement, the value of the Finisar common stock to be issued to Infineon in connection with the acquisition, as measured by the closing sales price of Finisar common stock on such date, was approximately $142.8 million, and on                     , 2004, the value of the Finisar common stock to be issued to Infineon, as measured by the closing sales price of Finisar common stock on such date, was approximately $           million. At the time of the annual meeting of Finisar stockholders, Finisar stockholders will not know the specific dollar value of the Finisar common stock to be issued to Infineon in exchange for the acquisition of the Infineon Fiber Optics Business.

Future sales of substantial amounts of Finisar common stock by Infineon could cause the market price for Finisar common stock to significantly decline.

      Subject to certain restrictions on transfer which apply following completion of the acquisition, Infineon may sell substantial amounts of Finisar common stock in the public market or in private sales which could cause the market price of Finisar common stock to fall, and could make it more difficult for us to raise capital through public offerings or other sales of our capital stock. Additionally, Infineon will have certain registration rights with respect to the Finisar common stock issued to it in connection with the acquisition, which will increase the number of shares of Finisar common stock available for resale in the public market. See “Other Agreements Related to the Acquisition — Stockholder Agreement — Restrictions on Transfer” for a summary of the restrictions on Infineon’s ability to sell its shares of Finisar common.

Risks Related to the Combined Company Following the Acquisition

      The following risks relate specifically to the impact of the acquisition on the continuing business operations of the combined company.

The combined company will have a history of losses and may experience losses in the future.

      Finisar and the Infineon Fiber Optics Business have each experienced losses in the past and we expect that the combined company will continue to experience losses in the future due to significant costs and operating expenses. During the fiscal year ended April 30, 2004, Finisar incurred a net loss of $113.8 million. During the fiscal year ended September 30, 2003, the Infineon Fiber Optics Business incurred a net loss of €70 million, or approximately $86.4 million. In order to achieve profitability, the combined company will need to generate significant revenues and reduce operating expenses. The historical financial results of the Infineon Fiber Optics Business include corporate allocations of costs from Infineon for research and development activities, product distribution activities, sales support activities, information technology, and finance and administration support. These allocations amounted to approximately $32 million for the year ended April 30, 2004. If the actual costs of providing such services were higher than the allocations from Infineon, or if we are unable to provide such services at lower costs than the allocations, our ability to reduce operating expenses of the combined company will be impaired. We cannot be certain that the combined company will be able to achieve or sustain profitability in the future. A failure by the combined company to significantly increase revenue and substantially reduce costs would adversely affect the business and operating results of Finisar.

Following the acquisition, the rate at which Finisar utilizes its cash resources will significantly increase, which may adversely affect Finisar’s financial condition.

      Following the acquisition, the costs and operating expenses of the combined company will be significantly greater than the costs and operating expenses of Finisar before the acquisition. As a result, the combination of Finisar and the Infineon Fiber Optics Business will substantially increase the rate at which Finisar will utilize its available cash resources. Over the four quarters ended July 31, 2004, Finisar’s cash balance declined by approximately $57 million, excluding the impact of the additional cash raised through the sale of convertible notes in October 2003 and cash used to acquire the VCSEL business unit of Honeywell International Inc. in March 2004. Over this same period, Finisar’s revenues increased from $34.2 million in the quarter ended July 31, 2003 to $61.9 million in the quarter ended July 31, 2004. Although Finisar currently expects that its cash balance will decrease by approximately $20 million during the four quarters immediately following the closing of the acquisition, Finisar does not believe that its rate of cash usage will materially increase as a result of the acquisition, in part because, under the purchase agreement Infineon has agreed to bear a portion of the restructuring costs and grant extended payment terms for the purchase of components under a supply agreement. However, if we experience greater than expected integration or restructuring costs, or if the combined company is unable to generate significantly increased revenues or achieve anticipated cost savings as a result of the integration of the two businesses, we could be required to utilize additional cash resources, which would significantly harm Finisar’s financial position.

If Finisar is unable to successfully integrate and restructure the operations of the Infineon Fiber Optics Business with its existing operations, its operating results may suffer.

      In order to be successful, Finisar will be required to integrate the operations of the Infineon Fiber Optics Business with its operations and restructure the operations of the combined company to increase efficiency and reduce costs. Key elements of Finisar’s current restructuring plan include the reduction and phase-out of certain operations at the facilities of the Infineon Fiber Optics Business and the transfer of a portion of these operations to Finisar’s existing facilities. Finisar currently estimates that the restructuring costs it will be required to bear will total approximately $13 million over approximately four fiscal quarters following the closing of the acquisition. However, planning for the restructuring is a complex process that is ongoing, and Finisar may modify the restructuring plan in ways that will increase costs over those currently expected. In addition, unanticipated costs could arise during the implementation of the restructuring plan. If we are unable to successfully integrate and restructure the operations of the combined company, or if actual integration and restructuring costs are significantly greater than currently anticipated, Finisar’s cash flow and financial position would be harmed.

The acquisition of the Infineon Fiber Optics Business will delay our projected timeline for reaching EBIT and EBITDA break-even.

      We currently estimate that the closing of the acquisition of the Infineon Fiber Optics Business will delay our achievement of break-even EBITDA from the fiscal quarter ending January 31, 2005 to the fiscal quarter ending July 31, 2005. We expect costs and expenses of the combined company to increase during the first three quarters following the closing of the acquisition. We also expect to incur substantial restructuring costs during this period, although Infineon has agreed to bear a portion of such costs and grant extended payment terms for the purchase of components under a supply agreement. Beginning in the fourth quarter following the closing of the acquisition, when the restructuring activities are expected to be substantially complete, we expect to begin to realize incremental improvements in EBITDA. We expect to achieve break-even EBIT, including the effect of the amortization of acquired developed technology and other acquisition-related charges, in the fiscal quarter ending April 30, 2006. Our achievement of break-even EBIT is expected to be delayed by one quarter as a result of the acquisition, since restructuring activities are expected to be substantially complete in the fourth quarter following the closing of the acquisition. If we experience greater than expected integration or restructuring costs or are unable to generate significantly increased revenues or achieve anticipated cost savings, we may be unable to reach EBIT or EBITDA breakeven within these time frames, or at all.

The acquisition will increase the concentration of revenues derived from optical subsystems.

      As a result of the acquisition, revenues derived from optical subsystems will increase and the percentage of revenues of the combined company derived from network test and monitoring systems will decrease. Accordingly, the increased concentration of revenues derived from optical subsystems will dilute the effect of higher gross margins we derive from sales of network test and monitoring systems. A failure by the combined company to substantially reduce operating costs would adversely affect our business and operating results.

As a result of the acquisition, Finisar will be a substantially larger and geographically dispersed organization, and if Finisar’s management is unable to effectively manage the combined company after the acquisition, its operating results will suffer.

      As a result of the acquisition, Finisar will acquire a significant number of new employees, most of whom are located in Germany and the Czech Republic. Currently, most of Finisar’s employees are based at or near Finisar’s headquarters in Sunnyvale, California and at its manufacturing facility in Malaysia. As a result, the combined company will face challenges inherent in efficiently managing an increased number of employees over large geographic distances, including the need to implement appropriate systems, policies, benefits and compliance programs. The inability to successfully manage the substantially larger and geographically dispersed organization, or any significant delay in achieving successful management, could have a material adverse effect on the combined company and, as a result, on the market price of Finisar’s common stock.

      In addition, the expansion of our international operations which will result from the acquisition will increase our exposure to a number of other risks, including following:

•	import or export licensing and product certification requirements;

•	tariffs, duties, price controls and other restrictions on foreign currencies or trade barriers imposed by foreign countries;

•	potential adverse tax consequences;

•	greater difficulty in accounts receivable collection and longer collection periods;

•	seasonal reductions in business activity in some parts of the world;

•	burdens of complying with a wide variety of foreign laws, particularly with respect to intellectual property, license requirements and environmental requirements;

•	the impact of recessions in economies outside of the United States;

•	unexpected changes in regulatory or certification requirements for optical systems or networks; and

•	political and economic instability, terrorism and war.

      While we expect our international revenues and expenses to be denominated predominantly in U.S. dollars, a portion of our international revenues and expenses may be denominated in foreign currencies in the future. Therefore, fluctuations in the value of foreign currencies could have a negative impact on the profitability of our global operations, which would seriously harm our business, financial condition and results of operations.

Finisar will be dependent on Infineon for services, facilities and the supply of components following the acquisition.

      Infineon currently provides services and facilities and supplies components to its subsidiary, IF FO, under a number of agreements. Following the acquisition, certain of these agreements will remain in effect as between Infineon and IF FO (as a subsidiary of Finisar), including agreements pursuant to which:

•	Infineon will continue to provide accounting, human resources, failure analysis and information services to IF FO during a transition period following the closing of the acquisition;

•	Infineon will continue to supply integrated circuits to IF FO following the closing;

•	Infineon will continue to supply plastic optical fiber, or POF, components to IF FO following the closing; and

•	IF FO will continue to occupy certain facilities owned by Infineon following the closing.

Finisar will be dependent on support from Infineon under these agreements for varying transition periods following the closing of the acquisition. Should Infineon fail, for any reason, to provide such support, the business and operating results of the combined company would likely be harmed.

The combined company may not be able to obtain certain patent licenses from third parties with whom Infineon currently has patent cross licenses.

      Infineon currently holds patent cross licenses with various third parties that may be applicable to the Infineon Fiber Optics Business. We cannot guarantee that the combined company will be able to obtain these patent licenses from these third parties, or that the combined company will be able to obtain these licenses on favorable terms. If the combined company is not able to obtain licenses from these third parties, we may be subject to litigation to defend against infringement claims from these third parties.

The Infineon Fiber Optics Business may lose sales if its suppliers fail to meet its needs.

      The Infineon Fiber Optics Business currently purchases several key components used in the manufacture of its products from single or limited sources and depends on these sources to meet its needs. If the combined company cannot supply products due to a lack of components, or is unable to redesign products with other components in a timely manner, its business will be significantly harmed. If a supplier discontinued supplying a component to the combined company, the combined company’s business may be harmed by the resulting product manufacturing and delivery delays.

If Finisar is unable to successfully integrate Infineon employees into the Finisar corporate and employee culture after the acquisition, potential synergies could be lost or diminished.

      The combined company will face challenges inherent in merging distinct employee and corporate cultures into an integrated whole. The inability to successfully integrate employee and corporate cultures, or any significant delay in achieving a successful integration, could adversely affect the combined company’s ability to retain and attract personnel, could result in the loss or decrease of efficiency and/or the synergies expected to be achieved as a result of the acquisition, and could have a material adverse effect on the combined company and the market price of Finisar’s common stock after the completion of the transactions.

Finisar’s inability to reach agreement with various employee unions and works councils could materially affect the ability of the combined company to function effectively.

      Our ability to rationalize the work force of the combined company as we integrate the operations of the two companies will require us to work with various works councils in Germany and the Czech Republic. It is possible that various issues regarding terms of employment pursuant to collective bargaining agreements and/or agreements with works councils will not be successfully resolved, or that such resolutions will be delayed. As a result, employee relations could suffer after the acquisition, which could have a material adverse effect on the combined company.

The combined company may incur costs and experience disruptions complying with environmental laws and regulations.

      The manufacturing operations to be acquired by Finisar in the acquisition involve the use of various hazardous materials and will be subject to a variety of governmental laws and regulations related to the use, storage, recycling, labeling, reporting, treatment, transportation, handling, discharge and disposal of such hazardous materials. Although we believe that the operations of the Infineon Fiber Optics Business conform to presently applicable environmental laws and regulations, we may incur costs in order to comply with current or future environmental laws and regulations, including costs associated with permitting, investigation and remediation of hazardous materials and installation of capital equipment relating to pollution abatement, production modification and/or hazardous materials management. Although Infineon has agreed to indemnify us against losses arising from pre-existing conditions, such indemnification is subject to various conditions and limitations, and any failure of the former Infineon Fiber Optics Business to comply with environmental laws and regulations could have a material adverse effect on our operations.

The acquisition may result in a substantial annual limitation on our net operating loss carry forwards and tax credits.

      As of April 30, 2004, we had federal net operating loss carryforwards of approximately $320.1 million and state net operating loss carryforwards of approximately $149.0 million. The issuance of our common stock in connection with the acquisition of the Infineon Fiber Optics Business may result in a “change of ownership” of Finisar for purposes of Section 382 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). If a “change of ownership” occurs, our ability to utilize our net operating loss carryforwards and tax credits in the future could be subject to a substantial annual limitation if we become profitable in the future. In this event, we could experience increased liability for income taxes, which would reduce our net profit, and some of our net operating losses and tax credits could expire unutilized.

The concentration of ownership of shares of Finisar common stock and certain provisions of the stockholder agreement entered into by Finisar and Infineon could delay or prevent a change of control of Finisar.

      Upon completion of the acquisition of the Infineon Fiber Optics Business, Infineon will own shares of Finisar common stock which, based on the number of shares outstanding as of September 30, 2004, would constitute approximately 33% of the outstanding shares of Finisar common stock on a post-transaction basis. As a result of its ownership position, Infineon will be able to substantially influence the outcome of matters requiring stockholder approval. Pursuant to the stockholder agreement entered into by Finisar and Infineon, Finisar will cause Infineon’s designated representative to be elected to serve as a member of the Finisar board of directors, effective immediately after the closing of the acquisition. Thereafter, Finisar will be obligated to cause Infineon’s designated representative to be nominated for election to the board at subsequent annual meetings and Infineon will be obligated to vote its shares in favor of the election of the nominees for director designated by the Finisar board of directors. The stockholder agreement also provides that, in the event of any proposed transaction between Finisar and Infineon that is submitted to Finisar’s stockholders for approval, Infineon will vote its shares of Finisar common stock in the same proportion as all shares that are not owned by Infineon are voted with regard to such proposed transaction. The concentration of ownership of our shares of common stock, combined with the voting requirements for the election of directors contained in the stockholder agreement, could have the effect of delaying or preventing a change of control or otherwise discourage a potential acquirer from attempting to obtain control of us, unless the transaction is approved by the board of directors.

Risks Related to Finisar

      The following risks related to Finisar’s current business will also apply to the business operations of the combined company following the acquisition of the Infineon Fiber Optics Business and, in some cases, may be exacerbated as a result of the acquisition.

We have incurred significant net losses, our future revenues are inherently unpredictable, our operating results are likely to fluctuate from period to period, and if we fail to meet the expectations of securities analysts or investors, our stock price could decline significantly.

      We incurred net losses of $113.8 million, $619.8 million and $218.7 million in our fiscal years ended April 30, 2004, 2003 and 2002, respectively, and $22.1 million in the three months ended July 31, 2004. Our operating results for future periods are subject to numerous uncertainties, and we cannot assure you that we will be able to achieve or sustain profitability.

      Our quarterly and annual operating results have fluctuated substantially in the past and are likely to fluctuate significantly in the future due to a variety of factors, some of which are outside of our control. Accordingly, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indications of future performance. Some of the factors that could cause our quarterly or annual operating results to fluctuate include market acceptance of our products, market demand for the products manufactured by our customers, the introduction of new products and manufacturing processes, manufacturing yields, competitive pressures and customer retention.

      We may experience a delay in generating or recognizing revenues for a number of reasons. Orders at the beginning of each quarter typically represent a small percentage of expected revenues for that quarter and are generally cancelable at any time. Accordingly, we depend on obtaining orders during each quarter for shipment in that quarter to achieve our revenue objectives. Failure to ship these products by the end of a quarter may adversely affect our operating results. Furthermore, our customer agreements typically provide that the customer may delay scheduled delivery dates and cancel orders within specified timeframes without significant penalty. Because we base our operating expenses on anticipated revenue trends and a high percentage of our expenses are fixed in the short term, any delay in generating or recognizing forecasted revenues could significantly harm our business. It is likely that in some future quarters our operating results will again decrease from the previous quarter or fall below the expectations of securities analysts and investors. In this event, it is likely that the trading price of our common stock would significantly decline.

We may have insufficient cash flow to meet our debt service obligations, including payments due on our subordinated convertible notes.

      We will be required to generate cash sufficient to pay our indebtedness and other liabilities, including all amounts due on our outstanding 2 1/2% and 5 1/4% convertible subordinated notes due 2010 and 2008, respectively, and to conduct our business operations. We may not be able to cover our anticipated debt service obligations from our cash flow. This may materially hinder our ability to make payments on the notes. Our ability to meet our future debt service obligations will depend upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control. Accordingly, we cannot assure you that we will be able to make required principal and interest payments on the notes when due.

We may not be able to obtain additional capital in the future, and failure to do so may harm our business.

      We believe that our existing balances of cash, cash equivalents and short-term investments will be sufficient to meet our cash needs for working capital and capital expenditures for at least the next 12 months.

We may, however, require additional financing to fund our operations in the future or to repay the principal of our outstanding 2 1/2% and 5 1/4% convertible subordinated notes due 2010 and 2008, respectively. The significant contraction in the capital markets, particularly in the technology sector, may make it difficult for us to raise additional capital if and when it is required, especially if we continue to experience disappointing operating results. If adequate capital is not available to us as required, or is not available on favorable terms, we could be required to significantly reduce or restructure our business operations.

Failure to accurately forecast our revenues could result in additional charges for obsolete or excess inventories or non-cancelable purchase commitments.

      We base many of our operating decisions, and enter into purchase commitments, on the basis of anticipated revenue trends which are highly unpredictable. Some of our purchase commitments are not cancelable, and in some cases we are required to recognize a charge representing the amount of material or capital equipment purchased or ordered which exceeds our actual requirements. In the past, we have sometimes experienced significant growth followed by a significant decrease in customer demand such as occurred in fiscal 2001, when revenues increased by 181% followed by a decrease of 22% in fiscal 2002. Based on projected revenue trends during these periods, we acquired inventories and entered into purchase commitments in order to meet anticipated increases in demand for our products which did not materialize. As a result, we recorded significant charges for obsolete and excess inventories and non-cancelable purchase commitments which contributed to substantial operating losses in fiscal 2002. Should revenue in future periods again fall substantially below our expectations, or should we fail again to accurately forecast changes in demand mix, we could be required to record additional charges for obsolete or excess inventories or non-cancelable purchase commitments.

Our operating expenses may need to be further reduced which could impact our future growth.

      We experienced a significant decline in revenues and operating results during fiscal 2002. While revenues recovered to some extent in fiscal 2003 and fiscal 2004, they have not yet reached levels required to operate on a profitable basis due primarily to higher fixed expenses related to a number of acquisitions, low gross margins and continued high levels of spending for research and development in anticipation of future revenue growth. While we continue to expect future revenue growth, we have taken steps to reduce our operating expenses in order to conserve our cash, and we may be required to take further action to reduce expenses. These expense reduction measures may adversely affect our ability to market our products, introduce new and improved products and increase our revenues, which could adversely affect our business and cause the price of our stock to decline. In order to be successful in the future, we must reduce our operating and product expenses, while at the same time completing our key product development programs and penetrating new customers.

We are dependent on widespread market acceptance of two product families, and our revenues will decline if the market does not continue to accept either of these product families.

      We currently derive substantially all of our revenue from sales of our optical subsystems and components and network test and monitoring systems. We expect that revenue from these products will continue to account for substantially all of our revenue for the foreseeable future. Accordingly, widespread acceptance of these products is critical to our future success. If the market does not continue to accept either our optical subsystems and components or our network test and monitoring systems, our revenues will decline significantly. Factors that may affect the market acceptance of our products include the continued growth of the markets for LANs, SANs, and MANs and, in particular, Gigabit Ethernet and Fibre Channel-based technologies, as well as the performance, price and total cost of ownership of our products and the availability, functionality and price of competing products and technologies.

      Many of these factors are beyond our control. In addition, in order to achieve widespread market acceptance, we must differentiate ourselves from our competition through product offerings and brand name recognition. We cannot assure you that we will be successful in making this differentiation or achieving widespread acceptance of our products. Failure of our existing or future products to maintain and achieve widespread levels of market acceptance will significantly impair our revenue growth.

We depend on large purchases from a few significant customers, and any loss, cancellation, reduction or delay in purchases by these customers could harm our business.

      A small number of customers have accounted for a significant portion of our revenues. For example, sales to our top three customers represented 39% of our revenues in fiscal 2004, and sales to Cisco Systems represented 22%. The Infinion Fiber Optics Business also has depended upon a small number of customers for a significant portion of its revenues. Our success will depend on our continued ability to develop and manage relationships with significant customers. Although we are attempting to expand our customer base, we expect that significant customer concentration will continue for the foreseeable future.

      The markets in which we sell our products are dominated by a relatively small number of systems manufacturers, thereby limiting the number of our potential customers. Our dependence on large orders from a relatively small number of customers makes our relationship with each customer critically important to our business. We cannot assure you that we will be able to retain our largest customers, that we will be able to attract additional customers or that our customers will be successful in selling their products that incorporate our products. We have in the past experienced delays and reductions in orders from some of our major customers. In addition, our customers have in the past sought price concessions from us, and we expect that they will continue to do so in the future. Cost reduction measures that we have implemented during the past several quarters, and additional action we may take to reduce costs, may adversely affect our ability to introduce new and improved products which may, in turn, adversely affect our relationships with some of our key customers. Further, some of our customers may in the future shift their purchases of products from us to our competitors or to joint ventures between these customers and our competitors. The loss of one or more of our largest customers, any reduction or delay in sales to these customers, our inability to successfully develop relationships with additional customers or future price concessions that we may make could significantly harm our business.

Because we do not have long-term contracts with our customers, our customers may cease purchasing our products at any time if we fail to meet our customers’ needs.

      Typically, we do not have long-term contracts with our customers. As a result, our agreements with our customers do not provide any assurance of future sales. Accordingly:

•	our customers can stop purchasing our products at any time without penalty;

•	our customers are free to purchase products from our competitors; and

•	our customers are not required to make minimum purchases.

      Sales are typically made pursuant to individual purchase orders, often with extremely short lead times. If we are unable to fulfill these orders in a timely manner, it is likely that we will lose sales and customers.

Our market is subject to rapid technological change, and to compete effectively we must continually introduce new products that achieve market acceptance.

      The markets for our products are characterized by rapid technological change, frequent new product introductions, changes in customer requirements and evolving industry standards with respect to the protocols used in data communications networks. We expect that new technologies will emerge as competition and the need for higher and more cost-effective bandwidth increases. Our future performance will depend on the successful development, introduction and market acceptance of new and enhanced products that address these changes as well as current and potential customer requirements. The introduction of new and enhanced products may cause our customers to defer or cancel orders for existing products. In addition, a slowdown in demand for existing products ahead of a new product introduction could result in a writedown in the value of inventory on hand related to existing products. We have in the past experienced a slowdown in demand for existing products and delays in new product development and such delays may occur in the future. To the extent customers defer or cancel orders for existing products due to a slowdown in demand or in the expectation of a new product release or if there is any delay in development or introduction of our new products or enhancements of our products, our operating results would suffer. We also may not be able to develop the underlying core technologies necessary to create new products and enhancements, or to license these technologies from third parties. Product development delays may result from numerous factors, including:

•	changing product specifications and customer requirements;

•	unanticipated engineering complexities.

•	expense reduction measures we have implemented, and others we may implement, to conserve our cash and attempt to accelerate our return to profitability;

•	difficulties in hiring and retaining necessary technical personnel;

•	difficulties in reallocating engineering resources and overcoming resource limitations; and

•	changing market or competitive product requirements.

      The development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation and highly skilled engineering and development personnel, as well as the accurate anticipation of technological and market trends. We cannot assure you that we will be able to identify, develop, manufacture, market or support new or enhanced products successfully, if at all, or on a timely basis. Further, we cannot assure you that our new products will gain market acceptance or that we will be able to respond effectively to product announcements by competitors, technological changes or emerging industry standards. Any failure to respond to technological change would significantly harm our business.

Continued competition in our markets may lead to a reduction in our prices, revenues and market share.

      The markets for optical components and subsystems and network test and monitoring systems for use in LANs, SANs and MANs are highly competitive. Our current competitors include a number of domestic and international companies, many of which have substantially greater financial, technical, marketing and distribution resources and brand name recognition than we have. Other companies, including some of our customers, may enter the market for optical subsystems and network test and monitoring systems. We may not be able to compete successfully against either current or future competitors. Increased competition could result in significant price erosion, reduced revenue, lower margins or loss of market share, any of which would significantly harm our business. For optical subsystems, we compete primarily with Agilent Technologies, Inc., Infineon, JDS Uniphase Corporation, Luminent, Inc., Molex, Optical Communications Products, Inc., Picolight, Inc., Premise Networks and Stratos International Inc. For network test and monitoring systems, we compete primarily with Ancot Corporation, I-Tech Corporation, Network Associates, Inc. and Xyratex International. Our competitors continue to introduce improved products with lower prices, and we will have to do the same to remain competitive. In addition, some of our current and potential customers may attempt to integrate their operations by producing their own optical components and subsystems and network test and monitoring systems or acquiring one of our competitors, thereby eliminating the need to purchase our products. Furthermore, larger companies in other related industries, such as the telecommunications industry, may develop or acquire technologies and apply their significant resources, including their distribution channels and brand name recognition, to capture significant market share.

Decreases in average selling prices of our products may reduce gross margins.

      The market for optical subsystems is characterized by declining average selling prices resulting from factors such as increased competition, overcapacity, the introduction of new products and increased unit volumes as manufacturers continue to deploy network and storage systems. We have in the past experienced, and in the future may experience, substantial period-to-period fluctuations in operating results due to declining average selling prices. We anticipate that average selling prices will decrease in the future in response to product introductions by competitors or us, or by other factors, including price pressures from significant customers. Therefore, in order to achieve and sustain profitable operations, we must continue to develop and introduce on a timely basis new products that incorporate features that can be sold at higher average selling prices. Failure to do so could cause our revenues and gross margins to decline, which would result in additional operating losses and significantly harm our business.

      We may be unable to reduce the cost of our products sufficiently to enable us to compete with others. Our cost reduction efforts may not allow us to keep pace with competitive pricing pressures and could adversely affect our margins. In order to remain competitive, we must continually reduce the cost of manufacturing our products through design and engineering changes. We may not be successful in redesigning our products or delivering our products to market in a timely manner. We cannot assure you that any redesign will result in sufficient cost reductions to allow us to reduce the price of our products to remain competitive or improve our gross margin.

Shifts in our product mix may result in declines in gross margins.

      Our gross profit margins vary among our product families, and are generally higher on our network test and monitoring systems than on our optical subsystems. Our gross margins are generally lower for newly introduced products and improve as unit volumes increase. Our overall gross margins have fluctuated from period to period as a result of shifts in product mix, the introduction of new products, decreases in average selling prices for older products and our ability to reduce product costs, and these fluctuations are expected to continue in the future.

Past and future acquisitions could be difficult to integrate, disrupt our business, dilute stockholder value and harm our operating results.

      Since October 2000, we have completed the acquisition of six privately-held companies and certain businesses and assets from four other companies, including the recently completed acquisitions of the VCSEL Optical Products business unit from Honeywell International Inc. and certain assets of the test and monitoring business of Data Transit Corp. We continue to review opportunities to acquire other businesses, products or technologies that would complement our current products, expand the breadth of our markets or enhance our technical capabilities, or that may otherwise offer growth opportunities, and we from time to time make proposals and offers, and take other steps, to acquire businesses, products and technologies. Several of our past acquisitions, as well as our pending acquisition of the Infineon Fiber Optics Business, have been material, and acquisitions that we may complete in the future may be material. In seven of our ten acquisitions, we issued stock as all or a portion of the consideration. We are obligated to release additional shares from escrow and to issue additional shares in connection with one of the acquisitions upon the occurrence of certain contingencies and the achievement of certain milestones, and we have agreed to issue shares in connection with the pending acquisition of the Infineon Fiber Optics Business. The issuance of stock in these and any future transactions has or would dilute stockholders’ percentage ownership.

      Other risks associated with acquiring the operations of other companies include:

•	problems assimilating the purchased operations, technologies or products;

•	unanticipated costs associated with the acquisition;

•	diversion of management’s attention from our core business;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering markets in which we have no or limited prior experience; and

•	potential loss of key employees of purchased organizations.

      Several of our past acquisitions have not been successful. During fiscal 2003, we sold some of the assets acquired in two prior acquisitions, discontinued a product line and closed one of our acquired facilities. As a result of these activities, we incurred significant restructuring charges and charges for the write-down of assets associated with those acquisitions. We cannot assure you that we will be successful in overcoming future problems encountered in connection with our past or future acquisitions, and our inability to do so could significantly harm our business. In addition, to the extent that the economic benefits associated with any of our acquisitions diminish in the future, we may be required to record additional write downs of goodwill, intangible assets or other assets associated with such acquisitions, which would adversely affect our operating results.

Our customers often evaluate our products for long and variable periods, which causes the timing of our revenues and results of operations to be unpredictable.

      The period of time between our initial contact with a customer and the receipt of an actual purchase order may span a year or more. During this time, customers may perform, or require us to perform, extensive and lengthy evaluation and testing of our products before purchasing and using them in their equipment. Our customers do not typically share information on the duration or magnitude of these qualification procedures. The length of these qualification processes also may vary substantially by product and customer, and, thus, cause our results of operations to be unpredictable. While our potential customers are qualifying our products and before they place an order with us, we may incur substantial research and development and sales and marketing expenses and expend significant management effort. Even after incurring such costs we ultimately may not sell any products to such potential customers. In addition, these qualification processes often make it difficult to obtain new customers, as customers are reluctant to expend the resources necessary to qualify a new supplier if they have one or more existing qualified sources. Once our products have been qualified, the agreements that we enter into with our customers typically contain no minimum purchase commitments. Failure of our customers to incorporate our products into their systems would significantly harm our business.

Our business and future operating results are subject to a wide range of uncertainties arising out of the continuing threat of terrorist attacks and ongoing military action in the Middle East.

      Like other U.S. companies, our business and operating results are subject to uncertainties arising out of the continuing threat of terrorist attacks on the United States and ongoing military action in the Middle East, including the potential worsening or extension of the current global economic slowdown, the economic consequences of the war in Iraq or additional terrorist activities and associated political instability, and the impact of heightened security concerns on domestic and international travel and commerce. In particular, due to these uncertainties we are subject to:

•	increased risks related to the operations of our manufacturing facilities in Malaysia and China;

•	greater risks of disruption in the operations of our Asian contract manufacturers and more frequent instances of shipping delays; and

•	the risk that future tightening of immigration controls may adversely affect the residence status of non-U.S. engineers and other key technical employees in our U.S. facilities or our ability to hire new non-U.S. employees in such facilities.

We may lose sales if our suppliers fail to meet our needs.

      We currently purchase several key components used in the manufacture of our products from single or limited sources. We depend on these sources to meet our needs. Moreover, we depend on the quality of the products supplied to us over which we have limited control. We have encountered shortages and delays in obtaining components in the past and expect to encounter shortages and delays in the future. If we cannot supply products due to a lack of components, or are unable to redesign products with other components in a timely manner, our business will be significantly harmed. We generally have no long-term contracts for any of our components. As a result, a supplier can discontinue supplying components to us without penalty. If a supplier discontinued supplying a component, our business may be harmed by the resulting product manufacturing and delivery delays. We are also subject to potential delays in the development by our suppliers of key components which may affect our ability to introduce new products.

      We use rolling forecasts based on anticipated product orders to determine our component requirements. Lead times for materials and components that we order vary significantly and depend on factors such as specific supplier requirements, contract terms and current market demand for particular components. If we overestimate our component requirements, we may have excess inventory, which would increase our costs. If we underestimate our component requirements, we may have inadequate inventory, which could interrupt our manufacturing and delay delivery of our products to our customers. Any of these occurrences would significantly harm our business.

We have made and may continue to make strategic investments which may not be successful and may result in the loss of all or part of our invested capital.

      Through fiscal 2004, we recorded minority equity investments in early-stage technology companies, totaling $43.5 million. We intend to review additional opportunities to make strategic equity investments in pre-public companies where we believe such investments will provide us with opportunities to gain access to important technologies or otherwise enhance important commercial relationships. We have little or no influence over the early-stage companies in which we have made or may make these strategic, minority equity investments. Each of these investments in pre-public companies involves a high degree of risk. We may not be successful in achieving the financial, technological or commercial advantage upon which any given investment is premised, and failure by the early-stage company to achieve its own business objectives or to raise capital needed on acceptable economic terms could result in a loss of all or part of our invested capital. In fiscal 2003, we wrote off $12.0 million in two investments which became impaired. In fiscal 2004, we wrote off $1.6 million in two additional investments, and we may be required to write off all or a portion of the $24.6 million in such investments remaining on our balance sheet as of April 30, 2004 in future periods.

We are subject to pending legal proceedings.

      A securities class action lawsuit was filed on November 30, 2001 in the United States District Court for the Southern District of New York, purportedly on behalf of all persons who purchased our common stock from November 17, 1999 through December 6, 2000. The complaint named as defendants Finisar, Jerry S. Rawls, our President and Chief Executive Officer, Frank H. Levinson, our Chairman of the Board and Chief Technical Officer, Stephen K. Workman, our Senior Vice President and Chief Financial Officer, and an investment banking firm that served as an underwriter for our initial public offering in November 1999 and a secondary offering in April 2000. The complaint, as amended, alleges violations of Sections 11 and 15 of the Securities Act of 1933, as amended (the “Securities Act”), and Sections 10(b) and 20(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No specific damages are claimed. Similar allegations have been made in lawsuits relating to more than 300 other initial public offerings conducted in 1999 and 2000, which were consolidated for pretrial purposes. In October 2002, all claims against the individual defendants were dismissed without prejudice. On February 19, 2003, our motion to dismiss the complaint was denied. We, together with most of the other issuer defendants in the consolidated cases, have agreed to settle. Under the terms of the settlement, the plaintiffs will dismiss and release all claims against participating defendants in exchange for a contingent payment guaranty by the insurance companies collectively responsible for insuring the issuers, and the assignment or surrender to the plaintiffs of certain claims the issuer defendants may have against the underwriters. Under the guaranty, the insurers will be required to pay the amount, if any, by which $1 billion exceeds the aggregate amount ultimately collected by the plaintiffs from the underwriter defendants in all the cases. If the plaintiffs fail to recover $1 billion and payment is required under the guaranty, we would be responsible to pay our pro rata portion of the shortfall, up to the amount of the self-insured retention under our insurance policy, which may be up to $2 million. The timing and amount of payments that we could be required to make under the proposed settlement will depend on several factors, principally the timing and amount of any payment by the insurers pursuant to the $1 billion guaranty. The settlement is subject to approval of the Court, which cannot be assured. If the settlement is not approved by the Court, we intend to defend the lawsuit vigorously. However, the litigation is in the preliminary stage, and we cannot predict its outcome. The litigation process is inherently uncertain. If the litigation proceeds and its outcome is adverse to us and if we are required to pay significant monetary damages, our business would be significantly harmed.

The new requirements of Section 404 of the Sarbanes-Oxley Act will increase our operating expenses, and our pending acquisition of the Infineon Fiber Optics Business will increase the cost of compliance and increase the risks of achieving timely compliance.

      Rules adopted by the Securities and Exchange Commission pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual review and evaluation of our internal control systems, and attestation of these systems by our independent auditors. We are currently undergoing a review of our internal control systems and procedures and considering improvements that will be necessary in order for us to comply with the requirements of Section 404 by the end of our fiscal year ending April 30, 2005. This evaluation process will require us to hire additional personnel and outside advisory services and will result in additional accounting and legal expenses, all of which will cause our operating expenses to increase. In addition, the evaluation and attestation processes required by Section 404 are new and untested, and we may encounter problems or delays in completing the implementation of improvements and receiving a favorable review and attestation by our independent auditors. Our pending acquisition of the Infineon Fiber Optics Business will increase the cost and complexity of our compliance under Section 404 and may increase the risks of achieving timely compliance.

Because of competition for technical personnel, we may not be able to recruit or retain necessary personnel.

      We believe our future success will depend in large part upon our ability to attract and retain highly skilled managerial, technical, sales and marketing, finance and manufacturing personnel. In particular, we may need to increase the number of technical staff members with experience in high-speed networking applications as we further develop our product lines. Competition for these highly skilled employees in our industry is intense. Our failure to attract and retain these qualified employees could significantly harm our business. The loss of the services of any of our qualified employees, the inability to attract or retain qualified personnel in the future or delays in hiring required personnel could hinder the development and introduction of and negatively impact our ability to sell our products. In addition, employees may leave our company and subsequently compete against us. Moreover, companies in our industry whose employees accept positions with competitors frequently claim that their competitors have engaged in unfair hiring practices. We have been subject to claims of this type and may be subject to such claims in the future as we seek to hire qualified personnel. Some of these claims may result in material litigation. We could incur substantial costs in defending ourselves against these claims, regardless of their merits.

Our products may contain defects that may cause us to incur significant costs, divert our attention from product development efforts and result in a loss of customers.

      Networking products frequently contain undetected software or hardware defects when first introduced or as new versions are released. Our products are complex and defects may be found from time to time. In addition, our products are often embedded in or deployed in conjunction with our customers’ products which incorporate a variety of components produced by third parties. As a result, when problems occur, it may be difficult to identify the source of the problem. These problems may cause us to incur significant damages or warranty and repair costs, divert the attention of our engineering personnel from our product development efforts and cause significant customer relation problems or loss of customers, all of which would harm our business.

Our failure to protect our intellectual property may significantly harm our business.

      Our success and ability to compete is dependent in part on our proprietary technology. We rely on a combination of patent, copyright, trademark and trade secret laws, as well as confidentiality agreements to establish and protect our proprietary rights. We license certain of our proprietary technology, including our digital diagnostics technology, to customers who include current and potential competitors, and we rely largely on provisions of our licensing agreements to protect our intellectual property rights in this technology. Although a number of patents have been issued to us, we have obtained a number of other patents as a result of our acquisitions, and we have filed applications for additional patents, we cannot assure you that any patents will issue as a result of pending patent applications or that our issued patents will be upheld. Any infringement of our proprietary rights could result in significant litigation costs, and any failure to adequately protect our proprietary rights could result in our competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenues. Despite our efforts to protect our proprietary rights, existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States. Attempts may be made to copy or reverse engineer aspects of our products or to obtain and use information that we regard as proprietary. Accordingly, we may not be able to prevent misappropriation of our technology or deter others from developing similar technology. Furthermore, policing the unauthorized use of our products is difficult. Litigation may be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could significantly harm our business.

Claims that we infringe third-party intellectual property rights could result in significant expenses or restrictions on our ability to sell our products.

      The networking industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement. We have been involved in the past in patent infringement lawsuits. From time to time, other parties may assert patent, copyright, trademark and other intellectual property rights to technologies and in various jurisdictions that are important to our business. Any claims asserting that our products infringe or may infringe proprietary rights of third parties, if determined adversely to us, could significantly harm our business. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert the efforts of our technical and management personnel, cause product shipment delays or require us to enter into royalty or licensing agreements, any of which could significantly harm our business. Royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. In addition, our agreements with our customers typically require us to indemnify our customers from any expense or liability resulting from claimed infringement of third party intellectual property rights. In the event a claim against us was successful and we could not obtain a license to the relevant technology on acceptable terms or license a substitute technology or redesign our products to avoid infringement, our business would be significantly harmed.

Our executive officers and directors and entities affiliated with them own a large percentage of our voting stock and Infineon will acquire a large block of our common stock upon consummation of the pending acquisition, which will result in a substantial concentration of control and could have the effect of delaying or preventing a change in our control.

      As of September 30, 2004, our executive officers, directors and entities affiliated with them beneficially owned approximately 36.4 million shares of our common stock, or approximately 16.2% of the outstanding shares. These stockholders, acting together, may be able to substantially influence the outcome of matters requiring approval by stockholders, including the election or removal of directors and the approval of mergers or other business combination transactions. In addition, upon the completion of the pending acquisition of the Infineon Fiber Optics Business, Infineon will hold approximately 33% of our outstanding stock. Accordingly, following the acquisition, Infineon will be able to substantially influence the outcome of matters requiring stockholder approval, and Infineon, our executive officers, directors and entities affiliated with them, voting together, would be able to control the outcome of such matters. This concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could have an adverse effect on the market price of our common stock or prevent our stockholders from realizing a premium over the market price for their shares of common stock.

The conversion of our outstanding convertible subordinated notes would result in substantial dilution to our current stockholders.

      We currently have outstanding 5 1/4 convertible subordinated notes due 2008 in the principal amount of $100,250,000 and 2 1/2 convertible subordinated notes due 2010 in the principal amount of $150,000,000. The 5 1/4 notes are convertible, at the option of the holder, at any time on or prior to maturity into shares of our common stock at a conversion price of $5.52 per share. The 2 1/2 notes are convertible, at the option of the holder, at any time on or prior to maturity into shares of our common stock at a conversion price of $3.705 per share. An aggregate of 58,647,060 shares of common stock would be issued upon the conversion of all outstanding convertible subordinated notes at these conversion rates, which would significantly dilute the voting power and ownership percentage of our existing stockholders. We have previously entered into privately negotiated transactions with certain holders of our convertible subordinated notes for the repurchase of notes in exchange for shares of our common stock at conversion rates that were greater than those specified in the notes. Although we do not currently have any plans to enter into similar transactions in the future, if we were to do so there would be additional dilution to the voting power and percentage ownership of our existing stockholders.

Delaware law, our charter documents and our stockholder rights plan contain provisions that could discourage or prevent a potential takeover, even if such a transaction would be beneficial to our stockholders.

      Some provisions of our Certificate of Incorporation and bylaws, as well as provisions of Delaware law, may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable. These include provisions:

•	authorizing the board of directors to issue additional preferred stock;

•	prohibiting cumulative voting in the election of directors;

•	limiting the persons who may call special meetings of stockholders;

•	prohibiting stockholder actions by written consent;

•	creating a classified board of directors pursuant to which our directors are elected for staggered three-year terms;

•	permitting the board of directors to increase the size of the board and to fill vacancies;

•	requiring a super-majority vote of our stockholders to amend our bylaws and certain provisions of our certificate of incorporation; and

•	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

      We are subject to the provisions of Section 203 of the Delaware General Corporation Law which limit the right of a corporation to engage in a business combination with a holder of 15% or more of the corporation’s outstanding voting securities, or certain affiliated persons.

      In addition, in September 2002, our board of directors adopted a stockholder rights plan under which our stockholders received one share purchase right for each share of our common stock held by them. Subject to certain exceptions, the rights become exercisable when a person or group (other than certain exempt persons) acquires, or announces its intention to commence a tender or exchange offer upon completion of which such person or group would acquire, 20% or more of our common stock without prior board approval. Should such an event occur, then, unless the rights are redeemed or have expired, our stockholders, other than the acquiror, will be entitled to purchase shares of our common stock at a 50% discount from its then-Current Market Price (as defined) or, in the case of certain business combinations, purchase the common stock of the acquiror at a 50% discount. Because the acquisition of the Infineon Fiber Optics Business was approved by our board of directors, the rights will not become exercisable as a result of the issuance of our common stock to Infineon pursuant to the purchase agreement.

      Although we believe that these charter and bylaw provisions, provisions of Delaware law and our stockholder rights plan provide an opportunity for the board to assure that our stockholders realize full value for their investment, they could have the effect of delaying or preventing a change of control, even under circumstances that some stockholders may consider beneficial.

Our business and future operating results may be adversely affected by events outside of our control.

      Our business and operating results are vulnerable to events outside of our control, such as earthquakes, fire, power loss, telecommunications failures and uncertainties arising out of terrorist attacks in the United States and overseas. Our corporate headquarters and a portion of our manufacturing operations are located in California. California in particular has been vulnerable to natural disasters, such as earthquakes, fires and floods, and other risks which at times have disrupted the local economy and posed physical risks to our property. We are also dependent on communications links with our overseas manufacturing facilities and would be significantly harmed if these links were interrupted for any significant length of time. We presently do not have adequate redundant, multiple site capacity if any of these events were to occur nor can we be certain that the insurance we maintain against these events would be adequate, in which case our business would suffer.

      Our stock price has been and is likely to continue to be volatile.

      The trading price of our common stock has been and is likely to continue to be subject to large fluctuations. Our stock price may increase or decrease in response to a number of events and factors, including:

•	trends in our industry and the markets in which we operate;

•	changes in the market price of the products we sell;

•	changes in financial estimates and recommendations by securities analysts;

•	acquisitions and financings;

•	quarterly variations in our operating results;

•	the operating and stock price performance of other companies that investors in our common stock may deem comparable; and

•	purchases or sales of blocks of our common stock.

      Part of this volatility is attributable to the current state of the stock market, in which wide price swings are common. This volatility may adversely affect the prices of our common stock regardless of our operating performance.

THE ANNUAL MEETING OF FINISAR STOCKHOLDERS

General

      Finisar is furnishing this proxy statement to holders of its common stock in connection with the solicitation of proxies by the board of directors for use at the 2004 annual meeting of stockholders to be held on                     , 2004, and at any adjournment, postponement or continuation thereof. This proxy statement is first being furnished to stockholders of Finisar on or about                     , 2004.

Date, Time and Place

      The annual meeting of stockholders will be held on                     , 2004, at 10:00 a.m., local time, at the Prime Hotel, 1300 Chesapeake Terrace, Sunnyvale, California 94089.

Matters to be Considered at the Annual Meeting

      At the annual meeting, we are asking holders of Finisar common stock to: (1) approve the issuance of Finisar common stock in connection with the acquisition of the Infineon Fiber Optics Business, (2) elect two Class II directors to hold office for a three-year term and until their respective successors are elected and qualified, (3) approve an amendment to Finisar’s Certificate of Incorporation, (4) approve an amendment to the Finisar 1999 Employee Stock Purchase Plan and the adoption of an International Employee Stock Purchase Plan and (5) ratify the appointment of Ernst & Young LLP as Finisar’s independent auditors for the fiscal year ending April 30, 2005.

Record Date

      Finisar has fixed the close of business on                     , 2004 as the record date for determination of Finisar stockholders entitled to notice of and to attend and vote at the annual meeting.

Vote Required

      As of the close of business on                     , 2004, there were                      shares of Finisar common stock outstanding and entitled to vote. A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the annual meeting if shares representing a majority of the votes entitled to be cast are represented in person or by proxy. If a quorum is not present at the annual meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Votes for and against, abstentions and “broker non-votes” will each count as being present to establish a quorum. A “broker non-vote” occurs when a broker is not permitted to vote because the broker does not have instructions from the beneficial owner of the shares.

      The approval of the issuance of Finisar common stock in connection with the acquisition of the Infineon Fiber Optics Business, the amendment to the Finisar 1999 Employee Stock Purchase Plan and the ratification of the appointment of Ernst & Young LLP as Finisar’s independent auditors for the fiscal year ending April 30, 2005 each require the affirmative vote of holders of shares representing a majority of the shares of Finisar common stock represented in person or by proxy and entitled to vote at the annual meeting. For the election of directors, the two persons receiving the highest number of votes will be elected. The affirmative vote of the holders of a majority of the shares of Finisar common stock issued and outstanding as of the record date is required to approve the proposal to amend Finisar’s Certificate of Incorporation. Jerry S. Rawls, our President and Chief Executive Officer, and Frank H. Levinson, our Chairman of the Board and Chief Technical Officer, who collectively held approximately 15.5% of our outstanding common stock on September 30, 2004, have entered into agreements to vote their shares in favor of the issuance of Finisar common stock in connection with the acquisition of the Infineon Fiber Optics Business.

Voting of Proxies; Abstentions; and Broker Non-Votes

      All shares of Finisar common stock represented by properly executed proxies received before or at the annual meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy card, the shares will be voted “FOR” approval of the issuance of shares of Finisar common stock in connection with the acquisition of the Infineon Fiber Optics Business, “FOR” the election of management’s nominees for membership on our board of directors and “FOR” the other proposals discussed in this proxy statement. You are urged to mark the box on the card to indicate how to vote your shares.

      If your shares are held in an account at a brokerage firm or bank, that brokerage firm or bank will not be permitted to vote your shares with respect to any of the proposals unless you provide instructions as to how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of the proposals. Your broker or bank will vote your shares on those proposals only if you provide instructions on how to vote by following the information provided to you by your broker. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

      A properly executed proxy marked abstain, although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the stockholders’ meeting, will not be voted. Accordingly, because the affirmative vote of holders of a majority of the shares of Finisar common stock issued and outstanding as of the record date is required for approval of the amendment of our Certificate of Incorporation, a proxy marked abstain, as well as a failure to vote or a broker non-vote, will have the effect of a vote against that proposal at the annual meeting.

      A stockholder may revoke his or her proxy at any time before it is voted by:

•	notifying in writing the Secretary of Finisar at 1308 Moffet Park Drive, Sunnyvale, California 94089, that you wish to revoke your proxy;

•	granting a subsequently dated proxy; or

•	appearing in person and voting at the annual meeting if you are a holder of record.

      Attendance at the annual meeting will not in and of itself constitute revocation of a proxy.

Voting By Telephone or Via the Internet

      If you hold your shares directly registered in your name with American Stock Transfer & Trust Company, you may vote by telephone or via the Internet. To vote by telephone, call 1-800-PROXIES. Instructions for voting via the Internet are set forth on the enclosed proxy card if you hold your shares directly registered in your name with American Stock Transfer & Trust Company. Many banks and brokerage firms have a process for their beneficial owners to provide instructions over the telephone or via the Internet. Your voting form from your broker or bank will contain instructions for voting.

      Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on                     , 2004. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

Solicitation of Proxies

      Finisar will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who hold our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

      Finisar has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. Finisar will pay MacKenzie Partners approximately $12,500 for its services, in addition to reimbursement for its out-of-pocket expenses.

PROPOSAL 1:

APPROVAL OF THE ISSUANCE OF FINISAR COMMON STOCK IN CONNECTION WITH THE

ACQUISITION OF THE INFINEON FIBER OPTICS BUSINESS

Background of the Acquisition

      Since October 2000, we have completed acquisitions of six privately-owned companies and of certain businesses and assets from four other companies, including the acquisition of the VCSEL Optical Products business unit from Honeywell International Inc. that was completed in March 2004 and the acquisition of certain assets of Data Transit Corp., a provider of test and measurement tools for storage area networks, that was completed in August 2004. We continuously review opportunities to acquire other businesses, products and technologies that would complement our current products or technologies, expand the breadth of our markets or enhance our technical capabilities, and we from time to time make proposals and offers, and take other steps, to acquire businesses, products and technologies.

      On March 20, 2002, Jerry S. Rawls, Finisar’s President and Chief Executive Officer, met with Erwin Wolf, Head of the Infineon Fiber Optics Group, at a trade conference in Anaheim, California and discussed, generally, the possibility of a strategic combination of Finisar and the Infineon Fiber Optics Business.

      On November 20, 2002, Mr. Wolf and Mark Tyndall, Vice President, Business Development and Strategic Marketing of Infineon’s Communications Business Group, met with Mr. Rawls at Finisar’s offices in Sunnyvale, California and again discussed the possibility of a strategic combination. No further discussions were planned at that time.

      On September 23, 2003, Mr. Rawls sent a letter to Ulrich Schumacher, then the Chief Executive Officer of Infineon, suggesting that the parties meet again to discuss a potential strategic combination.

      On November 3, 2003, Mr. Tyndall and Thomas Seifert, then Chief Executive Officer of Infineon’s Wireline Communications Business Group, met with Mr. Rawls at Finisar’s offices in Sunnyvale, California regarding a potential combination, and the parties tentatively agreed that a further meeting to explore a possible combination in more depth would be appropriate.

      On November 28, 2003, Mr. Tyndall of Infineon advised Mr. Rawls by telephone that Infineon had determined to engage an investment banking firm to conduct a formal process for soliciting potential purchasers of the Infineon Fiber Optics Business.

      On December 23, 2003, a representative of Citigroup Global Markets Deutschland AG & Co., KGaA (together with its affiliates, “Citigroup”) contacted Mr. Rawls of Finisar, advised him that Citibank had been engaged as Infineon’s financial advisor and generally described the procedure that Infineon intended to implement regarding the solicitation of potential purchasers.

      On January 7, 2004, Citigroup delivered to Finisar a proposed form of confidentiality and nondisclosure agreement with respect to Finisar’s review of confidential information of Infineon. On January 14 and 15, 2004, Finisar and Citigroup negotiated certain provisions of the agreement, and on January 15, 2004, Finisar and Infineon executed the agreement.

      On January 16, 2004, Citigroup forwarded to Finisar a confidential information memorandum regarding the Infineon Fiber Optics Business.

      On January 19, 2004, Citigroup forwarded to Finisar a letter describing the procedures that Infineon intended to follow with respect to the submission of proposals to acquire the Infineon Fiber Optics Business, due diligence review by potential purchasers and other process-related matters.

      On February 4, 2004, Finisar entered into an engagement letter with Deutsche Bank pursuant to which Deutsche Bank agreed to act as Finisar’s financial advisor in connection with the potential acquisition of the Infineon Fiber Optics Business.

      On February 6, 2004, Finisar delivered to Infineon a letter dated February 5, 2004 containing a preliminary, non-binding indication of interest in acquiring the Infineon Fiber Optics Business for a fixed number of shares of Finisar common stock valued at between €200 and €250 million (or between approximately $250 and $313 million). The letter described the scope of the assets that Finisar was interested in acquiring, which represented the entire Infineon Fiber Optics Business, as described in Infineon’s confidential information memorandum.

      On February 8, 2004, in response to a request from Citigroup, Deutsche Bank, on behalf of Finisar, delivered to Citigroup a written clarification of Finisar’s February 5, 2004 letter.

      On February 9, 2004, Citigroup advised Deutsche Bank that, on the basis of its preliminary indication of interest, Finisar would be invited to proceed with preliminary on-site due diligence at the facilities of the Infineon Fiber Optics Business in Europe.

      On February 12, 2004, Citigroup delivered to Finisar a letter setting forth a proposed schedule for management presentations, site visits and data room access. Thereafter, Citigroup and Deutsche Bank had several telephone conversations and exchanged correspondence regarding the arrangements for such meetings.

      Between February 17, 2004 and February 20, 2004, Mr. Rawls, Stephen K. Workman, Finisar’s Senior Vice President and Chief Financial Officer, Fariba Danesh, Finisar’s Senior Vice President and Chief Operating Officer, Anders Olsson, Finisar’s Senior Vice President, Engineering, Gabriel P. Kralik, Finisar’s General Counsel, and representatives of Deutsche Bank, held a series of meetings with representatives of Infineon and Citigroup.

      Between February 17, 2004 and February 20, 2004, Messrs. Workman and Kralik, together with representatives of Deutsche Bank, Ernst & Young, Finisar’s independent auditors, Taylor Wessing, Finisar’s German counsel, and Giese & Partner, Finisar’s Czech counsel, reviewed documents made available by Infineon at a data room in Munich.

      On February 18, 2004, representatives from Finisar, Deutsche Bank, Taylor Wessing and Ernst & Young attended a management presentation by Arno Paetzold, Infineon’s Senior Director of Mergers & Acquisitions, Mr. Wolf, other senior managers of the Infineon Fiber Optics Business, including Gustav Müller, Director of Technology, Ayad Abul-Ella, Director of Modules, Gerhard Eisenacher, Director of Components, Christian Winkelmeyr, Director of Plastic Optical Fiber, Martin Schell, Head of Production, and Barbara Fischer, Head of Business Administration, and representatives of Citigroup, at Infineon’s facility in Munich at which the Infineon representatives presented an overview of the Infineon Fiber Optics Business. Thereafter, Messrs. Rawls and Olsson and Ms. Danesh visited Infineon’s facility in Regensburg, Germany. Later that evening, Messrs. Rawls and Olsson and Ms. Danesh of Finisar and representatives of Deutsche Bank met with Messrs. Paetzold, Wolf, Winkelmeyr, Schell and Müller of Infineon and representatives of Citigroup to discuss the potential acquisition transaction.

      On February 19, 2004, Messrs. Rawls and Olsson and Ms. Danesh of Finisar, together with representatives of Deutsche Bank, visited Infineon’s facility in Trutnov, Czech Republic.

      On February 20, 2004, Mr. Olsson and Ms. Danesh of Finisar visited Infineon’s facility in Munich, and Messrs. Rawls and Olsson and Ms. Danesh, together with representatives of Deutsche Bank, visited Infineon’s facility in Berlin.

      On February 23, 2004, Frank H. Levinson, Finisar’s Chairman and Chief Technical Officer, and another Finisar representative visited Infineon’s facility in Longmont, Colorado with Mr. Wolf of Infineon.

      On February 25, 2004, Finisar’s board of directors held its regular quarterly meeting. At the meeting, management and representatives of Deutsche Bank reported to the board on their preliminary discussions with Infineon regarding the potential acquisition, the results of Finisar’s preliminary due diligence review and preliminary financial analyses prepared by Deutsche Bank.

      On March 3, 2004, Citigroup delivered a draft of a proposed purchase agreement to Finisar and Deutsche Bank.

      On March 5, 2004, Messrs. Workman and Olsson and Ms. Danesh of Finisar, together with representatives of Deutsche Bank, had telephone conversations with Mr. Schell of Infineon and representatives of Citigroup regarding additional production and operational due diligence.

      On March 9, 2004, Finisar’s board of directors held a special meeting principally for the purpose of discussing the status of the potential Infineon transaction. The board discussed the strategic rationale for the potential acquisition and reviewed additional financial analyses prepared by Deutsche Bank. After its discussion, the board authorized management to continue discussions with Infineon and conduct additional due diligence.

      Between March 12, 2004 and March 19, 2004, Citigroup delivered drafts of various exhibits to the purchase agreement and other ancillary transaction documents to Finisar and Deutsche Bank.

      On March 15, 2004, Messrs. Rawls, Workman, Levinson and Olsson of Finisar, together with representatives of Deutsche Bank, had telephone conversations with Messrs. Abul-Ella, Schell and Winkelmeyr and Ms. Fischer of Infineon and representatives of Citigroup regarding additional financial due diligence.

      On March 22, 2004, Finisar’s board of directors held a special meeting principally for the purpose of further consideration of the potential Infineon transaction. Management made a further presentation regarding the strategic rationale of the potential acquisition, and representatives of Deutsche Bank presented and discussed updated financial analyses.

      On March 23, 2004, representatives of Deutsche Bank had telephone conversations with representatives of Citigroup regarding the status of the negotiation and due diligence process.

      On March 23, 2004, Finisar’s board of directors held another special meeting for the purpose of further consideration of the potential Infineon transaction. Representatives of Deutsche Bank reported to the board on their discussions with Citigroup, and management and the Deutsche Bank representatives presented revised financial analyses addressing issues discussed at the March 22, 2004 board meeting. After discussion, the board authorized management to proceed with discussions with Infineon and conduct additional due diligence.

      On March 24, 2004, Finisar delivered to Citigroup a proposal for the acquisition of the Infineon Fiber Optics Business for 143.3 million shares of Finisar common stock, which at the time were valued at approximately $308 million, or €250 million. The proposal was based on Finisar’s preliminary analyses and a number of assumptions, including a €16.2 million, or $20 million, cash balance on the closing balance sheet of the Infineon Fiber Optic Business. The proposal was subject to further due diligence, the negotiation of a definitive purchase agreement and approval of Finisar’s board of directors. Finisar delivered a revised draft of the purchase agreement along with its proposal.

      On March 29, 2004, Citigroup advised Deutsche Bank that, on the basis of its March 24, 2004 proposal, Finisar would be invited to proceed with further due diligence and the negotiation of definitive transaction documents with respect to the proposed acquisition.

      On April 1, 2004, Citigroup delivered to Finisar and its advisors a revised draft of the purchase agreement.

      On April 1, 2004, Deutsche Bank delivered to Citigroup a letter containing a proposed schedule for further due diligence and negotiation and a list of additional requested due diligence materials regarding Infineon.

      Between April 2, 2004 and April 20, 2004, Citigroup forwarded to Deutsche Bank for delivery to Finisar updated drafts of various exhibits to the purchase agreement and other ancillary transaction documents, which Deutsche Bank delivered to Finisar.

      On April 5, 2004, representatives of Gray Cary Ware & Freidenrich LLP (“Gray Cary”), Finisar’s United States’ counsel, and Taylor Wessing had a telephone conference with Mr. Paetzold, Rudolf von Moreau, Corporate Legal Counsel of Infineon, and representatives of Freshfields Bruckhaus Deringer

(“Freshfields”), Infineon’s counsel, to discuss the process and schedule for negotiation of the purchase agreement and ancillary transaction documents.

      On April 6, 2004, Gray Cary delivered to Freshfields a memorandum identifying a number of key issues based on Infineon’s April 1 draft of the purchase agreement. These issues included the treatment of intercompany debt of the Infineon Fiber Optics Business, the nature and scope of the parties’ representations and warranties, and various issues related to post-acquisition restructuring matters, including employee retention obligations proposed by Infineon.

      On April 7, 2004, Messrs. Rawls, Levinson and Olsson of Finisar, together with representatives of Deutsche Bank, had a telephone conference with Messrs. Abul-Ella and Eisenacher of Infineon, and representatives of Citigroup, principally concerning Infineon’s parallel optics, or PAROLI, and bi-directional fiber transmission, or BIDI, product lines.

      On April 7, 2004, Mr. Workman of Finisar, together with representatives of Gray Cary, Taylor Wessing and Deutsche Bank, had a telephone conference with Messrs. Paetzold and von Moreau of Infineon and representatives of Freshfields and Citigroup to discuss and negotiate certain provisions of the draft purchase agreement, including the issues identified in Gray Cary’s April 6, 2004 memorandum.

      On April 8, 2004, Citigroup forwarded to Deutsche Bank for delivery to Finisar additional due diligence materials regarding Infineon, which Deutsche Bank delivered to Finisar.

      On April 9, 2004, Gray Cary forwarded to Infineon and its legal and financial advisors a revised draft of the purchase agreement and preliminary comments on various ancillary transaction documents.

      On April 13, 2004, Citigroup advised Deutsche Bank that Infineon was prepared to continue discussions with Finisar regarding the proposed transaction, proposed a schedule for further due diligence and negotiations and delivered a proposal regarding the scope of additional due diligence materials that it was prepared to make available to Finisar.

      Between April 14, 2004 and April 17, 2004, Finisar, Infineon and their respective financial and legal advisors had a series of telephone conversations and exchanged correspondence regarding the arrangements for further meetings for the purpose of further due diligence and negotiations.

      On April 19, 2004, Freshfields delivered to Gray Cary a request for certain information and materials in connection with Infineon’s due diligence review of Finisar.

      Between April 19, 2004 and April 29, 2004, representatives of Finisar, Infineon and their respective financial and legal advisors held a series of meetings at Infineon’s offices in Europe and Freshfields’ office in Berlin.

      On April 19, 2004, Messrs. Levinson and Olsson, other Finisar personnel and representatives of Deutsche Bank visited Infineon’s Berlin facilities and met with Infineon personnel regarding technical and operational matters principally related to the modules segment of the Infineon Fiber Optics Business.

      On April 20, 2004, Mr. Levinson and other Finisar personnel and representatives of Deutsche Bank visited Infineon’s facility in Trutnov, Czech Republic and met with Infineon personnel regarding technical and operational matters related to Infineon’s Trutnov assembly operations.

      On April 21, 2004, Messrs. Rawls and Olsson, other representatives of Finisar and representatives of Deutsche Bank visited Infineon’s facility in Regensburg, Germany and met with Infineon personnel regarding technical, operational and sales matters related to Infineon’s plastic optical fiber, or POF, operations. Also on April 21, 2004, Mr. Levinson of Finisar and representatives of Deutsche Bank visited Infineon’s facility in Berlin and met with Infineon personnel regarding technical and operational matters related to Infineon’s module operations, and other representatives of Finisar visited Infineon’s VCSEL facilities in Munich. Later on April 21, 2004, Messrs. Rawls and Levinson of Finisar met with Mr. Seifert of Infineon to discuss various aspects of the proposed transaction.

      Between April 22, 2004 and April 25, 2004, representatives of Gray Cary, Taylor Wessing and Deutsche Bank, on behalf of Finisar, and Messrs. Paetzold and von Moreau of Infineon and representatives of Freshfields and Citigroup held a series of meetings to negotiate the terms of the purchase agreement and ancillary transaction documents. Representatives of the Finisar management team and other Infineon management personnel participated in portions of these meetings and held a series of separate meetings to discuss and negotiate various business, operational and financial terms of the purchase agreement, including the number of shares of Finisar common stock to be issued to Infineon.

      On April 22, 2004, Finisar and Infineon executed a confidentiality and nondisclosure agreement with respect to Infineon’s review of confidential information of Finisar. Thereafter, Finisar provided various materials to Infineon and its advisors responsive to Freshfields’ request of April 19, 2004.

      On April 24, 2004, Finisar’s board of directors held a special meeting to discuss the status of the potential Infineon transaction. Finisar management and representatives of Deutsche Bank and Gray Cary reported to the board on the status of the ongoing negotiations and due diligence activities and presented updated financial analyses.

      On April 24, 2004, Messrs. Rawls and Workman of Finisar and representatives of Deutsche Bank met with Messrs. Seifert, Paetzold, Wolf and Abul-Ella of Infineon and representatives of Citigroup and delivered a management overview of Finisar, its business operations and operating results.

      On April 25, 2004, the representatives of Finisar and Infineon management reached an agreement in principle on the principal economic terms of the acquisition, including a purchase price of 135 million shares of Finisar common stock (then valued at approximately $273 million or €230 million), subject to the final negotiation of the purchase agreement and ancillary transaction documents and subsequent approval by the Finisar board of directors.

      On April 26, 2004, Finisar and Infineon entered into a letter agreement pursuant to which Infineon agreed to negotiate exclusively with Finisar with respect to the sale of the Infineon Fiber Optics Business until April 29, 2004 and to discontinue any other negotiations then in progress.

      Between April 27, 2004 and April 29, 2004, Mr. Workman of Finisar and representatives of Gray Cary, Taylor Wessing and Deutsche Bank held a series of further meetings with Messrs. Paetzold and von Moreau of Infineon and representatives of Freshfields and Citigroup (with periodic participation by other representatives of Finisar and Infineon management) to continue negotiation of the terms of the purchase agreement and ancillary transaction documents.

      On April 28, Mr. Levinson visited the facility of ParoLink Technologies Co. Ltd. (“ParoLink”), a 56% owned joint venture of the Infineon Fiber Optics Business, located in Hsinchu, Taiwan.

      On April 29, 2004, a special meeting of Finisar’s board of directors was held. At the meeting, management and Finisar’s financial and legal advisors summarized the terms of the proposed acquisition that had been negotiated with Infineon. Management reported to the board on the financial due diligence review that had been conducted by management and Ernst & Young, Finisar’s independent auditors. A representative of Gray Cary reported on the results of the legal due diligence review and also reviewed certain key terms of the purchase agreement and ancillary transaction agreements. Finisar management and representatives of Deutsche Bank reviewed with the board updated financial analyses regarding the proposed acquisition and the prospects of the Infineon Fiber Optics Business and the combined company and responded to questions from the directors. Representatives of Deutsche Bank orally delivered to the board Deutsche Bank’s opinion (subsequently confirmed in writing) that the purchase price to be paid by Finisar in the proposed transaction was fair, from a financial point of view, to Finisar. The board considered and discussed the risks and benefits of the proposed transaction, taking into account the terms of the purchase agreement and reports regarding the business, technical, financial and legal due diligence, concluded that the proposed transaction was in the best interests of Finisar and its stockholders and approved the acquisition and the original purchase agreement, which provided for the acquisition of the Infineon Fiber Optics Business for 135 million shares of Finisar common stock, subject to various adjustments based on the closing balance sheet for the Infineon Fiber Optics Business.

      On April 29, 2004, following the Finisar board meeting, representatives of Finisar and Infineon executed and delivered the original purchase agreement and ancillary transaction documents.

      On April 29, 2004, Finisar and Infineon issued a joint press release announcing the signing of the original purchase agreement. Thereafter, Finisar hosted a conference call to discuss the transaction and to accept questions from representatives of the fiber optics industry and the financial community.

      Subsequent to the execution of the original purchase agreement, Finisar began detailed planning for the integration of the Infineon Fiber Optics Business with Finisar’s business operations and the restructuring of certain business units within the Infineon Fiber Optics Business. In connection with this planning process, representatives of Finisar and Infineon have met and conferred on an ongoing basis.

      In the course of this planning process, Finisar determined that the costs of restructuring the Infineon Fiber Optics Business would be significantly greater than originally estimated. The increase in estimated restructuring costs was due, in part, to a revised, and more costly, restructuring plan developed to address a reduction in revenue expectations for the Infineon Fiber Optics Business.

      Between August 9, 2004 and August 12, 2004, Messrs. Workman, Buse and Olsson of Finisar, together with representatives of Gray Cary and Taylor Wessing, met with Messrs. Paetzold and von Moreau and other Infineon personnel in Berlin and Munich to review various issues related to the restructuring plan and to discuss ways in which the parties could work together to expedite the restructuring process and reduce the associated costs.

      On August 30, 2004, Infineon delivered a written proposal under which it would bear a portion of certain restructuring costs and assist Finisar by attempting to employ dismissed employees of the Infineon Fiber Optics Business in other Infineon business units.

      In early September 2004, Infineon provided additional historical and forecasted revenue data to Finisar which again caused Finisar to reassess its own analyses, its restructuring plan and the post-closing financial prospects of the Infineon Fiber Optics Business and the combined company.

      On September 1, 2004, September 7, 2004 and September 14, 2004, Finisar’s board of directors held special meetings to discuss these developments. At these meetings, the board reviewed updated financial analyses prepared by management and Deutsche Bank, considered Infineon’s August 30, 2004 proposal and instructed management to conduct additional analyses.

      On September 15 and 16, 2004, Messrs. Workman, Buse and Olsson and other representatives of Finisar met with Messrs. Paetzold, von Moreau and Abul-Ella of Infineon at Finisar’s offices in Sunnyvale, California to discuss the current financial outlook for the Infineon Fiber Optics Business, various alternatives to Finisar’s restructuring plan and potential modifications to the purchase agreement.

      Between September 20 and 23, 2004, Messrs. Workman, Buse and Olsson held further meetings with Messrs. Paetzold, von Moreau and Abul-Ella and other representatives of Infineon at Infineon’s offices in Munich to continue these discussions.

      On September 30, 2004 and October 1, 2004, Finisar’s board of directors held additional special meetings to discuss the Infineon transaction. At these meetings, the board reviewed further financial analyses prepared by management and Deutsche Bank and authorized management to meet with Infineon to attempt to negotiate revisions to certain provisions of the original purchase agreement, including provisions related to consideration and restructuring expenses.

      Between October 4, 2004 and October 10, 2004, representatives of Finisar and its advisors held a series of meetings with representatives of Infineon in Munich to discuss and negotiate various revisions to the original purchase agreement.

      On October 5, 2004, Messrs. Rawls, Workman and Buse of Finisar, together with representatives of Gray Cary, Taylor Wessing and Deutsche Bank, met with Messrs. Seifert, Tyndall, Paetzold and von Moreau of

Infineon to discuss amendments to certain provisions of the original purchase agreement. At the meeting, the parties agreed in principle to amend the following key provisions of the original purchase agreement:

•	The number of shares of Finisar common stock to be issued in consideration for the acquisition of the Infineon Fiber Optics Business would be reduced from 135 million to 110 million (having a value of approximately $176 million and $143 million, respectively, as of October 11, 2004);

•	Infineon’s joint venture interest in ParoLink, a Taiwanese company, would not be included in the assets to be acquired by Finisar;

•	Infineon would agree to absorb a portion of certain specified restructuring costs;

•	Infineon would provide extended payment terms for POF components sold to the Infineon Fiber Optics Business for a period of 21 months following the closing; and

•	Infineon would be entitled to a $5 million termination fee if the Finisar board of directors were to withdraw its recommendation that the Finisar stockholders approve the issuance of Finisar common stock in connection with the acquisition.

      Between October 6 and October 10, 2004, Mr. Workman of Finisar and representatives of Gray Cary and Taylor Wessing held a series of further meetings with Messrs. Paetzold and von Moreau of Infineon to negotiate the terms of an amended and restated purchase agreement to reflect the revised terms agreed upon at the October 5, 2004 meeting and a number of other minor and technical amendments.

      On October 9, 2004, a special meeting of Finisar’s board of directors was held. At the meeting, management and Finisar’s financial and legal advisors summarized the terms of the amended and restated purchase agreement that had been negotiated with Infineon. Finisar management and representatives of Deutsche Bank again reviewed with the board updated financial analyses regarding the acquisition and the prospects of the Infineon Fiber Optics Business and the combined company and responded to questions of the directors. Representatives of Deutsche Bank orally delivered to the board Deutsche Bank’s opinion (subsequently confirmed in writing) that the purchase price to be paid by Finisar in the transaction, as modified, was fair, from a financial point of view, to Finisar. The board reviewed and discussed the risks and benefits of the transaction, as proposed to be modified, concluded that the transaction as so modified was in the best interests of Finisar and its stockholders, and approved the acquisition and the amended and restated purchase agreement.

      On October 11, 2004, representatives of Finisar and Infineon executed and delivered the amended and restated purchase agreement.

      On October 11, 2004, Finisar and Infineon issued a joint press release announcing the signing of the amended and restated purchase agreement.

Recommendation of the Finisar Board of Directors

      After careful consideration, Finisar’s board of directors unanimously determined that the acquisition of the Infineon Fiber Optics Business, and the issuance of shares of Finisar common stock in consideration therefore, is fair to, and in the best interests of, Finisar and its stockholders. The issuance of Finisar common stock to Infineon in connection with the acquisition of the Infineon Fiber Optics Business requires the affirmative vote of holders of shares representing a majority of the shares of Finisar common stock represented in person or by proxy and entitled to vote at the meeting. The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders. If the stockholders do not approve the issuance of shares of Finisar common stock to Infineon, Finisar will not be able to consummate the acquisition of the Infineon Fiber Options Business.

      The Finisar board of directors unanimously recommends that Finisar stockholders vote “FOR” the issuance of shares of Finisar common stock in connection with the acquisition of the Infineon Fiber Optics Business.

Reasons for the Acquisition

      In reaching its decision to approve the original purchase agreement on April 29, 2004, the Finisar board of directors met on several occasions, consulted with Finisar’s senior management and its financial and legal advisors, reviewed various materials and considered a number of factors, including the following:

•	information regarding the Infineon Fiber Optics Business, its historical financial performance, operating performance and management experience;

•	the views of Finisar’s senior management regarding the Infineon Fiber Optics Business and its integration with Finisar;

•	results of the due diligence investigation conducted by Finisar’s management, independent auditors and legal and financial advisors;

•	financial analyses prepared by Finisar management and Deutsche Bank regarding the acquisition and the prospects of the Infineon Fiber Optics Business and the combined company;

•	the structure and terms of the acquisition and its potential effect on Finisar stockholder value, including the following:

•	the number of shares of Finisar common stock to be issued in connection with the acquisition and the dilutive effect of such issuance on existing Finisar stockholders;

•	estimates of the capital and resources that will be required to complete the acquisition and the integration and restructuring of the Infineon Fiber Optics Business; and

•	the opinion of Deutsche Bank to Finisar’s board of directors stating that, as of April 29, 2004, the purchase price to be paid by Finisar for the proposed acquisition was fair, from a financial point of view, to Finisar, and the financial presentation made to the Finisar board of directors in connection with the delivery of the opinion;

•	the prospects of Finisar on a stand-alone basis, as an alternative to pursuing the acquisition; and

•	possible alternative means of achieving the anticipated benefits of the acquisition, including the possibility of one or more strategic combinations with other companies.

      As result of its review of this information and consideration of these and other factors, the Finisar board determined that the acquisition of the Infineon Fiber Optics Business and its combination with Finisar would create a stronger, more competitive industry participant, based on potential benefits that include:

•	the immediate addition of substantial incremental revenue and (following a period of integration) the potential for realizing additional operating income;

•	the complementary nature of the markets, products, technologies and customers of Finisar and the Infineon Fiber Optics Business;

•	the opportunity to create what Finisar believes will be the largest manufacturer of fiber optics components that is focused on the fiber optics industry;

•	the expanded and more diversified product portfolio that will result from the addition of Infineon’s complementary parallel optics, or PAROLI, bi-directional fiber transmission, or BIDI, and plastic optical fiber, or POF, product lines to Finisar’s product offerings which may help reduce period-to-period fluctuations in revenue;

•	the opportunity, in the case of the PAROLI and BIDI product lines, to create potential cross-selling opportunities for Finisar’s optical subsystems;

•	the possibility that the POF product line may represent a cost-effective technology platform for future data communications and consumer applications;

•	the opportunity to accelerate revenue growth as a result of being able to offer a wider range of products to a greater number of key customers;

•	the potential ability of the combined company to capitalize on complementary customer relationships and distribution channels and diversify the combined company’s customers and end markets;

•	the potential ability of the combined company to effectively develop new products by sharing technologies and intellectual property;

•	the potential ability to realize synergies related to:

•	the rationalization of the combined company’s product development efforts by applying the same development activities to a broader range of products, potentially reducing research and development expenses as a percent of revenues;

•	the rationalization of operations at the combined company’s facilities, potentially reducing operating expenses; and

•	the sale of more products to the same customers, potentially reducing sales and marketing expenses as a percent of revenues;

•	the immediate expansion of Finisar’s presence in Europe;

•	the acquisition of important intellectual property, including approximately 450 patent families, which Finisar believes has the potential to form the basis for the development of new optical products for the data communications and telecommunications markets;

•	access to Infineon’s design and fabrication services for integrated circuits, which Finisar believes will provide an opportunity to accelerate the introduction of new products based on new integrated circuit designs, without the need to expend the significant fixed costs that would be necessary for Finisar to develop its own design resources; and

•	the strong management team in place at the Infineon Fiber Optics Business, with particular capabilities in the areas of marketing, engineering and operations.

      The Finisar board also recognized a number of risks and uncertainties inherent in the proposed acquisition of the Infineon Fiber Optics Business, including:

•	the risk that the acquisition may not be consummated;

•	the risk that some or all of the potential benefits of the acquisition may not be realized;

•	the risk that Finisar would not be successful in integrating the products, technologies and organizations of the two businesses;

•	the risks associated with diverting management resources from day-to-day operational matters, as well as other strategic opportunities;

•	the risk of management and employee disruption associated with the acquisition, including the risk that, despite the efforts of management, key personnel might not remain employed with the combined company;

•	the risk that the combined company may not be able to generate sufficient revenues to enable it to achieve or sustain profitability in the future;

•	the risk that the greater costs and operating expenses of the combined company will substantially increase the rate at which Finisar will utilize its available cash resources;

•	the risk that the PAROLI and BIDI product lines of the Infineon Fiber Optics Business, which are relatively new and must compete, in certain applications, with copper-based technologies, such as DSL, which in most cases utilize existing transmission lines maintained by network operators, will not achieve market acceptance;

•	the likely delay that the acquisition would cause in Finisar’s projected timetable for reaching EBIT and EBITDA break-even;

•	the risk that the acquisition and related integration and restructuring activities may require more capital and resources than anticipated; and

•	the other factors described in this proxy statement under the section titled “Risk Factors.”

      The foregoing discussion of the factors that the Finisar board of directors considered is not intended to be exhaustive, but is intended to include the material factors considered by the board. Finisar’s board of directors did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered, and individual directors may have given different weight to different factors. After considering the various factors, the board of directors concluded that, on balance, the potential benefits of the acquisition to Finisar and its stockholders outweighed the risks associated with the transaction and voted unanimously to approve the acquisition and the original purchase agreement and to recommend that the Finisar stockholders vote in favor of the issuance of Finisar common stock to Infineon in connection with the acquisition.

      In reaching its decision to approve the amended and restated purchase agreement, the Finisar board of directors met again on several occasions and consulted with Finisar’s senior management and its financial and legal advisors. They reassessed the factors described above and reviewed additional materials, including:

•	Additional financial analyses reflecting senior management’s updated views regarding the prospects of the Infineon Fiber Optics Business and the combined company, including its assessment that, depending on the post-closing performance of the Infineon Fiber Optics Business relative to Finisar’s other business units, the acquisition is expected to be only slightly accretive to Finisar’s earnings following a period of integration;

•	Updated estimates of the capital and resources that will be required to complete the acquisition and the integration and restructuring of the Infineon Fiber Optics Business; and

•	The opinion of Deutsche Bank to Finisar’s board of directors (the full text of which is attached as Annex B to this proxy statement and which describes the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion) stating that, as of October 11, 2004, the purchase price to be paid by Finisar for the proposed acquisition was fair, from a financial point of view, to Finisar, and the financial presentation made to the Finisar board of directors in connection with the delivery of the opinion.

      After reconsidering its original assessment of the acquisition and the updated financial analyses and opinion, the board of directors reaffirmed its conclusion that the potential strategic benefits of the acquisition outweighed the risks associated with the transaction, and voted unanimously to approve the amended terms of the acquisition and the amended and restated purchase agreement and to recommend that the Finisar stockholders vote in favor of the issuance of Finisar common stock to Infineon in connection with the acquisition.

Opinion of Finisar’s Financial Advisor

      Deutsche Bank has acted as financial advisor to Finisar in connection with the acquisition. At the October 9, 2004 meeting of Finisar’s board of directors, Deutsche Bank delivered its oral opinion, subsequently confirmed in writing on October 11, 2004, to Finisar’s board of directors to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the purchase price to be paid by Finisar for the acquisition of the Infineon Fiber Optics Business was fair, from a financial point of view, to Finisar. Based on the closing price of Finisar’s common stock on October 7, 2004, the equity value of the total consideration offered by Finisar to Infineon was approximately $144.1 million. The corresponding implied enterprise value, computed as common equity market value as adjusted for debt and cash, of the Infineon Fiber Optics Business was determined to be $148.4 million through the net effect of adding $8.8 million of pension liabilities to, and deducting $4.5 million attributable to the net present value of deferred payments to Infineon from, the $144.1 million common equity market value of the total consideration. As indicated in the descriptions below of the analyses performed by Deutsche Bank, enterprise value was the comparative metric used in these analyses. The purchase price for the Infineon Fiber Optics Business was determined through negotiations between Finisar and Infineon, with advice to Finisar from Deutsche Bank.

      The full text of Deutsche Bank’s written opinion, dated October 11, 2004, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Finisar stockholders are urged to read the Deutsche Bank opinion in its entirety. The summary of the Deutsche Bank opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Deutsche Bank opinion.

      In connection with Deutsche Bank’s role as financial advisor to Finisar, and in arriving at its opinion, Deutsche Bank, among other things, reviewed certain publicly available financial and other information concerning Infineon, the Infineon Fiber Optics Business and Finisar and information concerning each company’s business, operations, financial forecasts (relating to the business, earnings, cash flow, assets and liabilities of each company) prepared and furnished to it by the Infineon Fiber Optics Business, Infineon and Finisar. Deutsche Bank has also held discussions with members of the senior managements of the Infineon Fiber Optics Business, Infineon and Finisar regarding the businesses and prospects of their respective companies, including but not limited to, the Infineon Fiber Optics Business. In addition, Deutsche Bank:

•	compared certain financial information for Finisar and the Infineon Fiber Optics Business with similar information for selected companies whose securities are publicly traded;

•	reviewed the financial terms of selected recent business acquisitions which it deemed comparable in whole or in part;

•	reviewed the terms of the purchase agreement and certain related documents; and

•	performed other studies and analyses and considered other factors as it deemed appropriate.

      In preparing its opinion, Deutsche Bank did not assume responsibility for the independent verification of, and did not independently verify, the accuracy or completeness of any information, whether publicly available or furnished to it, concerning the Infineon Fiber Optics Business, Infineon or Finisar, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of the Infineon Fiber Optics Business, Infineon or Finisar. With respect to the financial forecasts and projections, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected by Finisar to be achieved as a result of the acquisition (collectively referred to as the synergies), made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Infineon Fiber Optics Business, Infineon or Finisar, as the case may be, as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no opinion as to the reasonableness of any financial data or estimates, forecasts or projections, including the synergies, or the assumptions on which they were based. Deutsche Bank’s opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it, or otherwise used, as of, the date of its opinion and is without regard to any market, economic, financial, currency exchange, legal or other circumstance or event of any kind or nature which may exist or occur after such date.

      In rendering its opinion, Deutsche Bank assumed that, in all respects material to its analysis:

•	the representations and warranties of Finisar and Infineon contained in the purchase agreement were true and correct;

•	Finisar and Infineon will each perform all of the covenants and agreements to be performed by it under the purchase agreement;

•	all conditions to the obligations of each of Finisar and Infineon to consummate the acquisition will be satisfied without any waiver thereof;

•	all material governmental, regulatory or other approvals and consents required in connection with the consummation of the acquisition will be obtained; and

•	in connection with obtaining any necessary governmental, regulatory, or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which Finisar, the Infineon Fiber Optics Business or Infineon is a party or subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would be materially adverse to Finisar or the Infineon Fiber Optics Business or materially reduce the contemplated benefits of the acquisition to Finisar.

      Set forth below is a brief summary of certain financial analyses performed by Deutsche Bank in connection with its opinion and reviewed with the Finisar board of directors at its meeting on October 9, 2004:

      Analysis of Selected Publicly Traded Companies. Deutsche Bank compared financial information and commonly used valuation measurements for the Infineon Fiber Optics Business to corresponding information and measurements for a group of seven publicly traded companies in the fiber optics industry, which Deutsche Bank refers to as the selected companies, consisting of:

•	Avanex Corporation;

•	Bookham Technology PLC;

•	Coherent Communications Systems Corp.;

•	Finisar Corporation;

•	JDS Uniphase Corporation;

•	Oplink Communications, Inc.; and

•	Optical Communication Products, Inc.

      To calculate the trading multiples for the selected companies, Deutsche Bank used publicly available information concerning historical and projected financial performance, including published historical financial information and earnings estimates reported by equity research analysts, and certain internal analyses and other financial information prepared and furnished to it by Finisar.

      Deutsche Bank’s analysis of the selected companies yielded the referral multiple ranges and the resultant implied enterprise value ranges set forth in the chart below. Deutsche Bank’s analysis included a computation of referral multiples and implied enterprise value ranges which excluded the high-end data obtained from JDS Uniphase and Oplink, as indicated in the chart below, which Deutsche Bank determined to be of lesser significance than the data obtained from the other selected companies.

												Implied
											Implied	Enterprise Value
					Mean						Enterprise	Range
	Referral				(Excluding				Median		Value	(Excluding JDS
	Companies				JDS and				(Excluding JDS		Range	and Oplink)
Referral Multiples	Multiple Range		Mean		Oplink)		Median		and Oplink)		(Millions)	(Millions)

Enterprise value to last twelve months revenue	0.5x-5.8	x	2.2	x	1.4	x	1.6	x	1.5	x	$59-753	$59-266
Enterprise value to calendar 2004E revenue	0.4x-5.1	x	1.9	x	1.2	x	1.5	x	1.3	x	50-594	50-194
Enterprise value to calendar 2005E revenue	0.3x-4.3	x	1.6	x	1.0	x	1.3	x	1.1	x	45-565	45-182

      However, because of the inherent differences between the business, operations and prospects of the Infineon Fiber Optics Business and the business, operations and prospects of the selected companies, Deutsche Bank believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of the Infineon Fiber Optics Business and the selected companies that would affect the public trading values of each. Accordingly, using the mean and median multiples as a general guide, Deutsche Bank calculated a range of implied enterprise values for calendar year 2004 of $110 million to $160 million based on revenue multiples for calendar year 2004 of 0.9x to 1.4x applied to 2004 estimated revenue of the Infineon Fiber Optics Business provided by Finisar’s management. Deutsche Bank compared this range of values to the implied enterprise value for the Infineon Fiber Optics Business of approximately $148 million based on the value of the transaction consideration as of October 7, 2004 and noted that the approximately $148 million implied enterprise value was within the $110 million to $160 million range of values.

      Analysis of Selected Precedent Transactions. Deutsche Bank reviewed the financial terms, to the extent publicly available, of fifteen completed mergers and acquisition transactions since December 2001 involving companies in the fiber optics industry, which Deutsche Bank refers to as the selected transactions. The transactions reviewed were:

Date Announced	Acquiror	Target

08/10/04	Finisar Corporation	Data Transit Corp.
06/01/04	Newport Corporation	Spectra-Physics, Inc.
05/17/04	JDS Uniphase Corporation	E2O Communications, Inc.
01/26/04	Finisar Corporation	Honeywell International Inc. — VCSEL Optical Products
09/21/03	Bookham Technology PLC	New Focus, Inc.
07/02/03	Stratos Lightwave, Inc.	Sterling Holding Company
05/12/03	Avanex Corporation	Alcatel, S.A. — Optical Components Business
05/12/03	Avanex Corporation	Corning Incorporated — Optical Components Business
01/22/03	EMCORE Corporation	Agere Systems, Inc. — West Coast Optoelectronics Unit
10/22/02	Triquint Semiconductor, Inc.	Agere Systems, Inc. — Optoelectronics Business
10/07/02	Bookham Technology PLC	Nortel Networks Corporation — Optical Transmitter, Receiver and Amplifier Business
05/23/02	Intel Corporation	New Focus, Inc. — Tunable Laser Unit
01/24/02	Stratos Lightwave, Inc.	Tsunami Optics, Inc.
12/19/01	Investor AB	Unaxis Holding AG — Leybold Optics division
12/19/01	JDS Uniphase Corporation	IBM Corporation — Optical Transceiver Business

      Deutsche Bank calculated various financial multiples based on certain publicly available information for each of the selected transactions. As noted in the chart below, Deutsche Bank in a separate analysis adjusted the equity purchase price of stock transactions to reflect changes in the acquiror’s share price since the date of the announcement. Deutsche Bank’s analysis of the selected transactions yielded the referral multiple ranges set forth in the chart below.

Referral
Precedent
Transactions
Referral multiples	Multiple Range	Mean	Median

Enterprise value to last twelve month revenue, unadjusted	0.1x-4.7x	1.9x	1.4x
Enterprise value to last twelve month revenue, adjusted	-2.1x-3.2x	0.9x	1.0x

      Because the reasons for and the circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences between the business, operations, financial conditions and prospects of the Infineon Fiber Optics Business and the business, operations, financial conditions and prospects of the companies included in the analysis, Deutsche Bank believed that a purely quantitative precedent transactions analysis would not be particularly meaningful in the context of the acquisition. Deutsche Bank believed that the appropriate use of a precedent transactions analysis in this instance involves qualitative judgments concerning the differences between the characteristics of these transactions and the acquisition which would affect the acquisition values of the acquired companies and the Infineon Fiber Optics Business. Using mean and median multiples as a general guide, Deutsche Bank calculated a range of implied enterprise values for the last twelve months of $130 million to $190 million based on revenue multiples for the last twelve months of 1.0x to 1.5x applied to the last twelve months revenue of the Infineon Fiber Optics Business provided by management of the Infineon Fiber Optics Business. Deutsche Bank compared this range of values to the implied enterprise value for the Infineon Fiber Optics Business of approximately $148 million based on the value of the transaction consideration as of October 7, 2004 and noted that the approximately $148 million implied enterprise value was within the $130 million to $190 million range of values.

      All the multiples for the selected transactions were based on public information available at the time of the announcement of such transaction, without taking into account differing market and other conditions during the approximately two and one-half year period during which the selected transactions occurred, other than adjustments made to the stock portion of the nominal transaction values for the price changes in the acquiror’s share price from the time of announcement of each of the selected transactions to the date of Deutsche Bank’s opinion.

      Premia Analysis. Deutsche Bank reviewed information related to publicly disclosed all stock, all cash and stock and cash combination transactions in the United States provided by Securities Data Corporation, involving technology companies in the $100-$500 million range between January 1, 2001 and October 5, 2004. For each transaction, Deutsche Bank reviewed the premium or discount to the acquired company’s per share market equity price one day prior, twenty days prior and thirty days prior to the announcement of such transaction, in each case represented by the acquisition price in such transaction. The following summarizes the results:

	One Day Prior	Twenty Day Prior	Thirty Day Prior

Mean	31%	34%	42%
Median	24%	28%	38%

      However, because of the inherent differences between the business, operations and prospects of the Infineon Fiber Optics Business and the business, operations and prospects of the companies included in the analysis, Deutsche Bank believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the premia analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of the Infineon Fiber Optics Business and the companies included in the analysis that would affect the public trading values of each. Accordingly, using the mean and median multiples as a general guide, Deutsche Bank obtained a reference premia range of 25% to 40%. Deutsche Bank next applied this range of premia to a base range of valuations for the Infineon Fiber Optics Business in order to obtain a resulting range of implied values for the Infineon Fiber Optics Business. Deutsche Bank selected as the base value range the $110 million to $160 million range of implied enterprise values for the Infineon Fiber Optics Business that was derived from the comparable companies analysis. Prior to performing these calculations, however, Deutsche Bank converted the enterprise value data into a corresponding range of equity values appropriate for use in calculations with the premia data which had been derived from equity values as noted above. To calculate the corresponding equity value range, Deutsche Bank adjusted for the impacts of cash and debt by applying the same methodology as it used to calculate enterprise values from equity values in other analyses. Deutsche Bank then applied the 25% to 40% premia range to this base range of equity values to obtain a range of implied equity values which was then converted to a resulting range of implied enterprise values of $135 million to $220 million. Deutsche Bank compared this range of values to the implied enterprise value for the Infineon Fiber Optics Business of approximately $148 million based on the value of the transaction consideration as of October 7, 2004 and noted that the approximately $148 million implied enterprise value was within the $135 million to $220 million range of values.

      Relative Contribution Analysis. Deutsche Bank analyzed the relative contributions of the Infineon Fiber Optics Business and Finisar to the pro forma income statement of the combined company based on Finisar’s management projections and publicly available projections for Finisar.

      Standalone Analysis. Based on the fiscal years 2004, 2005 and 2006 projections for both the Infineon Fiber Optics Business and Finisar, and not taking into account potential synergies, Deutsche Bank observed the following:

			Implied Enterprise
		Contribution of the	Value of the
	Finisar’s	Infineon Fiber	Infineon Fiber
	Contribution to	Optics Business to	Optics Business
	Combined Company	Combined Company	(Millions)

Pro forma FY2004E revenue	58%	42%	$313
Pro forma FY2005E revenue	70%	30%	182
Pro forma FY2006E revenue	70%	30%	180

      However, because of the inherent uncertainties embodied in the estimates and assumptions regarding the business, operations and prospects of the combined company, Deutsche Bank believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of this contribution analysis and accordingly also made qualitative judgments concerning the financial and operating characteristics and prospects of the Infineon Fiber Optics Business and Finisar operating as a combined company. Accordingly, using the relative contribution percentages as a general guide, Deutsche Bank calculated a range of implied enterprise values of $100 million to $150 million based on a range of the contribution by the Infineon Fiber Optics Business to the combined company of 19% to 26% prior to adjusting for each company’s respective net debt position. Deutsche Bank compared this range of values to the implied enterprise value for the Infineon Fiber Optics Business of approximately $148 million based on the value of the transaction consideration as of October 7, 2004 and noted that the approximately $148 million implied enterprise value was within the $100 million to $150 million range of values.

      Deutsche Bank noted that it also reviewed the contribution of each of the Infineon Fiber Optics Business and Finisar to estimated gross profit, estimated operating income, and estimated EBITDA, in each case for fiscal years 2004, 2005 and 2006. The results of the analysis were not meaningful.

      Synergy Analysis. Based on the fiscal years 2004, 2005 and 2006 projections for both the Infineon Fiber Optics Business and Finisar, and assuming full realization of estimated synergies as a result of the acquisition, Deutsche Bank observed the following:

			Implied Enterprise
		Contribution of the	Value of the
	Finisar’s	Infineon Fiber	Infineon Fiber
	Contribution to	Optics Business to	Optics Business
	Combined Company	Combined Company	(Millions)

Pro forma FY2004E revenue	58%	42%	$313
Pro forma FY2004E gross profit	55%	45%	193
Pro forma FY2005E revenue	70%	30%	182
Pro forma FY2005E gross profit	89%	11%	46
Pro forma FY2006E revenue	70%	30%	180
Pro forma FY2006E gross profit	79%	21%	90
Pro forma FY2006E operating income	50%	50%	215
Pro forma FY2006E EBITDA	64%	36%	244

      However, because of the inherent uncertainties embodied in the estimates and assumptions regarding the business, operations and prospects of the combined company, Deutsche Bank believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of this contribution analysis and accordingly also made qualitative judgments concerning the financial and operating characteristics and prospects of the Infineon Fiber Optics Business and Finisar operating as a combined company. Accordingly, using the relative contribution percentages as a general guide, Deutsche Bank calculated a range of implied enterprise values of $140 million to $200 million based on a range of the contribution by the Infineon Fiber Optics Business to the combined company of 25% to 32% prior to adjusting for each company’s respective net debt position. Deutsche Bank compared this range of values to the implied enterprise value for the Infineon Fiber Optics Business of approximately $148 million based on the value of the transaction consideration as of October 7, 2004 and noted that the approximately $148 million implied enterprise value was within the $140 million to $200 million range of values.

      Deutsche Bank noted that it also reviewed the contribution of each of the Infineon Fiber Optics Business and Finisar to estimated operating income for fiscal years 2004 and 2005 and estimated EBITDA for fiscal years 2004 and 2005. The results of the analysis were not meaningful.

      The above analyses exclude any non-recurring expenses relating to the acquisition due to the difficulty of quantifying and attributing non-recurring expenses relating to the acquisition, Finisar or the Infineon Fiber Optics Business. Any such expenses would only be attributable to the pro forma combined company.

      The preceding summary describes all analyses and factors that Deutsche Bank deemed material in its presentation to Finisar’s board of directors, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of its analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying its opinion. In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses.

      In conducting its analyses and arriving at its opinion, Deutsche Bank used a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the Finisar board of directors as to the fairness, from a financial point of view, to Finisar of the purchase price to be paid by Finisar to Infineon in the acquisition and do not purport to be appraisals or necessarily to reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, Deutsche Bank made, and was provided by Infineon,

Finisar and management of the Infineon Fiber Optics Business with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Finisar’s or Infineon’s control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than those suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Infineon, Finisar, or their respective advisors, neither Finisar nor Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

      The terms of the acquisition were determined through negotiations between Finisar and Infineon and were approved by the Finisar board of directors. Although Deutsche Bank provided advice to Finisar during the course of these negotiations, the decision to enter into the acquisition was solely that of the Finisar board of directors. As described above, the opinion and presentation of Deutsche Bank to the Finisar board of directors were only one of a number of factors taken into consideration by the Finisar board of directors in making its determination to approve the acquisition. Deutsche Bank’s opinion was provided to the Finisar board of directors to assist it in connection with its consideration of the acquisition and does not constitute a recommendation to any stockholder as to how to vote with respect to the acquisition or any other matter.

      Finisar selected Deutsche Bank as financial advisor in connection with the acquisition based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions. Finisar has retained Deutsche Bank pursuant to an engagement letter dated February 4, 2004. Deutsche Bank will be paid a fee of up to $3,000,000 for its services as financial advisor to Finisar in connection with the acquisition, of which $2,100,000 is contingent upon consummation of the acquisition.

      Regardless of whether the acquisition is consummated, Finisar has agreed to reimburse Deutsche Bank for reasonable fees and disbursements of Deutsche Bank’s counsel and Deutsche Bank’s reasonable travel and other out-of-pocket expenses incurred in connection with the acquisition or otherwise arising out of the retention of Deutsche Bank under the engagement letter.

      Finisar has also agreed to indemnify Deutsche Bank and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the acquisition.

      Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank and its affiliates have provided no financial services to Finisar or its affiliates over the past two years other than in connection with the proposed acquisition of the Infineon Fiber Optics Business. Deutsche Bank and its affiliates may actively trade securities and other instruments and obligations of Finisar or Infineon for their own account or the account of their customers. Accordingly, Deutsche Bank may at any time hold a long or short position in such securities, instruments and obligations. As of the date of Deutsche Bank’s opinion, Deutsche Bank beneficially owned approximately 0.7% of Finisar’s outstanding common stock. As of the date hereof, Deutsche Bank beneficially owns approximately 0.7% of Finisar’s outstanding common stock.

Completion and Effectiveness of the Acquisition

      The acquisition of the Infineon Fiber Optics Business is expected to be completed on the last day of the calendar month in which all of the closing conditions set forth in the purchase agreement have been satisfied or waived, including approval of the issuance of shares of Finisar common stock in connection with the acquisition by Finisar’s stockholders. We expect to complete the acquisition during the fourth calendar quarter of 2004. However, because the acquisition is subject to the satisfaction of certain conditions, we cannot predict exactly when the closing will occur.

Business and Assets to be Acquired

      Pursuant to the purchase agreement, Finisar will acquire all of the outstanding capital stock of IF FO, with facilities in Germany, and IF Trutnov, with facilities in the Czech Republic, two wholly-owned subsidiaries of Infineon engaged exclusively in the Infineon Fiber Optics Business, and will purchase certain other assets and assume certain liabilities of Infineon and other Infineon subsidiaries related to the Infineon Fiber Optics Business. Among other things, Finisar will acquire certain facilities, product lines, employees and equipment, as well as intellectual property, including approximately 450 patent families owned by IF FO. The purchase agreement also provides that certain service and supply agreements between Infineon and IF FO will continue in effect following the completion of the acquisition of the Infineon Fiber Optics Business. See “The Purchase Agreement — Transition Agreements” below for a description of these service and supply agreements between Infineon and IF FO.

Consideration

      As consideration for the acquisition of the Infineon Fiber Optics Business, Finisar will pay €200,148 (approximately $240,180) in cash and will issue to Infineon approximately 109,850,000 shares of Finisar common stock, subject to adjustment in accordance with the purchase agreement which, based on the number of shares outstanding as of September 30, 2004, would constitute approximately 33% of the outstanding common stock of Finisar on a post-transaction basis. Finisar does not anticipate that the adjustment in the number of shares to be issued to Infineon will be material. See “The Purchase Agreement — Consideration” below for a description of the adjustments to the number of shares of Finisar common stock to be issued to Infineon.

Finisar Board of Directors Following the Acquisition

      Following the acquisition, the board of directors of Finisar will consist of six members, including Thomas Seifert, Chief Executive Officer of Infineon’s Memory Products Business Group, and Finisar’s current directors, Roger C. Ferguson, Harold E. Hughes, Jr., Frank H. Levinson, Larry D. Mitchell and Jerry S. Rawls.

Regulatory Matters; Antitrust Clearances

      As a condition to the obligations of Finisar and Infineon to complete the acquisition, the waiting period under the HSR Act must have expired or been terminated. Finisar and Infineon made the required filings under the HSR Act with the Department of Justice and the Federal Trade Commission on June 15, 2004, and the waiting period expired on July 15, 2004.

      In addition to the U.S. regulatory antitrust requirements under the HSR Act, the acquisition is subject to foreign antitrust laws and foreign governmental approval requirements, which require the companies to make filings with applicable foreign governmental authorities. Finisar and Infineon have made the required filings with regulatory authorities in the Czech Republic and Germany and have been notified that such authorities will not initiate proceedings with respect to the acquisition.

      Although certain regulatory approvals have been obtained, any federal, state or foreign governmental entity or any private person may challenge the acquisition at any time before or after its completion.

Integration and Restructuring

      In order to be successful, Finisar will be required to integrate the operations of the Infineon Fiber Optics Business with Finisar’s operations and restructure certain business units within the Infineon Fiber Optics Business to increase efficiency and reduce costs. Subsequent to the execution of the original purchase agreement on April 29, 2004, Finisar began detailed planning for this integration and restructuring process.

      Key elements of Finisar’s current restructuring plan include:

•	the transfer of a portion of the manufacturing operations being conducted at the Infineon Fiber Optics Business facility in Trutnov, Czech Republic to Finisar’s manufacturing facility in Ipoh, Malaysia; and

•	a reduction in the operations being conducted at the Infineon Fiber Optics Business facilities in Munich, Berlin and Longmont, Colorado.

      In the amended purchase agreement, entered into on October 11, 2004, Infineon agreed to absorb a significant portion of the restructuring costs, including a portion of the employee severance costs to be incurred and all costs related to the restoration and refurbishment of the Munich facility.

      Finisar currently estimates that the restructuring costs it will be required to bear will total approximately $13 million over approximately four fiscal quarters following the closing of the acquisition. However, planning for the restructuring is a complex process that is ongoing, and Finisar may modify the restructuring plan in ways that will increase costs over those currently expected. In addition, unanticipated costs could arise during the implementation of the restructuring plan. In the event that actual restructuring costs are significantly greater than currently anticipated, Finisar’s cash flow and financial position would be harmed.

Accounting Treatment

      The acquisition of the Infineon Fiber Optics Business will be accounted for as a “purchase” for accounting and financial reporting purposes, in accordance with accounting principles generally accepted in the United States. After the acquisition, the results of operations of the Infineon Fiber Optics Business will be included in the consolidated financial statements of Finisar. The purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Pursuant to Statements of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets,” goodwill arising from the acquisition will not be subject to amortization over its estimated useful life. Rather, goodwill will be subject to at least annual assessment for impairment based on a fair value test. Identified intangible assets with finite lives will be amortized over those lives. A final determination of the intangible asset values and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. We will determine the fair value of assets and liabilities and will make appropriate business combination accounting adjustments following the consummation of the acquisition. However, for purposes of preparing the unaudited pro forma information included in this proxy statement, we have made a preliminary determination of the purchase price allocations, based upon current estimates and assumptions, which are subject to revision following consummation of the transaction.

Appraisal Rights

      Under Delaware law, Finisar stockholders are not entitled to appraisal rights as a result of the acquisition of the Infineon Fiber Optics Business or to demand payment for their shares under applicable law.

Listing on The Nasdaq Stock Market of Shares to be Issued in the Acquisition

      It is a condition to the closing of the acquisition that the shares of Finisar common stock to be issued to Infineon shall have been authorized for listing on Nasdaq, subject to official notice of issuance.

THE PURCHASE AGREEMENT

      This section of the proxy statement is a summary of the material terms of the purchase agreement, a copy of which is attached as Annex A to this proxy statement. The following description does not purport to be complete and is qualified in its entirety by reference to the purchase agreement. You should refer to the full text of the purchase agreement for details concerning the terms of the acquisition.

General

      Pursuant to the purchase agreement, Finisar will acquire IF FO and IF Trutnov, two wholly-owned subsidiaries of Infineon engaged exclusively in the Infineon Fiber Optics Business, and will purchase certain other assets and assume certain liabilities of the Infineon Fiber Optics Business. Among other things, Finisar will acquire certain facilities, product lines, employees and equipment, as well as intellectual property, including approximately 450 patent families owned by IF FO. As consideration for the acquisition of the Infineon Fiber Optics Business, Finisar will issue to Infineon shares of Finisar common stock, representing approximately 33% of the outstanding common stock of Finisar on a post-transaction basis. The purchase agreement also provides that certain service and supply agreements between Infineon and IF FO will continue in effect during a transition period following the completion of the acquisition. These agreements are described below in the section entitled “Other Agreements Related to the Acquisition.”

      The acquisition of the Infineon Fiber Optics Business be completed on the last day of the month in which all of the closing conditions set forth in the purchase agreement have been satisfied or waived, including approval by Finisar’s stockholders of the issuance of shares of Finisar common stock in connection with the acquisition, or on such other date as the parties shall agree upon. We expect to complete the acquisition during the fourth calendar quarter of 2004. However, because the acquisition is subject to the satisfaction of certain conditions, we cannot predict exactly when the closing will occur.

Consideration

      The purchase agreement provides that, as consideration for the Infineon Fiber Optics Business, Finisar will pay €200,148 (approximately $240,180) in cash and will issue to Infineon 109,850,000 shares of Finisar common stock, such number of shares to be:

•	reduced by the number of shares equal in value to the financial debt obligations of the Infineon Fiber Optics Business as of the last day of the fiscal month of Infineon in which the closing conditions have been satisfied or waived (the “Effective Date”);

•	increased by the number of shares equal in value to the cash, cash equivalents and intercompany receivables of the Infineon Fiber Optics Business as of the Effective Date;

•	increased or reduced by the number of shares equal in value to the amount by which the working capital of the Infineon Fiber Optics Business as of the Effective Date exceeds or falls below specified amounts;

•	reduced by the number of shares equal in value to certain assets of the Infineon Fiber Optics Business that will be retained by Infineon, measured as of the Effective Date; and

•	increased or reduced by the number of shares equal in value to the average daily earnings or loss before interest and taxes of the Infineon Fiber Optics Business during the last fiscal quarter preceding the closing date multiplied by the number of days between the business day following the day on which all of the closing conditions have been satisfied or waived and the Effective Date.

      We do not anticipate that the net adjustment in the number of shares to be issued to Infineon resulting from these factors will be material.

Representations and Warranties (Guarantees)

      The purchase agreement contains customary representations and warranties (referred to in the purchase agreement as guarantees) of each of Finisar and Infineon, subject to qualifications set forth in the purchase agreement, relating to the following matters:

•	the authorization, execution, delivery and enforceability of the purchase agreement;

•	the absence of conflicts under charters or bylaws and required consents or approvals;

•	capital structure;

•	the absence of bankruptcy proceedings;

•	the existence, validity, and status of material contracts and agreements;

•	intellectual property used to conduct each business;

•	litigation;

•	insurance;

•	material assets;

•	the existence and status of permits related to each business;

•	employment matters;

•	the preparation of financial statements and the accuracy thereof;

•	the timely filing of documents and financial statements with the Securities and Exchange Commission (the “SEC”) and the accuracy of information contained therein;

•	the absence of material adverse changes or events;

•	the timely filing of tax returns and other tax-related matters;

•	environmental matters;

•	actions taken by Finisar’s board of directors with respect to the Rights Agreement, dated as of September 25, 2002, between Finisar and American Stock Transfer & Trust Company;

•	the opinion of Finisar’s financial advisor; and

•	payments of finders’ fees.

Covenants and Agreements

      The purchase agreement provides that, until the completion of the acquisition or the termination of the purchase agreement, Infineon will, and will use commercially reasonable efforts to cause its subsidiaries to:

•	preserve relationships with customers, vendors and others having business dealings with the Infineon Fiber Optics Business;

•	preserve the assets of the Infineon Fiber Optics Business in good working condition, reasonable wear and tear excepted;

•	maintain insurance for the Infineon Fiber Optics Business in effect;

•	maintain accounting procedures consistent with past practice; and

•	operate the Infineon Fiber Optics Business in the ordinary course consistent with past practices.

      In addition, the purchase agreement provides that, until the completion of the acquisition or the termination of the purchase agreement, Infineon will not take any of the following actions with respect to the

Infineon Fiber Optics Business without consulting with Finisar, except in the ordinary course of business and consistent with past practices:

•	permit any of its material assets to be subjected to any mortgage, pledge, lien, security, interest, encumbrance or charge of any kind, except for those arising by operation of law;

•	make any material capital expenditure exceeding an amount of €500,000 or enter into any material contract or material commitment with onerous terms which are not consistent with past practices;

•	grant any increase in wages, salaries, bonus or other remuneration of any employee;

•	cancel or waive any claims or rights of substantial value;

•	enter into any agreement relating to the acquisition or disposition of any material assets or interest in companies or businesses, except for sales of products in the ordinary course of business;

•	enter into any agreements with customers or suppliers which involve payment obligations of more than €500,000 per annum; or

•	undertake an obligation, whether or not in writing, to do any of the foregoing.

      The purchase agreement also provides that, effective upon the completion of the acquisition, Finisar will:

•	assume the obligations of Infineon under a letter of comfort issued to Bayerische Hypotheken-und Vereinsbank AG for the benefit of IF Trutnov to enable IF Trutnov to provide security for customs duties and indemnify Infineon from any obligations or liabilities arising out of the letter of comfort after the closing;

•	provide an unconditional bank guarantee in the amount of €400,000 to secure the payment of salaries and severance payments owed to former employees of IF FO pursuant to existing obligations;

•	procure insurance coverage for the Infineon Fiber Optics Business; and

•	take actions to remove the name “Infineon” from any assets or properties of the Infineon Fiber Optics Business, cease using the name “Infineon” in marketing materials or in any other way in business activities as soon as practicable after the closing, but in no event later than six months after the closing.

      The purchase agreement also contains covenants regarding the preparation and filing of this proxy statement and the meeting of Finisar’s stockholders. The parties agreed that:

•	Finisar would file this proxy statement as promptly as practicable after the date of the purchase agreement, and Infineon would provide information concerning Infineon that Finisar reasonably requests in connection with the preparation of the proxy statement;

•	the proxy statement will include the recommendation of Finisar’s board of directors that Finisar’s stockholders vote in favor of the issuance of Finisar common stock to Infineon in connection with the acquisition; provided, however, that the board of directors may withdraw, modify or change such recommendation to the extent the board of directors determines in good faith after consultation with independent legal counsel that the failure to withdraw, modify or change its recommendation would cause the board of directors to breach its fiduciary duties to Finisar’s stockholders under applicable law;

•	Finisar will use its best efforts to hold the meeting of its stockholders as soon as practicable after the proxy statement is cleared by the SEC; and

•	Finisar will use its reasonable efforts to solicit from its stockholders proxies in favor of the issuance of Finisar common stock to Infineon and shall take all other action necessary or advisable to secure the vote or consent of its stockholders required under Delaware law.

Conditions to the Completion of the Acquisition

      The obligations of Finisar and Infineon to complete the acquisition are subject to satisfaction or waiver of the following closing conditions:

•	Finisar stockholders must approve the issuance of Finisar common stock in connection with the acquisition;

•	applicable notification and waiting period requirements under the HSR Act and under the applicable merger control regulations of Germany and the Czech Republic must have been satisfied;

•	the shares of Finisar common stock to be issued in connection with the acquisition shall have been authorized for listing on Nasdaq, subject to official notice of issuance; and

•	no change, condition, event or development shall have occurred with respect to the other party (or, in the case of Infineon, the Infineon Fiber Optics Business) that has had or could reasonably be expected to have a material adverse effect on such party; provided, however that none of the following shall be deemed in themselves, either alone or in combination, to constitute a material adverse effect:

•	adverse changes, events, developments or effects reasonably attributable to the execution or announcement of the purchase agreement;

•	changes in Finisar’s stock price or trading volume;

•	failure by Finisar or the Infineon Fiber Optics Business to achieve projected revenue or operating results;

•	adverse changes, events, developments or effects arising from or relating to general business or economic conditions or the general conditions of the industry in which the Infineon Fiber Optics Business operates which are not specific to the Infineon Fiber Optics Business or changes resulting from conditions affecting the industry in which Finisar operates which are not specific to Finisar;

•	any adverse change, result, event, development or effect arising from or relating to any change in United States generally accepted accounting principles;

•	any outbreak or escalation of hostilities involving the United States or Germany or the occurrence of any act of terrorism (except acts directed specifically at the Infineon Fiber Optics Business, in the case of Infineon, or Finisar or its subsidiaries, in the case of Finisar); and

•	adverse changes, conditions, events or developments which have lead to, or would reasonably be expected to lead to, losses which in the aggregate, do not exceed €25 million (approximately $30.7 million).

      Notwithstanding the occurrence of an event having a material adverse effect on one of the parties, the other party shall be obligated to proceed with the transaction, if the affected party agrees to (i) share any resulting losses of the other party in excess of €25 million not otherwise covered by the affected party’s representations and warranties on a 50:50 basis and (ii) indemnify the affected party for all resulting losses exceeding €50 million (approximately $61.7 million).

Termination

      The purchase agreement may be terminated before the transactions are completed:

•	by mutual consent of Finisar and Infineon;

•	by either party, if the conditions to closing have not been fulfilled by March 31, 2005 through no fault of the terminating party unless the delay is the result of the pending review of this proxy statement by the SEC;

•	by either party, if the required approval of the stockholders of Finisar is not obtained;

•	by Infineon if Finisar’s board of directors withdraws, or modifies in a manner substantially adverse to Infineon, its recommendation that Finisar’s stockholders approve the issuance of Finisar common stock to Infineon in connection with the acquisition of the Infineon Fiber Optics Business; or

•	by either party, in the event that any change, condition, event or development shall have occurred that has had, or could reasonably be expected to have, a material adverse effect on the other party (subject to the limitations described above) unless the other party agrees to indemnify the first party against resulting losses (subject to the limitations and threshold amounts described above).

      If Infineon terminates the purchase agreement due to the withdrawal or modification by Finisar’s board of directors of its recommendation that Finisar’s stockholders approve the issuance of Finisar common stock to Infineon, Finisar will be obligated to pay Infineon a termination fee of $5,000,000 in cash. If either Infineon or Finisar terminates the purchase agreement due to the failure of Finisar’s stockholders to approve the issuance of Finisar common stock of Infineon, in circumstances where the termination fee is not payable, Finisar will be obligated to reimburse Infineon for all of Infineon’s reasonable attorneys fees and other out-of-pocket expenses incurred in connection with negotiation and execution of the purchase agreement.

Indemnification

      General. In general, Infineon and Finisar will each be required to indemnify the other for losses arising from breaches of its representations and warranties set forth in the purchase agreement.

      Limitations. The parties’ indemnification obligations are subject to a number of limitations and qualifications, including the following:

•	Subject to certain exceptions, indemnification claims must be asserted by December 31, 2005;

•	No individual indemnification claim may be made for less than €500,000 (approximately $617,000) (“De Minimus Claims”), or until the aggregate amount of all claims (excluding De Minimus Claims) exceeds €5 million (approximately $6.2) (the “Deductible”);

•	The aggregate indemnification liability of either party is limited to an amount equal to 20% of the consideration paid by Finisar for the Infineon Fiber Optics Business (the “Liability Cap”); and

•	Infineon may elect to satisfy its indemnification obligation in cash or by the return of shares of Finisar common stock, valued at a per share price of $1.33 (the average closing sale price of the common stock for the five trading days ending on October 11, 2004, the date the purchase agreement was signed).

      Based on the market value of the Finisar common stock as of                     , 2004 of $          per share, the Liability Cap for each party would be approximately $          .

      Special Indemnification Provisions. In addition to these general indemnification obligations, the purchase agreement contains the following special indemnification provisions:

•	Subject to various limitations and qualifications, Infineon is required to indemnify Finisar for certain specified environmental liabilities arising out of conditions existing at or prior to the closing date. Any liability subject to such indemnification shall be shared by Finisar and Infineon, as follows, based on the time when such liability is first asserted:

Year After the
Closing Date	Finisar	Infineon

Year 1	20%	80%
Year 2	30%	70%
Year 3	50%	50%
Year 4	70%	30%
Thereafter	100%	0%

•	Subject to various limitations and qualifications, Infineon is required to indemnify Finisar for the payment of taxes relating to the Infineon Fiber Optics Business for accounting periods ending before the Effective Date; and

•	Infineon is required to indemnify Finisar against losses arising out of certain pending litigation and claims, to the extent such losses relate to the operation of the Infineon Fiber Optics Business through the closing date. Finisar is required to indemnify Infineon against losses arising out of such litigation and claims, to the extent such losses relate to the operation of the Infineon Fiber Optics Business after the closing date. The parties’ respective obligations under these provisions are not subject to the exclusion of De Minimus Claims or to the Deductible or the Liability Cap.

Non-Compete Agreement

      Under the purchase agreement, Infineon agreed that, for a period of three years following the closing of the acquisition, it will not, directly or indirectly, manufacture, develop or sell any fiber optical products similar to or derivative of the products being sold or under development by the Infineon Fiber Optics Business as of the closing date. Infineon will not be prevented, however, from:

•	holding, directly or indirectly, ownership of an equity interest not greater than 20% in an entity engaged in such competing activities; and

•	acquiring, directly or indirectly, shares in, or the assets or undertaking of, any entity which carries on such competing activities, provided (i) that such competing activities do not constitute the principal activities of the entity or business acquired, and (ii) that Infineon shall cease to carry on, or have such competing business cease carrying on, such competing activities within one year from completion of the relevant acquisition, unless (a) the competing business or interest therein was acquired by Infineon as part of a larger acquisition and the value properly attributable to the competing activities did not at the date of acquisition amount to more than 20% of the value of such larger acquisition taken as a whole; or (b) the revenues of the competing business during four consecutive calendar quarters prior to the acquisition were less than 50% of the revenues of Finisar in the corresponding period.

      In addition, Finisar and Infineon each agreed that, for a period of one year following the closing date, it will not solicit for employment any employees of or consultants to the other party or its subsidiaries (except, in Infineon’s case, employees of the Infineon Fiber Optics Business). In the case of certain identified key employees of the Infineon Fiber Optics Business, Infineon’s non-solicitation obligations extend for two years following the closing date.

Restructuring and Integration Matters

      Under the purchase agreement, Infineon agreed to use its reasonable efforts to assist Finisar in planning for and implementing, in an efficient and cost-effective manner, Finisar’s plan for restructuring the Infineon Fiber Optics Business following the closing of the acquisition. In this regard, the parties agreed that:

•	Infineon will use its reasonable efforts to identify opportunities to find suitable employment for terminated employees of the Infineon Fiber Optics Business with other Infineon business units;

•	The parties will jointly participate in the negotiation of severance plans, social plans and termination agreements to be entered into with employees of IF FO and IF Trutnov, and Infineon will bear a portion of the severance costs related to termination of such employees;

•	Finisar will make offers of employment to certain employees of the Infineon Fiber Optics Business located in the United States; and

•	Infineon will bear all costs related to the restoration or refurbishment of the Munich, Germany facility.

Amendments and Waivers

      The parties may amend the purchase agreement by execution of a written instrument at any time before or after approval of the issuance of shares of Finisar common stock by Finisar’s stockholders; provided, however, that after Finisar’s stockholders have approved the issuance of Finisar common stock in connection with the acquisition, the parties may not amend the purchase agreement in any manner that, by law or in accordance with the rules of Nasdaq, requires further approval by the Finisar stockholders without the approval of the Finisar stockholders first having been obtained. At any time prior to the closing of the acquisition, either party may, to the extent legally allowed, extend the time for performance of any of the obligations or other acts of the other party or waive compliance with any of the agreements or conditions for the benefit of such party contained in the purchase agreement.

Fees and Expenses

      Whether or not the transactions contemplated by the purchase agreement are completed, each party will pay all fees and expenses incurred by it in connection with the transactions contemplated by the purchase agreement, except as specifically provided in the purchase agreement. Finisar will be responsible for the payment of any sales, transfer or stamp taxes payable in connection with the transactions contemplated by the purchase agreement.

Applicable Law; Dispute Resolution

      The purchase agreement is to be governed by, and construed in accordance with, the laws of the Federal Republic of Germany. All disputes arising in connection with the purchase agreement or its validity will be finally settled by three arbitrators in accordance with the Arbitration Rules of the German Institution of Arbitration, in arbitration proceedings in Munich conducted in the English language.

OTHER AGREEMENTS RELATED TO THE ACQUISITION

Voting Agreements

      In connection with the execution of the purchase agreement, Jerry S. Rawls, Finisar’s President and Chief Executive Officer, and Frank H. Levinson, Finisar’s Chairman and Chief Technical Officer, have entered into voting agreements with Infineon pursuant to which, among other things, each of them agreed, solely in his capacity as a stockholder, to vote all of his shares of Finisar common stock (i) in favor of the acquisition of the Infineon Fiber Optics Business and the purchase agreement, and any matter which would, or could reasonably by expected to, facilitate the acquisition (including the issuance of the shares of Finisar common stock to Infineon) and (ii) against any action, proposal, agreement or transaction in opposition to or in competition with consummation of the acquisition and the purchase agreement or which would, or could reasonably be expected to, prohibit, delay, interfere with or discourage the acquisition. In addition, each of these stockholders agreed to be present in person or by proxy at all Finisar stockholder meetings so that all of their voting securities will be counted for the purpose of determining the presence of a quorum. As of September 30, 2004, Messrs. Rawls and Levinson owned an aggregate of 34.7 million shares of Finisar common stock, representing approximately 15.5% of the outstanding shares.

      Pursuant to these voting agreements, subject to certain exceptions, Messrs. Rawls and Levinson also agreed not to transfer the Finisar common stock and options owned or acquired, either directly or indirectly, by them or their voting rights with respect to such shares until the earlier of the termination of the purchase agreement or the completion of the acquisition of the Infineon Fiber Optics Business, unless such transfer is made in compliance with the voting agreements.

      In addition, pursuant to these voting agreements, Messrs. Rawls and Levinson each agreed, following the closing of the acquisition, to be present and vote their shares in favor of the election of the nominee of Infineon (designated pursuant to the stockholder agreement discussed below) as a member of the Finisar board of directors at each meeting of Finisar stockholders at which directors are to be elected.

      Except for the provisions relating to the election to Finisar’s board of directors of a nominee designated by Infineon, these voting agreements will terminate upon the earlier to occur of the termination of the purchase agreement or the completion of the acquisition. The voting agreements will terminate in their entirety at such time as Infineon holds less than 5% of Finisar’s outstanding voting stock.

Stockholder Agreement

      In connection with the execution of the purchase agreement, Finisar and Infineon have entered into a stockholder agreement to provide for certain rights and obligations of the parties with respect to the shares of Finisar common stock to be issued to Infineon in connection with the acquisition of the Infineon Fiber Optics Business, and certain related corporate matters. The principal terms of the stockholder agreement, as amended on October 11, 2004, are summarized below.

      Board Representation. The stockholder agreement provides that Finisar will cause Infineon’s designated representative to be elected to serve as a member of the Finisar board of directors, effective immediately after the closing of the acquisition and, thereafter, will cause Infineon’s designated representative to be nominated for election to the board at annual meetings of the stockholders. Infineon has designated Thomas Seifert, Chief Executive Officer of its Memory Products Business Group, to serve as its initial representative on the Finisar board.

      Voting Obligations of Infineon. The stockholder agreement provides that Infineon will vote its shares of Finisar common stock for the election of the nominees for director designated by Finisar’s board of directors at each meeting of Finisar’s stockholders at which directors are to be elected. The stockholder agreement also provides that, in the event of any proposed transaction between Finisar and Infineon that is submitted to Finisar’s stockholders for approval, Infineon will vote its shares of Finisar common stock in the same proportion as all shares that are not owned by Infineon are voted with regard to such proposed transaction.

      Standstill Restrictions. The stockholder agreement provides that, except with the prior approval of a majority of the members of Finisar’s board of directors (excluding any director designated for election by Infineon), subject to certain exceptions, Infineon will not:

•	acquire, either directly or indirectly, agree to acquire or make a tender or exchange offer to acquire any voting securities of Finisar;

•	solicit proxies in respect of any voting securities of Finisar;

•	enter into any arrangement or agreement with respect to the voting of voting securities of Finisar; or

•	form or join a group for the purpose of voting, holding, purchasing or disposing of voting securities of Finisar, or taking any of the other prohibited actions described above.

      These standstill restrictions will be suspended in the event that any person or group, without the prior approval of the Finisar board of directors, commences a tender offer for Finisar securities, acquires more than 20% of the then-outstanding voting securities of Finisar or commences or publicly announces its intention to seek to effect a transaction that would result in a change of control of Finisar.

      Restrictions on Transfer. The stockholder agreement provides for the following restrictions on the transfer of voting securities of Finisar by Infineon:

•	Infineon may not transfer any shares to certain specified direct competitors of Finisar;

•	Except with the approval of a majority of the members of Finisar’s board of directors (excluding any director designated for election by Infineon), Infineon may not sell or transfer:

•	more than 40,000,000 shares during the first three-month period commencing on the closing date; or

•	more than 15,000,000 shares during any consecutive three-month period thereafter (provided that any shares not sold, as so permitted, during any three-month period will be eligible for sale in subsequent periods); and

•	Infineon is required to cooperate with Finisar in order to effect the orderly disposition of shares that it is permitted to sell.

      Termination. The rights and obligations of the parties under the stockholder agreement will terminate at such time as Infineon owns less than 5% of the outstanding voting securities of Finisar.

Registration Rights Agreement

      Finisar and Infineon have entered into a registration rights agreement, the principal terms of which are summarized below.

      Registration Rights; Demand Registration Rights; Piggyback Registration Rights. Finisar will use its commercially reasonable efforts to cause the securities acquired by Infineon in connection with the acquisition to be registered under the Securities Act as soon as practicable following the closing of the acquisition, but in no case later than 15 business days after the closing date. Infineon also has the right to demand that Finisar file up to five registration statements covering the securities acquired by Infineon pursuant to the acquisition and will also have piggyback registration rights effective upon the closing of the transaction, subject, in the latter case, to certain limitations related to underwriter cut-backs. These registration rights, including the demand and piggyback registration rights, will terminate on the date when all registrable securities held by Infineon may be sold immediately under Rule 144(k) under the Securities Act during any 90-day period.

      Market Stand-off. In connection with any public offering of securities of Finisar and upon the request of the underwriters managing any underwritten offering, Infineon will not dispose of Finisar securities held as of the date of the stockholder agreement or acquired after that date for a period of 90 days after the effective date of the registration statement for any such offering, except as part of the registered offering.

Transition Agreements

      In March 2004, as part of an internal reorganization, Infineon transferred to its subsidiary, IF FO, a portion of the Infineon Fiber Optics Business formerly conducted directly by Infineon. In connection with this transfer, Infineon and IF FO entered into a number of agreements (the “Transition Agreements”) under which Infineon agreed to provide services and facilities and supply components to IF FO. For additional information regarding this reorganization, see “Description of the Infineon Fiber Optics Business — History; the Carve-Out Transactions” on page 68.

      In the purchase agreement, Finisar and Infineon agreed that certain of the Transition Agreements would be terminated, that others would be modified and, as so modified, would remain in effect as between Infineon and IF FO (as a subsidiary of Finisar) and that others would be renegotiated, in some cases subject to agreed-upon principles.

      The principal Transition Agreements that will remain in effect, in their current form or as amended or renegotiated, are:

•	transition services agreements, pursuant to which Infineon will continue to provide accounting, human resources, failure analysis and information services to IF FO during a transition period following the closing;

•	a distribution agreement under which Infineon provides certain demand fulfillment and logistic services for IF FO, which Finisar may elect to extend for up to six months following the closing;

•	a chip supply agreement under which Infineon will continue to supply integrated circuits to IF FO following the closing;

•	a product supply agreement, under which Infineon will continue to supply plastic optical fiber, or POF, components to IF FO following the closing and will grant IF FO extended payment terms for components shipped within 21 months following the closing;

•	agreements under which IF FO will provide development services in support of Infineon’s obligations under certain government - subsidized research projects; and

•	rental agreements pursuant to which IF FO will continue to occupy certain facilities owned by Infineon following the closing.

      The terms of these agreements are generally reflective of the arrangements that are currently in place and, except for the extended payment terms under the product supply agreement, are comparable to market rates for the services and products to be provided under the agreements. Finisar will be dependent on support from Infineon under these agreements for varying transition periods following the closing of the acquisition. Should Infineon fail, for any reason, to provide such support, the business and operating results of the combined company would likely be harmed.

DESCRIPTION OF FINISAR

      Finisar is a leading provider of fiber optic subsystems and network performance test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet local area networks, or LANs, Fibre Channel storage area networks, or SANs, and metropolitan access networks, or MANs using IP and SONET/ SDH-based protocols. Finisar is focused on the application of digital fiber optics to provide a broad line of high-performance, reliable, value-added optical subsystems for data networking and storage equipment manufacturers. Finisar’s line of optical subsystems supports a wide range of network applications, transmission speeds, distances, physical mediums and configurations. Finisar also provides network performance test and monitoring systems to original equipment manufacturers for testing and validating equipment designs and to operators of networking and storage data centers for testing, monitoring and troubleshooting the performance of their systems.

      Additional information regarding Finisar is contained in our filings with the SEC. See “Where You Can Find More Information” on page 116.

DESCRIPTION OF THE INFINEON FIBER OPTICS BUSINESS

Overview

      The Infineon Fiber Optics Business consists of the fiber optic modules, components and plastic optical fiber, or POF, business of Infineon. Headquartered in Berlin, Germany, the Infineon Fiber Optics Business develops, produces and markets fiber optic modules, components and plastic optical fiber products for the data communications, telecommunications and automotive industries.

      The Infineon Fiber Optics Business has operations in Germany, the Czech Republic, Japan, Hong Kong, Taiwan and the United States. Two wholly-owned subsidiaries of Infineon, IF FO and IF Trutnov, are engaged exclusively in the conduct of the Infineon Fiber Optics Business. Infineon and other of its direct and indirect subsidiaries are also engaged in supporting the Infineon Fiber Optics Business.

      The Infineon Fiber Optics Business has been active in the fiber optics industry for many years and is currently one of the world’s leading manufacturers of active fiber optic components. In the fiscal year ended September 30, 2003, the Infineon Fiber Optics Business generated net sales of approximately €108 million (approximately $133.3 million) and incurred a net loss of approximately €70 million (approximately $86.4 million). In the six months ended March 31, 2004, the Infineon Fiber Optics Business generated net sales of approximately €54 million (approximately $67.9 million) and incurred a net loss of approximately €28 million (approximately $34.6 million).

History; the Carve-out Transactions

History

      In 1982, Siemens AG (“Siemens”) entered the market for optical components with its first 1.3 μm LED-based multi-mode transceiver. Two years later, Siemens founded its “Werk für optische Bauelemente,” or plant for optical components, in Munich. The production of components started one year later in Berlin. In 1997, the optical component business of Siemens was integrated into the Siemens Semiconductor Group, which was later carved-out as part of Infineon in 1999. Beginning in 1999, the Infineon Fiber Optics Business was conducted as an integrated part of Infineon.

The Carve-Out Transactions

      In 2001, the Infineon Fiber Optics Business transferred its chip-on-board production to AEMtec GmbH (“AEMtec”), based in Berlin, Germany, in exchange for 42.7% of the shares in AEMtec. The remainder of the shares in AEMtec are held by three private individuals. The chip-on-board technology of AEMtec focuses on fiber optics, automotive, industrial and medical applications. AEMtec is a leading supplier of assembled optical and electrical multi-chip-components. AEMtec is a key supplier of components to the Infineon Fiber Optics Business for use in its PAROLI® parallel optics products.

      In 2002, the Infineon Fiber Optics Business transferred its passive dense wavelength division multiplexing, or DWDM, business to OpTun Inc. (“Optun”), based in Haifa, Israel, in exchange for 16.5% of the shares in OpTun. In addition to Infineon, three venture funds hold shares in privately held OpTun. OpTun focuses on passive optical DWDM components based on planar silica on silicon technology. OpTun offers a range of monolithic integrated optical components based on a pending patent, which enables monolithic integration of passive optical components.

      In November 2003, the Infineon Fiber Optics Business and United Epitaxy Company Ltd. (“UEC”) formed the ParoLink joint venture located in Hsinchu, Taiwan. The joint venture is targeted at manufacturing and developing laser and receiver optochips. The Infineon Fiber Optics Business holds 56.0% of the outstanding shares of the joint venture, which is based at the UEC facility in Taiwan and is expected to become an optochip supplier for the Infineon Fiber Optics Business. UEC is a high-volume manufacturer of LED chips for illumination purposes.

      On March 26, 2004, the German operations of the Infineon Fiber Optics Business, including the operations in Berlin, Munich and Regensburg, were contributed into a separate legal entity called IF FO.

      The figure below illustrates the legal structure of the Infineon Fiber Optics Business as it currently exists as part of Infineon following the carve-out transactions described above.

      The existing shareholdings in IF Trutnov, currently held by Infineon Technologies Holding B.V., as well as the shareholdings in IF FO, OpTun and AEMtec, currently held by Infineon, will be transferred to Finisar at the closing of the acquisition of the Infineon Fiber Optics Business. The assets and operations of the Infineon Fiber Optics Business in the United States and Asia, with the exception of Infineon’s interest in ParoLink, will be transferred to Finisar at the closing through an asset sale.

Markets and Applications

      Fiber optics refers to the technology associated with the transmission of information using glass or plastic fiber as the carrier of the information and light pulses as the medium passing through the fiber. Compared to conventional copper wires, fiber optics transmission allows substantially higher capacity for data transmission and is not subject to electromagnetic interference.

      A fiber optic network consists of active and passive components. Passive optical components are silicon based fibers, connectors, splitters and filters. Active optical components are devices for electro-optical and opto-electrical conversion of data streams. Modules are integrated devices that include active optical components (lasers and photodiodes), microelectronic devices (integrated circuits) and micromechanics (lenses and housing).

      The Infineon Fiber Optics Business is a leading supplier of:

•	Optical modules for data communication;

•	Optical components and transceivers for fiber-based access;

•	Optical modules for automotive applications; and

•	Plastic optical fiber, or POF, products.

Overview of Optical Networks

      The fiber optic market can be described in two dimensions: transmission distance and target market. Distances range from short-reach storage area networks, or SANs, local area networks, or LANs, and fiber access networks, i.e., Fiber-to-the-Home, or FTTH, to medium-reach metro area networks, or MANs, and long-reach wide area networks, or WANs. For SAN/ LAN applications, transceivers with a wavelength of 850 nanometers (nm), and occasionally 1310nm, are used. MAN applications primarily use 1310nm devices, while a wavelength of 1550nm is used for longer distances. FTTH applications use wavelengths of 1310nm, 1490nm and 1550nm. In general, shorter wavelength transceivers are used in data communications applications and longer wavelength transceivers are used in telecommunications applications.

      The second dimension categorizes transceivers by the target market. The two main markets are data communications, or datacom, and telecommunications, or telecom. Datacom is divided into enterprise networks and storage networks. A third and emerging market is the fiber access market, with Fiber-to-the-Home (subscriber) and Fiber-to-the-Premise (central office) applications. These networks use different protocols and standards as illustrated in the following table:

Overview of Standards

Network	Protocol/Standard

Datacom
Storage	Fiber Channel (FC)
Enterprise	Ethernet
Telecom	SONET/ SDH
Fiber access	PON, Ethernet first mile
Automotive	MOST®, IEEE 1394b, byteflight®, Flexray
Home networking	IEEE 1394b

      A special segment of the market for fiber optic transceivers is the market for POF transceivers. Currently, POF transceivers are primarily used for fiber networks in automobiles, controlling functions such as safety systems and multi-media applications. MOST® (Media Oriented Systems Transport) is the established high-speed networking standard for multi-media applications in automobiles and has been developed in close collaboration with leading automobile manufacturers, IC suppliers and the Infineon Fiber Optics Business. Safety systems are covered by the byteflight® transceiver. byteflight® is a protocol developed by the BMW Group for safety applications and is currently deployed in five different models of BMW automobiles. IEEE 1394b and Flexray are new standards under development. Home networking encompasses the market for Fiber-in-the Home, or FITH, applications, whereas fiber access comprises the Fiber-to-the-Home and Fiber-to-the-Premise applications.

General Market Characteristics

      According to market studies prepared by RHK, Inc. (“RHK”), an industry market research firm, sales of optical components in 2000 were approximately $9 billion. This was followed by a steep decline in sales due to the collapse of the “.com” and telecom industries which led to a significant reduction of investment in networks. As the deployment of fiber optic networks slowed, a large portion of the demand for optical components in 2001 and 2002 was filled from excess inventory. During 2003, usable components from excess inventory were substantially exhausted and demand started to level off. After ten consecutive quarters of decline, a 9% quarter-over-quarter increase in sales was realized in the third quarter of 2003, according to RHK. In addition, the fiber access market started to grow in 2002, primarily in Korea and Japan, and has since contributed to a stable sequential growth in sales quarter-to-quarter. The market for POF products, comprised mainly of automotive applications, began to increase in 2001 with the introduction of plastic fiber-based links in both the high-end and mid-class automobiles of European manufacturers.

      There is generally no seasonality to the markets in which the Infineon Fiber Optics Business operates.

Products

      The Infineon Fiber Optics Business product line consists of three product families: Modules, Components and POF products.

Product Family	Modules	Components	POF

Products	• Standard transceivers and transponders	• BIDI® transceivers and components	• Plastic fiber transceivers
	• PAROLI® modules	• Discrete components
Infineon Fiber Optics Business net sales for fiscal 2003	62.2%	6.4%	31.4%
Applications	• Telecom equipment	• Fiber-to-the-Home	• Automotive multimedia (MOST®)
	• Datacom equipment (enterprise and storage)	• Telecom equipment	• Automotive security (byteflight®)
Typical customers	• OEMs, EMS	• OEMs, EMS	• Automotive connector suppliers

      Within the Modules product family, the Infineon Fiber Optics Business provides a full range of transceivers and transponders to the datacom market, which is further divided into the enterprise and storage markets, and the telecom market, primarily for short range transmission. In addition, using its PAROLI® parallel optics products, the Infineon Fiber Optics Business produces modules used for system-to-system high speed connection and rack-to-rack connection. The Modules product family accounted for approximately 62.2% of net sales of the Infineon Fiber Optics Business in the fiscal year ended September 30, 2003.

      The Components product family consists primarily of BIDI® products, which allow bi-directional fiber transmission mainly used in Fiber-to-the-Home applications. A small proportion of Components sales consists of discrete components, which are single components like lasers or diodes, mainly sold to manufacturers of telecom equipment. Sales to third parties represent only a part of the components produced by the Infineon Fiber Optics Business as the major proportion of these discrete components are used in the production of Modules products, and sales of these components are reflected in sales of Modules. The Components product family represented approximately 6.4% of net sales of the Infineon Fiber Optics Business to third parties in fiscal 2003, excluding components used in Modules.

      The POF product family includes transceivers used for optical networks inside automobiles, including media systems and brake/airbag systems. The principal advantage of using optical fiber and optical components in these applications, compared to traditional copper wiring, is the high speed of data transmission combined with the lack of electromagnetic interference, or EMI. In addition, using optical fiber networks can save up to 30 kg of weight in an automobile. The POF product family represented approximately 31.4% of net sales of the Infineon Fiber Optics Business in fiscal 2003.

Customers

      The Infineon Fiber Optics Business typically sells its products to distributors, electronic manufacturing services, or EMS, and original equipment manufacturers, or OEMs, as well as automotive suppliers. During fiscal 2003, sales to distributors, EMS and OEM/key accounts were 20%, 20% and 60%, respectively, of net sales. Two customers, Tyco and Alcatel, each accounted for more than 10% of sales in fiscal 2003.

      As of June 30, 2004, the Infineon Fiber Optics Business had approximately €30 million (approximately $37 million) in firm backlog orders.

Suppliers

      The key raw materials used by the Infineon Fiber Optics Business to manufacture products tend to be available from only a small number of suppliers. In order to avoid reliance on any single source, the Infineon Fiber Optics Business generally seeks to qualify at least two suppliers for each raw material. Exceptions to this policy may exist when new products are brought to market, or when low prices allow for high safety stocks. Because of the need to get new products to market quickly, the Infineon Fiber Optics Business will initially work with single suppliers before later qualifying alternate sources. The only other exceptions to this policy are with respect to the byteflight® protocol developed by the BMW Group for safety applications. byteflight® uses ELMOS as a sole source supplier. There currently are no plans to seek an additional source for byteflight® products. In addition, UEC is currently the only qualified supplier of LED chips for POF products. The Infineon Fiber Optics Business is currently seeking a second supplier for LED chips.

      To ensure the availability of key raw materials at prices and quality levels which are commercially acceptable, the Infineon Fiber Optics Business seeks to work closely with its suppliers. Manufacturing capacity reserved for the Infineon Fiber Optics Business and pricing terms are negotiated on a regular basis according to forecast volumes.

Competition

      The markets in which the Infineon Fiber Optics Business operates remained highly competitive in 2003, although there has been some consolidation in the industry.

      The Infineon Fiber Optics Business competes with major international companies such as: Agilent Technologies, Inc.; Avanex Corporation; Bookham Technology plc.; Delta; Eudyma Devices, Inc. (a joint venture of Sumitomo Electric Industries, Ltd. and Fujitsu Quantum Devices, Ltd.); Finisar; Intel Corporation; JDS Uniphase Corporation; Mitsubishi Electric Corporation; Optical Communication Products, Inc.; Photon; Picolight; Sigmalincs; and TriQuint Semiconductor, Inc. The Infineon Fiber Optics Business believes that technological advancement, quality, reliable on-time delivery, the ability to customize products quickly, product cost and flexible manufacturing capacities are the main factors that distinguish competitors in its markets.

Overview of Operations

      The Infineon Fiber Optics Business is headquartered in Berlin, Germany and has manufacturing facilities in Berlin, Munich and Regensburg, Germany, and Trutnov, Czech Republic. In addition, since November 2003 the Infineon Fiber Optics Business has participated in the ParoLink joint venture with UEC for production of optochips.

      The production facilities for the Infineon Fiber Optics Business are divided into wafer manufacturing (VCSEL in Munich), wafer assembly (Berlin) and the assembly of transceivers and components (Trutnov). The Berlin facility also houses a pilot line for the development of new products and processes. The assembly and testing of transceivers, components and PAROLI® products takes place in Trutnov. The POF production line is located in Regensburg and will be retained by Infineon after the acquisition of the Infineon Fiber Optics Business by Finisar.

      In all of its regional offices, the Infineon Fiber Optics Business has regional marketing managers and application engineers who provide commercial and technical support to the respective regional sales forces driving the design-in-process as well as the day-to-day negotiations.

Research and Development

      The research and development department of the Infineon Fiber Optics Business has approximately 100 researchers and is organized into functions for each separate product segment, focusing on specific product development. The research and development department has combined experience of approximately 1,000 man years within the area of fiber optics. The Infineon Fiber Optics Business expended €25.6 million on research and development activities in fiscal 2003.

      The research and development department of the Infineon Fiber Optics Business has operations in Berlin, Munich and Regensburg, Germany, as well as in Longmont, Colorado.

      The Infineon Fiber Optics Business has established ongoing relationships with research institutes, universities and other companies within the fiber optics industry and is actively involved in several projects. The Infineon Fiber Optics Business is continuously communicating with standard setting bodies, including the following:

•	ANSI

•	10 Gigabit Ethernet Alliance

•	IEEE 802.3, Ethernet and Fast Ethernet, 10 GBE

•	IEEE 802.3: ah

•	InfiniBand

•	OIF-Forum

•	IEEE 1394b

      For certain projects, which follow highly innovative approaches with higher risks, the Infineon Fiber Optics Business receives funding from the German government. During the fiscal year ended September 30, 2003, the Infineon Fiber Optics Business received approximately €1.9 million in research and development funding from the German government. In addition, proposals have been submitted for participation in European Community and regional funding programs. There can be no assurance that the Infineon Fiber Optics Business will continue to be eligible to receive funding for research and development projects from the German government, the European Community or any other similar funding programs following the closing of the acquisition.

      The Infineon Fiber Optics Business uses the Infineon Development Handbook, a well documented product development procedure developed by Infineon. Through this process, the early involvement of various Infineon Fiber Optics Business functions, e.g. research and development, marketing, production, quality and procurement, is intended to ensure that the project is aligned with the Infineon Fiber Optics Business strategy. As a result, all product development projects are undertaken by cross-sectional project teams with joint responsibility.

      Finisar plans to continue to utilize the product development procedures developed by Infineon immediately following the closing of the transaction. Over time, Finisar intends to integrate the development procedures of both companies in order to have the flexibility to design products at multiple research and development sites and manufacture products at one or more of two manufacturing sites.

Proprietary Rights and Licenses

      The intellectual property portfolio of the Infineon Fiber Optics Business consists of approximately 450 patent families and several trademarks. Patents and trademarks have been obtained in all key markets and are crucial to the conduct of the Infineon Fiber Optics Business. In connection with the sale of the Infineon Fiber Optics Business, all patents, patent applications and trademarks that apply solely to the Infineon Fiber Optics Business will be transferred to IF FO. The transferred patents and patent applications relate to fiber optic components, optochips, optochip packaging, optical component technology, transceivers and PAROLI and POF products. The patents will expire at various times between 2005 and 2024 and the trademarks extend through the life of the products. Infineon will retain technologies related to integrated circuits that are used in other parts of the Infineon business, but which are used in the Infineon Fiber Optics Business, principally in transceivers, which Infineon will license to the Infineon Fiber Optics Business on a perpetual, non-exclusive basis.

      In addition to the patents and trademarks, the Infineon Fiber Optics Business has developed extensive proprietary knowledge and skills, particularly with respect to VSCEL design and production capabilities and the wafer scale assembly process. This know-how and employees’ inventions related thereto will also be transferred to the Infineon Fiber Optics Business.

Sales and Marketing

Sales By Product Family and Region

      The Infineon Fiber Optics Business sales organization is organized along three product families: Modules, Components and POF products. In fiscal 2003, Modules, primarily including various transceiver modules and PAROLI® products, accounted for approximately 62.2% of net sales. Components, including BIDI® and discrete components, constituted 6.4% of net sales, and POF, which includes transceivers for automotive applications, accounted for 31.4% of net sales. The following chart sets forth sales of the Infineon Fiber Optics Business by product family for the fiscal years 2001, 2002 and 2003 and the six months ended March 31, 2004.

      Geographically, the Infineon Fiber Optics Business design-in and sales for datacom applications takes place mainly in the United States while design-in and sales for telecom and automotive applications takes place mainly in Europe. Asia contributes the highest growth rate, mainly driven by sales to EMS companies such as Flextronics and Solectron with manufacturing sites in Asia for assembly of OEM equipment.

Key User Markets

      The Infineon Fiber Optics Business divides its markets into enterprise, storage, telecommunications, automotive fiber optics and fiber access applications.

      Sales to major OEMs are made through various contract types, ranging from one-year contracts to spot orders. One-year contracts are normally concluded as framework agreements with detailed information about terms and conditions pursuant to longer negotiations with the customers. Quarterly orders are submitted through a standardised request procedure, through which the supplier has one week to prepare a supply proposal and to which the customer responds thereafter. E-bidding is an online bidding procedure where the supplier has only four hours to submit a binding sale offer. Finally, the Infineon Fiber Optics Business also sells products through spot orders, normally to EMS customers and distributors. Quarterly orders represent the most common contract type, followed by spot orders and one-year contracts. E-bidding represents only a minor share.

Employees

      On March 31, 2004, the Infineon Fiber Optics Business employed approximately 1,200 people. A majority of the blue collar workforce is based in Trutnov. The table below gives an overview of the regional breakdown and the split of blue and white collar workers for the following periods:

	As of September 30,
					As of
					March 31,
	2002		2003		2004

	Blue	White	Blue	White	Blue	White
	collar	collar	collar	collar	collar	collar

Germany	162	286	102	242	115	231
— Berlin	131	210	78	187	90	178
— Munich	22	61	18	37	17	36
— Regensburg	9	15	8	18	8	17
US	0	30	0	27	0	27
— Longmont	0	16	0	17	0	18
— San Jose	0	14	0	10	0	9
Trutnov	469	143	524	124	690	128
Tokyo, HK and Taipei	0	6	0	4	0	4

Total	416	465	626	397	805	390

      In fiscal 2003, the workforce in Berlin was reduced by 54 employees due to declining sales and the relocation of the PAROLI® volume production to Trutnov. While the workforce in Germany declined from fiscal 2002 to fiscal 2003 and is expected to further decline in fiscal 2004, the number of blue collar workers in Trutnov is increasing as production is increasing. The decrease of employees in Munich and San Jose is mainly driven by further cost reduction measures.

Environmental Matters

      The Infineon Fiber Optics Business production sites are matrix certified according to EN/ ISO 14001. The environmental management system is designed to eliminate or to minimise the negative impact of the manufacturing processes on the environment, the employees and third parties.

      In 1998, the Berlin site was certified according to EN/ ISO 14.001, and since 2000 has been included in the company-wide matrix certification of Infineon. The Regensburg site was certified in 1997 and has been included in the matrix certification since 2000. Since 2002, Trutnov has been part of the Infineon-wide matrix certification according to EN/ ISO 14001.

Legal Proceedings

      The Infineon Fiber Optics Business is involved in litigation from time to time in the ordinary course of business. Based on information presently known to management of the Infineon Fiber Optics Business, the Infineon Fiber Optics Business does not believe that the resolution of such pending matters will have a material adverse effect on the Infineon Fiber Optics Business, although the resolution of such matters could have a material adverse effect on the results of operations or cash flows of the Infineon Fiber Optics Business in the year of settlement.

INFINEON MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS OF THE INFINEON FIBER OPTICS BUSINESS

      You should read the following information together with the “Infineon Fiber Optics Business Selected Historical Combined Financial Data” and the audited combined financial statements and related notes of the Infineon Fiber Optics Business as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 and the unaudited condensed combined financial statements and related notes as of March 31, 2004 and for the six months ended March 31, 2004 and 2003, each included in this proxy statement as well as the other financial information for the Infineon Fiber Optics Business included elsewhere in this proxy statement.

      The following discussion contains forward-looking statements that involve risks and uncertainties and assumes that the Infineon Fiber Optics Business will continue as a wholly-owned operation of Infineon. Accordingly, actual results could differ substantially from those anticipated in these forward-looking statements as a result of many factors, including, among other things, operational, management and other changes to the Infineon Fiber Optics Business effected by Finisar following the acquisition.

Overview

      The Infineon Fiber Optics Business develops, produces and markets fiber optic modules, components and POF products, for the data communications, telecommunications and automotive industries. The Infineon Fiber Optics Business is part of the Wireline Communications Business Group (COM) of Infineon.

      The Infineon Fiber Optics Business has been active in the fiber optics industry for many years and is currently one of the world’s leading manufacturers of active fiber optic components.

      The Infineon Fiber Optics Business is headquartered in Berlin, Germany and has operations in Germany, the Czech Republic, Japan, Hong Kong, Taiwan and the United States.

Components of Results of Operations

Net Revenues

      The revenues of the Infineon Fiber Optics Business are principally derived from sales of fiber optic modules, components and POF products which are used in various communication applications.

      The Infineon Fiber Optics Business recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable and collectability is reasonably assured.

      The Infineon Fiber Optics Business sells its products to domestic markets and internationally through distributors and Infineon’s direct sales force. The evaluation and qualification cycle for modules may span six to 18 months, while the sales cycle for POF products is usually longer.

      A large portion of the sales of the Infineon Fiber Optics Business are concentrated with a relatively small number of customers. Although the Infineon Fiber Optics Business is attempting to expand its customer base, it is expected that significant customer concentration will continue for the foreseeable future.

      The market for modules and POF products is characterized by declining average selling prices resulting from factors such as overcapacity, increased competition and high volume expectations. The Infineon Fiber Optics Business anticipates that average selling prices will continue to decrease in future periods, although the timing and amount of these decreases cannot be predicted with any certainty.

Costs of Goods Sold

      The Infineon Fiber Optics Business’s cost of goods sold consists of materials, salaries and related expenses for manufacturing personnel, manufacturing overhead (including equipment depreciation), warranty expense, and inventory adjustments for obsolete and excess inventory.

Gross Profit (Loss)

      The gross profit margins of the Infineon Fiber Optics Business vary among its product families and are generally higher for POF products than for modules and components products. Overall gross margins have fluctuated from period to period as a result of overall revenue levels, shifts in production mix, the introduction of new products, decreases in average selling prices and the Infineon Fiber Optics Business’s ability to reduce product costs.

Research and Development Expenses

      Research and development expenses consist primarily of salaries and related expenses for design engineers and other technical personnel, the cost of developing prototypes and fees paid to consultants. The Infineon Fiber Optics Business charges all research and development expenses to operations as incurred.

Selling, General and Administrative Expenses

      Selling activities for the Infineon Fiber Optics Business are conducted through the Infineon sales organizations.

      Sales and marketing expenses consist primarily of commissions paid to manufacturer’s representatives, salaries and related expenses for personnel engaged in sales, marketing and field support activities and other costs associated with the promotion of the products and corporate expenses of the Infineon Fiber Optics Business.

      General and administrative expenses consist primarily of salaries and related expenses for administrative, finance and human resource personnel, professional fees and other corporate expenses.

Restructuring Charges

      Restructuring costs generally consist of termination costs for employees associated with the formal restructuring plan of the Infineon Fiber Optics Business described below.

Equity in Earnings of Associated Companies

      The financial results of associated companies in which the Infineon Fiber Optics Business has an ownership interest of 20% or more, but which it does not control, are included in the combined financial results of the Infineon Fiber Optics Business. Associated companies are accounted for using the equity method of accounting, with results of each associated company for each fiscal quarter allocated to the next proceeding fiscal quarter of the Infineon Fiber Optics Business. These associated companies are AEMtec, located in Germany, and ParoLink, located in Taiwan.

Interest Expense

      The operations of the Infineon Fiber Optics Business have historically been financed largely through investments by and loans from Infineon. Interest expense includes interest charges on certain financial liabilities to Infineon.

Income Taxes

      The income tax expense of the Infineon Fiber Optics Business was calculated as if it had filed separate tax returns in each of the applicable tax jurisdictions.

Geographical Breakdown

      The following is a summary of the operations of the Infineon Fiber Optics Business by geographic area for the following fiscal periods:

	Year Ended September 30,

	2001	2002	2003

	(Euro in thousands)
Net sales:
Germany	36,943	37,305	48,873
Other Europe	14,305	18,048	10,989
NAFTA	77,831	33,493	31,117
APAC	8,494	12,594	8,080
Japan	24,459	11,550	8,329
Other	2,414	968	452

Total	164,446	113,958	107,840

	As of
	September 30,

	2002	2003

	(Euro in
	thousands)
Long-lived assets:
Germany	25,086	15,705
Europe	27,188	22,102
USA	1,445	850

Total	53,719	38,657

      Revenues from external customers are based on the customer’s billing location. Long-lived assets are property, plant and equipment located in each geographic area.

Product Trends

      The boom in sales of optical components in 2000 was followed by a steep decline in sales until the beginning of 2003. The collapse of the “dot.com” and telecom industry led to a significant reduction of investment in networks. As the deployment of fiber optics networks slowed, a large portion of the demand for optical components in 2001 and 2002 was filled from excess inventory. During 2003, usable components from excess inventory were exhausted and the steep decline in demand started to level off.

      After ten consecutive quarters of decline, a 9% quarter-on-quarter increase in industry sales was realized in the third quarter of 2003, according to RHK. In addition, the fiber access market started to grow in 2002, primarily in Asia, and has since contributed to a stable sequential growth in sales quarter-to-quarter. The market for POF products, comprised mainly of automotive applications, began to increase in 2001 with the introduction of plastic fiber-based links in both the high-end and mid-class automobiles of European manufacturers.

Restructuring Charges

      In response to the market environment described above and in connection with a restructuring program, the Infineon Fiber Optic Business implemented restructuring measures in 2001 and 2002 aimed at downsizing the workforce in Trutnov, Czech Republic, and Munich and Regensburg, Germany, and reducing over-all costs. The workforce reductions and cost savings were primarily related to excess overhead and consequently did not significantly change the Infineon Fiber Optics Business’ products and processes. As a result of these measures, restructuring charges of €476,000 and €458,000 were recorded during the fiscal years ended September 30, 2001 and 2002, respectively.

      In the fiscal year 2003, the Infineon Fiber Optics Business announced a restructuring plan to streamline its operations, production activities and related distribution and administration functions through a reduction of 80 employees in Berlin. As of September 30, 2003, 54 employees in Berlin had been terminated. The Infineon Fiber Optics Business intends to terminate 26 more employees in Berlin in the fiscal year 2004. The terminations in 2003 and 2004 together will reduce total headcount in Berlin by approximately 25% from 320 to approximately 240 employees. In connection with these measures, a restructuring charge of €4.2 million was recognized during the fiscal year 2003. At March 31, 2004, the accrued liability of the Infineon Fiber Optics Business related to these employee terminations was approximately €3.2 million. Following the completion of the restructuring program in 2004, cost savings of approximately €4.4 million per year are anticipated beginning in the fiscal year 2005.

Economic Dependency

      The combined financial statements of the Infineon Fiber Optics Business have been prepared on the basis of the business continuing to operate as a going concern. Due to the losses incurred and the cash used in operating activities to date, the Infineon Fiber Optics Business has been economically dependent upon Infineon for providing the necessary financing to fund its operating losses and meet its capital requirements.

Critical Accounting Policies and Estimates

      The results of operations and financial condition of the Infineon Fiber Optics Business are dependent upon accounting methods, assumptions and estimates that the Infineon Fiber Optics Business uses as a basis for the preparation of its combined financial statements. The preparation of the combined financial statements of the Infineon Fiber Optics Business requires its management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. The management of the Infineon Fiber Optics Business bases its estimates and judgments on historical experience, current economic and industry conditions and various other factors that are believed to be reasonable under the circumstances. This forms the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

      Historically, as part of Infineon, the management of the Infineon Fiber Optics Business has applied Infineon’s group accounting policies to prepare the combined financial statements of the Infineon Fiber Optics Business. The Infineon Fiber Optics Business has identified the following critical accounting policies and related assumptions, estimates and uncertainties, which it believes are essential to understanding the underlying financial reporting risks and the impact that these accounting methods, assumptions, estimates and uncertainties have on its reported financial results:

•	carve-out assumptions;

•	valuation of inventory;

•	recoverability of long-lived assets; and

•	income taxes.

Carve-out Assumptions

      The combined financial statements of the Infineon Fiber Optics Business have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and are derived from Infineon’s historical accounting records. They are presented on a “carve-out” basis to include the historical operations applicable to the Infineon Fiber Optics Business and the historical basis of its assets and liabilities.

      The combined financial statements of the Infineon Fiber Optics Business include all revenues and expenses attributable to its business. Specifically identifiable operating expenses or revenues of the Infineon Fiber Optics Business are charged or credited directly to it without allocation or apportionment. The combined statement of operations includes depreciation expense for all property, plant and equipment owned and operated by the Infineon Fiber Optics Business. Expenditures related and indirectly attributable to the Infineon Fiber Optics Business which have been incurred by Infineon are allocated to the Infineon Fiber Optics Business. These allocated expenditures include charges for facilities, functions, and services provided by shared Infineon facilities for the Infineon Fiber Optics Business, expenses for certain functions and services performed by centralized Infineon departments, a portion of Infineon’s general corporate expenses, and certain research and development expenses. Allocation methods include proportionate allocation on the basis of assets, production volumes, usage, sales, and employee headcount.

      Due to the significant relationship between Infineon and the Infineon Fiber Optics Business, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated third parties. Management of the Infineon Fiber Optics Business believes the assumptions underlying the combined financial statements are reasonable. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Infineon Fiber Optics Business had been operated on a stand-alone basis, nor are they indicative of future costs either after the acquisition by Finisar or otherwise.

      Unless otherwise noted, all assets and liabilities specifically identifiable with the Infineon Fiber Optics Business are included in the preparation of the combined financial statements. The following assumptions and allocations are used for those assets and liabilities not specifically identifiable to the Infineon Fiber Optics Business:

Trade Accounts Payable

      Trade accounts payable include identifiable payables from specific vendors and service suppliers of the Infineon Fiber Optics Business as well as an allocation of payables from Infineon-specified vendors based on material consumption and days payable outstanding.

Other Current and Accrued Liabilities

      Other current and accrued liabilities include direct payroll obligations and payroll obligations, which are allocated based on head count of the Infineon Fiber Optics Business.

Pension Liabilities

      Pension expenses and related liabilities are measured based on actuarial computations and are determined based on the actual number of employees of the Infineon Fiber Optics Business that participate in Infineon’s defined benefit pension plans.

Investments By and Advances from Infineon

      Because a direct ownership relationship does not exist among the various entities comprising the Infineon Fiber Optics Business, Infineon’s investments and advances represent Infineon’s interest in the recorded net assets of the Infineon Fiber Optics Business, and are shown as business equity in lieu of shareholder’s equity in the financial statements of the Infineon Fiber Optics Business. The Infineon Fiber Optics Business has historically been dependent upon Infineon for its financing and capital requirements. Infineon uses a centralized approach to cash management and the financing of operations. The Infineon Fiber Optics Business has historically utilized Infineon’s centralized cash management services for its operations. As a result, none of Infineon’s cash, cash equivalents, or direct indebtedness have been allocated to the financial statements of the Infineon Fiber Optics Business. All transactions between Infineon and the Infineon Fiber Optics Business, including purchases of inventory, charges and cost allocations for facilities, functions and services performed by Infineon for the Infineon Fiber Optics Business, are reflected in this amount. In addition, Infineon has provided the Infineon Fiber Optics Business with a short-term loan. The historical capital structure of the

Infineon Fiber Optics Business may not necessarily be indicative of the capital that it would require as a separate company or following the acquisition by Finisar.

Valuation of Inventory

      As a matter of policy, the Infineon Fiber Optics Business values inventory at the lower of cost or market. It reviews the recoverability of inventory based on regular monitoring of the amount and composition of the inventory positions, current economic events and market conditions, projected future product demand and the pricing environment. This evaluation is inherently judgmental and requires material estimates, including both forecasted product demand and pricing environment, both of which may be susceptible to significant change.

      If the market value of inventory at the balance sheet date decreases to below its cost, the difference is written off to cost of goods sold. As a result of the downturn in the fiber optics industry during 2002, the Infineon Fiber Optics Business reassessed the recoverability of its inventories and recorded inventory write downs of €7.7 million in the year ended September 30, 2002, which decreased the sale price of certain products to below their cost to manufacture and resulted in a charge to cost of sales.

      In future periods, additional write-downs of inventory may be necessary due to (1) reduced demand for fiber optics products, (2) increased industry capacity resulting from either technological improvements or new facilities, (3) technological obsolescence due to rapid developments of new products and technological improvements or (4) changes in economic or other events and conditions that impact the market price for products. Adjustments to the valuation of inventory in future periods due to these factors could negatively impact the future operating results of the Infineon Fiber Optics Business.

Recoverability of Long-lived Assets

      The Infineon Fiber Optics Business is particularly capital-intensive and requires a significant investment in property, plant and equipment. Due to constant technological change in the semiconductor industry, the period over which the Infineon Fiber Optics Business can use equipment to manufacture saleable products is generally short. The following estimated useful lives are used to depreciate property, plant and equipment of the Infineon Fiber Optics Business:

Years

Buildings	10
Technical equipment and machinery	3-10
Other plant and office equipment	1-10

      Although the depreciation recognized decreases the book value of the property, plant and equipment of the Infineon Fiber Optics Business over time, this may not necessarily reflect the value which is recoverable from these assets at a specific point in time.

      The management of the Infineon Fiber Optics Business reviews long-lived assets, including property, plant and equipment and intangible assets subject to amortization, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Estimated fair value is generally based on either appraised value or measured by discounted estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows

Income Taxes

      The income tax expense in the combined statements of operations of the Infineon Fiber Optics Business has been calculated using a separate return basis, although the Infineon Fiber Optics Business, with the exception of IF Trutnov, is included in Infineon’s tax returns. Under this method, income taxes are allocated to members of the Infineon group by applying SFAS No. 109, Accounting for Income Taxes, to each member of the group as if it were a separate tax paying entity. The asset and liability method is used to recognize deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Investment tax credits are recognized as a reduction of tax expenses for the period in which the tax credits arise.

      The gross deferred tax asset for the tax loss carry forward consists primarily of the loss, which would have been available on a separate company basis for the fiscal years 2002 and 2003, respectively. For the fiscal years ended September 30, 2001, 2002 and 2003, the Infineon Fiber Optics Business incurred German tax losses in the amounts of €49.9 million, €85.7 million and €73.1 million. Such tax losses will be utilized by Infineon in its future tax returns, and therefore, following the acquisition by Finisar, will not be available to the Infineon Fiber Optics Business in future years.

      Pursuant to SFAS No. 109, the Infineon Fiber Optics Business has assessed its deferred tax asset and the need for a valuation allowance. Such an assessment considers whether it is more likely than not that some portion or all of the deferred tax assets may not be realized. The assessment requires considerable judgment on the part of management of the Infineon Fiber Optics Business, with respect to, among other things, benefits that could be realized from available tax strategies and future taxable income, as well as other positive and negative factors. The ultimate realization of deferred tax assets is dependent upon the ability of the Infineon Fiber Optics Business to generate the appropriate character of future taxable income sufficient to utilize loss carry-forwards or tax credits before their expiration. Since the Infineon Fiber Optics Business had incurred a cumulative loss in certain tax jurisdictions over a three year period as of September 30, 2001, 2002 and 2003, the impact of forecasted future taxable income is excluded from such an assessment, pursuant to the provisions of SFAS No. 109. As a result of this assessment, the Infineon Fiber Optics Business established a full valuation allowance at September 30, 2001, 2002 and 2003, respectively, since it is more likely than not that the Infineon Fiber Optics Business will realize no benefit in the future.

Results of Operations of the Infineon Fiber Optics Business

Comparison of the Six Months Ended March 31, 2004 and 2003

      Net Sales. Net sales of the Infineon Fiber Optics Business increased 19% from €45.4 million in the six months ended March 31, 2003 to €54.2 million in the six months ended March 31, 2004. This increase reflects a 21% increase in sales to third parties, partially offset by a 8% decrease in sales to related parties.

      Sales of modules increased 3% from €28.1 million in the six months ended March 31, 2003 to €28.9 million in the six months ended March 31, 2004. This increase reflects higher sales volumes due to the production ramp-up. This increase reflects higher sales volumes due to the production ramp-up of recently qualified products, such as transceivers with digital diagnostic functions and transceivers for 10 Gbps applications. This increase was partially offset by lower sales of end of life legacy LED-based transceivers in the current period.

      Sales of components increased 3% from €3.9 million in the six months ended March 31, 2003 to €4.0 million in the six months ended March 31, 2004. This increase reflects higher sales volumes as customers increased their deployment of FTTH products in North America, but was partially offset by a decline in average sales prices caused by strong price competition from suppliers in Asia.

      Sales of POF products increased 60% from €13.3 million in the six months ended March 31, 2003 to €21.3 million in the six months ended March 31, 2004. This increase reflects increased volumes due to production ramp-up.

      Sales to customers representing at least 10% of total revenues during the six months ended March 31, 2004 and 2003 were as follows:

	Six Months		Six Months
	Ended		Ended
	March 31,		March 31,

	2003	2004	2003	2004

	(Euro		(Percent of
	in millions)		total revenues)
Tyco	9.6	16.5	21%	30%
Alcatel	3.3	6.2	7%	11%

      Costs of Goods Sold. Costs of goods sold decreased 3% from €57.1 million or 125.8% of net sales in the six months ended March 31, 2003 to €55.2 million or 101.9% of net sales in the six months ended March 31, 2004. During the six months ended March 31, 2004, the Infineon Fiber Optics Business reversed previously established warranty accruals in an amount of €5.7 million for potential claims which after a two-year period did not materialize and are no longer deemed necessary. These warranty accruals were initially recognized in the fiscal year 2002, based on management’s estimates that the likelihood of product failures of certain modules was probable. As a result of lower than anticipated failure rates and replacement costs, these estimates were reassessed at March 31, 2004 and, based on available information, the warranty accruals for these modules were adjusted. In addition, costs of goods sold benefitted from a shift from products for which production is being ramped up to products in stable volume production.

      Research and Development Expenses. Research and development expenses decreased 11% from €13.7 million in the six months ended March 31, 2003 to €12.2 million in the six months ended March 31, 2004. The decrease in research and development expenses was primarily due to costs in the prior period related to the DWDM business that was sold to Optun in 2003 and the completion of development activities for PAROLI® products.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses increased 7% from €13.5 million or 29.6% of net sales in the six months ended March 31, 2003 to €14.5 million or 26.8% of net sales in the six months ended March 31, 2004. Selling expenses remained constant. While direct costs increased, primarily due to higher provisions for doubtful accounts, allocations from Infineon remained essentially unchanged.

      Equity in earnings of associated companies. The equity in earnings of associated companies decreased 7% from €171,000 in 2003 to €159,000 in 2004, which primarily reflects lower earnings by AEMtec.

      Interest Expense. Interest expense decreased to €0.4 million in the six months ended March 31, 2004 from €0.6 million in the six months ended March 31, 2003, which reflects the lower average outstanding loan to Infineon during the period.

      Income Taxes. Income taxes were €0.4 million in both six month periods ended March 31, 2004 and 2003.

      Net Loss. Due to the factors described above, net loss decreased from €42.9 million in the six months ended March 31, 2003 to €27.9 million in the six months ended March 31, 2004.

Comparison of Fiscal Years Ended September 30, 2003 and 2002

      Net Sales. Net sales decreased 5% from €113.9 million in the fiscal year 2002 to €107.8 million in the fiscal year 2003. This decrease reflects a 6% decrease in sales to third parties from €109.1 million in the fiscal year 2002 to €102.3 million in the fiscal year 2003, partially offset by a 12% increase in sales to related parties, from €4.9 million in the fiscal year 2002 to €5.5 million in the fiscal year 2003.

      Sales of modules decreased 10% from €74.5 million in the fiscal year 2002 to €67.0 million in the fiscal year 2003. This decrease reflects a 33% decline in average prices for modules caused by competition from start-up companies based in the United States entering the market for storage applications and suppliers in

Asia penetrating top-tier customers in the United States and Europe for telecommunications applications, partially offset by approximately 20% higher volumes.

      Sales of components decreased 45% from €12.5 million in the fiscal year 2002 to €6.9 million in the fiscal year 2003. This decrease reflects an approximately 20% decline in average prices for components and lower volumes of sales of discrete components for legacy telecommunications systems. This decrease was caused by an overall decline in the market for optical components for telecommunications applications.

      Sales of POF products increased 26% from €26.9 million in the fiscal year 2002 to €33.9 million in the fiscal year 2003. This increase reflects higher volumes due to production ramp-up.

      Sales to customers representing at least 10% of total revenues during the fiscal year 2002 and the fiscal year 2003 were as follows:

	Fiscal Years		Fiscal Years
	Ended		Ended
	September 30,		September 30,

	2002	2003	2002	2003

	(Euro		(Percent of
	in millions)		total
			revenues)
Tyco	22.0	27.1	19%	25%
Alcatel	13.7	15.5	12%	14%

      Costs of Goods Sold. Costs of goods sold decreased 13% from €138.5 million, or 121.5% of net sales, in the fiscal year 2002 to €120.0 million, or 111.3% of net sales, in the fiscal year 2003. These figures include cost of goods sold allocated from Infineon of €7.1 million in the fiscal year 2003 up from €6.2 million in the fiscal year 2002. The decrease in costs of goods sold primarily reflects the effect of increased inventory write-downs in an amount of €7.7 million in the fiscal year 2002 and increased utilization of capacity during the fiscal year ended September 30, 2003.

      The Infineon Fiber Optic Business recorded gross losses of €24.6 and €12.2 for the fiscal years ended September 30, 2002 and 2003, respectively, which are primarily related to the cost of excess capacity and low revenue levels. In 2001, the Infineon Fiber Optic Business made a substantial investment in expanding capacity at the Trutnov manufacturing site based on projected market demand. As a result of the downturn in the fiber optics industry during 2002 and 2003, the revenue expectations did not occur and, in addition, price erosion was higher than expected, which resulted in gross losses for both years. In the fiscal year 2003, the Infineon Fiber Optic Business reduced the gross loss by initiating several cost reduction measures and productivity improvements. In addition, the Infineon Fiber Optics Business commenced internal research and development projects to develop its own optical components instead of purchasing them from external suppliers and concentrated on manufacturing products with higher contribution margin, such as POF products. As a result of these actions, in the fiscal year 2003, capacity utilization increased and inventory write-downs decreased, resulting in a decline in the gross loss to €12.2 million from €24.6 million in 2002.

      Research and Development Expenses. Research and development expenses decreased 3% from €26.3 million in the fiscal year 2002 to €25.6 million in the fiscal year 2003, mainly due to reduced spending in conjunction with over-all cost-cutting measures. The reduced spending offset the impact of reductions in economic development funding from various governmental entities of €1.2 million compared to the prior year. Research and development expenses as a percentage of net sales increased from 23% in the fiscal year 2002 to 24% in the fiscal year 2003 mainly due to the decrease in sales.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased 7% from €29.4 million or 26% of net sales in the fiscal year 2002 to €27.4 million or 25% of net sales in the fiscal year 2003. During the fiscal year 2003, selling, general and administrative costs decreased as a result of the cost-saving programs initiated in the fiscal year 2002 to restructure the organization and processes of the Infineon Fiber Optics Business. The most significant expense reduction resulted from a reorganization of the sales and marketing functions in North America. Allocated costs from Infineon remained essentially unchanged at €0.016 million in both 2003 and 2002.

      Restructuring Charges. Restructuring charges increased from €0.5 million in the fiscal year 2002 to €4.2 million in the fiscal year 2003. The restructuring charges incurred in the fiscal year 2003 increased due to an accrued liability from employee terminations of €3.5 million.

      Equity in earnings of associated companies. The equity in earnings of associated companies increased 136% from €0.145 million in 2002 to €0.342 million in 2003 due to increased earnings from AEMtec.

      Other Operating Income. Other operating income increased from €0.04 million in 2002 to €0.3 million in 2003 mainly due to favorable effects of foreign currency translations.

      Interest Expense. Interest expense decreased to €0.7 million in the fiscal year 2003 from €1.8 million in the fiscal year 2002 mainly due to the partial repayment of a short-term loan from Infineon.

      Income Taxes. Income taxes decreased to €0.2 million in the fiscal year 2003 from €0.7 million in the fiscal year 2002. The decrease was mainly due to a lower loss before taxes and lower taxes in foreign tax jurisdiction compared to the prior year.

      Net Loss. For the reasons discussed above, net loss decreased from €82.9 million in the fiscal year 2002 to €69.7 million in the fiscal year 2003.

Comparison of Fiscal Years Ended September 30, 2002 and 2001

      Net Sales. Net sales decreased 31% from €164.4 million in the fiscal year 2001 to €114.0 million in the fiscal year 2002. This decrease reflects a 24% decrease in sales to third parties from €143.6 million in the fiscal year 2001 to €109.1 million in the fiscal year 2002 and a 76% decrease in sales to related parties, from €20.8 million in the fiscal year 2001 to €4.9 million in the fiscal year 2002.

      Sales of modules decreased 33% from €111.1 million in the fiscal year 2001 to €74.5 million in the fiscal year 2002. This decrease reflects declining average sales prices, weakened demand for telecom and datacom applications and a shift in product mix from 1x9 form factor products to a pluggable solution which sells at a lower average price.

      Sales of components decreased 57% from €29.0 million in the fiscal year 2001 to €12.5 million in the fiscal year 2002. This decrease reflects declining average sales prices and lower demand for telecom discrete components. In addition, as part of the Infineon Fiber Optics Business’s strategy to increase focus on fiber access, a higher proportion of components were used for production of modules instead of sales to third parties.

      Sales of POF products increased 320% from €6.4 million in the fiscal year 2001 to €26.9 million in the fiscal year 2002. This increase reflects higher POF volumes due to production ramp-up.

      Other products represented €18.0 million of sales in the fiscal year 2001. These sales halted following the fiscal year 2001 and no revenue was recorded for such products in fiscal year 2002.

      Sales to customers representing at least 10% of total revenues during the fiscal year 2001 and the fiscal year 2002 were as follows:

	Fiscal Years		Fiscal Years
	Ended		Ended
	September 30,		September 30,

	2001	2002	2001	2002

	(Euro in		(Percent of
	millions)		total
			revenues)
Siemens ICN	18.5	4.0	11%	4%
Tyco	4.2	22.0	3%	19%

      Costs of Goods Sold. Costs of goods sold increased from 96.4% of net sales in the fiscal year 2001 to 121.6% of net sales in the fiscal year 2002. The increase in costs of goods sold primarily reflected lower sales volumes and higher idle capacity costs, which were partially offset by inventory write-offs in 2002.

      Research and Development Expenses. Research and development expenses increased 31% from €20.1 million in the fiscal year 2001 to €26.3 million in the fiscal year 2002. The increase was mainly due to an increase in engineering headcount for new products such as 10G, SFP, Tri-port BIDI, and byteflight. Research and development expenses as a percentage of net sales increased from 12% in the fiscal year 2001 to 23% in the fiscal year 2002.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased 2% from €30.1 million or 18.3% of net sales in the fiscal year 2001 to €29.4 million or 25.8% of net sales in the fiscal year 2002. This decrease was primarily due to lower direct costs achieved through the restructuring measures and reorganization of sales and marketing functions that began in the fiscal year 2002 and the resulting headcount reductions. These improvements were partially offset by higher allocated costs from Infineon of €0.016 million in 2002, compared with €0.012 million in 2001. The increase in allocated costs was mainly attributable to higher centralized selling costs from increased sales efforts relating to the PAROLI products.

      Restructuring Charges. Restructuring charges held constant at €0.5 million between the fiscal year 2001 and the fiscal year 2002.

      Equity in earnings of associated companies. The equity in earnings of associated companies increased 87.5% from €0.08 million in 2001 to €0.145 million in 2002. This increase was primarily due to increased earnings from AEMtec.

      Other Operating Income. Other operating income decreased from €1.2 million in 2001 to €0.04 million in 2002. The decrease was primarily the result of Infineon allocating extra cost to the Infineon Fiber Optics Business under its central cost apportionment.

      Interest Expense. Interest expense increased to €1.8 million in the fiscal year 2002 from €1.6 million in the fiscal year 2001. The increase in interest expense was mainly due to a higher average outstanding loan which IF Trutnov received from Infineon BV, a wholly-owned subsidiary of Infineon.

      Income Taxes. Income taxes held constant at €0.7 million between the fiscal year 2002 and the fiscal year 2001.

      Net Loss. For the reasons discussed above, net loss increased from €45.7 million in the fiscal year 2001 to €82.9 million in the fiscal year 2002.

Liquidity and Capital Resources

      The Infineon Fiber Optics Business is dependent upon Infineon for its financing and capital requirements. Infineon uses a centralized approach to cash management and the financing of operations. The Infineon Fiber Optics Business utilizes Infineon’s centralized cash management services for its operations. As a result, none of Infineon’s cash, cash equivalents, or direct indebtedness have been allocated to the Infineon Fiber Optics Business in the combined financial statements. All inter-company transactions, including purchases of inventory, charges and cost allocations for facilities, functions and services performed by Infineon for the Infineon Fiber Optics Business, are reflected in investment by and the advances from Infineon. In addition, Infineon has provided the Infineon Fiber Optics Business with a short-term loan which is payable to Infineon BV. The loan accrues interest at 2.40% per annum.

     Six Months Ended March 31, 2004

      As of March 31, 2004, the principal sources of liquidity for the Infineon Fiber Optics Business were €28.7 million in investments by and advances from Infineon. In addition, grants by governmental entities for research and development supplied €0.4 million in additional liquidity.

      Net cash used by operating activities totaled €21.6 million in the six months ended March 31, 2004. The use of net cash in operating activities in the six months ended March 31, 2004 was primarily a result of a net loss for the six month period.

      Net cash used in investing activities totaled €6.8 million in the six months ended March 31, 2004 due to purchases of equipment needed for different production lines and R&D labs worldwide.

      Net cash provided by financing activities totaled €28.2 million in the six months ended March 31, 2004, which was primarily derived from investments by and advances from Infineon.

     Fiscal Years Ended September 30, 2003 and 2002

      As of September 30, 2003, the principal sources of liquidity for the Infineon Fiber Optics Business were €65.5 million in investments by and advances from Infineon. For the fiscal year 2002, the principal sources of liquidity for the Infineon Fiber Optics Business were €64.7 million in investments by and advances from Infineon. In addition, grants by governmental entities for research and development purposes supplied €1.9 million and €1 million in additional liquidity for the fiscal years 2002 and 2003, respectively.

      Net cash used by operating activities totaled €34.4 million in the fiscal year 2002 and €47.9 million in the fiscal year 2003. The use of net cash in operating activities in each of these fiscal years was primarily a result of net losses incurred by the Infineon Fiber Optics Business. The Infineon Fiber Optics Business used more net cash in operating activities in the fiscal year 2003 compared to the fiscal year 2002, despite the decreased net loss, primarily due to comparatively lower collections on outstanding receivables in 2003. In addition, the impact on inventory of the continued restructuring in 2003, which included streamlining of production processes, contributed less to operating cash flow in 2003 than the effects of the restructuring contributed in 2002. Finally, the increase in net cash used in operating activities in 2003 was also due to the settlement and termination of outstanding vendor commitments during that year.

      Net cash used in investing activities totaled €15.0 million in the fiscal year 2002 due to the purchase of property, plant and equipment. Net cash used in investing activities in the fiscal year 2003 totaled €7.0 million, inclusive of €5.4 million for the purchase of property, plant and equipment and €1.5 million from investment in associated and related companies.

      Net cash provided by financing activities totaled €47.5 million in the fiscal year 2002 and €54.5 million in the fiscal year 2003. Net cash provided by financing activities in the fiscal year 2003 and 2002 was primarily due to investments by and advances from Infineon. This investment by Infineon was set off by payment on the short-term loan from Infineon in both years.

Future Capital Requirements

      The Infineon Fiber Optics Business will require capital in the future mainly to finance its operating activities and capital expenditures.

      In the fiscal year 2004 the Infineon Fiber Optics Business plans to spend approximately €8 million related to capital expenditures and approximately €25 million related to research and development expenditures.

      Due to the losses incurred and the cash used in operating activities to date, the Infineon Fiber Optics Business has historically been economically dependent upon Infineon for providing the necessary financing to fund its operating losses and meet its capital requirements. Upon the acquisition of the Infineon Fiber Optics Business by Finisar, the Infineon Fiber Optics Business will be reliant on Finisar for the financing of its operations.

Contractual Obligations and Commercial Commitments

      Operating leases consist of facilities in Regensburg and Perlach, which the Infineon Fiber Optics Business leases under a service agreement from Infineon. These leases are cancelable with notice periods of up to nine months.

      As of September 30, 2003, the Infineon Fiber Optics Business had unconditional purchase commitments due in less than one year of €12.2 million.

Off-Balance Sheet Arrangements

      At March 31, 2004, the Infineon Fiber Optics Business did not have off-balance sheet arrangements or relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which are typically established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Recent Accounting Pronouncements

      In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46, “Consolidation of Variable Interest Entities”, which addresses consolidation by business enterprises of variable interest entities which have one or both of the following characteristics: (1) the equity investment at risk is not sufficient to permit the entity to finance its activities without support from other parties and (2) the equity investors lack one or more of the defined essential characteristics of a controlling financial interest. Interpretation No. 46 requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the participating parties. In December 2003, the FASB issued Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51”, which replaces the original FASB Interpretation No. 46 and addresses consolidation by business enterprises of certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. This delayed the effective date of this Interpretation for variable interest entities created before February 1, 2003 for the Infineon Fiber Optics Business until October 1, 2003. The Infineon Fiber Optics Business has evaluated the impact of the provisions of Interpretation 46, and it believes it will not have a material impact on the financial statements of the Infineon Fiber Optics Business.

      In July 2003, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue 03-5, “Applicability of AICPA Statement of Position 97-2 (“SOP 97-2”) to Non-Software Deliverables” (“EITF 03-5”). The consensus was reached that SOP 97-2 is applicable to non-software deliverables if they are included in an arrangement that contains software that is essential to the functionality of the non-software deliverables. This consensus is to be applied to the fiscal year of the Infineon Fiber Optics Business beginning October 1, 2003. The Infineon Fiber Optics Business has evaluated the impact of the provisions of the EITF 03-5 and believes it will not have a material impact on the financial statements of the Infineon Fiber Optics Business.

      In December 2003, the FASB issued SFAS No. 132 (revised 2003), “Employers’ Disclosures about Pensions and Other Postretirement Benefits, an amendment of FASB Statements No. 87, 88, and 106”, which revises employers’ disclosures about pension plans and other postretirement benefit plans. SFAS No. 132 (revised 2003) requires additional disclosures to those in the original SFAS No. 132, which it replaces. SFAS No. 132 (revised 2003) is effective for the Infineon Fiber Optics Business year ending September 30, 2004, with interim-period disclosures requirements effective for the Infineon Fiber Optics Business from January 1, 2004. The Infineon Fiber Optics Business does not expect the adoption of SFAS No. 132 (revised 2003) to have a material effect on its combined financial statements.

Qualitative and Quantitative Disclosures About Market Risk

Investments

      The Infineon Fiber Optics Business invests in equity instruments of privately held companies for business and strategic purposes. These investments are included in long-term investments and are accounted for under the cost method when ownership is less than 20% and the Infineon Fiber Optics Business does not have the ability to exercise significant influence. For entities in which the Infineon Fiber Optics Business holds greater than 20% ownership, or where it has the ability to exercise significant influence, the equity method is used. For these non-quoted investments, the policy of the management of the Infineon Fiber Optics Business is to regularly review the assumptions underlying the operating performance and cash flow forecasts in assessing the carrying values.

Interest Rate Sensitivity

      The fair value of the Infineon Fiber Optics Business’ short-term loan approximates its carrying value as the interest rate approximates that which could be obtained currently on the market. The fair values of the cash and cash equivalents, receivables, related-party receivables and payables and other financial instruments of the Infineon Fiber Optics Business approximate their carrying values due to their short-term nature.

Foreign Currency Sensitivity

      The Infineon Fiber Optics Business operates internationally, giving rise to exposure to changes in foreign currency exchange rates. The Infineon Fiber Optics Business does not currently use any derivative instruments. However, the Infineon Fiber Optics Business continues to review this issue and may consider hedging certain foreign exchange risks through the use of currency forwards or options in the future.

Supply Sensitivity

      The Infineon Fiber Optics Business is exposed to commodity price risks with respect to raw materials used in the manufacture of its products. Supplier concentration risks arise from the persisting consolidation in the supplier market, especially with respect to highly specialized technologies and processes. The associated company AEMtec is a significant supplier for the Infineon Fiber Optics Business. In the fiscal years 2001, 2002 and 2003, AEMtec accounted for more than 10% of the total purchases of the Infineon Fiber Optics Business. AEMtec supplies printed circuit board assemblies to the Infineon Fiber Optics Business. Purchases during the fiscal years 2001, 2002 and 2003 from this vendor amounted to €13.875 million, €12.833 million and €13.807 million, respectively, which represented 8.8%, 8.8% and 11.5% of the total cost of goods sold for the respective years.

      The Infineon Fiber Optics Business seeks to minimize these risks through its sourcing policies and operating procedures. It does not utilize derivative financial instruments to manage any remaining exposure to fluctuations in commodity price.

Counterparty Sensitivity

      Financial instruments that expose the Infineon Fiber Optics Business to credit risk consist primarily of trade receivables. Concentrations of credit risks with respect to trade receivables are limited to a degree by Infineon’s credit approval and monitoring procedures. The Infineon Fiber Optics Business establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. As disclosed above, two customers individually accounted for more than 10% of the Infineon Fiber Optics Business. Sales during the fiscal years 2002 and 2003 to these customers amounted to €35.7 million and €42.6 million, respectively, which represented 31% and 40% of the total sales for the respective years.

PROPOSAL 2:

ELECTION OF DIRECTORS

General

      Our board of directors is currently composed of six directors. Our Certificate of Incorporation provides that the terms of office of the members of the board of directors will be divided into three classes: Class I, whose term will expire at the annual meeting of stockholders to be held in 2006, Class II, whose term will expire at the annual meeting of stockholders to be held in 2004, and Class III, whose term will expire at the annual meeting of stockholders to be held in 2005. At each annual meeting of stockholders, the successors to directors whose term will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.

Nominees and Directors

      The following table sets forth for our current directors, including the nominees for Class II directors to be elected at this meeting, information concerning their age and background as of                     , 2004.

			Director
Name	Position With Finisar	Age	Since

Class II directors nominated for election at the 2004 Annual Meeting of Stockholders:
Harold E. Hughes, Jr.	Director	58	2004
Frank H. Levinson	Chairman of the Board and Chief Technical Officer	51	1988
Class III directors whose terms expire at the 2005 Annual Meeting of Stockholders:
Michael C. Child	Director	49	1998
Jerry S. Rawls	Director, President and Chief Executive Officer	60	1989
Class I directors whose terms expire at the 2006 Annual Meeting of Stockholders:
Roger C. Ferguson	Director	61	1999
Larry D. Mitchell	Director	61	1999

Nominees for Election for a Three Year Term expiring at the 2007 Annual Meeting of Stockholders

      Harold E. Hughes, Jr. was elected to our board of directors on June 2, 2004. Mr. Hughes has been an independent consultant since 2000. Mr. Hughes was employed by Intel Corporation, a semiconductor manufacturer, from 1974 through 1997 where he held several positions, including Chief Financial Officer (1989-1992) and Treasurer (1979-1986). From 1997 to 2000, Mr. Hughes founded and served as CEO of Pandesic, LLC, a firm providing web-based SAP systems. Mr. Hughes also serves as a director of Xilinx, Inc., a provider of programmable logic solutions, Berkeley Technology Ltd., formerly known as London Pacific Group, a financial services company, Rambus, Inc., a semiconductor company, and Remec Inc., a communications company. Mr. Hughes holds a B.S. in Economics from the University of Wisconsin and an M.B.A. from the University of Michigan.

      Frank H. Levinson founded Finisar in April 1987 and has served as a member of our board of directors since February 1988 and as our Chairman of the Board and Chief Technical Officer since August 1999. Dr. Levinson also served as our Chief Executive Officer from February 1988 to August 1999. From September 1980 to December 1983, Dr. Levinson was a member of Technical Staff at AT&T Bell Laboratories. From January 1984 to July 1984, he was a Member of Technical Staff at Bellcore, a provider of services and products to the communications industry. From April 1985 to December 1985, Dr. Levinson was the principal optical scientist at Raychem Corporation, and from January 1986 to February 1988, he was Optical Department Manager at Raynet, Inc., a fiber optic systems company. Dr. Levinson serves as a director of Fabrinet, Inc., a privately held contract manufacturing company. Dr. Levinson holds a B.S. in Mathematics/ Physics from Butler University and an M.S. and Ph.D. in Astronomy from the University of Virginia.

     Directors Continuing in Office until the 2005 Annual Meeting of Stockholders

      Michael C. Child has been a member of our board of directors since November 1998. Mr. Child has been employed by TA Associates, Inc., a venture capital investment firm, since July 1982 where he currently serves as a Managing Director. Mr. Child holds a B.S. in Electrical Engineering from the University of California at Davis and an M.B.A. from the Stanford Graduate School of Business.

      Jerry S. Rawls has served as a member of our board of directors since March 1989 and as our Chief Executive Officer since August 1999. Mr. Rawls has also served as our President since April 2003 and previously held that title from April 1989 to September 2002. From September 1968 to February 1989, Mr. Rawls was employed by Raychem Corporation, a materials science and engineering company, where he held various management positions including Division General Manager of the Aerospace Products Division and Interconnection Systems Division. Mr. Rawls holds a B.S. in Mechanical Engineering from Texas Tech University and an M.S. in Industrial Administration from Purdue University.

Directors Continuing in Office until the 2006 Annual Meeting of Stockholders

      Roger C. Ferguson has been a member of our board of directors since August 1999. From June 1999 to December 2001, Mr. Ferguson served as Chief Executive Officer of Semio Corp., an early stage software company. Mr. Ferguson has served as a principal in VenCraft, LLC, a venture capital partnership, since July 1997. From August 1993 to July 1997, Mr. Ferguson was Chief Executive Officer of DataTools, Inc., a database software company. From 1987 to 1993, Mr. Ferguson served as Chief Operating Officer for Network General Inc., a network analysis company. Mr. Ferguson also serves as the Chairman of the Board of Directors of Semio Corp. Mr. Ferguson holds a B.A. in Psychology from Dartmouth College and an M.B.A. from the Amos Tuck School at Dartmouth.

      Larry D. Mitchell has been a member of our board of directors since October 1999. Mr. Mitchell has been retired since October 1997. From October 1994 to October 1997, he served as a site General Manager in Roseville, California for Hewlett-Packard. Mr. Mitchell also serves on the Board of Directors of Placer Sierra Bancshares and its wholly-owned subsidiary, Placer Sierra Bank. Mr. Mitchell holds a B.A. in Engineering Science from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

Election of Infineon Representative Following the Acquisition

      In connection with the execution of the purchase agreement, Finisar and Infineon have entered into a stockholder agreement. See “Other Agreements Restated to the Acquisition — Stockholder Agreement.” The stockholder agreement provides, among other things, that, effective immediately after the closing of the acquisition, Finisar will cause Infineon’s designated representative to be elected to serve as a member of the Finisar board of directors. Thereafter, Finisar is required to cause Infineon’s representative to be nominated for election to the board of directors at future meetings of Finisar stockholders, so long as Infineon contains to hold more than 5% of the outstanding voting securities of Finisar. Infineon has designated Thomas Seifert, Chief Executive Officer of its Memory Products Business Group, to serve as its initial representative on the Finisar board. Mr. Child has informed us that he intends to resign from the board at the time Mr. Seifert is elected to the board.

Independence of Directors

      Our board has determined that, except for Mr. Rawls, our President and Chief Executive Officer, and Mr. Levinson, our Chairman and Chief Technical Officer, each of the current members of our board of directors is “independent” in accordance with the applicable listing standards of Nasdaq as currently in effect. Due to his affiliation with Infineon and Infineon’s substantial ownership of Finisar common stock following the acquisition, Mr. Seifert will not be independent under such standards.

Meetings of the Board of Directors

      During the fiscal year ended April 30, 2004, our board of directors held 16 meetings. During that period, the Audit Committee of the board held ten meetings, and the Compensation Committee of the board held three meetings. No director attended fewer than 75% of the total number of meetings of the board and all of the committees of the board on which such director served during that period.

Corporate Governance and Board Committees

      Our board of directors has adopted a Code of Business Conduct and Ethics (the “Code”) that outlines the principles of legal and ethical business conduct under which Finisar does business. The Code, which is applicable to all directors, employees and officers of the Company, is available at http://investor.finisar.com/corpgov.cfm. Any substantive amendment or waiver of the Code may be made only by the board of directors upon a recommendation of the Audit Committee, and will be disclosed on our website. In addition, disclosure of any waiver of the Code for directors and executive officers will also be made by the filing of a Form 8-K with the SEC.

      The board has also adopted a written charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each charter is available on the Company’s website at http://investor.finisar.com/corpgov.cfm. The charter for the Audit Committee is attached to this proxy statement as Appendix C.

      The members of the Audit Committee during fiscal 2004 were Messrs. Child, Ferguson and Mitchell. In June 2004, Mr. Hughes was elected as an additional member of the Audit Committee. The functions of the Audit Committee include overseeing the quality of our financial reports and other financial information and our compliance with legal and regulatory requirements; appointing and evaluating our independent auditors, including reviewing their independence, qualifications and performance and reviewing and approving the terms of their engagement for audit services and non-audit services; and establishing and observing complaint procedures regarding accounting, internal auditing controls and auditing matters. Our board has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of Nasdaq and the SEC for audit committee membership. The board has also determined that all members of the Audit Committee possess the level of financial literacy required by applicable Nasdaq and SEC rules and that at least two members of the Audit Committee, Messrs. Ferguson and Hughes, are qualified as “audit committee financial experts” as defined by the SEC. For additional information about the Audit Committee, see “Report of the Audit Committee” below.

      The members of the Compensation Committee during fiscal 2004 were Messrs. Child and Ferguson. In June 2004, Messrs. Hughes and Mitchell were elected as additional members of the Compensation Committee. The Compensation Committee reviews and approves the compensation and benefits of our executive officers and establishes and reviews general policies relating to compensation and benefits of our employees. Each of the members of the Compensation Committee is independent for purposes of the Nasdaq rules. For additional information about the Compensation Committee, see “Report of the Compensation Committee on Executive Compensation” and “Executive Compensation and Other Matters” below.

      The Nominating and Corporate Governance Committee was established in June 2004. The members of the Nominating and Corporate Governance Committee are Messrs. Ferguson, Hughes and Mitchell. Each of the members of the Nominating and Corporate Governance Committee is independent for purposes of the Nasdaq rules. The Nominating and Corporate Governance Committee considers qualified candidates for appointment and nomination for election to the board of directors and makes recommendations concerning such candidates, develops corporate governance principles for recommendation to the board of directors and oversees the regular evaluation of our directors and management.

      Prior to the establishment of the Nominating and Corporate Governance Committee, Mr. Hughes was recommended for election to our board of directors by our President and Chief Executive Officer, Jerry S. Rawls. All members of our board met with Mr. Hughes and evaluated his qualifications, using the general criterial described under “Director Nominations” below. Following interviews and discussions regarding his candidacy, Mr. Hughes was elected to our board of directors, by unanimous approval of our board, on June 2, 2004.

Director Nominations

      Nominations of candidates for election as directors may be made by the board of directors or by stockholders. The Nominating and Corporate Governance Committee is responsible for, among other things, the selection and recommendation to the board of directors of nominees for election as directors.

      When considering the nomination of directors for election at an annual meeting, the Nominating and Corporate Governance Committee reviews the needs of the board of directors for various skills, background, experience and expected contributions and the qualification standards established from time to time by the Nominating and Corporate Governance Committee. When reviewing potential nominees, including incumbents, the Nominating and Corporate Governance Committee considers the perceived needs of the board of directors, the candidate’s relevant background, experience and skills and expected contributions to the board of directors. The Nominating and Corporate Governance Committee also seeks appropriate input from the Chief Executive Officer in assessing the needs of the board of directors for relevant background, experience and skills of its members.

      The Nominating and Corporate Governance Committee’s goal is to assemble a board of directors that brings to Finisar a diversity of experience at policy-making levels in business and technology, and in areas that are relevant to Finisar’s global activities. Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective outlook and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all board and committee responsibilities that will be expected of them. Members of the board of directors are expected to rigorously prepare for, attend and participate in all meetings of the board of directors and applicable committees. Other than the foregoing, there are no specific minimum criteria for director nominees, although the Nominating and Corporate Governance Committee believes that it is preferable that a majority of the board of directors meet the definition of “independent director” set forth in Nasdaq and SEC rules. The Nominating and Corporate Governance Committee also believes it appropriate for one or more key members of the Company’s management, including the Chief Executive Officer, to serve on the board of directors.

      The Nominating and Corporate Governance Committee will consider candidates for directors proposed by directors or management, and will evaluate any such candidates against the criteria and pursuant to the policies and procedures set forth above. If the Nominating and Corporate Governance Committee believes that the board of directors requires additional candidates for nomination, the Nominating and Corporate Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. All incumbent directors and nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

      The Nominating and Corporate Governance Committee will also consider candidates for directors recommenced by a stockholder, provided that any such recommendation is sent in writing to the board of directors, c/o Corporate Secretary, 1308 Moffett Park Drive, Sunnyvale, California 94089-1113; Fax: (408) 745-6097; Email address: corporate.secretary@finisar.com, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year’s annual meeting of stockholders and contains the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and

•	a description of the candidate’s qualifications, skills, background and business experience during at least the last five years, including his or her principal occupation and employment and the name and principal business of any company or other organization where the candidate has been employed or has served as a director.

      The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

      In addition, stockholders may make direct nominations of directors for election at an annual meeting, provided the advance notice requirements set forth in our bylaws have been met. Under our bylaws, written notice of such nomination, including certain information and representations specified in the bylaws, must be delivered to our principal executive offices, addressed to the Corporate Secretary, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year’s annual meeting of the stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be received not later than the close of business on the 10th day following the day on which the public announcement of the date of such meeting is first made.

Communications by Stockholders with Directors

      Stockholders may communicate with the board of directors, or any individual director, by transmitting correspondence by mail, facsimile or email, addressed as follows: Board of Directors or individual director, c/o Corporate Secretary, 1308 Moffett Park Drive, Sunnyvale, California 94089-1113; Fax: (408) 745-6097; Email Address: corporate.secretary@finisar.com. The Corporate Secretary will maintain a log of such communications and will transmit as soon as practicable such communications to the board of directors or to the identified director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by the Corporate Secretary.

Director Attendance at Annual Meetings

      We will make every effort to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend the Company’s annual meeting of stockholders. Three directors attended the Company’s 2003 annual meeting of stockholders.

Vote Required and Recommendation of the Finisar Board of Directors

      The term of the Class II directors will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to serve as Class II members of the board of directors at the meeting. Management’s nominees for election by the stockholders to those two positions are the current Class II members of the board of directors: Harold E. Hughes, Jr. and Frank H. Levinson. Please see “Nominees and Directors” above for information concerning the nominees. If elected, the nominees will serve as directors until our annual meeting of stockholders in 2007 and until their respective successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. The proxies cannot be voted for a greater number of persons than two.

      If a quorum is present and voting, the two nominees for Class II director receiving the highest number of votes will be elected as Class II directors. Abstentions and broker non-votes have no effect on the vote.

      The Board of Directors recommends a vote “FOR” the nominees named above.

PROPOSAL 3:

APPROVAL OF AMENDMENT TO FINISAR’S CERTIFICATE OF INCORPORATION

Background

      Under Delaware law, we may only issue shares of our common stock to the extent such shares have been authorized for issuance under our Certificate of Incorporation. Our Certificate of Incorporation currently authorizes the issuance of up to 500,000,000 shares of our common stock. As of September 30, 2004, 223,384,753 shares of common stock were issued and outstanding, an aggregate of 58,647,060 unissued shares were reserved for issuance upon conversion of our outstanding 5 1/4% convertible subordinated notes due 2008 and our 2 1/2% convertible subordinated notes due 2010, 62,500,602 unissued shares were reserved for issuance under our equity compensation plans, and 964,117 unissued shares were reserved for issuance upon the exercise of outstanding warrants, leaving 154,503,468 shares of common stock unissued and unreserved. In August 2004 in connection with the acquisition of certain assets of Data Transit Corp., we issued a promissory note which is convertible into shares of our common stock based on the market price of our common stock at the time of conversion. In the event that the issuance of shares to Infineon in connection with the acquisition of the Infineon Fiber Optics Business is approved by the Finisar stockholders, the other conditions to the acquisition are satisfied or waived, and the acquisition is consummated, Finisar will issue approximately 109,850,000 shares of common stock to Infineon and approximately 44,653,468 shares of common stock will remain unissued and unreserved (excluding the estimated number of shares issuable to Data Transit). If the stockholders approve Proposal 4 regarding the amendment to the 1999 Employee Stock Purchase Plan, an aggregate of 15,000,000 additional shares of common stock will be reserved for issuance under this plan, leaving only 29,653,468 shares of common stock unissued and unreserved. In order to ensure sufficient shares of common stock will be available for issuance by Finisar, including pursuant to the increase in the number of shares reserved for issuance under the 1999 Employee Stock Purchase Plan contemplated by Proposal 4, the board of directors has approved, subject to stockholder approval, an amendment to Finisar’s Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 500,000,000 to 800,000,000. If the stockholders approve the proposal to increase the number of authorized shares of common stock, Finisar will have a total of approximately 329,653,468 shares of common stock authorized and available for issuance (excluding the shares issuable to Data Transit).

Purpose and Effect of the Amendment

      The purpose of the proposed amendment to the Certificate of Incorporation is to authorize additional shares of common stock which will be available for future issuance in the event the board of directors determines that it is necessary or appropriate to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to declare stock dividends, to provide equity incentives to employees or officers, or to issue or reserve shares of common stock for other corporate purposes. The availability of additional shares of common stock would be particularly important in the event that the board of directors needs to undertake any of the foregoing actions on an expedited basis in order to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock, where such approval might not otherwise be required. If the amendment is approved by the stockholders, the board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law. The board of directors has no present agreement, arrangement or commitment to issue any of the shares for which approval is sought.

      The increase in the number of authorized shares of common stock will not have any immediate effect on the rights of existing stockholders. However, the board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law and the rules of Nasdaq. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of common stock have no preemptive rights and the board of directors has no plans to grant such rights with respect to any such shares.

      If the proposed amendment is approved by the stockholders, Article Fourth of our Certificate of Incorporation will be amended to read as follows:

“A. Capitalization. The total number of shares of all classes of stock which the Corporation will have authority to issue is eight hundred five million (805,000,000), consisting of

1. Five million (5,000,000) shares of Preferred Stock, par value one-tenth of one cent ($0.001) per share (the “Preferred Stock”); and

2. Eight hundred million (800,000,000) shares of common stock, par value one-tenth of one cent ($0.001) per share (the “Common Stock”).”

      The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of Finisar without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of Finisar more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Finisar.

      The board of directors is not currently aware of any attempt to take over or acquire Finisar. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

Antitakeover Provisions

Delaware Law

      Finisar is subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers, which prohibits a Delaware corporation from engaging in any business combination with an “interested stockholder” for a period of three years, unless:

•	prior to the time that a stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time that a stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

      Except as otherwise specified in Section 203, an “interested stockholder” is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and (b) the affiliates and associates of any such person.

Certificate of Incorporation and Bylaw Provisions

      Provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Finisar. These provisions could cause the value of the notes and the price of our common stock to decrease. Some of these provisions allow us to issue preferred stock without any vote or further action by the stockholders, eliminate the right of stockholders to act by written consent without a meeting and eliminate cumulative voting in the election of directors. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of Finisar.

      Finisar’s certificate of incorporation provides that the board of directors will be divided into three classes of directors, with each class serving a staggered three-year term. The classification system of electing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us and may maintain the incumbency of the board of directors, because the classification of the board of directors generally increases the difficulty of replacing a majority of the directors.

Stockholder Rights Plan

      In September 2002, our board of directors adopted a stockholder rights plan under which our stockholders received one share purchase right for each share of our common stock held by them. The rights are not currently exercisable or tradable separately from our common stock and are currently evidenced by the common stock certificates. The rights expire on September 24, 2012 unless earlier redeemed or exchanged by us. Subject to exceptions, the rights will separate from our common stock and become exercisable when a person or group (other than certain exempt persons) acquires, or announces its intention to commence a tender or exchange offer upon completion of which such person or group would acquire, 20% or more of our common stock without prior board approval. Should such an event occur, then, unless the rights are redeemed or exchanged or have expired, Finisar stockholders, other than the acquiror, will be entitled to purchase shares of our common stock at a 50% discount from its then-Current Market Price (as defined) or, in the case of certain business combinations, purchase the common stock of the acquiror at a 50% discount. Because the acquisition of the Infineon Fiber Optics Business was approved by our board of directors, the rights will not become exercisable as a result of the issuance of our common stock to Infineon pursuant to the purchase agreement.

Vote Required and Recommendation of the Finisar Board of Directors

      Approval of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of common stock. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this proposal.

      The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders. However, if this proposal is not approved and the acquisition of the Infineon Fiber Optics Business is consummated, we will have a limited number of unissued and unreserved shares available for issuance.

      The board of directors unanimously recommends that the stockholders vote “FOR” approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 800,000,000 shares.

PROPOSAL 4:

APPROVAL OF AMENDMENT TO THE FINISAR

1999 EMPLOYEE STOCK PURCHASE PLAN AND ADOPTION
OF THE INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

General

      At the annual meeting, the stockholders will be asked to approve an amendment to the Finisar 1999 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of common stock reserved for issuance under the Purchase Plan from 3,750,000 shares to 18,750,000 shares and to increase the automatic annual increase in the number of shares of common stock reserved for issuance under the Purchase Plan from 750,000 to 1,000,000 shares.

      The purpose of the amendment is to ensure that we will continue to have a sufficient reserve of common stock available under the Purchase Plan to provide eligible employees of the Company and any participating parent or subsidiary companies (whether now existing or subsequently established) with the opportunity to purchase shares of our common stock at semi-annual intervals through their accumulated periodic payroll deductions.

      We have also adopted a parallel International Employee Stock Purchase Plan (the “International Plan”) to facilitate the participation of our employees in foreign countries and assure compliance with the applicable laws and regulations of those foreign jurisdictions. The proposed amendment to the Purchase Plan and the International Plan were adopted by our board of directors in July 2004 and will become effective upon stockholder approval at the annual meeting.

      The following is a summary of the principal features of the Purchase Plan as modified by the proposed amendment. The terms of the International Plan are generally similar to the terms of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan documents may do so upon written request to our Corporate Secretary at our principal executive offices at 1308 Moffet Park Drive, Sunnyvale, California 94089.

Administration

      The Purchase Plan is administered either by our board of directors or by a committee of one or more board members appointed by the board. Any such appointed committee may have administrative authority as to the entire Purchase Plan or to any specified provisions delegated to it by the board. The term “plan administrator,” as used in this summary, will mean either our board of directors or such board committee, to the extent each such entity is acting within the scope of its administrative authority under the Purchase Plan.

Securities Subject to the Purchase Plan

      The maximum number of shares of common stock reserved for issuance over the term of the Purchase Plan is currently limited to 3,750,000 shares (excluding the 15,000,000 share increase which is the subject of this proposal). At the present time, 149,371 shares of our common stock remain available for future issuance. On the first day of May in each subsequent calendar year, beginning in calendar year 2005 and continuing through the 2010 calendar year, the share reserve will automatically increase by 750,000 shares of our common stock. This reserve is not expected to be sufficient to enable our employees to purchase the maximum number of shares that they would be eligible to purchase under the Purchase Plan, since more than 900,000 shares of common stock have been purchased in each of the last two fiscal years.

      Subject to stockholder approval of this proposal, on the first day of May in each subsequent calendar year, beginning with calendar year 2005 and continuing through the 2010 calendar year, the share reserve will automatically increase by 1,000,000 shares of our common stock. The shares issuable under the Purchase Plan may be made available from authorized but unissued shares of our common stock or from shares of common stock repurchased by us, including shares repurchased on the open market. The reserved shares will also be used to fund stock purchases under the International Plan, and any shares issued under the International Plan will reduce, on a share-for-share basis, the number of shares available for subsequent issuance under the Purchase Plan.

      In the event that any change is made to our outstanding common stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without our receipt of consideration), appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Purchase Plan, (ii) the number and class of securities by which the share reserve is to increase automatically each calendar year, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Periods and Purchase Rights

      Shares of our common stock will be offered under the Purchase Plan through a series of offering periods. No offering period may have a duration in excess of 27 months. Currently, there are two separate offering periods each year. The first offering period is of approximately 12 months duration and in general runs from December 16 to December 15 in the succeeding year. The second offering period is of approximately six months duration and in general runs from June 16 to December 15 each year. The 12-month offering period is comprised of two six-month purchase intervals. The first purchase interval will generally run from December 16 to June 15 in the succeeding year and the second interval will generally run from June 16 to December 15 each year. The six-month offering period which begins on or about June 16 each year will consist of a single six-month purchase interval coterminous with its six-month duration. The plan administrator may, however, establish a different duration for one or more offering periods or the purchase intervals within those periods or different beginning or ending dates for such offering periods or purchase intervals.

      At the time a participant joins an offering period, he or she will be granted a purchase right to acquire shares of our common stock on the last day of each purchase interval within that offering period. All payroll deductions collected from the participant for each purchase interval will be automatically applied to the purchase of common stock at the end of that purchase interval, subject to certain limitations.

Eligibility and Participation

      Any individual who is employed, whether in the United States or in any of our foreign locations, on a basis under which he or she is regularly expected to work for more than 20 hours per week for more than five months per calendar year in our employ or in the employ of any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) will be eligible to participate in the Purchase Plan. To the extent required by local law, foreign employees who are expected to work for less than 20 hours per week or less than five months per calendar year will be allowed to participate in the International Plan. Each individual who is an eligible employee on the start date of any offering period may enter that offering period on such start date.

      As of September 30, 2004, approximately 2,746 employees, including six executive officers, were eligible to participate in the Purchase Plan and the International Plan.

Payroll Deductions and Stock Purchases

      Each participant may authorize periodic payroll deductions in any multiple of 1% (up to a maximum of 20%) of his or her cash earnings to be applied to the acquisition of common stock semi-annually at the end of each purchase interval. Accordingly, on each semi-annual purchase date (generally June 15 and December 15 each year), the payroll deductions of each participant accumulated for the purchase interval ending on that purchase date will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date. The plan administrator will have the discretionary authority to change the percentage contribution rates in effect for one or more subsequent offering periods. To the extent payroll deductions are prohibited under local law, participants in the International Plan may be permitted to pay for the shares by check or through other approved methods at the end of the purchase interval.

      Payroll deductions made in currency other than U.S. dollars will be converted into such dollars on the date or dates and at the exchange rate determined by the plan administrator prior to the start of the offering period in which those deductions are made.

Purchase Price

      Unless such percentage is otherwise increased by the plan administrator prior to the commencement of an offering period, the purchase price of the common stock acquired on each semi-annual purchase date within that offering period will be equal to 85% of the lower of (i) the fair market value per share of our common stock on the start date of that offering period or (ii) the fair market value on the semi-annual purchase date.

      The fair market value per share of our common stock on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date on Nasdaq. On June 30, 2004, the fair market value of our common stock determined on such basis was $1.98 per share.

Special Limitations

      The Purchase Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of our common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of our outstanding stock or the outstanding stock of any of our affiliates.

•	Purchase rights granted to a participant at the beginning of a 12-month offering period may not permit a participant to purchase more than that number of whole shares of our common stock determined by dividing $25,000 by the fair market value per share of our common stock on the start date of the offering period.

•	Purchase rights granted to a participant at the beginning of a six-month offering period may not permit a participant to purchase more than that number of whole shares of our common stock determined by dividing $12,500 by the fair market value of a share of our common stock on the start date of the offering period.

      The plan administrator may make appropriate adjustments to the number of shares purchasable per participant in an offering period in the event that offering period is of a longer or shorter duration than those indicated above.

Termination of Purchase Rights

      A participant may withdraw from the Purchase Plan at any time, and his or her accumulated payroll deductions will be refunded as soon as practicable after the withdrawal. In such event, the individual may not rejoin the Purchase Plan until the start of a new offering period.

      A participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which a participant may have made for the purchase interval in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.

Stockholder Rights

      No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

      No purchase rights will be assignable or transferable by a participant, and the purchase rights will be exercisable only by the participant.

Change in Control

      If Finisar is acquired by a merger or a sale of all or substantially all of its assets or securities possessing more than 50% of the total combined voting power of its outstanding securities, then the successor entity (or its parent corporation) may assume Finisar’s obligations under the Purchase Plan and the outstanding purchase rights. In the event of such assumption, each purchase right will be appropriately adjusted to preclude any dilution or enlargement of benefits thereunder, and the accumulated payroll deductions will automatically be applied to the purchase of shares of common stock (or such other securities as may then be subject to the purchase rights) on the next scheduled purchase date.

      If the outstanding purchase rights are not assumed, we will accelerate the next purchase date in each of the then current offering periods to a date before the closing date on which Finisar is to be acquired, and the accumulated payroll deductions will automatically be applied to the purchase of shares of our common stock. The purchase price will be equal to 85% (or any higher percentage in effect for those offering periods) of the lower of (i) the fair market value per share of common stock on the start date of the offering period in which the participant is enrolled at the time of such acquisition or (ii) the fair market value per share of common stock on the date the shares are purchased.

Share Pro-Ration

      Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, will be refunded.

Amendment and Termination

      Our board of directors may amend or terminate the Purchase Plan at any time. However, no amendment may adversely affect outstanding purchase rights, except to the extent necessary to qualify the Purchase Plan as an “employee stock purchase plan” pursuant to Section 423 of the Internal Revenue Code or to effect any required qualification or registration of the shares offered under the Purchase Plan pursuant to applicable federal, state or foreign securities laws. In addition, the board may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan (except permissible adjustments in the event of changes to our capitalization) or (ii) change the entities that may be designated by the board as participating corporations.

      The Purchase Plan may also be amended or terminated immediately upon action by our board of directors should the financial accounting rules currently applicable to employee stock purchase plans such as the Purchase Plan be subsequently revised so as to require us to recognize compensation cost in connection with the shares offered for purchase under the Purchase Plan.

New Plan Benefits

      No purchase rights will be granted, and no shares of our common stock will be issued under the Purchase Plan, on the basis of the share increase which is the subject of this proposal, unless such increase is approved by the stockholders at the annual meeting.

Prior Purchases

      The table below shows, as to the listed individuals and specified groups, the number of shares of common stock purchased under the Purchase Plan during the fiscal year ended April 30, 2004, together with the weighted average purchase price paid per share.

	Number of Purchased	Weighted Average
Name and Position	Shares	Purchase Price

Jerry S. Rawls	0	—
President and Chief Executive Officer
Kevin Cornell	0	—
Senior Vice President and General Manager, Network Tools Division
Fariba Danesh	0	—
Senior Vice President and Chief Operating Officer
Frank H. Levinson	0	—
Chairman of the Board and Chief Technical Officer
Stephen K. Workman	0	—
Senior Vice President, Finance, Chief Financial Officer and Secretary
All current executive officers as a group (7 persons)	0	—
All employees, including current officers who are not executive officers, as a group	1,251,492	$1.14

      To date, 3,600,629 shares of our common stock have been issued under the Purchase Plan, and 149,371 shares (excluding the 15,000,000 share increase which is the subject to this proposal) remain available for future purchase.

Summary of U.S. Federal Income Tax Consequences

      The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant subject to U.S. taxation, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event a participant should die while still owning the purchased shares.

      If a participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

      If a participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of that offering period; and any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such disposition.

      If a participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Non-U.S. Income Tax Consequences

      The income taxation consequences to participants and to us (or our foreign subsidiaries) with respect to participation in the International Plan may vary by country. Generally, participants are subject to taxation at the time of purchase. The employing foreign subsidiary may in some cases be entitled to a deduction in the tax year in which a participant recognizes taxable income, provided the subsidiary reimburses us for the cost benefit conferred under the International Plan.

Accounting Treatment

      Under current accounting principles applicable to employee stock purchase plans qualified under Section 423 of the Internal Revenue Code, the issuance of common stock under the Purchase Plan will not result in a compensation expense chargeable against our reported earnings. However, we must disclose, in pro-forma statements to our financial statements, the impact the purchase rights granted under the Purchase Plan would have upon our reported earnings were the value of those purchase rights treated as compensation expense.

      On March 31, 2004, the Financial Accounting Standards Board (“FASB”) issued an exposure draft of its Proposed Statement of Financial Accounting Standards for Share-Based Payments (the “Exposure Draft”) which, if approved by FASB without change, will substantially change the accounting treatment for the Purchase Plan beginning in calendar year 2005. Pursuant to the Exposure Draft, the fair value of each purchase right which is granted or vests under the Purchase Plan on or after January 1, 2005 will be charged as a direct compensation expense to our reported earnings over the offering period to which that purchase right pertains. The fair value of each purchase right will be determined as of its grant date.

Vote Required and Recommendation of the Finisar Board of Directors

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote this proposal is required for approval of the amendment to the Purchase Plan and the adoption of the International Plan. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Broker non-votes will have no effect on the outcome of this vote.

      The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders. Should stockholder approval not be obtained, then the proposed increase of 15,000,000 shares to the number of shares reserved for issuance under the Purchase Plan will not be implemented, no purchase rights will be granted on the basis of such increase, the annual increase in the share reserve will be limited to 750,000 shares and the International Plan will not be implemented. However, the Purchase Plan as in effect prior to the share increase which is the subject of this Proposal will continue to remain in effect, and stock purchases will continue to be made pursuant to the provisions of the Purchase Plan until the Purchase Plan terminates or the available reserve of 149,371 shares is exhausted.

      The board believes that it is in our best interests to continue providing our employees with the opportunity to acquire an ownership interest in us through their participation in the Purchase Plan and thereby encourage them to remain in our employ and more closely align their interests with those of our stockholders. Therefore, the board unanimously recommends a vote “FOR” approval of the amendment to the Purchase Plan.

PROPOSAL 5:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of Finisar’s board of directors has selected Ernst & Young LLP to serve as independent auditors to audit the consolidated financial statements of Finisar for the fiscal year ending April 30, 2005. Ernst & Young LLP has acted in such capacity since its appointment in fiscal 1999. A representative of Ernst & Young LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

      The following table sets forth the aggregate fees billed to Finisar for the fiscal years ended April 30, 2004 and April 30, 2003 by Finisar’s principal accounting firm, Ernst & Young LLP:

	Year Ended	Year Ended
	April 30, 2004	April 30, 2003

Audit fees(1)	$934,545	$887,000
Audit-related fees(2)	146,744	123,000
Tax fees(3)	193,446	83,000
All other fees(4)	32,210	—

Total Fees	$1,306,945	$1,093,000

(1)	Audit fees consist of fees billed for professional services rendered for the audit of Finisar’s consolidated annual financial statements and the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, and attest services.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to field verification of royalties from licensees, employee benefit plan audits and, in fiscal 2004, consultations in connection with acquisitions, including the pending acquisition of the Infineon Fiber Optics Business, and consultations concerning financial reporting.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All other fees consist of fees for products and services other than the services described above. In fiscal 2004, this category included fees related to the closure of a subsidiary and expatriate advisory services. There were no such fees in fiscal 2003.

      The Audit Committee has determined that all services performed by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

Vote Required and Recommendation of the Finisar Board of Directors

      The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal.

      The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders. If the stockholders do not approve the ratification of the appointment of Ernst & Young LLP as our auditors, the Audit Committee will re-consider its selection.

      The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2005.

PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP

BY FINISAR MANAGEMENT

      The following table sets forth information known to us regarding the beneficial ownership of our common stock as of September 30, 2004 by:

•	each stockholder who is known by us to beneficially own more than 5% of our common stock;

•	each of our executive officers listed on the Summary Compensation Table under “Executive Compensation and Related Matters;”

•	each of our directors; and

•	all of our executive officers and directors as a group:

	Shares of Common Stock
	Beneficially Owned(1)

Name of Beneficial Owner(1)	Number	Percentage

Executive Officers and Directors:
Frank H. Levinson(2)	28,561,319	12.75%
Jerry S. Rawls(3)	6,148,604	2.75
Stephen K. Workman(4)	749,082	*
Fariba Danesh(5)	609,693	*
Kevin Cornell(6)	80,000	*
Larry D. Mitchell(7)	130,500	*
Roger C. Ferguson(8)	108,000	*
Michael C. Child(9)	55,836	*
Harold E. Hughes, Jr.	0	*
All executive officers and directors as a group (11 persons)(10)	36,446,034	16.19%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the named individuals is: c/o Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, CA 94089. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All shares of common stock subject to options exercisable within 60 days following September 30, 2004 are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Accordingly, percent ownership is based on 223,384,753 shares of common stock outstanding as of September 30, 2004 plus any shares issuable pursuant to options held by the person or group in question which may be exercised within 60 days following September 30, 2004. Except as indicated in the other footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, these persons have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them.

(2)	Includes 21,636,319 shares held by the Frank H. Levinson Revocable Living Trust and 6,485,000 shares held by Seti Trading Co., Inc., a company owned 50% by the Frank H. Levinson Revocable Living Trust and 50% by a trust for which Mr. Levinson’s ex-wife serves as sole trustee. Does not include 2,654,618 shares held by the trustee of the Irrevocable Trust of Frank H. Levinson and Wynnette Levinson dated July 15, 1999, 300,000 shares held by Mr. Levinson’s adult children and 3,975,000 shares held by trusts for Mr. Levinson’s children, as to which shares Mr. Levinson disclaims beneficial ownership. Includes 440,000 shares issuable upon exercise of options exercisable within 60 days following September 30, 2004.

(3)	Includes 2,832,401 shares held by The Rawls Family, L.P. Mr. Rawls is the president of the Rawls Management Corporation, the general partner of The Rawls Family, L.P. Includes 440,000 shares issuable upon exercise of options exercisable within 60 days following September 30, 2004.

(4)	Includes 207,000 shares issuable upon exercise of options exercisable within 60 days following September 30, 2004.

(5)	Includes 430,000 shares issuable upon exercise of options exercisable within 60 days following September 30, 2004. Ms. Danesh resigned from Finisar in September 2004.

(6)	Includes 80,000 shares issuable upon exercise of options exercisable within 60 days following September 30, 2004.

(7)	Includes 98,000 shares issuable upon exercise of options exercisable within 60 days following September 30, 2004.

(8)	Includes 6,000 shares which are subject to a right of repurchase in favor of Finisar which lapses over time and 8,000 shares issuable upon exercise of options exercisable within 60 days following September 30, 2004.

(9)	Includes 8,000 shares issuable upon exercise of options exercisable within 60 days following September 30, 2004.

(10)	Includes 6,000 shares subject to a right of repurchase in favor of Finisar and 1,711,000 shares issuable upon exercise of options exercisable within 60 days following September 30, 2004.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Executive Compensation

Summary Compensation Information

      The following table sets forth information concerning the compensation of our Chief Executive Officer and our four other most highly compensated executive officers, as of April 30, 2004, during the fiscal years ended April 30, 2004, 2003 and 2002.

Summary Compensation Table

						Long Term
						Compensation
						Awards
		Annual Compensation
						Securities
					Other Annual	Underlying		All Other
Name and Principal Position	Year	Salary	Bonus		Compensation	Options		Compensation

Jerry S. Rawls	2004	$202,500	—		$6,075	200,000	(1)
President and Chief	2003	218,077	—		5,340	1,000,000	(1)	—
Executive Officer	2002	225,000	—		4,805	—		—
Fariba Danesh(2)	2004	301,346			7,534	750,000	(1)
Senior Vice President and	2003	20,827	100,000	(3)	274	750,000	(1)	—
Chief Operating Officer	2002	—	—		—	—
Kevin Cornell(4)	2004	217,854	—		500	—		—
Senior Vice President and	2003	40,312	44,727	(3)	—	400,000	(1)
General Manager — Network	2002	—	—		—	—		—
Tools Division
Frank H. Levinson(5)	2004	202,500	—		8,253	200,000	(1)
Chief Technical Officer	2003	72,349	—		13,253	1,000,000	(1)
	2002	22,551	—		608	—
Stephen K. Workman	2004	185,385			2,031	440,000	(1)
Senior Vice President,	2003	193,846	—		1,685	—		—
Finance, Chief Financial	2002	200,000	—		1,846	—		—
Officer and Secretary

(1)	Option vests at the rate of 20% per year over a period of five years.

(2)	Ms. Danesh became Senior Vice President and Chief Operating Officer in April 2003. Ms. Danesh resigned from Finisar in September 2004.

(3)	Signing bonus.

(4)	Mr. Cornell became Senior Vice President and General Manager, Network Tools Division, in July 2003.

(5)	Mr. Levinson voluntarily agreed to forego the payment of salary during portions of fiscal 2002 and 2003.

Stock Options Granted in Fiscal 2004

      The following table sets forth information regarding grants of stock options to the executive officers named in the Summary Compensation Table above during the fiscal year ended April 30, 2004. All of these options were granted under our 1999 Stock Option Plan. The percentage of total options set forth below is based on an aggregate of 25,028,803 options granted during the fiscal year. All options were granted at the fair market value of our common stock, as determined by the board of directors on the date of grant. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC and do not represent Finisar’s estimate or projection of the future common stock price.

Options Granted in Fiscal Year Ended April 30, 2004

	Individual Grants
						Potential Realizable
		% of Total				Value at Assumed
	Number of	Options			Deemed	Annual Rates of Stock
	Securities	Granted to			Value Per	Price Appreciation for
	Underlying	Employees	Exercise		Share at	Option Term
	Options	in Fiscal	Price	Expiration	Date of
Name	Granted(1)	Year	($/Share)	Date	Grant	5%	10%

Jerry S. Rawls	200,000	0.81	$1.95	8/27/13	$1.95	$245,268	$621,559
Fariba Danesh	100,000	0.41	1.95	8/27/13	1.95	122,634	310,779
	650,000	2.64	2.18	9/5/13	2.18	891,143	3,258,333

Kevin Cornell	—	—	—	—	—	—	—
Frank H. Levinson	200,000	0.81	1.95	8/27/13	1.95	245,268	621,559
Stephen K. Workman	365,000	1.48	1.80	6/19/13	1.80	413,183	1,047,088
	75,000	0.30	1.95	8/27/13	1.95	91,975	233,084

(1)	These options vest at the rate of 20% per year over a period of five years.

Option Exercises and Fiscal 2004 Year-End Values

      The following table provides the specified information concerning exercises of options to purchase our common stock during the fiscal year ended April 30, 2004, and unexercised options held as of April 30, 2004, by the executive officers named in the Summary Compensation Table above.

Aggregate Option Exercises In Fiscal 2004 and Values at April 30, 2004

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-The Money Options
	Acquired		Options at Fiscal Year End		at Fiscal Year End(1)
	on	Value
Name	Exercise	Realized	Exercisable(2)	Unexercisable(2)	Exercisable(2)	Unexercisable(2)

Jerry S. Rawls	—	—	200,000	1,000,000	$8,000	$32,000
Fariba Danesh	—	—	280,000	1,220,000	151,500	606,000
Kevin Cornell	—	—	80,000	320,000	74,400	297,600
Frank H. Levinson	—	—	200,000	1,000,000	8,000	32,000
Stephen K. Workman	—	—	119,000	321,000	0	0

(1)	Based on a fair market value of $1.77, the closing price of our common stock on April 30, 2004, as reported by the Nasdaq National Market.

(2)	Stock options granted under the 1999 Stock Option Plan prior to our initial public offering of common stock in November 1999 are generally immediately exercisable at the date of grant, but shares received upon exercise of unvested options are subject to repurchase by Finisar. Options granted after the date of our initial public offering under the 1999 Plan are generally not immediately exercisable at the date of grant and vest at the rate of 20% per year over a period of five years.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

      Jerry S. Rawls, Frank H. Levinson, David Buse, Kevin Cornell, Fariba Danesh, Anders Olsson and Stephen K. Workman are eligible to participate in the Finisar Executive Retention and Severance Plan. This plan provides that in the event of a qualifying termination each of the participating executives will be entitled to receive (i) a lump sum payment equal to two years’ base salary (excluding bonus) and (ii) medical, dental and insurance coverage for two years, or reimbursement of premiums for COBRA continuation coverage during such period. A qualifying termination is defined as an involuntary termination other than for cause or a voluntary termination for good reason upon or within 18 months following a change in control, as such terms are defined in the executive severance plan. In addition, the plan provides that the vesting of stock options held by eligible officers will be accelerated as follows: (i) one year of accelerated vesting upon a change of control, if the options are assumed by a successor corporation, (ii) 100% accelerated vesting if the options are not assumed by a successor corporation, and (iii) 100% accelerated vesting upon a qualifying termination.

      Additionally, pursuant to the 1999 Stock Option Plan, upon a change in control, as defined therein, the vesting of options not assumed or substituted by the surviving corporation will accelerate and the options will become immediately exercisable and vested in full.

Compensation of Directors

      Non-employee directors receive an annual retainer of $17,500, $1,500 for attendance in person at each meeting of the board of directors or committee meeting (with meetings of the board of directors and all committees held within any 24 hour period considered to be a single meeting) and $500 for attendance at such meetings via telephone. In addition, members of the Audit Committee receive an annual retainer of $5,000, and the Chairman of the Audit Committee receives $2,500 for annual service in such capacity. Non-employee directors are also eligible to receive stock options. We reimburse directors for their reasonable expenses incurred in attending meetings of the board of directors.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      The Compensation Committee for fiscal 2004 was composed of Michael C. Child and Roger C. Ferguson. No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Certain Relationships and Related Transactions

      In March 1999, we granted Mr. Workman an option to purchase an aggregate of 200,000 shares of common stock, with an exercise price of $1.31 per share. Mr. Workman exercised this option in full in April 1999. The exercise price was paid by Mr. Workman by delivery to us of a promissory note in the principal amount of $252,000 bearing interest at the rate of 6% per annum, which was collateralized by shares of our common stock owned by Mr. Workman. This promissory note was paid in full in May 2004.

      Frank H. Levinson, our Chairman of the Board and Chief Technical Officer, is a member of the board of directors of Fabrinet, Inc. In June 2000, we entered into a volume supply agreement with Fabrinet under which Fabrinet serves as a contract manufacturer for us. In addition, Fabrinet purchases certain products from us. During the fiscal year ended April 30, 2004, we made payments of approximately $42.4 million to Fabrinet and Fabrinet made payments of approximately $2.1 million to us.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish Finisar with copies of all Section 16(a) forms filed by such person.

      Based solely on our review of such forms furnished to us and written representations from certain reporting persons, during the fiscal year ended April 30, 2004 we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with, except that one statement of changes in beneficial ownership for each of Fariba Danesh, Frank H. Levinson, Jerry S. Rawls and Stephen K. Workman, each reporting one transaction, were filed late.

EQUITY COMPENSATION PLAN INFORMATION

      We currently maintain three compensation plans that provide for the issuance of our common stock to officers, directors, other employees or consultants. These consist of the 1999 Stock Option Plan and the Purchase Plan, which have been approved by our stockholders, and the 2001 Nonstatutory Stock Option Plan (the “2001 Plan”), which has not been approved by our stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of April 30, 2004:

Number of Shares
Remaining
	Number of Shares		Available for
	to Be Issued		Future Issuance
	Upon Exercise of		Under Equity
	Outstanding	Weighted-Average	Compensation
	Options,	Exercise Price of	Plans (Excluding
	Warrants and	Outstanding Options,	Shares Reflected
	Rights	Warrants and Rights	in Column (a))
Plan Category(1)	(a)	(b)	(c)

Equity compensation plans approved by stockholders	41,057,605	$2.55	5,694,869 (2)
Equity compensation plan not approved by stockholders	3,354,876	$3.90	2,199,770

(1)	The information presented in this table excludes options assumed by Finisar in connection with acquisitions of other companies. As of April 30, 2004, 124,660 shares of our common stock were issuable upon exercise of these assumed options, at a weighted average exercise price of $2.11 per share.

(2)	Includes 750,086 shares that are reserved for issuance under the Purchase Plan.

Option Exchange Program

      On November 8, 2002, we announced that our board of directors had approved a voluntary stock option exchange program for eligible option holders. Under the program, eligible holders of Finisar’s options who elected to participate had the opportunity to tender for cancellation outstanding options in exchange for new options to be granted on a future date that is at least six months and one day after the date of cancellation. Members of our board of directors were not eligible to participate in the program. The option exchange program terminated on December 17, 2002. As of that date, holders of options to purchase an aggregate of 11,816,890 shares of common stock tendered their options for cancellation.

      On June 19, 2003, new options to purchase an aggregate of 11,144,690 shares of common stock were granted at an exercise price of $1.80 per share, the closing price for our common stock on that date. Each new option preserves the vesting schedule and the vesting commencement date of the option it replaced.

Material Features of the 2001 Nonstatutory Stock Option Plan

      As of April 30, 2004, 5,554,646 shares of our common stock were reserved for issuance under the 2001 Plan. The 2001 Plan was adopted by our board on February 16, 2001 and provides for the granting of nonstatutory stock options to employees and consultants with an exercise price per share not less than 85% of the fair market value of our common stock on the date of grant. However, no person is eligible to be granted an option under the 2001 Plan whose eligibility would require approval of the 2001 Plan by our stockholders. Options granted under the 2001 Plan generally have a ten-year term and vest at the rate of 20% of the shares on the first anniversary of the date of grant and 20% of the shares each additional year thereafter until fully vested. Some of the options that have been granted under the 2001 Plan are subject to full acceleration of vesting in the event of a change in control of Finisar.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

Compensation Philosophy

      The goals of our compensation policy are to attract, retain and reward executive officers who contribute to our overall success by offering compensation that is competitive in the networking industry, to motivate executives to achieve our business objectives and to align the interests of officers with the long-term interests of stockholders. We currently use salary, bonuses and stock options to meet these goals.

Forms of Compensation

      We provide our executive officers with a compensation package consisting of base salary, incentive bonuses and participation in benefit plans generally available to other employees. In setting total compensation, the Compensation Committee considers individual and company performance, as well as market information regarding compensation paid by other companies in our industry.

      Base Salary. Salaries for our executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions in the networking industry for individuals of similar education and background to the executive officers being recruited. We also give consideration to the individual’s experience, reputation in his or her industry and expected contributions to Finisar. Salaries are generally reviewed annually by the Compensation Committee and are subject to increases based on (i) the Compensation Committee’s determination that the individual’s level of contribution to Finisar has increased since his or her salary had last been reviewed and (ii) increases in competitive pay levels.

      Bonuses. It is our policy that a substantial component of each officer’s potential annual compensation take the form of a performance-based bonus. Bonus payments to officers other than the Chief Executive Officer are determined by the Compensation Committee, in consultation with the Chief Executive Officer, based on our financial performance and the achievement of the officer’s individual performance objectives. The Chief Executive Officer’s bonus is determined by the Compensation Committee, without participation by the Chief Executive Officer, based on the same factors.

      Long-Term Incentives. Longer term incentives are provided through stock options, which reward executives and other employees through the growth in value of our stock. The Compensation Committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders. Grants of stock options to executive officers are based upon each officer’s relative position, responsibilities, historical and expected contributions to Finisar, and the officer’s existing stock ownership and previous option grants, with primary weight given to the executive officers’ relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join Finisar may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are granted at an exercise price equal to the market price of our common stock on the date of grant and will provide value to the executive officers only when the price of our common stock increases over the exercise price.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to our Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations. The Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock options granted under the 1999 Stock Option Plan generally qualifies for an exemption from these restrictions imposed by Section 162(m). In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

2004 Compensation

      Compensation for our Chief Executive Officer and other executive officers for fiscal 2004 was set according to the established compensation policy described above. At the end of fiscal 2004, we determined that no performance bonuses would be paid to our executive officers; however, we approved the reversal of a 10% salary reduction for the Chief Executive Officer and certain other executive officers that had been in effect since 2002, such reversal to be effective as of May 1, 2004.

COMPENSATION COMMITTEE

Michael C. Child
Roger C. Ferguson
Harold E. Hughes, Jr.
Larry D. Mitchell

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee currently consists of four directors, each of whom, in the judgment of the Board, is “independent” as defined under the listing standards for Nasdaq. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix C.

      The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by Finisar to any governmental body or to the public, and on Finisar’s compliance with legal and regulatory requirements. Consistent with these functions, the Audit Committee encourages continuous improvement of, and fosters adherence to, Finisar’s financial policies, procedures and practices at all levels.

      The Audit Committee is responsible for retaining Finisar’s independent public accountants, evaluating their independence, qualifications and performance and approving in advance the engagement of the independent public accounting firm for all audit and non-audit services. Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures designed to insure compliance with applicable laws and regulations. Finisar’s independent public accountants are responsible for auditing the financial statements. The Audit Committee meets with such independent public accountants and management to review the scope and the results of the annual audit, Finisar’s audited financial statements and other related matters as set forth in the charter. However, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and the Audit Committee’s role does not include providing to stockholders, or others, special assurances regarding such matters.

      The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and Finisar that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, which relates to the auditors’ independence from Finisar and its related entities, discussed with the auditors any relationship that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

      The Audit Committee has reviewed and discussed Finisar’s audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP, Finisar’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which include, among other items, matters related to the conduct of the audit of Finisar’s financial statements. In addition, the Audit Committee has met with Ernst & Young LLP, with and without management present, to discuss the overall scope of Ernst & Young LLP’s audit, the result of their examinations, their evaluations of Finisar’s internal controls and the overall quality of Finisar’s financial reporting.

      Based on the review and discussions referred to above, the Audit Committee recommended to Finisar’s Board of Directors that Finisar’s audited financial statements be included in Finisar’s Annual Report on Form 10-K for the fiscal year ended April 30, 2004.

AUDIT COMMITTEE

Michael C. Child
Roger C. Ferguson
Harold E. Hughes, Jr.
Larry D. Mitchell

      The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing of Finisar under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Finisar specifically incorporates such information by reference.

COMPARISON OF STOCKHOLDER RETURN

      Set forth below is a line graph comparing the annual percentage change in the cumulative total return on our common stock with the cumulative total returns of the CRSP Total Return Index for the Nasdaq Stock Market and the Amex Networking Index for the period commencing on November 12, 1999 and ending on April 30, 2004.

COMPARISON OF CUMULATIVE TOTAL RETURN FROM

NOVEMBER 12, 1999 THROUGH APRIL 30, 2004(1):
FINISAR, NASDAQ INDEX AND AMEX NETWORKING INDEX

	November 12,	April 28,	April 30,	April 30,	April 30,	April 30,
	1999	2000	2001	2002	2003	2004

Finisar	$100.00	$589.00	$236.05	$100.91	$14.69	$27.96
Nasdaq Index	$100.00	$119.13	$65.09	$52.41	$45.80	$59.86
NWX	$100.00	$139.61	$61.14	$29.33	$22.05	$32.19

(1)	Assumes that $100.00 was invested on November 12, 1999, at the offering price on the date of our initial public offering, in our common stock and each index. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that Finisar can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and later information filed with the SEC will update this information. Finisar incorporates by reference the document listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act:

•	Finisar’s Annual Report, as amended, on Form 10-K/A for the fiscal year ended April 30, 2004; and

•	Finisar’s Quarterly Report on Form 10-Q for the quarter ended August 1, 2004.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

WHERE YOU CAN FIND MORE INFORMATION

      You may request a copy of any of Finisar’s SEC filings, free of charge, by writing or telephoning Finisar at the following address:

Finisar Corporation

1308 Moffett Park Drive
Sunnyvale, CA 94089
Attn: Investor Relations
Tel: (408) 542-5050
Investor.relations@finisar.com

You must request this information no later than ten days before the date of the stockholders’ meeting or                     , 2004 to ensure timely delivery.

      Copies of reports, proxy statements and other information filed by Finisar with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at:

Judiciary Plaza

Room 1200
450 Fifth Street, N.W.
Washington, D.C. 20549
(202) 942-8090

      Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding Finisar. The address of the SEC website is http://www.sec.gov.

      If you have any questions about the acquisition of the Infineon Fiber Optics Business or the other matters to be voted upon at the special meeting, please call Finisar Investor Relations at 408-542-5050.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL MEETING

      We have an advance notice provision under our bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to our Secretary. To be timely, a stockholder proposal must be received at our principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

      Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of Finisar must be received by us at our offices at 1308 Moffett Park Drive, Sunnyvale, California 94089, no later than                     , 2005 and satisfy the conditions established by the SEC for stockholder proposals to be included in our proxy statement for that meeting.

OTHER MATTERS

      At the date of this proxy statement, the board of directors knows of no other business that will be conducted at the annual meeting of stockholders of Finisar other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

STEPHEN K. WORKMAN
Secretary

                    , 2004

INDEX TO FINANCIAL STATEMENTS

Page

Finisar Corporation Unaudited Pro Forma Condensed Combined Financial Statements
Introduction	F-2
Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended July 31, 2004	F-4
Unaudited Pro Forma Condensed Combined Balance Sheet as of July 31, 2004	F-5
Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended April 30, 2004	F-6
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-7
Fiber Optics Business of Infineon Technologies AG and Subsidiaries Combined Financial Statements as of September 30, 2002 and 2003 and for each of the three years in the period ended September 30, 2003:

Independent Auditors’ Report	F-11
Combined Statements of Operations for the years ended September 30, 2001, 2002 and 2003	F-12
Combined Balance Sheets as of September 30, 2002 and 2003	F-13
Combined Statements of Business Equity for the Years ended September 30, 2001, 2002 and 2003	F-14
Combined Statements of Cash Flow for the years ended September 30, 2001, 2002 and 2003	F-15
Notes to the Combined Financial Statements	F-16
Fiber Optics Business of Infineon Technologies AG and Subsidiaries Condensed Combined Financial Statements as of March 31, 2003 and 2004 and for the six months ended March 31, 2003 and 2004 (unaudited):

Condensed Combined Statement of Operations for the six months ended March 31, 2003 and 2004 (unaudited)	F-36
Condensed Combined Balance Sheets as of September 30, 2003 and March 31, 2004 (unaudited)	F-37
Condensed Combined Statement of Business Equity for the six months ended March 31, 2003 and 2004 (unaudited)	F-38
Condensed Combined Statement of Cash Flows for the six months ended March 31, 2003 and 2004 (unaudited)	F-39
Notes to the Unaudited Condensed Combined Financial Statements	F-40

FINISAR CORPORATION UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Introduction:

      The following unaudited pro forma condensed combined financial statements give effect to the proposed acquisition of the fiber optics business of Infineon Technologies AG and Subsidiaries (the “Infineon Fiber Optics Business”) by Finisar Corporation (“Finisar”). The acquisition will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standard (SFAS) No. 141, “Business Combinations” (SFAS 141). Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of the Infineon Fiber Optics Business acquired, based on their fair values as of the completion of the acquisition. Management’s estimates of the fair values are reflected in these unaudited pro forma condensed combined financial statements. A final determination of these fair values, which cannot be made prior to the completion of the acquisition, will include management’s consideration of a final valuation prepared by an independent valuation specialist. This final valuation will be based on the actual net tangible and intangible assets of the Infineon Fiber Optics Business that exist as of the date of completion of the acquisition.

      The unaudited pro forma condensed combined balance sheet as of July 31, 2004 gives effect to the proposed acquisition as if it occurred on July 31, 2004 and, due to the different fiscal period ends, combines the historical balance sheet of Finisar at July 31, 2004 and the historical balance sheet of the Infineon Fiber Optics Business at June 30, 2004. The Finisar consolidated balance sheet information was derived from its unaudited July 31, 2004 consolidated balance sheet included in its Quarterly Report on Form 10-Q for the three months ended July 31, 2004 and incorporated herein by reference. The unaudited pro forma condensed combined statement of operations for the year ended April 30, 2004 is presented as if the transaction was consummated on May 1, 2003 and, due to the different fiscal period ends, combines the historical results of Finisar for the year ended April 30, 2004, which were derived from its audited April 30, 2004 consolidated statement of operations included in its Annual Report on Form 10-K for the fiscal year ended April 30, 2004 and incorporated herein by reference, and the historical results of the Infineon Fiber Optics Business for the twelve months ended March 31, 2004, which results were derived from its audited September 30, 2003 consolidated statement of operations and the unaudited March 31, 2003 and 2004 condensed combined statements of operations included in this filing. The unaudited pro forma condensed combined statement of operations for the three month period ended July 31, 2004 combines the unaudited historical results of Finisar for the three months ended July 31, 2004 and the unaudited historical results of the Infineon Fiber Optics Business for the three months ended June 30, 2004. Income and revenues for the Infineon Fiber Optics Business for April 2004 are excluded from the pro forma financial information for the year ended April 30, 2004 but are included in the pro forma financial information for the three months ended July 31, 2004. The costs associated with various lease agreements and transition service agreements that will be in effect following the closing of the acquisition are reflected in the pro forma condensed combined statement of operations based on the costs associated with existing agreements between Infineon and the Infineon Fiber Optics Business.

      The unaudited pro forma condensed combined financial statements have been prepared by Finisar management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Finisar and the Infineon Fiber Optics Business been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of this proxy statement. The unaudited pro forma condensed combined financial statements, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Finisar included in its Annual Report on Form 10-K for its fiscal year ended April 30, 2004 filed with the Securities and Exchange Commission on July 14, 2004; the historical consolidated financial statements of Finisar included in its Quarterly Report on Form 10-Q for the three months ended July 31, 2004 filed with the Securities and Exchange Commission on September 15, 2004; the historical combined financial statements of Infineon Fiber Optics Business for its fiscal year ended September 30, 2003 included in this proxy statement; and the unaudited condensed combined financial statements for the Infineon Fiber Optics Business as of March 31, 2003 and 2004 and for the six months ended March 31, 2003 and 2004 included in this proxy statement.

      Further, the unaudited pro forma condensed combined financial statements do not include any adjustments for the anticipated benefits from cost savings or synergies of Finisar and the Infineon Fiber Optics Business operating as a combined company or for liabilities resulting from integration planning, as management of Finisar is in the process of making these assessments and estimates of these costs are not currently known. However, liabilities ultimately may be recorded for severance or relocation costs related to employees of the Infineon Fiber Optics Business, costs of vacating certain leased facilities of the Infineon Fiber Optics Business or other costs associated with exiting activities of the Infineon Fiber Optics Business that would affect amounts in the pro forma condensed combined financial statements. In addition, Finisar may incur significant restructuring charges upon completion of the acquisition or in subsequent quarters for severance or relocation costs related to Finisar employees, costs of vacating certain leased facilities of Finisar or other costs associated with exiting activities of Finisar.

      There are no intercompany balances or transactions between Finisar and the Infineon Fiber Optics Business. Certain reclassifications have been made to conform the historical amounts of the Infineon Fiber Optics Business to Finisar’s presentation.

      These unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values. They do not include liabilities resulting from integration planning which are not presently estimable as discussed above. Amounts preliminarily allocated to intangible assets with definite lives may increase significantly, which could result in a material increase in amortization of intangible assets. Therefore, the actual amounts recorded as of the completion of the acquisition may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements. In addition to the receipt of the final valuation, changes in Finisar’s stock price, the impact of ongoing integration activities, the timing of completion of the acquisition and other changes in net tangible and intangible assets of the Infineon Fiber Optics Business that occur prior to completion of the acquisition could cause material differences in the information presented.

      The table below shows the average U.S. dollar/ Euro exchange rate for the periods shown, based on the interbank market exchange rate expressed in U.S.$1.00 per Euro.

		Exchange Rate	Average Exchange Rate

			6 Months Ended	12 Months Ended	6 Months Ended	3 Months Ended
		June 30, 2004	March 31, 2003	September 30, 2003	March 31, 2004	June 30, 2004

Currency		Euro	Euro	Euro	Euro	Euro

U.S. Dollar	$1.00	0.8220	0.9665	0.9234	0.8209	0.8250

FINISAR CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the three months ended July 31, 2004
(In thousands, except per share data)

Historical

Infineon Fiber	Pro forma	Finisar
Finisar	Optics Business	Adjustments(1)	Pro forma

(In thousands, except per share amounts)
Revenues	$61,877	$25,129	$—	$87,006
Cost of revenues	45,704	37,093	—	82,797
Amortization of acquired developed technology	5,566	—	1,450	(A)	7,016

Gross profit	10,607	(11,963)	(1,450)	2,806

Operating expenses:
Research and development	16,075	7,263	—	23,338
Selling, general and administrative	11,833	9,296	—	21,129
Amortization of deferred stock compensation	97	—	—	97
Amortization of purchased intangibles	143	—	—	143
Restructuring costs	(268)	—	(268)

Total operating expenses	28,148	16,291	0	44,439

Loss from operations	(17,541)	(28,254)	(1,450)	(47,245)
Interest income	592	—	—	592
Interest expense	(3,363)	(150)	—	(3,513)
Other income (expense), net	(1,788)	(731)	—	(2,519)

Loss before income taxes	(22,100)	(29,135)	(1,450)	(52,685)
Provision (benefit) for income taxes	19	(319)	—	(338)

Net loss	$(22,119)	$(29,454)	$(1,450)	$(53,023)

Net loss per share basic and diluted	$(0.10)	$(0.16)
Shares used in computing net loss per share	222,929	332,929	(B)

(1)	The letters refer to a description of the adjustments in Note 2.

See accompanying notes to Finisar Corporation unaudited pro forma condensed combined financial statements.

FINISAR CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of July 31, 2004
(In thousands)

	Historical

		Infineon Fiber	Pro forma		Finisar Pro
	Finisar	Optics Business	Adjustments(1)		forma

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$43,333	$5,520	$(5,520	)(C)	$43,333
Short-term investments	72,436	—	—		72,436
Restricted investments, short-term	6,358	—	—		6,358
Accounts receivable, net of allowance for doubtful accounts	34,498	12,944	—		47,442
Accounts receivable, other	10,298	—	—		10,298
Inventories	37,678	37,983	—		75,661
Prepaid expenses	4,946	7,527	—		12,473
Deferred income taxes	347	328	—		675

Total current assets	209,894	64,302	(5,520)		268,676
Property, plant and improvements, net	106,689	41,292	—		147,981
Restricted investments, long-term	8,967	—	—		8,967
Purchased intangible assets, net	42,253	403	29,000	(D)	71,657
Goodwill, net	60,883	—	28,644	(E)	89,527
Minority investments	23,866	16,288	—		40,154
Other assets	15,079	92	—		15,171

Total assets	$467,631	$122,377	$52,144		$642,133

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	25,252	12,437	—		37,690
Accrued compensation	5,242	5,218	—		10,460
Non-cancelable purchase obligations	7,396	—	—		7,396
Other accrued liabilities	11,847	15,857	5,000	(F)	32,704
Income tax payable	577	—	—		577
Short-term loan from Infineon	—	49,121	(49,121	)(C)	—
Current portion of long-term liabilities	2,000	—	—		2,000

Total current liabilities	52,314	82,633	(44,121)		90,827
Long-term liabilities:
Convertible notes	230,553	—	—		230,553
Other long-term liabilities	2,171	—	—		2,171
Pension liabilities	—	9,689	—		9,689
Deferred income taxes	347	—	—		347

Total long-term liabilities	233,071	9,689	—		242,760
Commitments and contingent liabilities
Stockholders’ equity:
Common stock	223	—	110	(G)	333
Additional paid-in capital	1,261,178	333,415	(192,725	)(H)	1,401,868
Notes receivable from stockholders	(285)	—	—		(285)
Deferred stock compensation	(65)	—	—		(65)
Accumulated other comprehensive income	517	434	(434	)(I)	517
Accumulated deficit	(1,079,322)	(303,794)	289,294	(J)	(1,093,822)

Total stockholders’ equity	182,246	30,055	96,246		308,546

Total liabilities and stockholders’ equity	$467,631	$122,377	$52,144		$642,133

(1)	The letters refer to a description of the adjustments in Note 2.

See accompanying notes to Finisar Corporation unaudited pro forma condensed combined financial statements.

FINISAR CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended April 30, 2004
(In thousands, except per share data)

Historical

Infineon Fiber	Pro forma	Finisar
Finisar	Optics Business	Adjustments(1)	Pro forma

(In thousands, except per share
amounts)
Revenue	$185,618	$135,776	$—	$321,394
Cost of revenue	143,585	138,091	—	281,676
Amortization of acquired developed technology	19,239	—	5,800	(A)	25,039

Gross profit	22,794	(2,315)	(5,800)	14,679

Operating expenses:
Research and development	62,193	28,378	—	90,571
Selling, general and administrative	36,801	33,468	—	70,269
Amortization of (benefit from) deferred stock compensation	(105)	—	—	(105)
Acquired in-process research and development	6,180	—	—	6,180
Impairment of goodwill and other purchased intangibles	572	—	—	572
Restructuring costs	382	506	—	888
Other acquisition costs	222	—	—	222

Total operating expenses	106,245	62,352	—	168,597

Loss from operations	(83,451)	(64,667)	(5,800)	(153,918)
Interest income	3,171	—	—	3,171
Interest expense	(28,872)	(584)	—	(29,456)
Other income (expense), net	(4,347)	542	—	(3,805)

Loss before income taxes	(113,499)	(64,709)	(5,800)	(184,080)
Provision (benefit) for income taxes	334	317	—	651

Net loss	$(113,833)	$(65,026)	$(5,800)	$(184,659)

Net loss per share basic and diluted	$(0.53)	$(0.57)
Shares used in computing net loss per share	216,117	326,117	(B)

(1)	The letters refer to descriptions of the adjustments in Note 2.

See accompanying notes to Finisar Corporation unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

1.	Basis of Presentation

      On April 29, 2004 Finisar and Infineon entered into a definitive agreement pursuant to which Finisar agreed to acquire Infineon’s fiber optics business unit (the “Infineon Fiber Optics Business”). Finisar and Infineon entered into an amended and restated agreement for the purchase of the Infineon Fiber Optics Business on October 11, 2004. The transaction is expected to close in Finisar’s fiscal quarter ending January 31, 2005. The Infineon Fiber Optics Business is based in Berlin, Germany. The Infineon Fiber Optics Business develops, manufactures and markets a broad range of fiber optic datacom and telecom modules supporting the common MSA standards, BIDI components that allow bi-directional transmission on a single fiber for fiber-to-the-home, or FTTH, applications and plastic optical fiber, or POF, components that are used in automotive applications, specifically, for media and safety systems.

      Pursuant to the agreement, Finisar will make a cash payment of approximately $240,000 and issue approximately 110 million shares of its common stock in exchange for fiber optic development, manufacturing, and certain marketing activities related to the Infineon Fiber Optics Business.

      Finisar’s estimated cost to acquire the Infineon Fiber Optics Business is calculated to be $145.8 million using a Finisar common stock price of $1.28, which is the average of the closing market prices of Finisar’s common stock for a period from two days before through two days after October 11, 2004. Estimated direct transaction expenses of $5.0 million have been included as a part of the total purchase cost.

      The cost to acquire the Infineon Fiber Optics Business will be allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. The preliminary estimated total purchase cost of the Infineon Fiber Optics Business is as follows (in thousands):

Value of securities issued	$140,800
Estimated transaction costs and expenses	5,000

$145,800

      Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to the net tangible and intangible assets of the Infineon Fiber Optics Business based on their estimated fair values as of the date of the completion of the acquisition. Based on information currently available, and subject to potentially material changes upon receipt of a valuation after completion of the acquisition and other factors as described in the introduction to these unaudited pro forma condensed combined financial statements, the preliminary estimated purchase price is allocated as follows (in thousands):

		Useful
		Life
		in	Annual
	Amount	Years	Amortization

Net tangible assets of the Infineon Fiber Optics Business	$73,656
Intangible assets acquired:
Developed technology, including patents	29,000	5	$5,800
In-process research and development	14,500	N/A	N/A
Goodwill	28,644	N/A	N/A

Total preliminary purchase price allocation	$145,800		$5,800

      Of the total estimated purchase price, a preliminary estimate of $73.7 million has been allocated to net tangible assets based on information currently available. Net tangible assets primarily include property, plant and equipment that are being valued at net book value which is estimated to approximate fair market value

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

and finished goods inventories that are being valued at net book value, which are estimated to approximate fair market value. Based on management’s preliminary assessment, no value has been assigned to the indemnification and non-compete provisions in the purchase agreement or to the transition service agreements, supply agreements and lease agreements that will be in effect following the closing of the acquisition.

      The preliminary estimated value of acquired developed technology includes products that are already technologically feasible, including optical transceivers which function at 2, 4 and 10 Gbps, bi-directional transceivers, and specialty transceivers for automotive sensing applications. For pro forma purposes, the preliminary estimated value of acquired patents is included in acquired developed technology and consists primarily of intellectual property associated with making long wavelength VCSELs, micromodule technology for assembling and testing optical components on a semiconductor wafer, parallel optical arrays, and optoelectronic packages involving the use of plastic packages. Finisar will amortize the acquired developed technology and patents of approximately $29.0 million on a straight-line basis over an average estimated remaining useful life of five years.

      Of the total estimated purchase price, a preliminary estimated amount of approximately $28.6 million has been allocated to goodwill. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of Finisar determines that the value of goodwill has become impaired, Finisar will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

      Of the total estimated purchase price, a preliminary estimate of $14.5 million has been allocated to in-process research and development and will be charged to expense in the period during which the acquisition is completed. In-process research and development represents that portion of the purchase price of an acquisition related to the research and development activities which: (i) have not demonstrated their technological feasibility, and (ii) have no alternative future uses. Due to its non-recurring nature, the in-process research and development expense has been excluded in the unaudited pro forma condensed combined statement of operations. The preliminary estimate is based on management’s experience with in-process research and development acquired in previous acquisitions. Further investigation and analysis will be required to complete the valuation of the acquired in-process research and development, including the risk of successful development of technology subject to the projects, the time required to complete the projects and the estimated costs to complete development of the projects.

2.	Pro Forma Adjustments

      Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to the net tangible and intangible assets of the Infineon Fiber Optics Business to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets and to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets.

      There are no intercompany balances or transactions between Finisar and the Infineon Fiber Optics Business. Certain reclassifications have been made to conform the historical amounts of the Infineon Fiber Optics Business to Finisar’s presentation.

      The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities resulting from integration planning, as management of Finisar is in the process of making these assessments, and estimates of these costs are not currently known. However, liabilities ultimately may be recorded for severance or relocation costs related to the employees of the Infineon Fiber Optics Business, costs of vacating certain leased facilities of the Infineon Fiber Optics Business, or other costs associated with exiting

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

activities of the Infineon Fiber Optics Business that would affect amounts in the pro forma financial statements. In addition, Finisar may incur significant restructuring charges upon completion of the merger or in subsequent quarters for severance or relocation costs related to Finisar employees, costs of vacating certain leased facilities of Finisar, and other costs associated with exiting activities of Finisar. When recorded, these Finisar costs will be charged to operations.

      Further, the unaudited pro forma condensed combined financial statements do not include any adjustments for the anticipated benefits from cost savings or synergies of Finisar and the Infineon Fiber Optics Business operating as a combined company. In particular, the historical financial results of the Infineon Fiber Optics Business include corporate allocations from Infineon, as described in note 12 of the notes to combined financial statements of the Fiber Optics Business of Infineon Technologies AG and Subsidiaries for the years ended September 30, 2001, 2002 and 2003 and note 9 of the notes to combined financial statements of the Fiber Optics Business of Infineon Technologies AG and Subsidiaries for the six months ended March 31, 2003 and 2004, of approximately $32 million for the year ended April 30, 2004. These allocations may not be representative of the actual costs incurred by the operations of the combined company.

      Finisar has not identified any pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

      The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(A) Adjustment to reflect preliminary estimated amortization of purchased intangibles;

(B) The pro forma basic and diluted net earnings per share for the three months ended July 31, 2004 and the year ended April 30, 2004 are based on the weighted average number of shares of Finisar common stock outstanding and the issuance of approximately 110,000,000 shares of common stock for the acquisition of the Infineon Fiber Optics Business;

(C) Adjustment to reflect the exclusion of cash and the note payable to Infineon as these items will not be assumed by Finisar as part of the acquisition;

(D) Adjustment to reflect preliminary estimated value of developed technology and patents acquired;

(E) Adjustment to reflect the preliminary estimate of the fair value of goodwill;

(F) Adjustment to reflect the estimated transaction costs;

(G) Adjustment to reflect the issuance of approximately 110,000,000 shares of common stock, par value $0.001 per share;

(H) Adjustments to additional paid-in capital as follows (in thousands):

Issuance of 110,000,000 shares of common stock at $1.28 per share	$140,800
To adjust for the par value of common stock issued, as accounted for in adjustment (G) above	(110)
To eliminate the paid-in capital of the Infineon Fiber Optics Business	(333,415)

$(192,725)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(I) Adjustment to eliminate the accumulated other comprehensive income of the Infineon Fiber Optics Business;

(J) Adjustments to accumulated deficit as follows (in thousands):

To eliminate the historical accumulated deficit of the Infineon Fiber Optics Business	$303,794
To record the preliminary estimate of the fair value of in-process research and development	(14,500)

$289,294

INDEPENDENT AUDITORS’ REPORT

The Supervisory Board of

Infineon Technologies AG:

      We have audited the accompanying combined balance sheets of the Fiber Optics Business of Infineon Technologies AG and subsidiaries (“Fiber Optics Business”) as of September 30, 2002 and 2003, and the related combined statements of operations, business equity, and cash flows, for each of the three years in the period ended September 30, 2003. These combined financial statements are the responsibility of the Fiber Optics Business’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      As described in note 12 of the combined financial statements, the Fiber Optics Business has significant transactions and relationships with related parties. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated third parties. Furthermore, as described in notes 1 and 12, the combined financial statements include various cost allocations and management estimates based on assumptions that management believes are reasonable under the circumstances. These allocations and estimates, however, are not necessarily indicative of the costs and expenses, assets or liabilities that would have resulted had the Fiber Optics Business been operated as a separate entity.

      In our opinion, the combined financial statements referred to above, present fairly in all material respects, the financial position of the Fiber Optics Business as of September 30, 2002 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

Munich, Germany

May 28, 2004

KPMG DEUTSCHE TREUHAND-GESELLSCHAFT

AKTIENGESELLSCHAFT
WIRTSCHAFTSPRÜFUNGSGESELLSCHAFT

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

COMBINED STATEMENTS OF OPERATIONS

For the Years Ended September 30, 2001, 2002 and 2003

		September 30,	September 30,	September 30,
	Notes	2001	2002	2003

		(Euro in thousands)
Net sales:
Third parties		143,617	109,079	102,328
Related parties	12	20,829	4,879	5,512

Total net sales		164,446	113,958	107,840

Cost of goods sold	12	158,377	138,530	120,007

Gross loss		6,069	(24,572)	(12,167)

Research and development expenses	4, 12	20,179	26,258	25,552
Selling, general and administrative expenses	12	30,082	29,375	27,434
Restructuring charges	13	476	458	4,228
Equity in earnings of associated companies	9	(80)	(145)	(342)
Other operating income, net		(1,184)	(44)	(308)

Operating loss		(43,404)	(80,474)	(68,731)

Interest expense	12	(1,563)	(1,764)	(734)

Loss before income taxes		(44,967)	(82,238)	(69,465)

Income tax expense	14	(689)	(677)	(188)

Net loss		(45,656)	(82,915)	(69,653)

See accompanying notes to the combined financial statements.

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

COMBINED BALANCE SHEETS

As of September 30, 2002 and 2003

		September 30,	September 30,
	Notes	2002	2003

		(Euro in thousands)
ASSETS:
Current assets:
Cash and cash equivalents		573	198
Trade accounts receivable, net	5	17,741	17,222
Inventories	6	38,570	24,860
Deferred income taxes	14	935	309
Other current assets	7	7,209	5,280

Total current assets		65,028	47,869

Property, plant and equipment, net	8	53,719	38,657
Intangible assets, net		134	137
Long-term investments	9	2,224	7,812
Other assets		62	68

Total assets		121,167	94,543

LIABILITIES AND BUSINESS EQUITY:
Current liabilities:
Short-term loan from Infineon		34,400	24,000
Trade accounts payable	1	8,708	5,643
Accrued liabilities	1, 10	20,273	16,160
Deferred income taxes	14	661	—
Other current liabilities	1, 11	5,785	3,981

Total current liabilities		69,827	49,784

Pension liabilities	1, 17	7,967	7,347

Total liabilities		77,794	57,131

Business equity:
Investments by and advances from Infineon	1, 12	170,958	234,892
Accumulated deficit		(127,882)	(197,535)
Accumulated other comprehensive income	16	297	55

Total business equity		43,373	37,412

Total liabilities and business equity		121,167	94,543

See accompanying notes to the combined financial statements.

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

COMBINED STATEMENTS OF BUSINESS EQUITY

For the Years Ended September 30, 2001, 2002 and 2003

			Foreign
	Investments by		Currency
	and Advances	Accumulated	Translation
	from Infineon	Deficit	Adjustment	Total

	(Euro in thousands)
Balance as of September 30, 2000	35,020	689	—	35,709

Net loss	—	(45,656)	—	(45,656)
Other comprehensive income	—	—	82	82

Total comprehensive loss				(45,574)

Net investments by and advances from Infineon	68,921	—	—	68,921

Balance as of October 1, 2001	103,941	(44,967)	82	59,056

Net loss	—	(82,915)	—	(82,915)
Other comprehensive income	—	—	215	215

Total comprehensive loss				(82,700)

Net investments by and advances from Infineon	67,017	—	—	67,017

Balance as of September 30, 2002	170,958	(127,882)	297	43,373

Net loss	—	(69,653)	—	(69,653)
Other comprehensive loss	—	—	(242)	(242)

Total comprehensive loss				(69,895)

Net investments by and advances from Infineon	63,934	—	—	63,934

Balance as of September 30, 2003	234,892	(197,535)	55	37,412

See accompanying notes to the combined financial statements.

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

COMBINED STATEMENTS OF CASH FLOWS

For the Years Ended September 30, 2001, 2002 and 2003

	September 30,	September 30,	September 30,
	2001	2002	2003

	(Euro in thousands)
Net loss	(45,656)	(82,915)	(69,653)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	11,654	16,440	14,949
Allowance for doubtful accounts	426	1,665	768
Loss on sale of business	—	—	286
Equity in earnings of associated companies	(80)	(145)	(342)
Deferred income taxes	(245)	(29)	(35)
Changes in operating assets and liabilities:
Trade accounts receivable	1,169	7,259	(249)
Inventories	(21,807)	18,460	13,710
Other current assets	(8,043)	4,462	2,576
Trade accounts payable	(5,621)	(1,424)	(3,065)
Accrued liabilities	6,986	6,372	(4,113)
Other current liabilities	5,101	(4,262)	(1,863)
Other assets and liabilities	1,037	(314)	(912)

Net cash used in operating activities	(55,079)	(34,431)	(47,943)

Cash flows from investing activities:
Investment in associated and related companies	—	—	(1,509)
Purchases of intangible assets	(191)	—	(46)
Purchases of property, plant and equipment	(44,624)	(15,048)	(5,414)
Proceeds from sales of intangible assets and property, plant and equipment	305	—	—

Net cash used in investing activities	(44,510)	(15,048)	(6,969)

Cash flows from financing activities:
Net change in short-term loan from Infineon	32,212	(15,100)	(10,400)
Net change in related party financial receivables and payables	(13)	(2,093)	(585)
Increase in investments by and advances from Infineon	68,319	64,665	65,522

Net cash provided by financing activities	100,518	47,472	54,537

Net change in cash and cash equivalents	929	(2,007)	(375)
Cash and cash equivalents at beginning of year	1,651	2,580	573

Cash and cash equivalents at end of year	2,580	573	198

See accompanying notes to the combined financial statements.

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated)

1.	Description of Business and Basis of Presentation

A)     Description of Business

      The Fiber Optics Business (“FO Business”) develops, produces and markets fiber optics modules, components and Plastic Optical Fiber (POF), for the datacom, telecom and automotive industries. The FO Business is part of the Wireline Communications Business Group (COM) of Infineon Technologies AG and subsidiaries (Infineon).

      The FO Business has operations in the Czech Republic, Germany, Hong Kong, Japan, Taiwan and the United States. The FO Business’s production facilities are divided into wafer manufacturing (Munich, Germany), wafer assembly (Berlin, Germany) and the assembly of transceivers and components (Trutnov, Czech Republic). The Berlin facility also houses a pilot line for the development of new products and processes. Manufacturing is also performed on a foundry basis for the FO Business by Infineon in Regensburg, Germany. Research and development activities occur at Infineon shared sites in Germany and the United States. Selling activities are conducted through the Infineon sales organizations.

      The FO Business is headquartered in Berlin, Germany. The Trutnov facility operated under a separate legal entity, while other operations were integrated into other Infineon legal entities. Effective March 26, 2004, Infineon contributed the FO Business into a separate legal entity, Infineon Technologies Fiber Optics GmbH, which is a wholly owned subsidiary of Infineon. In November 2003, Infineon and United Epitaxy Company Ltd. formed the joint venture ParoLink Technologies Co. Ltd. (“ParoLink”) in Hsinchu, Taiwan.

B)     Basis of Presentation

      The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), and are derived from Infineon’s historical accounting records. They are presented on a “carve-out” basis to include the historical operations applicable to the FO Business and the historical basis of the assets and liabilities of the FO Business.

      The combined financial statements include all revenues and expenses attributable to the FO Business. Specifically identifiable operating expenses or revenues of the FO Business are charged or credited directly to the FO Business without allocation or apportionment. The combined statement of operations includes depreciation expense for all property, plant and equipment owned and operated by the FO Business. Expenditures related and indirectly attributable to the FO Business which have been incurred by Infineon are allocated to the FO Business. These allocated expenditures include charges for facilities, functions, and services provided by shared Infineon facilities for the FO Business, expenses for certain functions and services performed by centralized Infineon departments, a portion of Infineon’s general corporate expenses, and certain research and development expenses (hereafter referred to as a “cluster”).

      Cost allocations and transactions between the FO Business and Infineon are presented in note 12. The following assumptions and allocation methods are used for significant allocated expenses included in the combined statements of operations:

•	The Infineon Central R&D cluster costs include research and development activities related to semiconductor electronic technologies, circuits, and related systems. The allocation is based on total sales.

•	The Infineon Logistic cluster costs include all logistic expenses related to its distribution centers including handling, traffic and customs, packaging and freight. It also includes expenses for corporate logistics in Munich, Asia and North America. The allocation is based on the value added key, which is the proportion of sales to net income excluding interest and taxes.

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

•	The Infineon Sales cluster covers all central selling expenses related to the activities of pricing office, account management, distribution management, receivables management, export control, and commissions. The allocation is based on headcount.

•	The Infineon IT-Services cluster costs include all expenses incurred relating to the design, implementation and operation of IT systems and related administration. The allocation is based, depending on the relevant function, on either the value added key, total R&D expenses or total cost of sales.

•	The Infineon Finance and Treasury cluster costs include all financial income and expenses as well as foreign exchange gains and losses, related to treasury market activities (foreign exchange management, money market transactions, interest rate management), capital market activities (equity and debt management), global cash management and risk management. The allocation is based on the value added key.

•	The Infineon Central cluster costs include strategic and general central functions within the Infineon headquarters or its regional organizations. The allocation is based on the value added key.

      Due to the significant relationship between Infineon and the FO Business, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated third parties. Management believes the assumptions underlying the combined financial statements are reasonable. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the FO Business had been operated on a stand-alone basis, nor are they indicative of future costs. Management believes that it is not practicable to estimate what the costs of the FO Business would have been on a stand-alone basis if it had operated as an unaffiliated entity. Such estimates would lead to a wide range of possible results due to the numerous possibilities for assumptions and premises for the effects from synergies, overhead, financing and shared processes and therefore would lead to unreliable results and would not be useful as an indicator of historical business development and performance.

      Unless otherwise noted, all assets and liabilities specifically identifiable with the FO Business are included in the preparation of the combined financial statements. The following assumptions and allocations are used for those assets and liabilities not specifically identifiable to the FO Business:

Trade Accounts Payable

      Trade accounts payable include identifiable payables from specific FO Business’ vendors and service suppliers as well as an allocation of payables from Infineon specified vendors.

Other Current and Accrued Liabilities

      Other current and accrued liabilities include direct payroll obligations and payroll obligations, which are allocated based on the FO Business head count (see note 10 and 11).

Pension Liabilities

      Pension expenses and related liabilities are measured based on actuarial computations and are determined based on the actual number of employees of the FO Business that participate in Infineon’s defined benefit pension plans (see note 17).

Investments by and Advances from Infineon

      Because a direct ownership relationship did not exist among the various entities comprising the FO Business prior to March 26, 2004, Infineon’s investments in and advances to the FO Business represent

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

Infineon’s interest in the recorded net assets of the FO Business, and are shown as business equity in lieu of shareholder’s equity in the combined financial statements as of September 30, 2003. The FO Business is dependent upon Infineon for their financing and capital requirements. Infineon uses a centralized approach to cash management and the financing of operations. The FO Business utilizes Infineon’s centralized cash management services for its operations. As a result, none of Infineon’s cash, cash equivalents, or direct indebtedness have been allocated to the FO Business in the combined financial statements. All inter-company transactions, including purchases of inventory, charges and cost allocations for facilities, functions and services performed by Infineon for the FO Business are reflected in this amount. In addition, Infineon has provided the FO Business with a short-term loan (see note 12). Additionally, the FO Business’ historical capital structure may not be necessarily indicative of the capital that the FO Business would require as a separate company.

Economic Dependency

      The accompanying combined financial statements have been prepared on the basis of the FO Business as a going concern. Due to the losses incurred and the cash used in operating activities to date, the FO Business has been economically dependent upon Infineon for providing the necessary financing to fund its operating losses and meet its capital requirements.

2.	Summary of Significant Accounting Policies

      The following is a summary of significant accounting policies followed in the preparation of the accompanying combined financial statements.

Basis of Combination

      All significant inter-company balances and transactions within the FO Business have been eliminated in combination. Investments in companies in which the FO Business has an ownership interest of 20% or more, but which are not controlled by the FO Business (“Associated Companies”) are accounted for using the equity method of accounting. The equity in earnings of Associated Companies are principally recorded on a three-month lag. Equity investments in which the FO Business has an ownership interest of less than 20% are recorded at cost.

Reporting and Foreign Currency

      The FO Business’ reporting currency is the euro, and therefore the accompanying combined financial statements are presented in euro.

      The assets and liabilities of foreign operations with functional currencies other than the euro are translated using period-end exchange rates, while the revenues and expenses of such operations are translated using average exchange rates during the period. Differences arising from the translation of assets and liabilities in comparison with the translation of the previous periods are included in other comprehensive income (loss) and reported as a separate component of business equity.

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

      The exchange rates of the more important currencies used in the preparation of the accompanying combined financial statements are as follows:

			Exchange Rate September 30,			Annual Average Exchange Rate

			2001	2002	2003	2001	2002	2003
Currency:			Euro	Euro	Euro	Euro	Euro	Euro

U.S. dollar	1$	=	1.0864	1.0208	0.8762	1.1312	1.0910	0.9234
Czech Kronas	100 CzK	=	2.9484	3.2979	3.1511	2.9047	3.1939	3.1691
Singapore dollar	1SGD	=	0.6152	0.5722	0.5060	0.6373	0.6029	0.5276
Japanese yen	100JPY	=	0.9112	0.8318	0.7852	0.9573	0.8661	0.7760

Cash and Cash Equivalents

      Cash and cash equivalents represent cash, deposits and liquid short-term investments with original maturities of three months or less.

Inventories

      Inventories are valued at the lower of cost or market, cost being generally determined on the basis of an average method. Cost consists of purchased component costs and manufacturing costs, which are comprised of direct material and labor costs and applicable indirect costs.

Property, Plant and Equipment

      Property, plant and equipment are valued at cost less accumulated depreciation. Spare parts, maintenance and repairs are expensed as incurred. Depreciation expense is generally recognized using a straight-line method. Construction in progress includes advanced payments for construction of fixed assets. Land and construction in progress are not depreciated. The estimated useful lives of assets are as follows:

Years

Buildings	10
Technical equipment and machinery	3-10
Other plant and office equipment	1-10

Impairment of Long-lived Assets

      The FO Business reviews long-lived assets, including property, plant and equipment and intangible assets subject to amortization, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Estimated fair value is generally based on either appraised value or measured by discounted estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows.

Intangible Assets

      Intangible assets are recorded at cost and consist of intellectual property licenses purchased from Infineon that are utilized by the FO Business, and are amortized over their useful lives ranging from 3 to 5 years.

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

Amortization expense for the years ended September 30, 2001, 2002 and 2003 is €19, €38 and €68, respectively.

Financial Instruments

      The FO Business operates internationally, giving rise to exposure to changes in foreign currency exchange rates. The FO Business does not use any derivative instruments.

      The fair value of the FO Business’ short-term loan from Infineon (see note 12) approximates its carrying value as the interest rate approximates that which could be obtained currently. The fair values of the FO Business’ cash and cash equivalents, receivables, related-party receivables and payables and other financial instruments approximate their carrying values due to their short-term nature.

Revenue Recognition

      Revenue from products sold to customers is recognized when persuasive evidence of an arrangement exists, the price is fixed or determinable, shipment is made and collectability is reasonably assured. The allowance for returns and pricing programs are estimated based on actual historical experience, prevailing market conditions and current inventory levels existing at the time the related revenues are recognized, and are recorded as a reduction of revenue.

Grants and Subsidies

      The FO Business receives government grants to subsidize research and development activities which are recognized as an offset to research and development expenses (see note 4). Grants receivable are established when a legal right for the grant exists and the criteria for receiving the grant have been met.

Product-related Expenses

      Shipping and handling costs associated with product sales are included in cost of sales. Expenditures for advertising, sales promotion and other sales-related activities are expensed as incurred. Provisions for estimated costs related to product warranties are generally made at the time the related sale is recorded. Research and development costs are expensed as incurred.

Income Taxes

      Income tax expense in the accompanying combined statements of operations has been calculated using an as-if separate return basis, although the FO Business with the exception of the affiliated location in Trutnov, Czech Republic, is included in Infineon’s tax returns. Under this method, income taxes are allocated to members of the Infineon group by applying SFAS No. 109, “Accounting for Income Taxes”, to each member of the group as if it were a separate tax paying entity. The asset and liability method is used to recognize deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Investment tax credits are recognized as a reduction of tax expenses for the period in which the tax credits arise.

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

Stock-based Compensation

      Certain employees of the FO Business are included in the Infineon share option plan. Infineon accounts for stock-based compensation using the intrinsic value method pursuant to Accounting Principle Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees”, and has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” as amended by SFAS No. 148 “Accounting for Stock-Based Compensation — Transition and Disclosure an amendment of SFAS Statement No. 123”.

      SFAS No. 123 establishes an alternative to determine compensation expense based on the fair value of the options at the grant date calculated through the use of option pricing models. Option pricing models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the options granted to the FO Business’ employees with their exercise restrictions. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The FO Business estimated the fair value of each option grant at the date of grant using a Black-Scholes option-pricing model based on a single-option valuation approach with forfeitures recognized as they occur. The following weighted-average assumptions were used for grants in the years ended September 30:

	2001	2002	2003

Weighted-average assumptions:
Risk-free interest rate	5.41%	4.20%	3.85%
Expected volatility	50%	58%	59%
Dividend yield	0%	0%	0%
Expected life in years	4.50	4.50	4.50
Weighted-average fair value per option at grant date in Euro	25.08	8.04	4.42

      If the FO Business had accounted for stock option grants and employee stock purchases under its plans according to the fair value method of SFAS No. 123, and thereby recognized compensation expense based on the above fair values over the respective option vesting periods, net losses would have been reduced (increased) to the pro forma amounts indicated below, pursuant to the provision of SFAS No. 148 “Accounting for Stock-Based Compensation — Transition and Disclosure”:

	2001	2002	2003

Net loss:
As reported	(45,656)	(82,915)	(69,653)
Deduct: Stock-based employee compensation expense included in reported net loss	—	—	—
Add: Total stock-based employee compensation expense determined under fair value based method for all awards	(1,153)	(1,366)	(543)

Pro forma	(46,809)	(84,281)	(70,196)

Use of Estimates

      The preparation of the accompanying combined financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent amounts and liabilities at the date of the financial statements and reported amounts of revenues

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

and expenses during the reporting period. Actual amounts could differ materially from such estimates made by management.

Recent Accounting Pronouncements

      In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46, “Consolidation of Variable Interest Entities”, which addresses consolidation by business enterprises of variable interest entities which have one or both of the following characteristics: (1) The equity investment at risk is not sufficient to permit the entity to finance its activities without support from other parties and (2) the equity investors lack one or more of the defined essential characteristics of a controlling financial interest. Interpretation No. 46 requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the participating parties. In December 2003, the FASB issued Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51”, which replaces the original FASB Interpretation No. 46 and addresses consolidation by business enterprises of certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. This delayed the effective date of this Interpretation for variable interest entities created before February 1, 2003 for the FO Business until October 1, 2003. The FO Business has evaluated the impact of the provisions of Interpretation 46, and it believes it will not have a material impact on the FO Business’ financial statements.

      In July 2003, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue 03-5, “Applicability of AICPA Statement of Position 97-2 (“SOP 97-2”) to Non-Software Deliverables” (“EITF 03-5”). The consensus was reached that SOP 97-2 is applicable to non-software deliverables if they are included in an arrangement that contains software that is essential to the non-software deliverables’ functionality. This consensus is to be applied to FO Business’ financial year beginning October 1, 2003. The FO Business has evaluated the impact of the provisions of the EITF 03-5 and believes it will not have a material impact on the FO Business’ financial statements.

      In December 2003, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 132 (revised 2003), “Employers’ Disclosures about Pensions and Other Postretirement Benefits, an amendment of FASB Statements No. 87, 88, and 106”, which revises employers’ disclosures about pension plans and other postretirement benefit plans. SFAS No. 132 (revised 2003) requires additional disclosures to those in the original SFAS No. 132, which it replaces. SFAS No. 132 (revised 2003) is effective for the FO Business year ending September 30, 2004, with interim-period disclosures requirements effective for the FO Business from January 1, 2004. The FO Business does not expect the adoption of SFAS No. 132 (revised 2003) to have a material effect on its combined financial statements.

3.	Divestiture

      In December 2002, the FO Business completed the sale of its Dense Wavelength Division Multiplexing (“DWDM”) business to OpTun Inc., US (see note 9) and incurred a loss of €286 on the divestiture.

      Summarized financial information for the divested business (through the date of divestiture) for the years ended September 30, 2001, 2002 and 2003, are as follows:

	2001	2002	2003

Sales	299	—	—
Loss before income tax	(4,338)	(3,952)	(440)

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

      The assets and the liabilities of the DWDM business at September 30, 2002 and 2003 are as follows:

	2002	2003

Fixed assets	4,303	—
Trade accounts payables	12	—

4.	Grants and Subsidies

      The FO Business has received economic development funding from various governmental entities, such as grants to subsidize research and development activities. Grants and subsidies included in the accompanying combined financial statements during the years ended September 30, 2001, 2002 and 2003, are as follows:

	2001	2002	2003

Included in the combined statements of operations as a reduction of R&D expenses:	3,402	3,137	1,923

5.	Trade Accounts Receivable, net

      Accounts receivable, net at September 30, 2002 and 2003 consist of the following:

	2002	2003

Third party — trade	15,664	18,697
Siemens group — trade (note 12)	1,128	1,860
AEMtech — trade (note 12)	4,010	494

Trade accounts receivables, gross	20,802	21,051
Allowance for doubtful accounts	(3,061)	(3,829)

Total accounts receivable, net	17,741	17,222

      Activities in the allowance for doubtful accounts for the years ended September 30, 2002 and 2003 is as follows:

	2002	2003

Allowance for doubtful accounts at beginning of year	1,396	3,061
Provision for doubtful accounts	1,665	1,529
Bad debt write-off	—	(861)

Allowance for doubtful accounts at end of year	3,061	3,829

6.	Inventories

      Inventories at September 30, 2002 and 2003 consist of the following:

	2002	2003

Raw materials and supplies	11,239	8,709
Work-in-process	17,940	11,186
Finished goods	9,391	4,965

	38,570	24,860

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

7.	Other Current Assets

      Other current assets at September 30, 2002 and 2003 consist of the following:

	2002	2003

Associated and related companies — financial and other (note 12)	5,281	3,694
Subsidies receivable	1,538	1,223
Prepaid expenses	139	124
Employee receivable (note 12)	20	11
Other, net	231	228

	7,209	5,280

8.	Property, Plant and Equipment, Net

      A summary of activity for property, plant and equipment for the year ended September 30, 2003 is as follows:

	Land	Technical	Other Plant
	and	Equipment and	and Office	Construction
	Buildings	Machinery	Equipment	in Progress	Total

Cost:
September 30, 2002	16,723	57,012	43,026	525	117,286
September 30, 2003	16,205	50,841	36,503	2,520	106,069
Accumulated depreciation:
September 30, 2002	(2,439)	(29,393)	(31,735)	—	(63,567)
September 30, 2003	(3,821)	(32,328)	(31,263)	—	(67,413)
Book value September 30, 2002	14,284	27,619	11,291	525	53,719

Book value September 30, 2003	12,384	18,513	5,240	2,520	38,657

      Property, plant, and equipment only include assets owned and operated by the FO Business. Depreciation expense for the years ended September 30, 2001, 2002 and 2003 is €11,635, €16,402 and €14,881, respectively.

9.	Long-Term Investments

      At September 30, 2002 and 2003, long-term investments consist of the following:

	Ownership Interest at	2002	2003
Name of the Company	September 30, 2003	Book Value	Book Value

AEMtec GmbH, (“AEMtec”), Germany	42.7%	2,224	2,675
OpTun, Inc. (“OpTun”), USA	16.5%	—	5,137

Total		2,224	7,812

      In 2001, the FO Business acquired a 40.0% interest in AEMtec in exchange for net assets contributed of €2,000. In 2003, the FO Business contributed €109 for an additional 2.7% in AEMtec. AEMtec is a supplier of assembled optical and electrical multi-chip-components. The AEMtec investment is accounted for using the equity method.

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

      In December 2002, the FO Business sold its DWDM business to OpTun for €3,628 and contributed cash of €1,509 in exchange for an ownership interest in OpTun. OpTun focuses on passive optical DWDM components based on planar silica on silicon technology (see note 3). The OpTun investment is accounted for using the cost method.

10.	Accrued Liabilities

      Accrued liabilities at September 30, 2002 and 2003 consist of the following:

	2002	2003

Personnel costs	4,606	3,888
Restructuring (note 13)	10	3,544
Warranties (note 20)	6,982	6,838
Contractual vendor commitment (note 12)	6,001	—
Other	2,674	1,890

	20,273	16,160

      Accrued liabilities for vendor commitments comprise capacity reservation agreements specifically identifiable with the FO Business, pursuant to which specified penalties are payable if minimum purchase commitments are not met. As a result of the market downturn in the fiber optics industry during 2002 and 2003, the FO Business could not fulfil its purchase commitments and commenced negotiations to terminate all capacity reservation agreements and settle all outstanding penalty payment obligations. The FO Business charged operations for penalties under these contracts of €0, €6,001 and €559 during the years ended September 30, 2001, 2002 and 2003, respectively (see note 12). At September 30, 2003, all capacity reservation agreements with “take or pay” provisions had been terminated and all related liabilities had been settled. Accordingly, the FO Business does not expect to incur similar liabilities in future periods.

11.	Other Current Liabilities

      Other current liabilities at September 30, 2002 and 2003 consist of the following:

	2002	2003

Payroll obligations	3,901	3,188
Other employee related liabilities	1,884	793

	5,785	3,981

12.	Related Parties

      Infineon manufactures certain products of the FO Business and the FO Business sells its products through the sales organization of Infineon. Siemens AG and its related companies (Siemens) manufacture products and provide services for the FO Business and the FO Business sells certain of its products to Siemens. Siemens is a significant shareholder of Infineon Technologies AG (see note 22). AEMtec is an equity accounted affiliate of the FO Business and also provides component assembly service to the FO Business. Accordingly, Infineon, Siemens and AEMtec are considered “Related Parties”.

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

      Transactions with Related Parties and cost allocations from Infineon during the years ended September 30, 2001, 2002 and 2003, respectively include the following:

	2001	2002	2003

Sales to related parties	20,829	4,879	5,512
Purchase from related parties:
AEMtec	13,875	12,833	13,807
Siemens	18,135	3,361	2,674
Contractual commitment charges (note 10)	—	6,001	559
Infineon cost allocations:
Cost of goods sold	6,266	6,245	7,064
Research and development	680	1,946	2,082
Selling, general and administrative	11,690	16,200	18,093
Interest expense, net	1,563	1,764	734

      Related parties receivables at September 30, 2002 and 2003 are as follows:

	2002	2003

Trade accounts receivable
— Siemens group (note 5)	1,128	1,860
— AEMtec (note 5)	4,010	494
Associated and related companies — financial and other (note 7)	5,281	3,694
Employee receivable (note 7)	20	11

	10,439	6,059

      Related parties accrued liabilities at September 30, 2002 and 2003 are as follows:

	2002	2003

Accrued liabilities
— Siemens group (note 10)	3,000	—
— AEMtec (note 10)	3,001	—

	6,001	—

      Short-term debt as of September 30, 2002 and 2003 represented a loan payable by the FO Business’ Trutnov affiliate to Infineon BV Holding Co., Netherlands (a wholly owned subsidiary of Infineon). The loan, a revolving credit facility with no expiration date, accrued interest at 2.40% per annum as of September 30, 2003 (3.53% as of September 30, 2002) and has a revolving term up to six months. Pursuant to the loan agreement, the Trutnov affiliate may not make loans or grant credit, or encumber its assets or incur guaranteed indebtedness, unless such encumbrance or guarantee is also extended to Infineon BV Holding Co. Infineon’s additional financing of and net investment in the FO Business is reflected in investments by and advances from Infineon in the combined balance sheets at September 30, 2002 and 2003 (see note 1).

13.	Restructuring

      In response to the market environment and in connection with a restructuring program, the FO Business implemented restructuring measures in 2001 and 2002 aimed at downsizing the workforce in Trutnov, Czech

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

Republic, and Munich and Regensburg, Germany, and reducing over-all costs. The workforce reductions and cost savings were primarily related to excess overhead and consequently did not significantly change the Infineon Fiber Optics Business’ products and processes. As a result of these measures, restructuring charges of €476,000 and €458,000 were recorded during the fiscal years ended September 30, 2001 and 2002, respectively.

      In the fiscal year 2003, the FO Business announced a restructuring plan to streamline its operations, production activities and related distribution and administration functions through a reduction of 80 employees in Berlin. As of September 30, 2003, 54 employees in Berlin had been terminated. The FO Business intends to terminate 26 more employees in Berlin in the fiscal year 2004. The terminations in 2003 and 2004 together will reduce total headcount in Berlin by approximately 25% from 320 to approximately 240 employees. In connection with these measures, a restructuring charge of €4.2 million was recognized during the fiscal year 2003. At March 31, 2004, the accrued liability of the FO Business related to these employee terminations was approximately €3.2 million. Following the completion of the restructuring program in 2004, cost savings of approximately €4.4 million per year are anticipated beginning in the fiscal year 2005.

      The development of the restructuring liability during the year ended September 30, 2003, is as follows:

	September 30,			September 30,
	2002			2003

	Accrued	Restructuring		Accrued
	Liability	Charge	Payments	Liability

Employee terminations	10	4,228	694	3,544

      The development of the restructuring liability during the year ended September 30, 2003, is as follows:

	September 30,			September 30,
	2002			2003

	Accrued	Restructuring		Accrued
	Liability	Charge	Payments	Liability

Employee terminations	10	4,228	694	3,544

      Restructuring charges of €476 and €458 were expensed during the year ended September 30, 2001 and 2002, respectively, in connection with the Infineon’s “Impact” restructuring programs.

14.	Income Taxes

      Loss before income taxes is attributable to the following geographic locations for the years ended September 30, 2001, 2002 and 2003:

	2001	2002	2003

Germany	(49,860)	(85,772)	(72,546)
Foreign	4,893	3,534	3,081

	(44,967)	(82,238)	(69,465)

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

      Income tax expense for the years ended September 30, 2001, 2002 and 2003 is as follows:

	2001	2002	2003

Current taxes
Germany	—	—	—
Foreign	930	706	223

	930	706	223
Deferred taxes
Germany	—	—	—
Foreign	(241)	(29)	(35)

	(241)	(29)	(35)

Income tax expense	689	677	188

      In October 2000, the German government enacted new tax legislation which reduced the Infineon’s combined statutory tax rate to 39% effective for the FO Business’ year ended September 30, 2002 from the previous combined statutory tax rate of 52%.

      A reconciliation of income taxes for the years ended September 30, 2001, 2002 and 2003, determined using the German corporate tax rate plus trade taxes, net of federal benefit, for a combined statutory rate of 52% for 2001, 39% for 2002 and 41% (which includes a one year flood victim relief levy of 2%) for 2003 is as follows:

	2001	2002	2003

Expected benefit for income taxes	(23,383)	(32,073)	(28,481)
Non-taxable investment loss	(41)	(57)	(140)
Foreign tax rate differential	(1,855)	(701)	(1,322)
Increase in valuation allowance	19,445	33,508	28,669
Change in German tax rate (effect on current year)	6,523	—	1,462

Actual provision for income taxes	689	677	188

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

      Deferred income tax assets and liabilities at September 30, 2002 and 2003 relate to the following:

	2002	2003

Assets:
Fixed assets	1,028	1,096
Inventories	2,304	1,212
Tax credit	2,658	2,552
Net operating loss	52,910	81,870
Other items	698	641

Gross deferred tax assets	59,598	87,371
Valuation allowances	(57,748)	(86,417)

Deferred tax assets	1,850	954

Liabilities:
Accrued liabilities	1,576	645

Deferred tax liabilities	1,576	645

Deferred tax assets, net	274	309

      Net deferred income tax assets and liabilities are presented in the accompanying balance sheets at September 30, 2002 and 2003 as follows:

	2002	2003

Deferred tax assets
Current	935	309
Non-current	—	—
Deferred tax liabilities
Current	661	—
Non-current	—	—

Deferred tax assets, net	274	309

      The FO Business’ operating results have been included in Infineon’s income tax return. The provision for income taxes in these combined financial statements has been determined on an as-if separate return basis.

      The gross deferred tax asset for the tax loss carry forward consists primarily of the loss which would have been available on a separate company basis for the years ended September 30, 2001, 2002 and 2003, respectively. For the years ended September 30, 2001, 2002 and 2003, the FO Business incurred German tax losses in the amounts of €49,939, €85,728 and €73,112. Such tax losses will be utilized by Infineon in its future tax returns, and therefore, are not available to the FO Business in future years.

      Pursuant to SFAS No. 109, the FO Business has assessed its deferred tax asset and the need for a valuation allowance. Such an assessment considers whether it is more likely than not that some portion or all of the deferred tax assets may not be realized. The assessment requires considerable judgment on the part of management, with respect to, amongst others, benefits that could be realized from available tax strategies and future taxable income, as well as other positive and negative factors. The ultimate realization of deferred tax assets is dependent upon the FO Business’s ability to generate the appropriate character of future taxable income sufficient to utilize loss carry-forwards or tax credits before their expiration. Since the FO Business

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

had incurred a cumulative loss in certain tax jurisdictions over a three year period as of September 30, 2001, 2002 and 2003, the impact of forecasted future taxable income is excluded from such an assessment, pursuant to the provisions of SFAS No. 109. As a result of this assessment, the FO Business established a full valuation allowance at September 30, 2001, 2002 and 2003, respectively, since it is more likely than not that the FO Business will realize no benefit in future.

      At December 27, 2003, the German government enacted new tax legislation which limits the application of a German corporation’s tax loss carryforwards to 60% of the annual taxable income of the corporation in any given year. The new legislation did not limit the length of the carryforward period, which is unlimited. For the FO Business, the new tax law is effective from October 1, 2003.

      From its Trutnov operations in the Czech Republic, the FO Business receives investment incentives in the form of tax relief. At September 30, 2003 the amount of unused tax relief was €2,552. The use of this amount is limited to years ending on or before September 30, 2006. The availability of the investment tax credit carryforwards is subject to specific and general terms and conditions. Further the Trutnov operations had tax loss carryforwards as of September 30, 2003 of €1,418 which expires in 2010.

      The FO Business did not provide for income taxes or foreign withholding taxes on cumulative earnings of foreign subsidiaries at September 30, 2003, because these earnings are intended to be indefinitely reinvested in those operations. It is not practicable to estimate the amount of unrecognized deferred tax liabilities for these undistributed foreign earnings.

15.	Supplemental Cash Flow Information

	2001	2002	2003

Cash paid for:
Interest	1,491	1,709	609

Non-cash investing activities:
Property, plant and equipment contributed to related company (note 3, 9)	—	—	4,059

Non-cash financing activities:
Investments in and advances from Infineon	602	2,352	(1,588)

16.	Other Comprehensive Income (Loss)

      The changes in the components of other comprehensive income (loss) for the years ended September 30, 2001, 2002 and 2003 are as follows:

	2001			2002			2003

	Pretax	Tax Effect	Net	Pretax	Tax Effect	Net	Pretax	Tax Effect	Net

Foreign currency translation adjustment	82	—	82	215	—	215	(242)	—	(242)
Accumulated other comprehensive income — beginning of year	—	—	—	82	—	82	297	—	297

Accumulated other comprehensive income — end of year	82	—	82	297	—	297	55	—	55

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

17.	Pension Plans

      Certain employees of the FO Business participate in Infineon’s defined benefit pension plan. During the years ended September 30, 2001, 2002 and 2003, respectively, only employees of the FO Business in Germany and the USA participated in these plans. Plan benefits are principally based upon years of service. No plan assets have been allocated to the FO Business.

      Information with respect to the pension obligations related to the FO Business for the years ended September 30, 2001, 2002 and 2003, is based on actuarially determined amounts.

	2001	2002	2003

Change in projected benefit obligation:
Projected benefit obligation beginning of year	7,280	8,265	7,967
Service cost	503	537	484
Interest cost	474	497	479
Curtailment	—	(1,323)	(1,561)
Foreign currency effect	8	(9)	(22)

Projected benefit obligations end of year	8,265	7,967	7,347

      The termination of employees as part of the restructuring programs has been recognized as a curtailment of the pension plan in 2002 and 2003. The projected benefit obligation is recognized as a non-current liability in the accompanying combined balance sheets at September 30, 2002 and 2003.

      The assumptions used in calculating the actuarial values for the pension plans are as follows:

	2001	2002	2003

Discount rate	6.0% - 7.5%	6.0% - 7.0%	5.8% - 6.0%
Rate of compensation increase	3.0% - 4.5%	3.0% - 4.50%	3.0% - 4.0%

      The components of net periodic pension cost for the years ended September 30, 2001, 2002 and 2003, are as follows:

	2001	2002	2003

Service cost	(503)	(537)	(484)
Interest cost	(474)	(497)	(479)
Curtailment gain recognized	—	1,323	1,561

Net periodic pension gain (loss)	(977)	289	598

      The net period pension gain (loss) is reflected in the combined statement of operations within the various functional costs.

18.	Stock-based Compensation

      Certain employees of the FO Business have been granted options pursuant to the Infineon stock option plans. In 1999, the shareholders of Infineon approved a share option plan (“LTI 1999 Plan”), which provided for the granting of non-transferable options to acquire ordinary shares over a future period. The exercise price of each option equals 120% of the average closing price of Infineon’s stock during the five trading days prior to

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

the date of grant. Options vest at the latter of two years from the grant date or the date on which Infineon’s stock reaches the exercise price for at least one trading day. Options expire seven years from the grant date.

      On April 6, 2001, Infineon shareholders approved the Long Term Incentive Plan (“LTI 2001 Plan”) which replaced the LTI 1999 Plan. Options previously issued under the LTI 1999 plan remained unaffected as to terms and conditions. Pursuant to the provisions of the LTI 2001 Plan, options have a vesting period of at least two years, and can be exercised within seven years of the grant date at an exercise price of 105% of the average market price of Infineon’s shares over a specified period preceding the grant date. Granted options have a vesting period of between two and four years and expire seven years from the grant date.

      A summary of the status of those options granted to FO Business employees from the LTI 1999 Plan and the LTI 2001 Plan at September 30, 2001, 2002 and 2003, and changes during the years then ended is presented below:

	2001		2002		2003

		Weighted-		Weighted-		Weighted-
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price	Options	Price

Outstanding at beginning of year	14,000	€42.00	114,450	€53.48	302,550	€29.80
Granted	100,450	€55.08	209,100	€18.16	156,000	€8.94
Exercised	—	—	—	—	—	—
Forfeited	—	—	(21,000)	€42.93	(36,500)	€34.96

Outstanding at end of year	114,450	€53.48	302,550	€29.80	422,050	€21.64

Exercisable at end of year	—	—	10,000	€42.00	81,950	€53.77

      The following table summarizes information about stock options outstanding and exercisable at September 30, 2003:

	Outstanding			Exercisable

		Weighted-Average
	Number of	Remaining Life	Weighted-Average	Number of	Weighted-Average
Range of Exercise Prices	Options	(in Years)	Exercise Price	Options	Exercise Price

€5 — €10	151,000	6.15	€8.94	—	—
€10 — €15	92,500	5.73	€12.87	—	—
€15 — €20	13,000	5.84	€15.74	—	—
€20 — €25	83,600	5.19	€23.73	—	—
€40 — €45	9,000	3.56	€42.33	9,000	€42.33
€55 — €60	72,950	4.16	€55.18	72,950	€55.18

Total outstanding & exercisable	422,050	5.46	€21.64	81,950	€53.77

19.	Risks

      The fiber optics market is subject to accelerated pricing pressure and consolidation of market participants. In addition, the business is exposed to product warranty claims. The FO product structure is complex

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

and, due to the high material content of products, the business is, to a certain extent, dependent on supplier quality.

      Financial instruments that expose the FO Business to credit risk consist primarily of trade receivables. Concentrations of credit risks with respect to trade receivables are limited to a degree by Infineon’s credit approval and monitoring procedures. The FO Business establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. Two customers individually accounted for more than 10% of the FO Business in 2002 and 2003, whereas one customer, a related party, accounted for more than 10% of the FO Business in 2001. Sales during the years ended September 30, 2001, 2002 and 2003 to these customers aggregated to €18,500, €35,700 and €42,600, respectively, which represented 11%, 31% and 39% of the total sales for the respective years.

      Supplier concentration risks also arise from the persisting consolidation in the supplier market, especially with respect to highly specialized technologies and processes. The associated company AEMtech is a significant supplier for the FO business. In 2001, 2002 and 2003 financial years, AEMtech accounted for more than 10% of the total purchases of the FO business. AEMtech supplies PCBAs (Printed Circuit Board Assembly) for the FO Business. Purchases during the years ended September 30, 2001, 2002 and 2003 from this vendor aggregated to €13,875, €12,833 and €13,807 respectively, which represented 9%, 9% and 12% of the total cost of goods sold for the respective years.

20.	Commitments and Contingencies

      Certain FO Business employees who were terminated in 2003 have commenced actions at the Berlin labor court for wrongful termination of their employment contracts. All claims made except for two employees were settled at the labor high court of the federal state of Berlin. The FO Business does not expect that the final resolution of the two open claims would have a material effect on the FO Business’ financial statements.

      In 2003, a customer notified Infineon of US Patents covering opto-electronic transceivers and claimed that these patents were infringed by products offered by the FO Business. The FO Business intends to vigorously contest this case.

      The FO Business is subject to various other claims and proceedings related to products, patents and other matters incidental to its business. Liabilities including accruals for significant litigation costs related to such matters are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Based upon information presently known to management, the FO Business does not believe that the ultimate resolution of such pending matters will have a material adverse effect on the FO Business’ financial position, although the final resolution of such matters could have a material effect on the results of operations or cash flows in any year of settlement.

      The FO Business through certain of its sales and other agreements may, in the normal course of business, be obligated to indemnify its counterparties under certain conditions for warranties, patent infringement or other matters. The maximum amount of potential future payments under these types of agreements is not predictable with any degree of certainty, since the potential obligation is contingent on conditions that may or may not occur in future, and depends on specific facts and circumstances related to each agreement. Historically, payments made by the FO Business under these types of agreements have not had a material adverse effect on the FO Business’ business, results of operations or financial condition.

      In November 2003, two customers lodged warranty claims aggregating €1,100. One claim was settled through payment of €286, which was paid in March 2004. In May 2004, the FO Business made a proposal to settle the other claim for €400, and is awaiting a response.

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

      In 2003, the FO Business was notified by a customer of potential warranty claims aggregating €4,800. In May 2004, Infineon entered into discussions with the customer to settle the claims through payment of €991 and the delivery of replacement products to the customer. Management believes that the ultimate resolution of this matter will not have a material impact on the FO Business financial statements.

      A tabular reconciliation of the changes of the aggregate product warranty liability for the year ended September 30, 2003 is as follows:

	2002	2003

Balance as of October 1,	5,615	6,982
Additions due to existing warranties	1,486	1,373
Additions due to new warranties	5,592	1,473
Payments	(476)	(1,426)
Reversals	(5,235)	(1,564)

Balance as of September 30,	6,982	6,838

      Reversals of warranty provisions are made following resolution of the warranty claims with the customer or upon expiration of the warranty period.

      Total rental expenses under operating leases amounted to €2,100, €2,900 and €2,600 for the years ended September 30, 2001, 2002 and 2003, respectively. Rental expense is allocated by Infineon based on occupancy.

21.	Operating Segment and Geographic Information

      The FO Business operates in one operating segment and is engaged in the design, development, manufacture and marketing of fiber optics products for a range of communication applications. The FO Business operates in various geographic locations.

      The following is a summary of operations by geographic area for the years ended September 30, 2001, 2002 and 2003:

	2001	2002	2003

Net sales:
Germany	36,943	37,305	48,873
Other Europe	14,305	18,048	10,989
NAFTA	77,831	33,493	31,117
APAC	8,494	12,594	8,080
Japan	24,459	11,550	8,329
Other	2,414	968	452

Total	164,446	113,958	107,840

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE COMBINED FINANCIAL STATEMENTS AS OF AND

FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2002 AND 2003
(Euro in thousands, except where otherwise stated) — (Continued)

	2002	2003

Long-lived assets:
Germany	25,086	15,705
Europe	27,188	22,102
USA	1,445	850

Total	53,719	38,657

      Revenues from external customers are based on the customers’ billing location. Long-lived assets are property, plant and equipment located in each geographic area.

22.	Subsequent Events

      Effective March 26, 2004, Infineon contributed the FO Business in Germany into a separate legal entity, Infineon Technologies Fiber Optics GmbH, which is a wholly owned subsidiary of Infineon.

      In November 2003, Infineon and United Epitaxy Company Ltd. formed the joint venture ParoLink Technologies Co. Ltd. (“ParoLink”) in Hsinchu, Taiwan. ParoLink manufactures and develops laser and receiver optochips. Infineon has invested €5,968 for a 56% ownership interest in ParoLink. The FO Business accounts for its investment in ParoLink using the equity method since substantive participating minority rights prevent the exercise of unilateral control.

      On January 12, 2004, Siemens reported that it had sold 150,000,000 shares of Infineon Technologies AG, thereby reducing its ownership interest in Infineon to 18.9%. This remaining interest in Infineon is held in a non-voting trust.

      On April 29, 2004, Infineon entered into an agreement with Finisar Corporation (“Finisar”) to sell the FO Business in exchange for a 135 million shares in Finisar, which had a market price of US$1.95 per share at close of trading on April 28, 2004. The agreement is subject to customary closing conditions, including regulatory antitrust and approval by Finisar’s shareholders.

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

For the Six Months Ended March 31, 2003 and 2004

		March 31,	March 31,
	Notes	2003	2004

	(Euro in thousands)
Net sales:
Third parties		43,144	52,019
Related parties	9	2,294	2,167

Total net sales	16	45,438	54,186

Cost of goods sold	9	57,170	55,235

Gross loss		(11,732)	(1,049)

Research and development expenses	2, 9	13,667	12,189
Selling, general and administrative expenses	9	13,462	14,520
Restructuring charges	10	3,936	—
Equity in earnings of associated companies	6	(171)	(159)
Other operating income, net		(635)	(393)

Operating loss		(41,991)	(27,205)

Interest expense	9	(519)	(268)

Loss before income taxes		(42,510)	(27,473)

Income tax expense	11	(385)	(420)

Net loss		(42,895)	(27,893)

See accompanying notes to the unaudited condensed combined financial statements.

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)

As of September 30, 2003 and March 31, 2004

		September 30,	March 31,
	Notes	2003	2004

	(Euro in thousands)
Assets:
Current assets:
Cash and cash equivalents		198	36
Trade accounts receivable, net	3	17,222	13,120
Inventories	4	24,860	26,227
Deferred income taxes		309	261
Other current assets	5	5,280	5,112

Total current assets		47,869	44,756

Property, plant and equipment, net	16	38,657	31,984
Intangible assets, net		137	357
Long-term investments	6	7,812	13,552
Other assets		68	67

Total assets		94,543	90,716

Liabilities and Business equity:
Current liabilities:
Short-term loan from Infineon		24,000	23,300
Trade accounts payable	1	5,643	7,802
Accrued liabilities	1, 7	16,160	11,857
Other current liabilities	1, 8	3,981	2,759

Total current liabilities		49,784	45,718

Pension liabilities	1	7,347	7,754

Total liabilities		57,131	53,472

Business equity:
Investments by and advances from Infineon	1, 9	234,892	263,373
Accumulated deficit		(197,535)	(225,428)
Accumulated other comprehensive income (loss)		55	(701)

Total business equity		37,412	37,244

Total liabilities and business equity		94,543	90,716

See accompanying notes to the unaudited condensed combined financial statements.

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

CONDENSED COMBINED STATEMENTS OF BUSINESS EQUITY (UNAUDITED)

For the Six Months Ended March 31, 2003 and 2004

			Foreign
	Investments by		Currency
	and Advances	Accumulated	Translation
	from Infineon	Deficit	Adjustment	Total

	(Euro in thousands)
Balance as of October 1, 2002	173,188	(130,112)	297	43,373

Net loss	—	(42,895)	—	(42,895)
Other comprehensive loss	—	—	(343)	(343)

Total comprehensive loss				(43,238)

Net investments by and advances from Infineon	47,162	—	—	47,162

Balance as of March 31, 2003	220,350	(173,007)	(46)	47,297

Balance as of October 1, 2003	234,892	(197,535)	55	37,412

Net loss	—	(27,893)	—	(27,893)
Other comprehensive loss	—	—	(756)	(756)

Total comprehensive loss				(28,649)

Net investments by and advances from Infineon	28,481	—	—	28,481

Balance as of March 31, 2004	263,373	(225,428)	(701)	37,244

See accompanying notes to the unaudited condensed combined financial statements.

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

CONDENSED COMBINED STATEMENT OF CASH FLOWS (UNAUDITED)

For the Six Months Ended March 31, 2003 and 2004

	March 31,	March 31,
	2003	2004

	(Euro in thousands)
Net loss	(42,895)	(27,893)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	7,467	6,650
Provision (recovery) of doubtful accounts	2,509	(410)
Recovery (provision) for warranties	(64)	(2,969)
Loss on sale of business	286	—
Equity in earnings of associated companies	(171)	(159)
Deferred income taxes	(18)	48
Changes in operating assets and liabilities:
Trade accounts receivable	(478)	4,512
Inventories	8,754	(1,367)
Other current assets	2,037	(27)
Trade accounts payable	(2,815)	2,159
Accrued liabilities	(5,381)	(1,334)
Other current liabilities	(1,747)	(1,210)
Other assets and liabilities	(174)	408

Net cash used in operating activities	(32,690)	(21,592)

Cash flows from investing activities:
Investment in associated and related companies	(1,509)	(5,968)
Purchase of intangible assets	(51)	(270)
Purchases of property, plant and equipment	(1,317)	(1,937)
Proceeds from sales of property, plant and equipment	—	1,372

Net cash used in investing activities	(2,877)	(6,803)

Cash flows from financing activities:
Net change in short-term debt	(11,700)	(700)
Net change in related party financial receivables and payables	(386)	183
Increase in investments by and advances from Infineon	48,045	28,750

Net cash provided by financing activities	35,959	28,233

Net change in cash and cash equivalents	392	(162)
Cash and cash equivalents at beginning of period	573	198

Cash and cash equivalents at end of period	965	36

See accompanying notes to the unaudited condensed combined financial statements.

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

As of and for the six months ended March 31, 2003 and 2004
(Euro in thousands, except where otherwise stated)

1.	Description of Business and Basis of Presentation

A)     Description of Business

      The Fiber Optics Business (“FO Business”) develops, produces and markets solutions, including fiber optics modules, components and Plastic Optical Fiber (POF), for the datacom, telecom and automotive industries. The FO Business is part of the Wireline Communications Business Group (COM) of Infineon Technologies AG and subsidiaries (Infineon).

      The FO Business has operations in the Czech Republic, Germany, Hong Kong, Japan, Taiwan and the United States. The FO Business’s production facilities are divided into wafer manufacturing (Munich, Germany), wafer assembly (Berlin, Germany) and the assembly of transceivers and components (Trutnov, Czech Republic). The Berlin facility also houses a pilot line for the development of new products and processes. Manufacturing is also performed on a foundry basis for the FO Business by Infineon in Regensburg, Germany. Research and development activities occur at Infineon shared sites in Germany and the United States. Selling activities are conducted through the Infineon sales organizations.

      The FO Business is headquartered in Berlin, Germany. The Trutnov facility operated under a separate legal entity, while other operations were integrated into other Infineon legal entities. In November 2003, Infineon and United Epitaxy Company Ltd. formed the joint venture ParoLink Technologies Co. Ltd. (“ParoLink”) in Hsinchu, Taiwan.

      On March 26, 2004, Infineon contributed the assets and liabilities of the German FO Business into a separate legal entity, Infineon Technologies Fiber Optics GmbH, which is a wholly owned subsidiary of Infineon. Infineon is in the process of completing the legal process to effect this transfer. The contributed assets and liabilities may differ from the respective underlying assets and liabilities reflected in the accompanying combined financial statements due to the retention of certain assets and liabilities by Infineon or other legal restrictions; however the impact thereof is not expected to be significant on the combined financial statements of the FO Business.

B)     Basis of Presentation

      The accompanying condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), and are derived from Infineon’s historical accounting records. They are presented on a “carve-out” basis to include the historical operations applicable to the FO Business and the historical basis of the assets and liabilities of the FO Business.

      Since the accompanying condensed combined financial statements are for an interim period, certain information and footnote disclosures normally included in annual financial statements have been condensed or omitted. In the opinion of management, the accompanying condensed combined financial statements contain all adjustments necessary to present fairly the financial position, results of operations and cash flows of the interim periods presented. All such adjustments are of a normal recurring nature. The results of operations for any interim period are not necessarily indicative of results for the full fiscal year. The accompanying condensed combined financial statements should be read in conjunction with the audited consolidated financial statements for the year ended September 30, 2003. The accounting policies applied in preparing the accompanying condensed combined financial statements are consistent with those for the year ended September 30, 2003.

      The condensed combined financial statements include all revenues and expenses attributable to the FO Business. Specifically identifiable operating expenses or revenues of the FO Business are charged or

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

As of and for the six months ended March 31, 2003 and 2004 — (Continued)

credited directly to the FO Business without allocation or apportionment. The condensed combined statement of operations includes depreciation expense for all property, plant and equipment owned and operated by the FO Business. Expenditures related and indirectly attributable to the FO Business which have been incurred by Infineon are allocated to the FO Business. These allocated expenditures include charges for facilities, functions, and services provided by shared Infineon facilities for the FO Business, expenses for certain functions and services performed by centralized Infineon departments, a portion of Infineon’s general corporate expenses, and certain research and development expenses (hereafter referred to as a “cluster”).

      Cost allocations and transactions between the FO Business and Infineon are presented in note 9. The following assumptions and allocation methods are used for significant allocated expenses included in the combined statements of operations:

•	The Infineon Central R&D cluster costs include research and development activities related to semiconductor electronic technologies, circuits, and related systems. The allocation is based on total sales.

•	The Infineon Logistic cluster costs include all logistic expenses related to its distribution centers including handling, traffic and customs, packaging and freight. It also includes expenses for corporate logistics in Munich, Asia and North America. The allocation is based on the value added key, which is the proportion of sales to net income excluding interest and taxes.

•	The Infineon Sales cluster covers all central selling expenses related to the activities of pricing office, account management, distribution management, receivables management, export control, and commissions. The allocation is based on headcount.

•	The Infineon IT-Services cluster costs include all expenses incurred relating to the design, implementation and operation of IT systems and related administration. The allocation is based, depending on the relevant function, on either the value added key, total R&D expenses or total cost of sales.

•	The Infineon Finance and Treasury cluster costs include all financial income and expenses as well as foreign exchange gains and losses, related to treasury market activities (foreign exchange management, money market transactions, interest rate management), capital market activities (equity and debt management), global cash management and risk management. The allocation is based on the value added key.

•	The Infineon Central cluster costs include strategic and general central functions within the Infineon headquarters or its regional organizations. The allocation is based on the value added key.

      Due to the significant relationship between Infineon and the FO Business, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated third parties. Management believes the assumptions underlying the condensed combined financial statements are reasonable. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the FO Business had been operated on a stand-alone basis, nor are they indicative of future costs. Management believes that it is not practicable to estimate what the costs of the FO Business would have been on a stand-alone basis if it had operated as an unaffiliated entity. Such estimates would lead to a wide range of possible results due to the numerous possibilities for assumptions and premises for the effects from synergies, overhead, financing and shared processes and therefore would lead to unreliable results and would not be useful as an indicator of historical business development and performance.

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

As of and for the six months ended March 31, 2003 and 2004 — (Continued)

      Unless otherwise noted, all assets and liabilities specifically identifiable with the FO Business are included in the preparation of the condensed combined financial statements. The following assumptions and allocations are used for those assets and liabilities not specifically identifiable to the FO Business:

Trade Accounts Payable

      Trade accounts payable include identifiable payables from specific FO Business’ vendors and service suppliers as well as an allocation of payables from Infineon specified vendors.

Other Current and Accrued Liabilities

      Other current and accrued liabilities include direct payroll obligations and payroll obligations, which are allocated based on the FO Business head count (see note 7 and 8).

Pension Liabilities

      Pension expenses and related liabilities are measured based on actuarial computations and are determined based on the actual number of employees of the FO Business that participate in Infineon’s defined benefit pension plans.

Investments by and Advances from Infineon

      Because a direct ownership relationship did not exist among the various entities comprising the FO Business prior to March 26, 2004, Infineon’s investments in and advances to the FO Business represent Infineon’s interest in the recorded net assets of the FO Business, and are shown as business equity in lieu of shareholder’s equity in the condensed combined financial statements. The FO Business is dependent upon Infineon for their financing and capital requirements. Infineon uses a centralized approach to cash management and the financing of operations. The FO Business utilizes Infineon’s centralized cash management services for its operations. As a result, none of Infineon’s cash, cash equivalents, or direct indebtedness have been allocated to the FO Business in the condensed combined financial statements. All inter-company transactions, including purchases of inventory, charges and cost allocations for facilities, functions and services performed by Infineon for the FO Business are reflected in this amount. In addition, Infineon has provided the FO Business with a short-term loan (see note 9). Additionally, the FO Business’ historical capital structure may not be necessarily indicative of the capital that the FO Business would require as a separate company.

Economic Dependency

      The accompanying condensed combined financial statements have been prepared on the basis of the FO Business as a going concern. Due to the losses incurred and the cash used in operating activities to date, the FO Business has been economically dependent upon Infineon for providing the necessary financing to fund its operating losses and meet its capital requirements.

2.	Grants and Subsidies

      The FO Business has received economic development funding from various governmental entities, such as grants to subsidize research and development activities. Grants and subsidies included in the accompanying

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

As of and for the six months ended March 31, 2003 and 2004 — (Continued)

combined financial statements during the six months ended March 31, 2003 and 2004, respectively, are as follows:

	March 31,	March 31,
	2003	2004

Included in the combined statements of operations as a reduction of R&D expenses:	618	392

3.	Trade Accounts Receivable, net

      Trade accounts receivable, net at September 30, 2003 and March 31, 2004 consist of the following:

	September 30,	March 31,
	2003	2004

Third party — trade	18,697	15,193
Siemens group — trade (note 9)	1,860	1,121
AEMtech — trade (note 9)	494	225

Trade accounts receivables, gross	21,051	16,539
Allowance for doubtful accounts	(3,829)	(3,419)

Total accounts receivable, net	17,222	13,120

      Activities in the allowance for doubtful accounts for the six months ended March 31, 2004 is as follows:

March 31,
2004

Allowance for doubtful accounts at beginning of period	3,829
Bad debt recovery	410

Allowance for doubtful accounts at end of period	3,419

4.	Inventories

      Inventories at September 30, 2003 and March 31, 2004 consist of the following:

	September 30,	March 31,
	2003	2004

Raw materials and supplies	8,709	9,767
Work-in-process	11,186	9,861
Finished goods	4,965	6,599

	24,860	26,227

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

As of and for the six months ended March 31, 2003 and 2004 — (Continued)

5.	Other Current Assets

      Other current assets at September 30, 2003 and March 31, 2004 consist of the following:

	September 30,	March 31,
	2003	2004

Associated and related companies — financial and other (note 9)	3,694	3,651
Subsidies receivable	1,223	661
Prepaid expenses	124	57
Employee receivable (note 9)	11	54
VAT and other tax receivable	204	682
Other, net	24	7

	5,280	5,112

6.	Long-term Investments

      Long-term investments at September 30, 2003 and March 31, 2004 consist of the following:

		September 30,	March 31,
		2003	2004
	Ownership Interest at
Name of the Company	March 31, 2004	Book Value	Book Value

AEMtec GmbH, (“AEMtec”), Germany	42.7%	2,675	2,857
OpTun, Inc.(“OpTun”), USA	16.5%	5,137	5,137
ParoLink Technologies Co. Ltd., (“ParoLink”) Taiwan	56.0%	—	5,558

Total		7,812	13,552

      In November 2003, Infineon and United Epitaxy Company Ltd. formed the joint venture ParoLink Technologies Co. Ltd. (“ParoLink”) in Hsinchu, Taiwan ParoLink manufactures and develops laser and receiver optochips. Infineon has invested €5,968 for a 56% ownership interest in ParoLink. The FO Business accounts for its investment in ParoLink using the equity method since substantive participating minority rights prevent the exercise of unilateral control.

7.	Accrued Liabilities

      Accrued liabilities at September 30, 2003 and March 31, 2004 consist of the following:

	September 30,	March 31,
	2003	2004

Personnel costs	3,888	3,481
Restructuring (note 10)	3,544	3,234
Warranties (note 15)	6,838	3,508
Other	1,890	1,634

	16,160	11,857

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

As of and for the six months ended March 31, 2003 and 2004 — (Continued)

8.	Other Current Liabilities

      Other current liabilities at September 30, 2003 and March 31, 2004, consist of the following:

	September 30,	March 31,
	2003	2004

Payroll obligations	3,188	2,514
Other employee related liabilities	793	245

	3,981	2,759

9.	Related Parties

      Infineon manufactures certain products of the FO Business and the FO Business sells its products through the sales organization of Infineon. Siemens AG and its related companies (“Siemens”) manufacture products and provide services for the FO Business and the FO Business sells certain of its products to Siemens. Siemens is a significant shareholder of Infineon Technologies AG. AEMtec is an equity accounted affiliate of the FO Business and also provides component assembly service to the FO Business. Accordingly, Infineon, Siemens and AEMtec are considered “Related Parties”.

      Transactions with Related Parties and cost allocations from Infineon during the six month ended March 31, 2003 and 2004, respectively, include the following:

	March 31,	March 31,
	2003	2004

Sales to related parties	2,294	2,167
Infineon cost allocations:
Cost of goods sold	3,467	3,457
Research and development	949	967
Selling, general and administrative	9,242	9,036
Interest expense	509	268

      Related parties receivables at September 30, 2003 and March 31, 2004 are as follows:

	September 30,	March 31,
	2003	2004

Trade accounts receivable
— Siemens group (note 3)	1,860	1,121
— AEMtec (note 3)	494	225
Associated and related companies — financial and other (note 5)	3,694	3,651
Employee receivable (note 5)	11	54

Total	6,059	5,051

      Short-term debt at September 30, 2003 and March 31, 2004 represent a loan payable by the FO Business’ affiliate Trutnov to Infineon BV Holding Co., Netherlands, (a wholly owned subsidiary of Infineon). The loan accrues interest at 2.40% per annum. Infineon’s additional financing of and net investment in the FO Business is reflected in Investments by and advances from Infineon in the combined balance sheets at September 30, 2003 and March 31, 2004 (see note 1).

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

As of and for the six months ended March 31, 2003 and 2004 — (Continued)

10.	Restructuring

      The development of the restructuring liability during the six months ended March 31, 2004, is as follows:

	September 30,			March 31,
	2003			2004
	Accrued	Restructuring		Accrued
	Liability	Charge	Payments	Liability

Employee terminations (note 7)	3,544	—	310	3,234

11.	Income Taxes

      Loss before income taxes is attributable to the following geographic locations for the six months ended March 31, 2003 and 2004:

	Six Months Ended	Six Months Ended
	March 31, 2003	March 31, 2004

Germany	(44,715)	(27,762)
Foreign	2,205	289

	(42,510)	(27,473)

      Income tax expense for the six months ended March 31, 2003 and 2004 is as follows:

	Six Months Ended	Six Months Ended
	March 31, 2003	March 31, 2004

Current taxes
Germany	—	—
Foreign	403	372

	403	372
Deferred taxes
Germany	—	—
Foreign	(18)	48

	(18)	48

Income tax expense	385	420

      The FO Business’ operating results have been included in Infineon’s income tax return. The provision for income taxes in these combined financial statements has been determined using an as-if separate return basis.

      For the six months ended March 31, 2003 and 2004, the FO Business incurred German tax losses in the amounts of 45,033 and 27,909, respectively. Such tax losses will be utilized by Infineon in its future tax returns, and therefore, are not available to the FO Business in future years.

      Pursuant to SFAS No. 109, the FO Business has assessed its deferred tax asset and the need for a valuation allowance. Such an assessment considers whether it is more likely than not that some portion or all of the deferred tax assets may not be realized. The assessment requires considerable judgment on the part of management, with respect to, amongst others, benefits that could be realized from available tax strategies and future taxable income, as well as other positive and negative factors. The ultimate realization of deferred tax assets is dependent upon the FO Business’s ability to generate the appropriate character of future taxable income sufficient to utilize loss carry-forwards or tax credits before their expiration. Since the FO Business had incurred a cumulative loss in certain tax jurisdictions over a three year period as of March 31, 2004, the

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

As of and for the six months ended March 31, 2003 and 2004 — (Continued)

impact of forecasted future taxable income is excluded from such an assessment, pursuant to the provisions of SFAS No. 109. As a result of this assessment, the FO Business continued to recognize a full valuation allowance at March 31, 2004, since it is more likely than not that the FO Business will realize no benefit in future.

      At December 27, 2003, the German government enacted new tax legislation which limits the application of a German corporation’s tax loss carryforwards to 60% of the annual taxable income of the corporation in any given year. The new legislation did not limit the length of the carryforward period, which is unlimited. For the FO Business, the new tax law is effective from October 1, 2003.

      As discussed in note 1, Infineon contributed the assets and liabilities of the German FO Business into a separate wholly owned subsidiary on March 26, 2004. Infineon is in the process of completing the legal process to effect this transfer. The deferred tax impact of differences between the tax basis and book value of the transferred assets and liabilities is to be recorded upon completion of the transfer as an equity contribution pursuant to SFAS No. 109.

12.	Supplemental Cash Flow Information

      For the six months ended March 31, 2003 and 2004 the supplemental cash flow information is as follows:

	Six Months Ended	Six Months Ended
	March 31, 2003	March 31, 2004

Cash paid for:
Interest	289	291

Non-cash financing activities:
Investments in and advances from Infineon	(883)	(269)

13.	Other Comprehensive Income (Loss)

      The changes in the components of other comprehensive income (loss) for the six months ended March 31, 2003 and 2004 are as follows:

	Six Months Ended
	March 31, 2003			Six Months Ended
				March 31, 2004
		Tax
	Pretax	Effect	Net	Pretax	Tax Effect	Net

Accumulated other comprehensive income — beginning of period	297	—	297	55	—	55
Foreign currency translation adjustment	(343)	—	(343)	(756)	—	(756)

Accumulated other comprehensive loss — end of period	(46)	—	(46)	(701)	—	(701)

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

As of and for the six months ended March 31, 2003 and 2004 — (Continued)

14.	Stock-based Compensation

      A summary of the status of those options granted to FO Business employees from the LTI 1999 Plan and the LTI 2001 Plan at March 31, 2003 and 2004, and changes during the six months ended is presented below:

	Six Months Ended		Six Months Ended
	March 31, 2003		March 31, 2004

		Weighted-		Weighted-
		Average		Average
	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price

Outstanding at beginning of period	377,550	€20.50	530,550	€19.76
Granted	3,000	€7.41	—	—
Exercised	—	—	—	—
Forfeited	(1,000)	€23.70	—	—

Outstanding at end of period	379,550	€20.39	530,550	€19.76

Exercisable at end of period	64,950	€53.40	133,250	€41.48

      The following table summarizes information about stock options outstanding and exercisable at March 31, 2004:

	Outstanding
				Exercisable
		Weighted-Average
	Number of	Remaining Life	Weighted-Average	Number of	Weighted-Average
Range of Exercise Prices	Options	(in Years)	Exercise Price	Options	Exercise Price

€5-€10	147,000	5.65	€8.94	—	—
€10-€15	206,000	6.02	€12.60	10,000	€14.08
€15-€20	13,000	5.34	€15.74	—	—
€20-€25	82,600	4.68	€23.73	41,300	€23.73
€40-€45	9,000	3.06	€42.33	9,000	€42.33
€55-€60	72,950	3.66	€55.18	72,950	€55.18

Total outstanding & exercisable	530,550	5.32	€19.76	133,250	€41.48

Fair Value Disclosures

      The following weighted-average assumptions were used for grants during the six months ended March 31, 2003 and 2004:

	Six Months Ended	Six Months Ended
	March 31, 2003	March 31, 2004

Weighted-average assumptions:
Risk-free interest rate	3.52%	3.69%
Expected volatility	59%	60%
Dividend yield	0%	0%
Expected life in years	4.50	4.50
Weighted-average fair value per option at grant date in Euro	3.34	5.92

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

As of and for the six months ended March 31, 2003 and 2004 — (Continued)

      If the FO Business had accounted for stock option grants and employee stock purchases under its plans according to the fair value method of SFAS No. 123, and thereby recognized compensation expense based on the above fair values over the respective option vesting periods, net income (loss) and earnings (loss) per share would have been reduced (increased) to the pro forma amounts indicated below, pursuant to the provision of SFAS No. 148 “Accounting for Stock-Based Compensation — Transition and Disclosure”:

	Six Months	Six Months
	Ended	Ended
	March 31, 2003	March 31, 2004

Net loss:
As reported	(42,895)	(27,893)
Deduct: Stock-based employee compensation expense included in reported net income, net of related tax effects	—	—
Add: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(444)	(423)

Pro forma	(43,339)	(28,316)

15.	Commitments and Contingencies

      Certain FO Business employees who were terminated in 2003 have commenced actions at the Berlin labor court for wrongful termination of their employment contracts. All claims made except for two employees were settled at the labor high court of the federal state of Berlin. The FO Business does not expect that the final resolution of the two open claims would have a material effect on the FO Business’ financial statements.

      In 2003, a customer notified Infineon of US Patents covering opto-electronic transceivers and claimed that these patents were infringed by products offered by the FO Business. The FO Business intends to vigorously contest this case.

      The FO Business is subject to various other claims and proceedings related to products, patents and other matters incidental to its business. Liabilities including accruals for significant litigation costs related to such matters are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Based upon information presently known to management, the FO Business does not believe that the ultimate resolution of such pending matters will have a material adverse effect on the FO Business’ financial position, although the final resolution of such matters could have a material effect on the results of operations or cash flows in any year of settlement.

      The FO Business through certain of its sales and other agreements may, in the normal course of business, be obligated to indemnify its counterparties under certain conditions for warranties, patent infringement or other matters. The maximum amount of potential future payments under these types of agreements is not predictable with any degree of certainty, since the potential obligation is contingent on conditions that may or may not occur in future, and depends on specific facts and circumstances related to each agreement. Historically, payments made by the FO Business under these types of agreements have not had a material adverse effect on the FO Business’ business, results of operations or financial condition.

      In November 2003, two customers lodged warranty claims aggregating €1,100. One claim was settled through payment of €286, which was paid in March 2004. In May 2004, the FO Business made a proposal to settle the other claim for €400, and is awaiting a response.

      In 2003, the FO Business was notified by a customer of potential warranty claims aggregating €4,800. In May 2004, Infineon entered into discussions with the customer to settle the claims for an aggregate value of

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

As of and for the six months ended March 31, 2003 and 2004 — (Continued)

€1,800, of which Infineon has agreed to indemnify the FO Business in an amount of €1,300 in the event of settlement. The FO Business has accrued for the aggregate value of the proposed settlement. Management believes that the ultimate resolution of this matter will not have a material impact on the FO Business financial statements.

      A tabular reconciliation of the changes of the aggregate product warranty liability for the six months ended March 31, 2003 and 2004 respectively is as follows:

	Six Months Ended	Six Months Ended
	March 31, 2003	March 31, 2004

Balance at beginning of period	6,982	6,838
Additions due to existing warranties	24	1,239
Additions due to new warranties	—	1,484
Payments	(1,426)	(361)
Reversals	(88)	(5,692)

Balance at end of period	5,492	3,508

      Reversals of warranty provisions are made following resolution of the warranty claims with the customer or upon expiration of the warranty period.

      During the six months ended March 31, 2004 the Company reversed previously established warranty accruals for potential claims which after a two year period did not materialize and are no longer deemed necessary.

16.	Operating Segment and Geographic Information

      The FO Business operates in one operating segment and is engaged in the design, development, manufacture and marketing of fiber optics products for a range of communication applications. The FO Business operates in various geographic locations.

      The following is a summary of operations by geographic area for the six months ended March 31, 2003 and 2004:

	March 31,	March 31,
	2003	2004

Net sales:
Germany	15,648	24,037
Other Europe	5,841	6,516
NAFTA	14,750	13,468
APAC	4,590	4,741
Japan	4,445	4,900
Other	164	524

Total	45,438	54,186

FIBER OPTICS BUSINESS OF INFINEON TECHNOLOGIES AG AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

As of and for the six months ended March 31, 2003 and 2004 — (Continued)

	September 30,	March 31,
	2003	2004

Long-lived assets:
Germany	15,705	11,878
Other Europe	22,102	19,552
USA	850	554

Total	38,657	31,984

      Revenues from external customers are based on the customers’ billing location. Long-lived assets above are property, plant and equipment assets located in each geographic area.

      During the six months ended March 31, 2003 one customer individually accounted for more than 10% of the Infineon Fiber Optics Business. Sales for the six months ended March 31, 2003 to the customer amounted to €9.6 million, which represented 21% of the total sales for the period. During the six months ended March 31, 2004 two customers individually accounted for more than 10% of the Infineon Fiber Optics Business. Sales for the six months ended March 31, 2004 to these customers amounted to €22.7 million, which represented 42% of the total sales for the period.

17.	Subsequent Events

      On April 29, 2004, Infineon entered into an agreement with Finisar Corporation (“Finisar”) to sell the FO Business in exchange for 135 million shares in Finisar, which had a market price of US$1.95 per share at the close of trading on April 28, 2004. The agreement is subject to customary closing conditions, including regulatory antitrust and approval by Finisar’s shareholders.

ANNEX A

A.     Prot. 231/2004

NOTARIAL DEED

AMENDED AND RESTATED MASTER

SALE AND PURCHASE AGREEMENT

      Negotiated at Basel/ Switzerland on this 11th (eleventh) day of October 2004 (two thousand and four)

      Before me, the undersigned Notary Public

Etienne Petitpierre

      in Basel/ Switzerland appeared today:

      1. Mr. Rudolf Freiherr von Moreau, with business address at St.-Martin-Strasse 53, 81609 Munich, identified by identity card no. 24137 46418, not acting in his own name but waiving any personal liability on behalf of:

Infineon Technologies AG, St.-Martin-Straße 53, 81541 München, Germany by means of a power of attorney dated April 28, 2004, a fax copy of which was presented at the notarization and a certified copy of which will be attached to this deed as soon as the original is sent to the notary.

– herein “Seller” –

      2. Dr. Peter Hellich, with business address at Königsallee 92a, 40212 Düsseldorf, personally known to the notary, not acting in his own name but waiving any personal liability on behalf of:

Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, CA 94089 U.S.A.

by means of a power of attorney dated April 29, 2004, the original of which was presented at the notarization and a herewith certified copy of which will be attached to this deed.

– herein “Purchaser” –

      The persons appearing requested this Deed to be recorded in the English language. The acting Notary Public who is in sufficient command of the English language ascertained that the persons appearing are in command of the English language too. After having been instructed by the acting Notary Public the persons appearing waived the right to obtain the assistance of a sworn interpreter and to obtain a certified translation of this Deed.

      On being asked whether there had been any prior involvement by the notary in terms of paragraph 3 sub-paragraph 1 No. 7 of the German Notarisation Act (Beurkundungsgesetz), the provisions of which had been explained by the Notary, the persons appearing replied that there had been no such prior involvement.

      The persons appearing declare that the content of the reference deed No 83/2004 by the notary Johann Peter Sieveking with official seat in Berlin dated as of April 29, 2004 is known to them, that they waive their right to have the deed read aloud and attached to this deed an that a certified copy of the reference deed was presented to them for inspection. A certified copy of deed No. 84/2004 by the notary Johann Peter Sieveking with official seat in Berlin dated as of April 29, 2004 was also available for inspection during the notarization.

      All annexes with the exception of 3.3., 6.8.6., 15.2.3., 17.2., 17.3.5., 17.3.6., 18.2.4., 18.2.5. and 19.1. made part of the reference deed No 83/2004 by the notary Johann Peter Sieveking with official seat in Berlin dated as of April 29, 2004.

      The Annexes 17.2., 17.3.5. and 18.2.4. were presented to the appearing and signed by them pursuant to § 14 of the German Notarization Act (“Beurkundungsgesetz”).

      The persons appearing requested the recording of the following:

AMENDED AND RESTATED MASTER

SALE AND PURCHASE AGREEMENT

regarding the

sale and purchase of the

INFINEON FIBER OPTICS BUSINESS

OCTOBER 11, 2004

DEFINITIONS

Adjustment Payment Date	Section B, 3.4.1
Adjustment Statement	Section C, 5.1
Adjustment Shares	Section B, 3.2
AEMtec	Section A, 1.3
Affiliate	Section A, 1.8.6
Agreement	Recitals (E)
Ancillary Agreements	Section D, 7.1.1
Antitrust Clearances	Section C, 6.2.1
Asia/ Pacific Assets	Section A, 1.5
Asia/ Pacific Asset Purchase Agreement	Section B, 2.4
Assets	Section A, 1.8.4
Best Knowledge of Purchaser	Section D, 8.3
Best Knowledge of Seller	Section D, 7.3
BMBF	Section D, 14.3
BMBF Projects	Section D, 14.3
Board Recommendation	Section D, 8.1.13
Business	Section A, 1.8.5
Business Financial Statements	Section D, 12.4
Cash	Section B, 3.1.3
Claim Notice	Section D, 9.2
Closing	Section C, 6.7
Closing Conditions	Section C, 6.2
Closing Date	Section C, 6.1.4
Closing Events	Section C, 7
Companies	Section A, 1.8.1
Company	Section A, 1.8.1
Competing Business	Section E, 16.2
Consideration Shares	Section A, 1.8.8
Consistency Principle	Section C, 5.1
Contribution Agreement	Section A, 1.2
Contribution Effective Date	Section D, 7.1.13(a)(i)
Currency Conversion Rate	Section B, 3.2
Czech Share Transfer Instrument	Section B, 2.2
Deductible	Section D, 13.3
De Minimis Claims	Section D, 13.3
Deposits	Section A, 1.6
Disclosure Schedules	Section D, 7.2
Draft Settlement	Section D, 15.2.2
Effective Date	Section C, 6.1.2
Effective Date Balance Sheet	Section C, 5.1
Environmental Laws	Section D, 10.2.3
Environmental Liabilities	Section D, 10.2.1
Environmental Matters	Section D, 10.2.5

EURIBOR	Section B, 3.5
Exchange Act	Section D, 8.1.1
Exchange Rates	Section E, 20.11
Existing Environmental Condition	Section D, 10.2.2
Financial Debt	Section B, 3.1.2
Financial Statements	Section D, 7.1.14
Finished Projects	Section D, 14.3
Fixed Shares	Section B, 3.1.1
FO Business Unit	Recitals (A)
Force Reduction Plan	Section E, 17.2
Foreign Asset Purchase Agreements	Section B, 2.4
Foreign Business	Section A, 1.5
Foreign Share Transfer Instruments	Section B, 2.2
40 Gbit Project	Section D, 14.3
German Shares	Section A, 1.2
Hazardous Materials	Section D, 10.2.4
IF AP	Section A, 1.5
IF FO Deposit	Section A, 1.6
IF FO-Employees	Section D, 7.1.13(a)(i)
IF FO GmbH	Section A, 1.2
IF FO GmbH Subsidiaries	Section A, 1.3
IF FO Transferred Business	Section D, 7.1.13(a)
IF FO GmbH Exclusive IP Rights	Section D, 7.1.7(a)
IF FO GmbH Exclusive Know-How	Section D, 7.1.7(c)
IF FO GmbH Exclusive Software & Material	Section D, 7.1.7(e)
IF FO GmbH Non-Exclusive IP Rights	Section D, 7.1.7(b)
IF FO GmbH Non-Exclusive Software & Material	Section D, 7.1.7(f)
IF BV	Section A, 1.4
IF Japan	Section A, 1.5
IF NA	Section A, 1.5
IF Trutnov	Section A, 1.4.1
IF FO Loan	Section A, 1.6
Infineon Accounting Principles	Section C, 5.1
Intercompany Financing Arrangements	Section A, 1.6
Interim Loss	Section B, 3.1.7
Interim Profit	Section B, 3.1.8
IP Rights	Section D, 7.1.7(a)
Japan Asset Purchase Agreement	Section B, 2.4
Japan Assets	Section A, 1.5
Key Employees	Section D, 7.1.13(b)(iii)
KPMG	Section C, 5.1
Know-How	Section D, 7.1.7(c)
Losses	Section D, 9.1
Material Adverse Effect	Section D, 7.1.9
Material Adverse Effect on FO Business Unit	Section C, 6.3

Material Adverse Effect on Purchaser	Section C, 6.4
Material Agreements	Section D, 7.1.5
Material Assets	Section D, 7.1.10
Material Intellectual Property Rights	Section D, 7.1.7(f)
NegIT Project	Section D, 14.3
Neutral Auditor	Section C, 5.4
NNM	Section B, 3.2
Objections	Section C, 5.4
OpTun	Section A, 1.3
Original Agreement	Recitals (D)
Other Know-How	Section D, 7.1.7(d)
Parties	Preamble
Party	Preamble
Pension Commitments	Section D, 7.1.13(b)(xi)
Permits	Section D, 7.1.11
Pertaining Assets	Section B, 2.6
Plans	Section D, 7.1.13(b)(viii)
Preliminary Adjustment	Section B, 3.2
Preliminary Closing Date	Section B, 6.1.3
Preliminary Purchase Price	Section B, 3.2
Preliminary Share Consideration	Section B, 3.2
Proprietary Information	Section E, 18.5
Proxy Statement	Section D, 14.6.1
Purchase Object	Section B, 3.1
Purchase Price	Section B, 3.1
Purchase Price Adjustment	Section B, 3.4
Purchaser	Preamble
Purchaser Claim	Section D, 9.2
Purchaser Common Stock	Section D, 8.1.3
Purchaser Disclosure Schedules	Section D, 8.2
Purchaser Material Intellectual Property Rights	Section D, 8.1.18
Purchaser Material Adverse Effect	Section D, 8.1.5(b)
Purchaser Material Agreements	Section D, 8.1.16
Purchaser Material Assets	Section D, 8.1.20
Purchaser Permits	Section D, 8.1.21
Purchaser Preferred Stock	Section D, 8.1.3
Purchaser Shares	Section D, 8.1.3
Purchaser’s Account	Section B, 3.7
Purchaser’s Auditor	Section C, 5.2
Purchaser’s Guarantees	Section D, 8.1
Purchaser Stock Issuance	Section D, 14.6.1
Purchaser Stockholders’ Meeting	Section D, 14.6.1
Real Estate	Section D, 10.2.2
Restricted Activities	Section E, 16.1
Restructuring Plan	Section E, 17.1

Revised Adjustment Statement	Section C, 5.3
Revised Effective Date Balance Sheet	Section C, 5.3
Rights	Section C, 8.1.3
Rights Agreement	Section C, 8.1.3
Shares	Section A, 1.8.3
Share Price	Section B, 3.2
SEC	Section D, 8.1.1
SEC Reports	Section D, 8.1.5(a)
Securities Act	Section D, 8.1.5(a)
Seller	Preamble
Seller’s Account	Section B, 3.6
Seller’s Affiliate	Section A, 1.8.7
Seller’s Auditor	Section C, 5.1
Seller’s Guarantees	Section D, 7.1
Seller’s Inventories Transfer Instrument	Section B, 2.5
Seller’s Liability Cap	Section D, 13.4
Severance Costs	Section E, 17.3.1
Signing Date	Section C, 6.1.1
Seller’s Inventories	Section A, 1.5
Severance Costs	Section E, 17.1
Subsidies	Section D, 12.8
Tax Returns	Section D, 11.6
Taxes	Section D, 7.1.17
Third Party Claim	Section D, 9.5
Time Limitations	Section D, 13.1
Transferors	Section D, 7.1.1
Transition Agreements	Section E, 17.1
Trutnov Deposit	Section A, 1.6
Trutnov Letter of Comfort	Section A, 1.7
Trutnov Loan	Section A, 1.6
Trutnov Shares	Section A, 1.4.1
US Asset Purchase Agreement	Section B, 2.4
US Development & Marketing Assets	Section A, 1.5
US Distribution Assets	Section A, 1.5
US GAAP	Section C, 5.1
Wholly-Owned Companies	Section A, 1.8.2
Wholly-Owned Company	Section A, 1.8.2
Working Capital	Section B, 3.1.4

EXHIBITS

Legal Structure of FO Business Unit	Exhibit 1.1
Shareholdings in AEMtec and OpTun	Exhibit 1.3
Seller’s Inventories	Exhibit 1.5
Czech Share Transfer Instrument	Exhibit 2.2-1
US Asset Purchase Agreement	Exhibit 2.4-1
Japan Asset Purchase Agreement	Exhibit 2.4-2
Asia/Pacific Asset Purchase Agreement	Exhibit 2.4-3
Form of Seller’s Inventories Transfer Agreement	Exhibit 2.5
Subsidiary Equity Adjustment	Exhibit 3.1.6
Purchase Price Allocation*	Exhibit 3.3
Stockholder Agreement	Exhibit 3.9-1
Registration Rights Agreement	Exhibit 3.9-2
Amendment to Stockholder Agreement*	Exhibit 3.9-3
Release and Hold Harmless Letter	Exhibit 5.2
Individuals resigning as board members*	Exhibit 6.8.6
Options, warrants, conversion rights, pre-emptive rights or similar rights and agreements	Exhibit 7.1.2
Material Agreements	Exhibit 7.1.5
IF FO GmbH Exclusive IP Rights	Exhibit 7.1.7-1
IF FO GmbH Non-Exclusive IP Rights	Exhibit 7.1.7-2
IF FO GmbH Exclusive Know-How	Exhibit 7.1.7-3
Other Know-How	Exhibit 7.1.7-4
IF FO GmbH Exclusive Software & Material	Exhibit 7.1.7-5
IF FO GmbH Non-Exclusive Software & Material	Exhibit 7.1.7-6
Proceedings relating to Material Intellectual Property Rights	Exhibit 7.1.8
Insurance	Exhibit 7.1.9
Litigation	Exhibit 7.1.12
Employees of IF FO GmbH	Exhibit 7.1.13(a)(iii)-1
FO employees not being transferred	Exhibit 7.1.13(a)(iii)-2
Key Employees	Exhibit 7.1.13(b)(iii)
Legal proceedings with employees of Wholly-Owned Companies	Exhibit 7.1.13(b)(iv)
Legal proceedings with works council or unions and labour strikes	Exhibit 7.1.13(b)(v)
Benefit Plans	Exhibit 7.1.13(b)(viii)
Collective bargaining agreements, Shop agreements	Exhibit 7.1.13(b)(x)
Pension Commitments	Exhibit 7.1.13(b)(xi)
Purchaser Material Agreements	Exhibit 8.1.16
Voting Agreement	Exhibit 14.7.3
Indemnified Claims	Exhibit 15.2.1
Draft Settlement	Exhibit 15.2.2
Indemnified Claim*	Exhibit 15.2.3
Force Reduction Plan*	Exhibit 17.2
Post Closing Service Agreement	Exhibit 17.2.1
US Employees*	Exhibit 17.3.5
Severance Costs*	Exhibit 17.3.6

Chip Supply Agreement Pricing Terms*	Exhibit 18.2.4
POF Supply Agreement Payment Terms*	Exhibit 18.2.5
Press Release*	Exhibit 19.1

*	Designates Exhibits to this Agreement. All other Exhibits are Exhibits to the Original Agreement.

AMENDED AND RESTATED MASTER SALE AND PURCHASE AGREEMENT

by and between

1. Infineon Technologies AG, St.-Martin-Stra(beta)e 53, 81541 Munchen, Germany

– herein “Seller” –

2. Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, CA 94089 U.S.A.

– herein “Purchaser” –

– Seller and Purchaser herein also referred to

individually as a “Party” and collectively as “Parties” –

Recitals

      (A)  Whereas, Seller is, among other activities, engaged in developing, producing, marketing and selling fiber optics products and systems for the datacom, telecom and automotive industries through its fiber optics business unit and certain of its direct and indirect subsidiaries (herein “FO Business Unit”).

      (B)  Whereas, Seller after a strategic review of its business portfolio, has concluded that it wishes to sell and transfer the FO Business Unit to Purchaser.

      (C) Whereas, Purchaser wishes to purchase and acquire the FO Business Unit from Seller.

      (D)  Whereas, in consideration of the foregoing, the parties have previously entered into a Master Sale and Purchase Agreement with the notarial deed No. 84/2004 of the notary public Johann Peter Sieveking with official seat in Berlin dated as of April 29, 2004 (herein “Original Agreement”), including its exhibits, which were separately notarized in, and attached to the Original Agreement with, the notarial reference deed No. 83/2004 of the same notary and same date.

      (E)  Whereas, the Parties now desire to amend certain of the terms and conditions of the Original Agreement, to restate the terms and conditions of the Original Agreement, as so amended, in this amended and restated master sale and purchase agreement (herein “Agreement”), to terminate the Original Agreement as of the date of this Agreement and to include certain of the exhibits to the Original Agreement also as exhibits to this Agreement by explicitly referring to each of these certain exhibits as an exhibit to the Original Agreement (as identified by its respective number), for which purpose the notarial reference deed No. 83/2004 of the notary public Johann Peter Sieveking shall become an integral part of this Agreement.

      Now, therefore, the parties agree as follows:

A.     Status

      1.     Current Status

      1.1 The legal structure of the entities engaged in the FO Business Unit held directly or indirectly by Seller is shown as of the Closing Date in Exhibit 1.1 to the Original Agreement.

      1.2 Infineon Technologies Mantel 14 GmbH (in future: Infineon Technologies Fiber Optics GmbH) is a limited liability company (Gesellschaft mit beschrankter Haftung) organized under the laws of Germany, registered with the commercial register (Handelsregister) maintained at the lower court (Amtsgericht) of Munich under registration number HRB 139462 and having its corporate domicile (Sitz) in Munich, Germany (herein “IF FO GmbH”). Seller holds two (2) shares (Geschaftsanteile) in the nominal amount of EUR 25,000.00 and EUR 5,000,000.00 (herein collectively “German Shares”), representing 100% of the nominal stated capital (Stammkapital) in IF FO GmbH in the aggregate amount of EUR 5,025,000.00. Under the notarial deed of the notary public Dr. Patrick Wamister, Basel, Switzerland, dated March 26, 2004 (roll of deeds no. 2004/44), (herein “Contribution Agreement”), Seller contributed a certain part of the FO Business Unit which formerly was conducted directly by Seller, including, but not limited to, the IF FO GmbH Subsidiaries (as defined in Section 1.3 below), into IF FO GmbH against issuance of a new share in

IF FO GmbH (Sachkapitalerhohung). The capital increase in kind of IF FO GmbH was filed with the commercial register (Handelsregister) for registration on 27 April, 2004.

      1.3 IF FO GmbH holds shareholdings in AEMtec GmbH, Berlin, (herein “AEMtec”) and OpTun Inc., Delaware, United States of America, (herein “OpTun”) as set forth in Exhibit 1.3 to the Original Agreement (herein collectively “IF FO GmbH Subsidiaries”).

      1.4 Infineon Technologies Holding B.V., Rotterdam, The Netherlands, (herein “IF BV”) a wholly-owned subsidiary of Seller, holds 100% of the issued share capital in the aggregate amount of CZK 175,100,000.00 (herein “Trutnov Shares”) in Infineon Technologies Trutnov s.r.o., a limited liability company organized under the laws of the Czech Republic, registered with the commercial register maintained at the Regional Court in Hradec Kralove under registration number C 14095, company identification no. 2529 8208, and having its corporate domicile in Trutnov, Czech Republic (herein “IF Trutnov”).

      1.5 Infineon Technologies North America Corp., San Jose, California, United States of America, (herein “IF NA”) a wholly-owned subsidiary of Seller, holds certain tangible and intangible assets relating to the marketing and development of the products of the FO Business Unit (herein “US Development & Marketing Assets”).

      Furthermore, IF NA, Infineon Technologies Japan KK, Tokyo, Japan, (herein “IF Japan”) and Infineon Technologies Asia Pacific Pte., Ltd., Singapore, (herein “IF AP”) hold certain tangible and intangible assets, customers, contracts and liabilities relating to the FO Business Unit in the United States of America (herein “US Distribution Assets”), in Japan (herein “Japan Assets”) and in the Asia/ Pacific region excluding Japan (herein “Asia/Pacific Assets”), respectively, excluding, in each case, trade accounts receivables (the US Development & Marketing Assets, the US Distribution Assets, the Japan Assets and the Asia/ Pacific Assets herein together also the “Foreign Business”).

      In addition, Seller owns certain inventories of the FO Business Unit. Such inventories and their location as of 26 December 2003 are listed in Exhibit 1.5 to the Original Agreement. (Such inventories, as adjusted for additions and subtractions in the ordinary course of business of the FO Business Unit between 26 December 2003 and the Closing Date, herein the “Seller’s Inventories”) .

      1.6 IF BV provides financing to IF Trutnov on the basis of a master loan agreement dated 23 September 1999 (herein “Trutnov Loan”). Seller provides financing to IF FO GmbH on the basis of a master loan agreement dated 31 March 2004 (herein “IF FO Loan”, together with the Trutnov Loan herein “Intercompany Financing Arrangements”).

      IF BV and IF Trutnov furthermore have concluded a master deposit agreement dated 13 November 2003 on the basis of which IF Trutnov from time to time deposits cash amounts with IF BV as a loan (herein “Trutnov Deposit”) and, similarly, IF FO GmbH from time to time deposits cash amounts with Seller as a loan on the basis of a master deposit agreement dated 31 March 2004 (herein “IF FO Deposit”, together with the Trutnov Deposit herein “Deposits”).

      1.7 Seller has issued a letter of comfort dated 1 April 2000 to Bayerische Hypotheken- und Vereinsbank AG, Munchen, to the benefit of IF Trutnov in order to enable IF Trutnov to provide security for customs duties (Zollavale) (herein “Trutnov Letter of Comfort”).

      1.8 Companies, Wholly-Owned Companies, Shares, Assets, Business, Affiliate, Seller’s Affiliate and Consideration Shares shall have the following meaning in this Agreement:

1.8.1 “Companies” and each individually “Company” shall mean IF FO GmbH, OpTun, AEMtec and IF Trutnov;

1.8.2 “Wholly-owned Companies” and each individually “Wholly-owned Company” shall mean IF FO GmbH and IF Trutnov;

1.8.3 “Shares” shall mean the German Shares and the Trutnov Shares;

1.8.4 “Assets” shall mean the Foreign Business and the Seller’s Inventories;

1.8.5 “Business” shall mean the Assets and the Wholly-Owned Companies;

1.8.6 “Affiliate” shall mean any entity within the meaning of Section 15 German Stock Corporation Act (AktG);

1.8.7 “Seller’s Affiliate” shall mean any Affiliate of Seller excluding any of the Companies;

1.8.8 “Consideration Shares” shall mean shares of Purchaser Common Stock (as defined in Section 8.1.3 below), issued as consideration under Section 3.2 of this Agreement.

B.	Sale, Purchase and Assignment, Purchase Price

      2.     Sale, Purchase and Assignment of the Shares and the Assets

      2.1 Seller, upon the terms and conditions of this Agreement, hereby sells with commercial effect (mit wirtschaftlicher Wirkung) as of the Effective Date (as defined in Section 6.1.2 below) and hereby assigns, subject to all of the Closing Conditions (as defined in Section 6.2 below) having been fulfilled or having been duly waived and all of the Closing Events listed in Sections 6.8.1 through 6.8.6 below having taken place or having been duly waived, with in rem effect (mit dinglicher Wirkung) as of the Closing Date (as defined in Section 6.1.4 below) to Purchaser the German Shares with all rights and obligations pertaining thereto, in particular the right to receive profits (Gewinnbezugsrecht). Purchaser hereby purchases from Seller the German Shares and hereby accepts the assignment thereof in accordance with the foregoing sentence.

      2.2 Seller, upon the terms and conditions of this Agreement, hereby (i) sells with commercial effect (mit wirtschaftlicher Wirkung) as of the Effective Date the Trutnov Shares to Purchaser and (ii) undertakes to procure that IF BV shall on the Closing Date (as defined in Section 6.1.4 below) assign to Purchaser the Trutnov Shares with all rights and obligations pertaining thereto with in rem effect (mit dinglicher Wirkung) as of the Closing Date on the basis of a share transfer agreement substantially in the form as set forth in Exhibit 2.2-1 to the Original Agreement (herein “Czech Share Transfer Instrument”).

      Purchaser hereby undertakes to purchase from Seller the Trutnov Shares and to accept on the Closing Date the assignment thereof and such other provisions as provided for under the Czech Share Transfer Instrument by executing the Czech Share Transfer Instrument in accordance with the foregoing sentence.

      2.3 The sale of the Shares shall include the rights to any undistributed profits for any periods after the Effective Date.

      2.4 Seller hereby agrees to procure that IF NA shall sell and transfer the US Development & Marketing Assets and the US Distribution Assets to Purchaser under an asset purchase agreement to be executed on the Closing Date substantially in the form as attached as Exhibit 2.4-1 to the Original Agreement (herein “US Asset Purchase Agreement”).

      Seller furthermore hereby agrees to procure that (i) IF Japan shall sell and transfer the Japan Assets to Purchaser under an asset purchase agreement to be executed on the Closing Date substantially in the form as attached as Exhibit 2.4-2 to the Original Agreement (herein “Japan Asset Purchase Agreement”) and (ii) IF AP shall sell and transfer the Asia/ Pacific Assets to Purchaser under an asset purchase agreement to be executed on the Closing Date substantially in the form as attached as Exhibit 2.4-3 to the Original Agreement (herein “Asia/Pacific Asset Purchase Agreement”, together with the US Asset Purchase Agreement and the Japan Asset Purchase Agreement the “Foreign Asset Purchase Agreements”).

      Purchaser hereby undertakes to accept the sale and transfer of the Foreign Business from IF NA, IF Japan and IF AP on the Closing Date as provided for under the Foreign Asset Purchase Agreements by executing the Foreign Asset Purchase Agreements in accordance with the foregoing sentences.

      2.5 Seller, upon the terms and conditions of this Agreement, hereby sells with commercial effect (mit wirtschaftlicher Wirkung) as of the Effective Date the Seller’s Inventories to Purchaser and undertakes to transfer on the Closing Date to Purchaser the Seller’s Inventories with in rem effect (mit dinglicher Wirkung) as of the Closing Date on the basis of an asset transfer agreement substantially in the form as set forth in Exhibit 2.5 to the Original Agreement (herein “Seller’s Inventories Transfer Instrument”). Purchaser hereby purchases from Seller the Seller’s Inventories and hereby undertakes on the Closing Date to accept the transfer thereof as provided for under the Seller’s Inventories Transfer Instrument by executing the Seller’s Inventories Transfer Instrument in accordance with the foregoing sentence.

      2.6 If (i) any assets or liabilities exclusively pertaining to the Foreign Business at the Closing Date are not specified in the Foreign Asset Purchase Agreements and/or (ii) any assets pertaining to the Seller’s Inventories at the Closing Date are not specified in the Seller’s Inventories Transfer Instrument and in the case of both (i) and (ii) such assets or liabilities are not specifically retained under the terms of such Foreign Asset Purchase Agreement and/or Seller’s Inventories Transfer Document by Seller or an Affiliate of Seller (collectively, the “Pertaining Assets”), Seller hereby undertakes to the extent permitted by law or applicable agreement or other arrangement to sell and transfer the Pertaining Assets to Purchaser, which will accept such sale and transfer, and Seller agrees to amend the Foreign Asset Purchase Agreements and/or the Seller’s Inventories Transfer Instrument, as the case may be, to include the Pertaining Assets in such agreement(s) as soon as Seller is notified by Purchaser of the existence of such Pertaining Assets, so that the Pertaining Assets shall be sold and transferred to Purchaser as if they had been specified in the Foreign Asset Purchase Agreements and/or the Seller’s Inventories Transfer Instrument delivered at the Closing.

      2.7 If (i) any assets forming part of the Foreign Business, (ii) any of Seller’s Inventories and/or (iii) any Pertaining Assets are in the possession of third parties, Seller hereby to the extent permitted by law or applicable agreement or other arrangement assigns to Purchaser, with commercial effect (mit wirtschaftlicher Wirkung) as of the Effective Date and with in rem effect (mit dinglicher Wirkung) as of the Closing Date, all of Seller’s claims for return or surrogate claims against such third parties and shall deliver to Purchaser any documents related to such claims.

      2.8 To the extent that Seller has assigned to Purchaser any claims for the return of (i) any assets forming part of the Foreign Business, (ii) any of Seller’s Inventories and/or (iii) any Pertaining Assets, Seller shall, immediately after the Closing Date or, in the case of the Pertaining Assets, immediately after obtaining knowledge of the Pertaining Assets, notify the obligors of the assignment of such claims in a form and to the extent deemed suitable after consultation with Purchaser.

3.	Purchase Price

      3.1 The Purchase Price for (i) the Shares and (ii) the Assets (herein collectively “Purchase Object”) to be paid by Purchaser shall be the aggregate of:

3.1.1 (i) cash in the amount of EUR 100,074.00 in consideration for the German Shares, (ii) cash in the amount of EUR 100,074.00 in consideration for the Trutnov Shares and (iii) a fixed number of 109,850,000 Consideration Shares in consideration for the Assets (herein the “Fixed Shares”);”

minus Consideration Shares equal in value to

3.1.2 the consolidated nominal amount of the following financial debt obligations (Finanzverbindlichkeiten) of the Companies and the Assets as determined on the basis of the respective items as stated in the Effective Date Balance Sheet (as defined in Section 5.1 below):

(i) long-term debt;

(ii) short-term debt (excluding Intercompany Financing Arrangements); and

(iii) financial payables;

(herein collectively “Financial Debt”), excluding, for the avoidance of doubt, any unfunded pension liabilities;

plus Consideration Shares equal in value to

3.1.3 the consolidated nominal amount of the following cash items of the Companies and the Assets as determined on the basis of the respective items as stated in the Effective Date Balance Sheet:

(i) cash and cash equivalents; and

(ii) financial receivables owed by Seller or any Seller’s Affiliate excluding the Deposits;

(herein collectively “Cash”);

minus Consideration Shares equal in value to

3.1.4 if any, the amount by which the balance of the consolidated amount of the following assets and liabilities of the Companies and the Assets as listed in (i)-(ix) below (herein “Working Capital”), determined on the basis of the respective items as stated in the Effective Date Balance Sheet, falls short of EUR 22,000,000.00 (in words: EURO twenty-two million):

(i) inventories;

(ii) plus trade accounts receivable owed by third parties;

(iii) plus the trade accounts receivable owed by Seller, any Seller’s Affiliate or any non-consolidated subsidiary of Seller;

(iv) plus other current assets;

(v) plus current deferred income tax assets;

(vi) less trade accounts payable;

(vii) less other current liabilities;

(viii) less accrued liabilities; and

(ix) less current deferred income tax liabilities;

plus Consideration Shares equal in value to

3.1.5 if any, the amount by which the Working Capital as per the Effective Date Balance Sheet exceeds EUR 23,000,000.00 (in words: Euro twenty-three million);

minus Consideration Shares equal in value to

3.1.6 the amount of (i) the total shareholder’s equity of IF AP and (ii) the total shareholder’s equity minus inventories of IF Japan and (iii) the total shareholder’s equity minus inventories and minus property, plant and equipment of IF NA, in each case, relating to the FO Business Unit and as determined on the basis of the respective item as stated in the Effective Date Balance Sheet and a statement as of the Effective Date prepared on the same basis as Exhibit 3.1.6 to the Original Agreement. (herein “Subsidiary Equity Adjustment”);

plus Consideration Shares equal in value to

3.1.7 an amount equivalent to the average daily loss before interest and taxes (EBIT) of the FO Business Unit during the last fiscal quarter preceding the Closing Date (as determined on the basis of the quarterly profits and loss statement prepared on the basis of the same principles as the Effective Date Balance Sheet but ignoring any gains or losses of a non-recurring nature) multiplied by the number of days between the Preliminary Closing Date (as defined in Section 6.1.3 below) and the Effective Date, excluding, for the avoidance of doubt the Preliminary Closing Date and the Effective Date, (herein “Interim Loss”)

minus Consideration Shares equal in value to

3.1.8 an amount equivalent to the average daily earnings before interest and taxes (EBIT) of the FO Business Unit during the last fiscal quarter preceding the Closing Date (as determined on the basis of the quarterly profits and loss statement prepared on the basis of the same principles as the Effective Date Balance Sheet but ignoring any gains or losses of a non-recurring nature) multiplied by the number of days between the Preliminary Closing Date and the Effective Date, excluding, for the avoidance of doubt the Preliminary Closing Date and the Effective Date, (herein “Interim Profit”)

(herein “Purchase Price”).

      3.2 On the Closing Date (as defined in Section 6.1.2 below), Purchaser shall deliver to Seller, in the manner described in Section 3.8 below, the Fixed Shares. The amount of the Financial Debt, Cash, Working Capital, Subsidiary Equity Adjustment and the Interim Loss or Interim Profit shall be preliminarily determined based on a written agreement between the Parties on the basis of an agreed upon estimate, if such agreement can be reached not later than five (5) business days prior to the Closing Date (herein “Preliminary Adjustment”), it being understood that the Parties shall, as soon as practicable after the Signing Date, use reasonable efforts in order to reach a mutual agreement on the Preliminary Adjustment. If such agreement is reached, such number of Consideration Shares (herein the “Adjustment Shares”) shall be added to or subtracted from the Fixed Shares to be delivered by Purchaser to Seller on the Closing Date as equals the Preliminary Adjustment, converted from EUR to USD at the average Exchange Rates during the five (5) Business Days ending on the Signing Date (herein “Currency Conversion Rate”), divided by the average closing sale price of Purchaser Common Stock, as reported on the Nasdaq National Market (herein “NNM”), for the five (5) trading days ending on the Signing Date (herein “Share Price”). The number of the Adjustment Shares shall be determined two (2) Business Days prior to the Closing Date. The Fixed Shares plus or minus the Adjustment Shares, if any, are referred to herein as the “Preliminary Purchase Price” or “Preliminary Share Consideration.”

      3.3 The Parties agree that the Preliminary Purchase Price shall be allocated to the Purchase Object as set out in Exhibit 3.3 to this Agreement.

      3.4 If on the basis of the Effective Date Balance Sheet, the Purchase Price is higher than the Preliminary Purchase Price, Purchaser shall pay to Seller an amount equal to the amount by which the Purchase Price exceeds the Preliminary Purchase Price. If on the basis of the Effective Date Balance Sheet, the Preliminary Purchase Price is higher than the Purchase Price, Seller shall pay to Purchaser an amount equal to the amount by which the Preliminary Purchase Price exceeds the Purchase Price. Any such amount to be paid either by Purchaser or by Seller (herein “Purchase Price Adjustment”) shall be paid as follows:

3.4.1 any Purchase Price Adjustment owed by Purchaser shall be paid by Purchaser free of costs and charges five (5) banking days (Bankarbeitstage) after the Effective Date Balance Sheet has become final and binding upon the Parties in accordance with Section 5 below (herein “Adjustment Payment Date”), at Purchaser’s option by either (i) wire transfer by Purchaser of immediately available funds into Seller’s Account (as defined in Section 3.6), or (ii) the delivery by Purchaser to Seller of such additional number of Consideration Shares determined by dividing the amount of the Purchase Price Adjustment, converted from EUR to USD at the Currency Conversion Rate, by the Share Price;

3.4.2 any Purchase Price Adjustment owed by Seller shall be paid by Seller free of costs and charges on the Adjustment Payment Date by the return by Seller to Purchaser of such number of Consideration Shares determined by dividing the amount of the Purchase Price Adjustment, converted from EUR to USD at the Currency Conversion Rate, by the Share Price; and

3.4.3 any Purchase Price Adjustment payable pursuant to this Section 3.4 shall be treated as an adjustment to the Purchase Price for income tax purposes, and Exhibit 3.3 shall be adjusted as soon as reasonably practicable after the Adjustment Payment Date in order to reflect the final allocation of the Purchase Price after determination of the Purchase Price Adjustment.

      3.5 Except as herein provided otherwise, each of the Parties shall pay interest on any amounts becoming due and payable to the other Party under this Agreement as from the respective due date for payment until, but not including, the day of actual payment at the rate of 800 basis points over the European inter bank offered rate for EURO deposits with an interest period of one (1) month quoted on the Reuters Page EURIBOR at 11.00 a.m. C.E.T. on the first banking day of the relevant month (herein “Euribor”). For the avoidance of doubt interest payments under this Section 3.5 shall have to be made in cash.

      3.6 All cash payments owed by Purchaser to Seller under this Agreement shall be paid by Purchaser by wire transfer to the bank account of Seller kept with Commerzbank AG, Munchen, sort code (Bankleitzahl) 700 400 41, account number 15 30 87 200 (herein “Seller’s Account”).

      3.7 All cash payments owed by Seller to Purchaser under this Agreement shall be paid by Seller by wire transfer to an account of Purchaser to be identified by Purchaser to Seller on or prior to the Closing Date (herein “Purchaser’s Account”).

      3.8 Delivery of any Consideration Shares by Purchaser to Seller shall be made by the delivery by Purchaser to Seller of one or more certificates representing the Consideration Shares registered in the name of Seller, or its nominees, together with all required stock transfer stamps affixed, if any. Delivery of any Consideration Shares by Seller to Purchaser, shall be made by the delivery by Seller to Purchaser of one or more certificates representing the Consideration Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, together with all required stock transfer stamps affixed, if any.

      3.9 The Parties acknowledge that Seller and Purchaser have entered into a Stockholder Agreement and a Registration Rights Agreement attached as Exhibits 3.9-1 and 3.9-2, respectively, to the Original Agreement, and an Amendment to the Stockholder Agreement attached as Exhibit 3.9-3 to this Agreement, relating to the transferability of the Consideration Shares by Seller and related stockholder matters.

4.	Termination of Intercompany Financing Arrangements and Deposits

      Seller shall procure that on or before the Closing Date the Intercompany Financing Arrangements and the Deposits shall have been terminated with no further liabilities arising under the respective agreements for either Party and that there shall be no other intercompany debt owed by any of the Companies to Seller or any Seller’s Affiliates as of the Closing Date.

C.	Effective Date Balance Sheet, Signing Date, Preliminary Closing Date, Closing Date and Closing

5.	Effective Date Balance Sheet and Adjustment Statement

      5.1 The Financial Debt, the Cash, the Working Capital and the Subsidiary Equity Adjustment of the Companies and the Assets, each existing as of the Effective Date, shall be determined on the basis of a consolidated group balance sheet (Gruppenbilanz) of the Companies and the Assets (herein “Effective Date Balance Sheet”). A statement listing the individual Financial Debt, Cash and Working Capital items set forth in Sections 3.1.2 through 3.1.5 above, and the additional adjustments required under and determined in accordance with Sections 3.1.6, 3.1.7 and 3.1.8 above, and containing the determination of the Purchase Price Adjustment (herein “Adjustment Statement”), shall be prepared by Seller and Seller’s Affiliates, as appropriate, with the cooperation of the Wholly-Owned Companies. The Effective Date Balance Sheet shall be reviewed in accordance with the standard “PS 900” (pruferische Durchsicht gema(beta) PS 900) and the Adjustment Statement shall be reviewed on the basis of agreed upon procedures, in each case, by KPMG Deutsche Treuhandgesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft (KPMG) (herein “Seller’s Auditor” or “KPMG”). The Effective Date Balance Sheet and the Adjustment Statement shall each be prepared in accordance with accounting principles generally accepted in the United States of America, as applicable on the Effective Date (herein “US GAAP”), subject to utilizing and continuing the same capitalization, election rights, valuation and consolidation principles and the same interpretation of the so called “Infineon Accounting Guidelines” and the so called “Infineon Kontenrahmen” as applicable on the Effective Date (herein “Infineon Accounting Principles”) consistently applied and as used in preparation of the Financial Statements (as defined in Section 7.1.14 below) (herein “Consistency Principle”), provided, however that certain positions may — other than in the Financial Statements — no longer be determined on the basis of the carve-out assumptions as described in the footnotes to the Financial Statements. For the avoidance of doubt, the Parties confirm that for the purposes of the interpretation of the Infineon Accounting Principles referring to consolidated companies (konsolidierte Unternehmen) the Effective Date Balance Sheet shall assume that the Wholly-Owned Companies are part of the consolidated Infineon group. Purchaser’s Auditor (as defined in Section 5.2 below) shall upon request receive from time to time as reasonably practicable interim reports on the preparation of the Effective Date Balance Sheet from Seller’s Auditor and may participate upon request in the physical inventory.

      5.2 Seller and Purchaser shall procure that the management responsible for the Business will effectively assist Seller’s Auditor in the certification and review of the Effective Date Balance Sheet and the Adjustment Statement, in particular, by providing all information and documentation that (i) is relevant for reviewing the Effective Date Balance Sheet and the Adjustment Statement, and (ii) has been reasonably requested by Seller. The Effective Date Balance Sheet and the Adjustment Statement shall be delivered to Ernst & Young AG Wirtschaftsprufungsgesellschaft (herein “Purchaser’s Auditor”), subject to execution by Purchaser and Purchaser’s Auditor of a letter substantially in the format attached as Exhibit 5.2 to the Original Agreement, no later than sixty (60) days after the Effective Date. Purchaser’s Auditor shall receive all necessary assistance and shall be given access to the management responsible for the Business, and to all relevant documentation reasonably necessary for reviewing the Effective Date Balance Sheet and the Adjustment Statement, including the working papers of Seller’s Auditor.

      5.3 The calculation of the Financial Debt, the Cash, the Working Capital, the Subsidiary Equity Adjustment and the Interim Loss/ Profit shall be based on the Effective Date Balance Sheet and the Adjustment Statement to the extent that Purchaser does not within thirty (30) days after the receipt of the Effective Date Balance Sheet and the Adjustment Statement provide Seller with a written report asserting that the Effective Date Balance Sheet and/or the Adjustment Statement received from Seller do not meet the provisions of this Agreement by way of stating specific objections to that effect and provided that in such event a revised Effective Date Balance Sheet (herein “Revised Effective Date Balance Sheet”) and/or a revised Adjustment Statement (herein “Revised Adjustment Statement”) shall be prepared by Purchaser’s Auditor and submitted to Seller within the same thirty (30) days’ period mentioned above which shall take into account the changes that are necessary in Purchaser’s Auditor’s view. Seller’s Auditor shall receive all necessary assistance and shall be given access to the management responsible for the Business and to all documentation relevant for reviewing the Revised Effective Date Balance Sheet and the Revised Adjustment Statement, including the working papers of Purchaser’s Auditor. If no written objections are raised by Seller within thirty (30) days following the delivery of the Revised Effective Date Balance Sheet and the Revised Adjustment Statement by Purchaser’s Auditor to Seller, then the Revised Effective Date Balance Sheet and the Revised Adjustment Statement shall be final and binding on the Parties.

      5.4 If, after Seller having raised in time and due form its objections to the Revised Effective Date Balance Sheet and/or the Revised Adjustment Statement (herein “Objections”), Seller and Purchaser cannot agree on changes to the Revised Effective Date Balance Sheet or the Revised Adjustment Statement within thirty (30) days following the receipt by Purchaser of the Objections, each of Seller and Purchaser shall be entitled to request the “Institut der Wirtschaftsprufer in Deutschland e.V.”, Dusseldorf, to appoint an auditor to act as an arbitrator (Schiedsgutachter) (herein “Neutral Auditor”) to determine the correct amount of the Financial Debt, the Cash, the Working Capital and the Subsidiary Equity Adjustment as at the Effective Date, and the Interim Loss/ Profit if and to the extent such amounts are in dispute between Seller and Purchaser. The Neutral Auditor shall decide only on the specific items in dispute in accordance with the principles set out in Section 5.1 above and shall render his decision within two (2) months after the date of his appointment. The Neutral Auditor shall give Seller and Purchaser adequate opportunity to present their views in writing and at a hearing or hearings to be held in the presence of Seller and Purchaser and their advisors. The final decision of the Neutral Auditor must not fall beyond or outside the respective positions taken by the Parties with respect to any item in dispute. The Neutral Auditor shall provide the Parties with a written report setting forth the reasons for his decision on each of the specific items in dispute between Seller and Purchaser. The costs and expenses incurred by the Neutral Auditor shall be borne by the Parties in relation to their respective losing or winning in the final decision of the Neutral Auditor. The Effective Date Balance Sheet and the Revised Adjustment Statement as determined by the Neutral Auditor shall be final and binding on the Parties subject to Section 319 German Civil Code.

      6.     Signing Date, Effective Date, Preliminary Closing Date, Closing Date, Closing, Withdrawal and Termination Fee

      6.1 Signing Date, Effective Date, Preliminary Closing Date and Closing Date shall each have the following meaning in this Agreement:

6.1.1 “Signing Date” (Unterzeichnungsstichtag) shall be the day on which this Agreement has been duly executed before a notary public;

6.1.2 “Effective Date” shall be the Closing Date, 24:00 hrs., or such other date as the Parties shall agree upon in writing;

6.1.3 “Preliminary Closing Date” shall be the Business Day (Werktage) following the day on which all of the Closing Conditions (as defined in Section 6.2 below) have been fulfilled or waived or any other day as agreed between the Parties; and

6.1.4 “Closing Date” shall be the last day of the fiscal month of Seller in which the Preliminary Closing Date occurs, or such other date as the Parties shall agree upon in writing, provided that by or on such date all, and not only some of the Closing Events (as defined in Section 6.8 below) have taken place or have been duly waived pursuant to Section 6.9 below.

      6.2 The obligations of the Parties to carry out the Closing (as defined in Section 6.8 below) shall be subject to the satisfaction of each of the following conditions:

6.2.1 The hold separate requirements under the applicable national merger control rules of (i) the Czech Republic and the United States of America, with regard to the acquisition of the Business by Purchaser, and (ii) Germany and the United States of America, with regard to the acquisition of the Consideration Shares by Seller (herein collectively “Antitrust Clearances”), shall have either expired or been terminated by a clearance decision of the relevant competition authority;

6.2.2 The Consideration Shares shall have been authorized for listing on the NNM, subject to official notice of issuance; and

6.2.3 The Purchaser Stock Issuance (as defined in Section 14.6.1) shall have been duly approved by the requisite vote of Purchaser’s stockholders, in accordance with all applicable laws, the rules of the NNM, and Purchaser’s Certificate of Incorporation and By-Laws (herein collectively “Closing Conditions”).

      6.3 The obligation of Purchaser to carry out the Closing shall be subject to the condition that, between the date of the Original Agreement and the Closing Date, no change, condition, event or development shall have occurred that has or could reasonably be expected to have a Material Adverse Effect on the FO Business Unit, except where the existence or possibility of such change, condition, event or development was expressly disclosed in this Agreement or in an exhibit or schedule hereto. For purposes of this Section 6.3, the term “Material Adverse Effect on the FO Business Unit” means any change, condition, event or effect (or any development that has had or is reasonably likely to have any change or effect) that, individually or in the aggregate with any such other change, condition, event or effect is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the FO Business Unit, taken as a whole; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect on the FO Business Unit: (i) any failure by the FO Business Unit to achieve projected revenue or operating results, (ii) any adverse changes, events, developments or effects arising from or relating to general business or economic conditions or the general conditions of the industry in which the FO Business Unit participates which are not specific to the FO Business Unit, (iii) any outbreak or escalation of hostilities involving the United States or Germany or the occurrence of any act of terrorism (except acts directed specifically at the FO Business Unit), (iv) any adverse change, result, event, development or effect arising from or relating to any change in US GAAP, or (v) any adverse changes, events, developments or effects reasonably attributable to the execution or announcement of this Agreement or (vi) any adverse changes, conditions, events or development which have lead to, or would reasonably be expected to lead to Losses which, in the aggregate, do not exceed EUR 25,000,000.00. Notwithstanding the foregoing, Purchaser shall continue to be obliged to carry out the Closing despite the occurrence of a Material Adverse Effect on the FO Business if Seller agrees to (i) share any resulting Losses of Purchaser in excess of EUR 25,000,000.00 and up to EUR 50,000,000.00 not covered under the Seller’s guarantees on a 50:50 basis and (ii) to indemnify Purchaser for all resulting Losses exceeding EUR 50,000,000.00.

      6.4 The obligation of Seller to carry out the Closing shall be subject to the condition that, between the date of the Original Agreement and the Closing Date, no change, condition, event or development shall have occurred that has or could reasonably be expected to have a Material Adverse Effect on Purchaser, except where the existence or possibility of such change, condition, event or development was expressly disclosed in this Agreement, in an exhibit or schedule hereto or in the SEC Reports (as defined in Section 8.1.5 (a) below). For purposes of this Section 6.4, the term “Material Adverse Effect on Purchaser” means any change, condition, event or effect (or any development that has had or is reasonably likely to have any change or effect) that, individually or in the aggregate with any such other change, condition, event or effect is or would reasonably be expected to be, materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of Purchaser and its subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect on Purchaser: (i) any failure by the Purchaser to achieve projected revenue or operating results, (ii) any change in the market price or trading volume of the capital stock of Purchaser after the date hereof, (iii) changes, events or occurrences in the United States securities markets which are not specific to Purchaser, (iv) any adverse changes, events, developments or effects arising from or relating to general business or economic conditions or the general conditions of the industry in which Purchaser participates which are not specific to Purchaser and its subsidiaries, (v) any outbreak or escalation of hostilities involving the United States or Germany or the occurrence of any act of terrorism (except acts directed specifically at Purchaser or its subsidiaries), (vi) any adverse change, result, event, development or effect arising from or relating to any change in US GAAP, (vii) any adverse changes, conditions, events, or developments reasonably attributable to the execution or announcement of this Agreement, (viii) the effect on Purchaser of out-of-pocket fees or expenses (including legal, accounting and financial advisory fees and expenses) incurred by Purchaser in connection with the transactions contemplated by this Agreement or (ix) any adverse changes, conditions, events or developments which have lead to, or would reasonably be expected to lead to, Losses which, in the aggregate, do not exceed EUR 25,000,000.00. Notwithstanding the foregoing, Seller shall continue to be obliged to carry out the Closing despite the occurrence of a Material Adverse Effect on Purchaser if Purchaser agrees to (i) share any resulting Losses of Seller in excess of EUR 25,000,000.00 and up to EUR 50,000,000.00 not covered under the Purchaser’s guarantees on a 50:50 basis and (ii) to indemnify Seller for all resulting Losses exceeding EUR 50,000,000.00.

      6.5 The Parties undertake to use all reasonable endeavors and to render to each other all reasonably necessary support and cooperation to ensure that the Closing Conditions are fulfilled as soon as possible after the date of the Original Agreement. In particular, though each Party remains responsible for preparing and making its own required filings, Seller and Purchaser shall cooperate with one another in preparing and making the filings described in Section 6.2.1 above and in Section 14.6 below and in furnishing all information required in connection therewith. The Parties shall inform each other in writing without undue delay as soon as any or all of the Closing Conditions have been fulfilled. Purchaser shall undertake or cause to be undertaken all steps necessary to remove any impediments, restrictions, or conditions that may affect the Antitrust Clearances, including, but not limited to, Purchaser’s selling or divesting of tangible or intangible assets or business operations as necessary to receive the approval or clearance of competition or antitrust authorities in all jurisdictions referred to in Section 6.2.1 above, or to remove any decision, order, decree, complaint, injunction, or other impediment or restriction which impedes or threatens to impede the Closing.

      6.6 Seller or Purchaser may withdraw (zurucktreten) from this Agreement by written notice to the other Party under the following circumstances:

6.6.1 The parties may withdraw from this Agreement upon the mutual written consent of Purchaser and Seller.

6.6.2 Either Seller or Purchaser may withdraw from this Agreement if all of the Closing Conditions have not been satisfied on or before 31 March 2005 unless (i) the Party claiming such withdrawal is responsible for (hat zu vertreten) the non-fulfillment of the Closing Conditions due to such Party’s failure to fulfill any obligation under this Agreement, or (ii) the delay is the result of pending review of the Proxy Statement by the SEC. Any such withdrawal (Rucktritt) shall only be valid if the other Party has received written notice of such withdrawal (Rucktrittserklarung) prior to the date on which the Closing Conditions have been fulfilled.

6.6.3 Either Seller or Purchaser may withdraw from this Agreement upon written notice to the other Party if, at the Purchaser Stockholders’ Meeting (including any adjournment or postponement thereof), the requisite vote of Purchaser’s stockholders in favor of approval of the Purchaser Stock Issuance shall not have been obtained.

6.6.4 Seller may withdraw from this Agreement upon written notice to Purchaser if the Board of Directors of Purchaser shall have withdrawn its recommendation of the Purchaser Stock Issuance, or modified such recommendation in a manner substantially adverse to Seller.

6.6.5 In the event of any change, condition, event or development which either Party believes gives rise to a right on the part of such Party to invoke the provisions of Sections 6.3 or 6.4, such party shall give the other Party notice thereof as soon as practicable upon becoming aware thereof. Thereafter, the Parties will consult in good faith for the succeeding ten (10) day period to consider the basis upon which the Parties may be willing to proceed with the transactions contemplated in this Agreement. If the Parties are unable to reach such an agreement within such ten (10) day period, either Party may, by written notice to the other, withdraw from this Agreement within five (5) Business Days after expiry of the aforementioned ten (10) day period. In any event such notice of withdrawal must be received by the other Party at the latest ten (10) Business Days after all Closing Conditions according to Section 6.2 have been fulfilled or waived. If one Party alleges to have a right not to close according to Sections 6.3 or 6.4, the other Party may withdraw from this Agreement by written notice immediately after receipt of such allegation.

      6.7 In the event of a withdrawal pursuant to Section 6.6, neither of the Parties shall have any obligation or incur any liability towards the other Party, and the Parties herewith waive all such claims they may have against each other or their respective officers, directors, agents or Affiliates in connection with such withdrawal; provided, however that:

6.7.1 such waiver shall not affect the liability of any Party for damages for willful breach of any covenant or other obligation under this Agreement;

6.7.2 the provisions of Sections 19, 20 and 21 of this Agreement shall survive and remain in full force and effect;

6.7.3 in the event of a withdrawal by Seller pursuant to Section 6.6.4, Purchaser shall pay to Seller a termination fee of $5,000,000 in cash, within ten (10) Business Days after such withdrawal; and

6.7.4 in the event of a withdrawal by either Seller or Purchaser pursuant to Section 6.6.3, in a circumstance where Seller is not entitled to withdraw pursuant to Section 6.6.4, Purchaser shall reimburse Seller for all of Seller’s reasonable attorneys fees and other out-of-pocket expenses incurred in connection with the negotiation and execution of this Agreement.

      6.8 The closing (Vollzug) of the transactions contemplated hereunder (herein “Closing”) shall occur on the Closing Date. On the Closing Date the following events (herein “Closing Events”) shall take place at the offices of Freshfields Bruckhaus Deringer, Munich, Germany or at such other place as agreed between the Parties:

6.8.1 delivery by Purchaser of the Preliminary Share Consideration to Seller in accordance with Section 3.8;

6.8.2 delivery by Purchaser to Seller of (i) evidence satisfactory to Seller that the Trutnov Letter of Comfort has been replaced or (ii) a bank guarantee in the aggregate amount of the Trutnov Letter of Comfort, in each case in accordance with the terms set out in Section 14.1 below;

6.8.3 with respect to the Trutnov Shares, execution of the Czech Share Transfer Instrument between IF BV on the one hand and Purchaser on the other hand;

6.8.4 execution and simultaneous consummation of the Foreign Asset Purchase Agreements between IF NA, IF Japan and IF AP, respectively, on the one hand and Purchaser on the other hand;

6.8.5 execution and simultaneous consummation of the Seller’s Inventories Transfer Instrument by Seller and Purchaser; and

6.8.6 delivery of resignation letters of the individuals listed in Exhibit 6.7.6 to the Original Agreement as board members of any of the Companies listed in Exhibit 6.7.6.

      6.9 The Closing Events listed in Sections 6.8.1 and 6.8.2 above can be waived by Seller. The Closing Events listed in Sections 6.8.3 through Sections 6.8.6 above can be waived by Purchaser. Sections 6.6.2 and 6.7 (with the exception of Sections 6.7.3 and 6.7.4) shall apply mutatis mutandis in the event that not all of the Closing Events shall have been fulfilled thirty (30) days after the Closing Date.

D.	Guarantees, Remedies, Indemnities and Covenants

      7.     Seller’s Guarantees

      7.1 Seller hereby guarantees subject to any limitations contained in this Agreement, in particular, but not limited to, the remedies set out in Section 9 below, the Time Limitations (as defined in Section 13.1 below), the exclusion of De Minimis Claims (as defined in Section 13.3 below), the Deductible (as defined in Section 13.3 below) and the Liability Cap (as defined in Section 13.4 below) by way of an independent guarantee pursuant to Section 311 (1) German Civil Code (BGB) that the statements set forth hereinafter are true and correct as of the date of the Original Agreement and the Closing Date, unless expressly specified otherwise herein; provided, however, that the statements which are subject to the Best Knowledge of Seller (as defined in Section 7.3 below) shall only be true as of the date of the Original Agreement (herein collectively “Seller’s Guarantees”):

7.1.1 Enforceability, No Conflict. This Agreement has been duly executed by Seller and constitutes the legal, valid, and binding obligation of Seller. The Contribution Agreement, Seller’s Inventories Transfer Instruments, the Foreign Asset Purchase Agreements and the Czech Share Transfer Instrument (herein collectively “Ancillary Agreements”) have been or shall have been as of the Closing Date duly executed by Seller, IF FO GmbH, IF BV, IF AP, IF Japan and IF NA, respectively (herein together “Transferors”) and each constitute legal, valid, and binding obligations of the respective Transferor. Transferors have the right, power, authority, and capacity to execute and deliver this Agreement and the Ancillary Agreements and to perform their obligations under this Agreement or the respective Ancillary Agreements, as the case may be, which actions have been duly authorized and approved by all necessary corporate action of Transferors. Except for (i) the approvals required pursuant to Section 6.2 above and (ii) any notices under bulk sale or similar laws, Transferors are not required to give any notice to any person or governmental or regulatory authority, or obtain any consent, waiver, authorization or approval from any such person or governmental or regulatory authorization in connection with (i) the execution of this Agreement by Seller and the performance by Seller of its respective obligations hereunder and (ii) the execution of the Ancillary Agreements by the Transferors concerned and the performance by the respective Transferors of their respective obligations thereunder. The execution and performance by Transferors of this Agreement or of the Ancillary Agreements (i) does not violate or conflict with any provision of the charter or other organizational documents or by-laws of any of the Transferors, as the case may be (or any resolution adopted by the respective supervisory board or boards of directors of any of the Transferors), and (ii) will not lead to liabilities of the Wholly-Owned Companies for the repayment of government incentives.

7.1.2 Existence and Capitalization of Companies; Ownership of Shares. Each of the Wholly-Owned Companies is duly organized and validly existing under the laws of its jurisdiction and has all requisite corporate power and authority to conduct its respective business substantially in the form as conducted on the date of the Original Agreement. The Wholly-Owned Companies are duly qualified to do business as a German or Czech corporation, respectively, except where the failure to be so qualified is not reasonably expected to result in a Material Adverse Effect (as defined in Section 7.1.9 below). The Shares and, to the Best Knowledge of Seller, the shares held by IF FO GmbH in the IF FO GmbH Subsidiaries, have been duly authorized and validly issued, and are fully paid-up and have not been wholly or partially repaid to the respective shareholders and are non-assessable (nicht nachschusspflichtig), and free and clear of any third party rights and owned directly or indirectly by Seller and have not been pledged, assigned, charged or used as a security. Except as disclosed in Exhibit 7.1.2 to the Original Agreement, no outstanding options, warrants, agreements, conversion rights, preemptive rights or other similar rights exist, in each case for the benefit of third parties, to subscribe for, purchase or otherwise acquire any shares or equivalent equity interests in any of the Companies.

7.1.3 Bankruptcy or Judicial Composition Proceedings. As of the Closing Date, no bankruptcy or judicial composition proceedings concerning Seller or any Wholly-Owned Company have been applied for and, to the Best Knowledge of Seller, no circumstances exist which would require the application for any bankruptcy or judicial composition proceedings under mandatory law and, to the Best Knowledge of Seller, no circumstances exist pursuant to any applicable bankruptcy laws which could justify the voidance of this Agreement or any of the Ancillary Agreements.

7.1.4 Enterprise Agreements. As of the Closing Date, none of the Companies is a party to an enterprise agreement within the meaning of Sections 291 and 292 German Stock Corporation Act (AktG) or comparable agreements under other jurisdictions.

7.1.5 Material Agreements. To the Best Knowledge of Seller, the Business is not a party to any agreements and commitments of the type described in (i) to (viii) below, except for such agreements and commitments (a) which are listed or disclosed in Exhibit 7.1.5 to the Original Agreement (herein collectively “Material Agreements”), or (b) which have been completely fulfilled before the Effective Date (vollstandig erfullte Vertrage).

(i) Loan and credit agreements, or other agreements or instruments creating indebtedness of the Business in excess of EUR 500,000.00 or securing such indebtedness such as pledges, guarantees, securities (Burgschaften) or letters of comfort (Patronatserklarungen) extended by the Business, to any third parties and that will continue in effect or with respect to which the Business will have any liabilities after the Closing Date.

(ii) Patents, trademarks and know how license agreements (excluding standard software license agreements) which involve annual royalties in excess of EUR 250,000.00.

(iii) Agreements relating to the acquisition or disposition (whether by stock or asset purchase, merger or otherwise) of fixed assets, interests in companies or businesses, partnerships or other business organizations, which in each case involve payment obligations in excess of EUR 500,000.00.

(iv) Lease, leasehold or hereditary building right agreements relating to real properties involving annual payments in excess of EUR 12,000.00.

(v) Agreements with suppliers and customers (relating to the Business) which involve payment obligations of more than EUR 500,000.00 p.a.

(vi) Any contract for any joint venture or any agreement relating to holding, voting or transferring any equity interests in any Company.

(vii) Agency and distribution agreements which involve payment obligations of the Business of more than EUR 500,000.00 p.a.

(viii) Consultancy agreements other than with financial advisors involving payment obligations of more than EUR 100,000.00 p.a.

7.1.6 Compliance with Material Agreements. The Business is not in material breach of any Material Agreements. None of the Material Agreements has been materially modified or terminated by any party, nor has any party given written notice about its intention to terminate a Material Agreement, nor has the validity or enforceability of any of the Material Agreements been legally contested.

7.1.7 Material Intellectual Property Rights. Under the Contribution Agreement, Seller

(a) contributed to IF FO GmbH all existing or registered patents (Patente), utility patents (Gebrauchsmuster), design patents (Geschmacksmuster), trademarks/ service marks (Marken) and employees’ inventions according to the German Employees’ Invention Act (Arbeitnehmererfindungsgesetz) or respective foreign regulations of employees’ inventions (“IP Rights”) previously owned by Seller and exclusively used by the Business, as listed in Exhibit 7.1.7-1 to the Original Agreement (herein collectively “IF FO GmbH Exclusive IP Rights”);

(b) granted an irrevocable, non-exclusive, non-transferable (other than to Purchaser and any affiliate of Purchaser, now existing or hereafter acquired, which is controlled by Purchaser) and timely and locally unrestricted right of use to IF FO GmbH regarding certain IP Rights, which are listed in Exhibit 7.1.7-2 to the Original Agreement and which are used by the Business on a non-exclusive basis (herein collectively “IF FO GmbH Non-Exclusive IP Rights”);

(c) contributed to IF FO GmbH all secret know-how of Seller, including all rights to inventions for which applications under the German Employees’ Invention Act have not been made, as well as knowledge not covered by intellectual property rights protection laws (“Know-How”) previously owned by Seller and exclusively used for the manufacture of products of the FO Business Unit by the Business, as listed in Exhibit 7.1.7-3 to the Original Agreement (herein collectively “IF FO GmbH Exclusive Know-How”);

(d) granted an irrevocable, non-exclusive, non-transferable (other than to Purchaser and any affiliate of Purchaser, now existing or hereafter acquired, which is controlled by Purchaser) and timely and locally unrestricted right of use to IF FO GmbH regarding certain other Know-How, which is listed in Exhibit 7.1.7-4 to the Original Agreement, for the purpose of development, production and maintenance of products within the scope of the Business, including the right of IF FO GmbH to grant sub-licenses to affiliated companies of IF FO GmbH within the meaning of Sections 15 et.seq. German Stock Corporation Act (herein collectively “Other Know-How”);

(e) granted an exclusive, timely, locally and with regard to content unrestricted right of use and exploitation to IF FO GmbH of all software in object and source code form, including related documentation, system concepts, IC-specifications, software tools, application support, function blocks and system architectures, which is attributable to or created by Seller or by third parties for Seller and exclusively to be attributed to the Business, as listed in Exhibit 7.1.7-5 to the Original Agreement (herein collectively “IF FO GmbH Exclusive Software and Material”);

(f) granted a non-exclusive, non-transferable, timely, locally and with regard to content unrestricted right of use and exploitation to IF FO GmbH of all software in object code form, including related documentation, which was created by Seller, as listed in Exhibit .1.7-6 to the Original Agreement and which is used by the Business on a non-exclusive basis (herein collectively “IF FO GmbH Non-Exclusive Software and Material”, and together with the IF FO GmbH Exclusive IP Rights, the IF FO GmbH Non-Exclusive IP Rights, the IF FO GmbH Exclusive Know-How, the Other Know-How and the IF FO GmbH Exclusive Software and Material” herein collectively “Material Intellectual Property Rights”).

The Material Intellectual Property Rights are, to the Best Knowledge of Seller, in full force; they are — as far as registration is possible — duly registered and all renewal fees have been fully paid when due in as far as registration is a prerequisite for protection.

The Material Intellectual Property Rights are free and clear of any liens, encumbrances or other third party rights other than non-exclusive licenses or rights of use. The Business has not granted any exclusive licenses for the use of any of the Material Intellectual Property Rights.

To the Best Knowledge of Seller, the Material Intellectual Property Rights constitute all intellectual property rights owned or controlled by Seller and the Business which are required to operate the Business in the manner in which it was being operated as of the date of the Original Agreement and will be operated through the Closing Date. IF FO GmbH is the owner and holds good title to the IF FO GmbH Exclusive IP Rights, the IF FO GmbH Exclusive Know How and the IF FO GmbH Exclusive Software and Material.

7.1.8 Proceedings Relating to Material Intellectual Property Rights. Except as disclosed in Exhibit 7.1.8 to the Original Agreement, (i) the Material Intellectual Property Rights are not subject to any pending or, to the Best Knowledge of Seller, threatened proceedings for opposition or cancellation, revocation and/or invalidity or any legal proceedings otherwise challenging the use of any Material Intellectual Property Rights in the Business, (ii) there are no contractual restrictions materially affecting the use of the Material Intellectual Property Rights in the Business, and (iii) to the Best Knowledge of Seller, none of the Material Intellectual Property Rights infringes any third party’s rights if used in a manner consistent with past practice prior to the Closing Date.

7.1.9 Insurance. Except as disclosed in Exhibit 7.1.9 to the Original Agreement, Transferors maintain in full force and effect policies of insurance for their own benefit until the Closing Date against property damage, liability (Haftpflicht), including product liability, and other usually insured business risks except for such insurance the lack of which would not reasonably be expected to have a Material Adverse Effect. For the purpose of this Section 7, “Material Adverse Effect” means any change or effect that is materially adverse to the financial condition, results of operations, business operations or assets of the Business taken as a whole.

7.1.10 Material Assets. The Business holds good title to all material fixed assets (Anlagevermogen) which are reflected as being owned by them in the Wholly-Owned Companies’ and the Foreign Business’ books and records (herein collectively “Material Assets”). The Material Assets are not charged with any rights of third parties except for (i) customary rights of retention of title (handelsubliche Eigentumsvorbehalte), liens, pledges or other security rights in favour of suppliers, mechanics, workers, landlords, carriers and the like; (ii) security rights granted to banks and other financial institutions in respect of debt reflected in the Financial Statements or in the Effective Date Balance Sheet; (iii) statutory security rights in favour of tax authorities or other governmental entities; and (iv) liens, mortgages or encumbrances (Belastungen) or other third party rights other than rights which would not reasonably be expected to have a Material Adverse Effect.

The Material Assets are in a reasonably useable condition, except for regular needs for maintenance and repair.

7.1.11 Permits. To the Best Knowledge of Seller, the Wholly-Owned Companies and the Business are in possession of all governmental approvals, licenses and permits required under public law for the conduct of the Business, in particular in the areas of emission laws, safety laws and construction laws, as necessary to operate the Business as it was being conducted as of the date of the Original Agreement and which are material for the Business (herein collectively “Permits”). To the Best Knowledge of Seller, (i) the Permits have not been withdrawn or revoked and (ii) there is no pending threat that the Permits will be withdrawn or revoked. To the Best Knowledge of Seller, no circumstances exist which would reasonably be expected to result in, as a consequence of the implementation of this Agreement, (i) a withdrawal, revocation or limitation of the Permits or (ii) the imposition of material conditions to the Permits.

7.1.12 Litigation. There are (i) no court or administrative proceedings, including arbitration proceedings or, to the Best Knowledge of Seller, investigations by administrative authorities pending or, to the Best Knowledge of Seller, threatened involving the Business, either as plaintiff or defendant having a litigation value (Streitwert) exceeding EUR 100,000.00 in the individual case or which in any manner seek to prevent, materially enjoin, alter or delay the transactions contemplated herein and (ii) no product liability claims pending or, to the Best Knowledge of Seller, threatened against the Business with a value in dispute exceeding EUR 500,000.00 in the individual case, in each case except as disclosed in Exhibit 7.1.12 to the Original Agreement.

7.1.13 Employment Matters.

(a) With respect to the contribution of a certain part of the FO Business Unit to IF FO GmbH under the Contribution Agreement (for the purposes of this Section 7.1.13 the “IF FO Transferred Business”), Seller guarantees as follows:

(i) As a result of the transfer of the IF FO Transferred Business to IF FO GmbH, as of the date the Contribution Agreement became effective (for the purposes of this Section 7.1.13 “Contribution Effective Date”), IF FO GmbH has by operation of law (Section 613 a BGB) entered into the employment relationships with the employees of the IF FO Transferred Business (for the purposes of this Section 7.1.13 “IF FO-Employees”) as employer and has assumed the rights and obligations arising out of these employment relationships with the IF FO-Employees.

(ii) Seller and IF FO GmbH have, in connection with the contribution of the IF FO Transferred Business to IF FO GmbH, complied with all laws and regulations applicable to the transfer of employees in connection with the transfer of business operations within the meaning of Section 613a BGB, including, but not limited to:

•	laws and regulations regarding the consultation and information of the works council or other employees’ representative bodies; and

•	information provided to the IF FO-Employees on the transfer of the IF FO Transferred Business, the transfer of their employment relationships to IF FO GmbH pursuant to Section 613a para. 5 BGB.

(iii) All IF FO-Employees transferred to IF FO GmbH by operation of law (Section 613 a BGB) and all employees transferred by contractual agreement as of 1 April 2004 are listed in Exhibit 7.1.13 (a) (iii)-1 to the Original Agreement. Exhibit 7.1.13 (a) (iii)-2 to the Original Agreement lists such employees who have objected to the transfer of the employment relationships pursuant to Section 613 a BGB. The number of employment relationships transferred to IF FO GmbH on the Contribution Effective Date does not exceed the number of employees listed in Exhibit 7.1.13 (a) (iii)-1. If any employees other than those listed in Exhibit 7.1.13 (a) (iii)-1 claim that their employment relationships were transferred to IF FO GmbH on the basis of Section 613a BGB, Seller shall be liable for any and all liabilities for claims raised against IF FO GmbH by those employees of Seller who are not listed in Exhibit 7.1.13 (a) (iii)-1 but are transferred from Seller to IF FO GmbH on the basis of Section 613a BGB, including, but not limited to, employment, remuneration, pension or other rights related to labour law or social securities, severance payments and costs of judicial proceedings, including court and reasonable attorney’s fees, provided and to the extent Purchaser undertakes best efforts to terminate employment with such employees as soon and as cost efficient as possible.

(b) In addition, Seller guarantees as follows:

(i) All fixed term employment contracts of employees of the Wholly-Owned Companies terminate on the expiry date without notice of termination being necessary.

(ii) The Wholly-Owned Companies employ no persons who are employees for purposes of social security contributions and/or fiscal legislation for whom all applicable wage tax or social security contributions have not been paid. The Wholly-Owned Companies have paid in full, when due, all social security contributions, including the amounts due to the competent social security for occupational accidents.

(iii) Exhibit 7.1.13 (b) (iii) to the Original Agreement contains a complete list as of the date of the Original Agreement of all employees of the Wholly-Owned Companies (including members of management) who have been promised a bonus payment or an incentive payment in connection with the transactions contemplated by this Agreement (“Key Employees”). Subject to the terms and conditions of the respective agreements, such bonus or incentive payments are to be paid by Seller. As of the date of the Original Agreement, except as disclosed in Exhibit 7.1.13 (b) (iii), none of the Key Employees has given written notice of termination of his or her employment.

(iv) There are no pending or threatened legal proceedings (gerichtliche Verfahren) with employees of the Wholly-Owned Companies, with the exception of the legal proceedings listed in Exhibit 7.1.13 (b) (iv) to the Original Agreement.

(v) Except as disclosed in Exhibit 7.1.13 (b) (v) to the Original Agreement, there are no pending, and during the three (3) years prior to the date of the Original Agreement there have been no legal proceedings with any works council or trade union nor has there been any labour strike or work stoppage (excluding warning strikes (Warnstreiks)) against or involving the Wholly-Owned Companies.

(vi) There are no post contractual non-competition agreements or agreements stating obligations in connection with the termination or cancellation of employment relationships with any Key Employees.

(vii) The Wholly-Owned Companies have conducted and currently conduct their businesses in accordance with all statutory provisions, regulations and rules imposed by authorities, works agreements, collective bargaining agreements and other general working conditions, including those relating to employment and employment practices, employment conditions, holidays, wages, working hours, non-discrimination and health.

(viii) Exhibit 7.1.13 (b) (viii) to the Original Agreement sets forth a correct and complete list of each bonus program and/or medical, life, accident or disability insurance program sponsored, maintained or contributed to or required to be contributed by the Wholly-Owned Companies, for the benefit of any employee or former employee of the Wholly-Owned Companies (herein collectively the “Plans”), except for such Plans (i) which have been established in connection with shop agreements, social plans or collective bargaining agreements or (ii) the terms of which are specified by statutory law. Except as set forth in Exhibit 7.1.13 (b) (viii), the Wholly-Owned Companies have no commitment to create any additional Plan or materially increase the benefits provided under any existing Plan. To the Best Knowledge of Seller, each Plan has been created, operated and administered in accordance with its terms and in compliance with applicable laws.

(ix) Neither the execution and delivery of this Agreement by Seller nor the performance by the Wholly-Owned Companies and Seller of this Agreement or the consummation of the transactions contemplated herein will (a) entitle any current or former director, officer or employee of the Wholly-Owned Companies to severance pay, unemployment compensation or any other payment from the Wholly-Owned Companies, or (b) accelerate the time of payment or vesting, or increase the amount of compensation due to any such director, officer or employee, or (c) entitle any current or former director, officer or employee of the Wholly-Owned Companies to terminate his or her employment with the Wholly-Owned Companies.

(x) Exhibit 7.1.13 (b) (x) to the Original Agreement includes to the Best Knowledge of Seller a list of all shop agreements (Betriebsvereinbarungen), including equalisation of interests (Interessenausgleiche) and social plans (Sozialplane), and all collective bargaining agreements (Tarifvertrage) applicable to the Wholly-Owned Companies, including industry-based collective bargaining agreements (Verbandstarifvertrage) and company-based collective bargaining agreements (Fir-

mentarifvertrage). There are no outstanding liabilities resulting from social plans adopted in connection with the restructuring in 2003 for the Berlin site of IF FO GmbH.

(xi) With the exception of the pension and early retirement commitments listed in Exhibit 7.1.13 (b) (xi) to the Original Agreement (“Pension Commitments”), there are no pension commitments to the employees of the Wholly-Owned Companies, whether on the basis of individual or collective promises, or on the basis of an employment agreement, shop agreement, collective bargaining agreement, operational custom (Betriebliche Ubung) or other legal relationships.

7.1.14 Financial Statements. Seller has furnished to Purchaser a copy of the certified (bescheinigte) accounts (Abschlusse) of the Companies and Assets as of 29 January 2004 certified (bescheinigt) by KPMG together with the related statements of operations, business equity and cash flow (Kapitalflu(beta)rechnung) for the period ending on 30 September 2003 and the explanations (Erlauterungen) thereto (herein “Financial Statements”). The Financial Statements present fairly in all material respects the financial position of the Companies and Assets as a whole and have been prepared in accordance with US GAAP and the Infineon Accounting Principles applied on a consistent basis throughout the periods covered thereby. Except as and to the extent taken into account in the Effective Date Balance Sheet or in the Financial Statements, Seller has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would prevent or materially delay Seller from performing its obligations under this Agreement.

7.1.15 Finders’ Fees. Seller does not have any obligation or liability to pay any fees or commissions to any broker, finder or agent with respect to the transaction contemplated hereunder for which Purchaser could become wholly or partly liable.

7.1.16 Absence of Certain Changes or Events. To the Best Knowledge of Seller, since 29 January 2004, except as expressly contemplated by this Agreement:

(i) Seller and the Wholly-Owned Companies have conducted the Business only in the ordinary course of business and in a manner consistent with past practice to preserve each of its relationships with customers, suppliers, employees, creditors, and business partners;

(ii) no extraordinary business has been conducted and no liabilities or debts outside the normal course of the Business have been entered into, except where failure to do so would not lead to a Material Adverse Effect;

(iii) the Material Assets have been maintained and supplemented in the ordinary course of business and in a manner consistent with past practice, and none of the Material Assets have been disposed of outside the ordinary course of business;

(iv) there has been no material damage to any of the facilities of the Wholly-Owned Companies, whether or not covered by insurance; and

(v) there has been no increase in compensation payable or to become payable to any of the officers or employees of the Business in any bonus payment or arrangement with any such person, or any material change in personnel policies or benefits except as in the ordinary course of business and retention bonuses in connection with the transaction contemplated by this Agreement, which are payable by Seller.

7.1.17 Tax Filings. All declarations and advance returns (Erklarungen und Voranmeldungen) concerning taxes (including, but not limited to, any federal, state or local tax, including income, withholding, value-added, sales, property or transfer tax, salary withholding tax/wage tax, customs, tax assessment notes for tax liability claims (steuerliche Haftungsbescheide) as well as interest and incidental tax claims (Zinsen und steuerliche Nebenleistungen)) (herein “Taxes”), charges, contributions and all other levies, tolls and social security contributions, including interest thereon, incidental tax claims and liability claims related to the Business have been issued when due or within explicitly or implicitly granted extension periods completely and truly by the Transferors, and, to the extent applicable, the Wholly-Owned Companies.

7.1.18 Subsidies. To the Best Knowledge of Seller, the Wholly-Owned Companies are not obligated to pay back any investment subsidies or grants, other subsidies, tax advantages and similar benefits based on public law related to the Business, and Seller is not aware of any such claims that are to be paid on or after the Closing Date.

7.1.19 Statements About Status. The statements contained in Sections 1.1 through 1.7 are true and accurate.

7.1.20 Product Defects. No products of the Business containing defects leading to epidemic failure have been shipped prior to the Closing Date that have resulted or will result in a product recall by customers of the Business and in Losses of the Business in excess of EUR 500,000.00.

      7.2 All Exhibits referred to in Section 7.1 are collectively referred to as the “Disclosure Schedules”. For the avoidance of doubt, any fact or item referenced in or disclosed in a specific Disclosure Schedule, shall be deemed to be disclosed also with respect to any other Seller’s Guarantee whether or not a cross-reference appears, if the relevance of such disclosed fact or item under any other Disclosure Schedule is reasonably apparent. Seller does not give or assume any guarantees other than those set forth in Section 7.1 above and none of the Seller’s Guarantees shall be construed as a guarantee or representation with respect to the quality of the Purchase Object within the meaning of Sections 276 (1), 443 German Civil Code (Garantie fur die Beschaffenheit der Sache).

      7.3 For the purpose of this Agreement, “Best Knowledge of Seller” shall mean the actual knowledge (positive Kenntnis) of Peter Gruber, Thomas Seifert, Arno Patzold and/or Rudolf v. Moreau, after due inquiry of the following persons having operational responsibility for the Business: Erwin Wolf, head of worldwide operations; Barbara Fischer, head of business administration; Ayad Abul-Ella, director of the Module segment; Ambros Wascher, general manager of the Trutnov site; and Christian Winkelmeyr, director of the POF segment.

      8.     Purchaser’s Guarantees

      8.1 Purchaser hereby guarantees subject to any limitations contained in this Agreement, in particular, but not limited to, the remedies set out in Section 9 below, the Time Limitations (as defined in Section 13.1 below), the exclusion of De Minimis Claims (as defined in Section 13.3 below), the Deductible (as defined in Section 13.3 below) and the Liability Cap (as defined in Section 13.4 below) — as applicable to claims against Purchaser on the basis of Sections 9.8 and 13.8 — by way of an independent guarantee pursuant to Section 311 (1) German Civil Code (BGB) that the statements set forth hereinafter are true and correct as of the date of the Original Agreement and the Closing Date, unless expressly specified otherwise herein; provided, however, that the statements which are subject to the Best Knowledge of Purchaser (as defined in Section 8.3 below) shall only be guaranteed as of the date of the Original Agreement (herein collectively “Purchaser’s Guarantees”):

8.1.1 Enforceability, No Conflict. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement has been duly executed by Purchaser and constitutes the legal, valid and binding obligation of Purchaser. Purchaser has the right, power, authority, and capacity to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations under this Agreement or the respective Ancillary Agreements, which actions have been duly authorized and approved by all necessary corporate action of Purchaser and no other proceedings on the part of Purchaser or its Board of Directors are necessary to approve or recommend for approval or to consummate the transactions contemplated by this Agreement or any Ancillary Agreement (other than the approval of the issuance of the Consideration Shares by the affirmative vote of the holders of a majority of Purchaser’s outstanding Purchaser Common Stock present at a meeting of stockholders and entitled to vote). Except for the Antitrust Clearances, the filing of a proxy statement and related proxy materials with the U.S. Securities and Exchange Commission (herein the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended (herein the “Exchange Act”), to solicit the approval by Purchaser’s stockholders to issue the Consideration Shares, Purchaser is not required to give any notice to any person or obtain any consent or governmental authorization in connection with the execution of this Agreement or the Ancillary Agreements by Purchaser. The execution and performance of this Agreement or of the Ancillary Agreements does not violate or conflict with any provision of the certificate of incorporation or by-laws of Purchaser or any Affiliate of Purchaser, as the case may be (or any resolution adopted by Purchaser’s Board of Directors).

8.1.2 Finders’ Fees. Purchaser does not have any obligation or liability to pay any fees or commissions to any broker, finder or agent with respect to the transaction contemplated hereunder for which Seller could become wholly or partly liable.

8.1.3 Capitalization. The authorized capital stock of Purchaser consists of 500,000,000 shares of common stock, par value $0.001 per share (herein “Purchaser Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share, 500,000 of which are designated Series RP Preferred Stock (herein “Purchaser Preferred Stock” and, together with Purchaser Common Stock, the “Purchaser Shares”). The shares of Series RP Preferred Stock are issuable upon the exercise of rights attached to shares of Purchaser Common Stock (herein “Rights”) pursuant to the Rights Agreement dated as of September 25, 2002 between Purchaser and American Stock Transfer & Trust Company (herein “Rights Agreement”). As of 1 March 2004: (i) 222,000,774 shares of Purchaser Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable; (ii) no shares of Purchaser Preferred Stock were issued and outstanding; (iii) no Purchaser Shares were held in treasury; (iv) 52,492,072 shares of Purchaser Common Stock were reserved for future issuance pursuant to Purchaser’s stock option and employee stock purchase plans; (v) an aggregate of 58,647,020 shares of Purchaser Common Stock were reserved for future issuance upon the conversion of Purchaser’s 5 1/4% convertible subordinated notes due 2008 and Purchaser’s 2 1/2% convertible subordinated notes due 2010; and (vi) 937,185 shares of Purchaser Common Stock were reserved for future issuance upon the exercise of outstanding warrants at a weighted average price of USD 1.57 per share of Purchaser Common Stock. Except as disclosed in the SEC Reports, Purchaser is not party to any agreement relating to restrictions on the transferability of any Purchaser Shares. Except as set forth in this Section 8.1.3 or in this Agreement, or as disclosed in the SEC Reports, there are (i) no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Purchaser and that Purchaser or any of its subsidiaries is a party or bound or obligating Purchaser to issue or sell any Purchaser Shares or capital stock of, or other equity interests in, Purchaser and (ii) no outstanding contractual obligations of Purchaser or any Affiliate of the Purchaser to repurchase, redeem or otherwise acquire any Purchaser Shares. Except as set forth in this Section 8.1.3 or as disclosed in the SEC Reports, to the Best Knowledge of Purchaser, there are no voting trusts, proxies or other agreements or understandings with respect to the registration or voting of any equity security of any class of Purchaser or with respect to the registration or voting of any interest of any equity security of any class of any of Purchaser’s subsidiaries. The Purchaser Stock Issuance is not subject to any pre-emptive rights, rights of first refusal, anti-dilution rights or similar rights created by statute, the Certificate of Incorporation or By-laws of Purchaser or by any agreement to which Purchaser is a party or by which Purchaser is bound. Under the Rights Agreement, until the Distribution Date (as defined in the Rights Agreement), (i) the Rights will be evidenced by the certificates for Purchaser Common Stock registered in the names of the holders thereof and not by separate certificates and (ii) the surrender for transfer of any certificate for Purchaser Common Stock shall also constitute the surrender for transfer of the Right associated with the Purchaser Common Stock represented thereby.

8.1.4 The Consideration Shares. The Consideration Shares to be issued pursuant to Section 3.2 of this Agreement will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to preemptive rights created by statute, Purchaser’s organizational documents or any agreement to which Purchaser is a party or by which it is bound.

8.1.5 SEC Filings; Financial Statements.

(a) Purchaser has filed all forms, reports and documents required to be filed by it with the SEC since 1 May 2001, and has heretofore delivered or made available to Seller, in the form filed with the SEC, forms, reports and other documents filed by the Purchaser with the SEC since 1 May 2001, other than registration statements on Form S-8 (herein collectively, the “SEC Reports”). The SEC Reports (i) were prepared in accordance with either the requirements of the Securities Act of 1933, as amended (herein the “Securities Act”), or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of the Purchaser is required to file any form, report or other document with the SEC.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) included or incorporated by reference in the SEC Reports was prepared in accordance with US GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Purchaser and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which would not result in a Purchaser Material Adverse Effect). For the purpose of this Agreement, “Purchaser Material Adverse Effect” means any change or effect that is materially adverse to the financial condition, results of operation, business operations or assets of the Purchaser and its subsidiaries taken as a whole.

(c) Except as and to the extent disclosed in the SEC Reports or set forth on the consolidated balance sheet of Purchaser and its consolidated subsidiaries as at 31 January 2004, including the notes thereto, neither Purchaser nor any such subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would prevent or materially delay Purchaser from performing its obligations under this Agreement.

8.1.6 Absence of Certain Changes or Events. To the Best Knowledge of Purchaser, since 31 January 2004, except as expressly contemplated by this Agreement, or specifically disclosed in the SEC Reports filed prior to the date of this Agreement, (i) Purchaser and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (ii) Purchaser has not issued, sold, pledged, disposed of, granted, encumbered or authorised the issuance, sale, pledge, disposition, grant or encumbrance of any Purchaser Shares or its capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any Purchaser Shares or any such capital stock or any ownership interest of Purchaser other than the grant of options and issuance of Purchaser Shares pursuant to existing stock option plans and employee stock purchase plans of Purchaser, and (iii) there has been no dividend or other distribution with respect to Purchaser’s capital stock or any change in the rights or any reclassification, combination, split, subdivision, redemption, or other purchase or other acquisition by Purchaser of any of Purchaser’s capital stock.

8.1.7 Vote Required. The only vote of the holders of any class or series of capital stock of the Purchaser necessary to approve the issuance of the Consideration Shares pursuant to this Agreement or any other transaction contemplated by this Agreement or the Ancillary Agreements is the affirmative vote of the holders of a majority of the shares of Purchaser Common Stock present in person or represented by proxy at a meeting of stockholders and entitled to vote.

8.1.8 Form S-3 Eligibility. Purchaser is eligible to register the Consideration Shares for resale by Seller using Form S-3 promulgated under the Securities Act.

8.1.9 Listing and Maintenance Requirements. Since January 1, 2003, Purchaser has been in compliance with all listing and maintenance requirements for the NNM.

8.1.10 State Takeover Statutes. The Board of Directors of Purchaser has approved all transactions contemplated by this Agreement and the Ancillary Agreements pursuant to Section 203 of the Delaware General Corporation Law, and otherwise has taken the necessary actions to make inapplicable any other applicable anti-takeover statute or similar statute or regulation to the transactions contemplated by this

Agreement and the Ancillary Agreements, including the acquisition of the Consideration Shares by Seller.

8.1.11 Shareholder Rights Plan. The Board of Directors of Purchaser has adopted resolutions to provide that (i) no “Distribution Date” shall have occurred or will occur as a result of the approval, execution or delivery of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) Seller has not become and will not be an “Acquiring Person” solely as a result of entering into, performing the terms of or consummating the transactions contemplated by this Agreement or the Ancillary Agreements and (iii) the Rights Agreement will otherwise be inapplicable to Seller while this Agreement is in effect, but only to the extent that Seller or any of its Affiliates becomes a “Beneficial Owner” of shares of Purchaser’s securities pursuant to this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated thereby. Capitalized terms in quotations in this Section 8.1.11 shall have the meanings ascribed to such terms in the Rights Agreement.

8.1.12 Fairness Opinion. The Board of Directors of Purchaser has received an opinion from Deutsche Bank AG, dated as of 9 October 2004, to the effect that, as of such date, issuance of the Consideration Shares in the Purchaser Stock Issuance is fair, from a financial point of view, to Purchaser, a signed copy of which opinion will be delivered to Seller solely for informational purposes as promptly as practicable after receipt thereof by Purchaser. Such opinion has not been withdrawn or modified.

8.1.13 Board Approval. The Board of Directors of Purchaser (i) has determined that the Purchase Price for the Purchase Object in the form of the Purchaser Stock Issuance is fair to Purchaser and its stockholders, (ii) has approved this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, and (iii) has approved and determined to recommend that the stockholders of Purchaser vote to approve the Purchaser Stock Issuance (herein the “Board Recommendation”).

8.1.14 Bankruptcy or Judicial Composition Proceedings. As of the Closing Date, no bankruptcy or judicial composition proceedings concerning Purchaser or any subsidiary of Purchaser have been applied for and, to the Best Knowledge of Purchaser, no circumstances exist which would require the application for any bankruptcy or judicial composition proceedings under mandatory law and, to the Best Knowledge of Purchaser, no circumstances exist pursuant to any applicable bankruptcy laws which could justify the voidance of this Agreement or any of the Ancillary Agreements.

8.1.15 Enterprise Agreements. As of the Closing Date, neither Purchaser nor any of Purchaser’s subsidiaries are a party to an enterprise agreement within the meaning of Sections 291 and 292 German Stock Corporation Act (AktG) or comparable agreements under other jurisdictions.

8.1.16 Purchaser Material Agreements. To the Best Knowledge of Purchaser, neither Purchaser nor any of Purchaser’s subsidiaries are a party to any agreement or commitment of the type described in (i) to (vii) below, except for such agreements and commitments (a) which are listed or disclosed in Exhibit 8.1.16 to the Original Agreement or disclosed (i.e., mentioned, but not necessarily disclosed in full) in the SEC Reports (herein collectively “Purchaser Material Agreements”) or (b) which have been completely fulfilled before the Effective Date (vollstandig erfullte Vertrage).

(i) Loan and credit agreements, or other agreements or instruments creating indebtedness of the Purchaser or any Purchaser’s Affiliate in excess of USD 1,000,000.00 or securing such indebtedness such as pledges, guarantees, securities (Burgschaften) or letters of comfort (Patronatserklarungen) extended by the Purchaser or any subsidiary of Purchaser, to any third parties and that will continue in effect or with respect to which the Purchaser or such subsidiary will have any liabilities after the Closing Date;

(ii) Patent, trademark and know how license agreements (excluding standard software license agreements) which involve annual royalties in excess of USD 2,000,000.00;

(iii) Agreements relating to the acquisition or disposition (whether by stock or asset purchase, merger or otherwise) of fixed assets, interests in companies or businesses, partnerships or other business organizations which in each case involve payment obligations in excess of USD 25,000,000.00;

(iv) Agreements with suppliers and customers (relating to Purchaser’s business) which involve payment obligations of more than USD 1,000,000.00 p.a.;

(v) Any contracts for any joint venture or any agreement relating to holding, voting or transferring any equity interests in Purchaser or any of Purchaser’s subsidiaries;

(vi) Agency and distribution agreements which involve payment obligations of Purchaser of more than USD 1,000,000.00 p.a.;

(vii) Consultancy agreements other than with financial advisors involving payment obligations of more than USD 500,000.00 p.a.

8.1.17 Compliance with Purchaser Material Agreements. Purchaser and its subsidiaries are not in material breach of any Purchaser Material Agreements. None of the Purchaser Material Agreements has been materially modified or terminated by any party, nor has any party given written notice about its intention to terminate a Purchaser Material Agreement, nor has the validity or enforceability of any of the Purchaser Material Agreements been legally contested.

8.1.18 Purchaser Intellectual Property Rights. None of the intellectual property rights that are material to the conduct of Purchaser’s business as currently conducted (herein collectively “Purchaser Material Intellectual Property Rights”) are subject to any pending or, to the Best Knowledge of Purchaser, threatened proceedings for opposition or cancellation, revocation and/or invalidity or any legal proceedings otherwise challenging the use of any Purchaser Material Property Rights in Purchaser’s business. There are no contractual restrictions materially affecting Purchaser’s and its subsidiaries’ use of the Purchaser Material Intellectual Property Rights in Purchaser’s business. To the Best Knowledge of Purchaser, none of the Purchaser Material Intellectual Property Rights infringe any third party’s rights if used in a manner consistent with past practice prior to the Closing Date. To the Best Knowledge of Purchaser and except as disclosed in the SEC Reports, the Purchaser Material Intellectual Property Rights constitute all intellectual property rights required to operate the business of Purchaser in the manner in which it is being operated as of the date of the Original Agreement and will be operated through the Closing Date.

8.1.19 Insurance. Purchaser and its subsidiaries maintain in full force and effect policies of insurance for their own benefit against property damage, liability (Haftpflicht), including product liability, and other usually insured business risks except for such insurance the lack of which would not reasonably be expected to have a Purchaser Material Adverse Effect.

8.1.20 Purchaser Material Assets. Purchaser and its subsidiaries hold good title to all material fixed assets (Anlagevermogen) which are reflected as being owned by them in Purchaser’s and its subsidiaries books and records (herein collectively “Purchaser Material Assets”). To the Best Knowledge of Purchaser, the Purchaser Material Assets are not charged with any rights of third parties except for (i) customary rights of retention of title (handelsubliche Eigentumsvorbehalte), liens, pledges or other security rights in favour of suppliers, mechanics, workers, landlords, carriers and the like; (ii) security rights granted to banks and other financial institutions in respect of debt reflected in the financial statements of Purchaser or Purchaser’s Affiliates; (iii) statutory security rights in favour of tax authorities or other governmental entities; and (iv) liens, mortgages or encumbrances (Belastungen) or other third party rights other than rights which would not reasonably be expected to have a Purchaser Material Adverse Effect. The Purchaser Material Assets are in a reasonably useable condition, except for regular needs for maintenance and repair, in order to continue the Purchaser’s business substantially in the same fashion and manner as conducted as of the date of the Original Agreement.

8.1.21 Purchaser Permits. To the Best Knowledge of Purchaser, Purchaser and its subsidiaries are in possession of all governmental approvals, licenses and permits required under public law for the conduct of the business of Purchaser, in particular in the areas of emission laws, safety laws and construction laws, as necessary to operate the business as it was being conducted as of the date of the Original Agreement and which are material for the business of Purchaser (herein collectively “Purchaser Permits”). To the Best Knowledge of Purchaser, (i) the Purchaser Permits have not been withdrawn or revoked and (ii) there is no pending threat that the Purchaser Permits will be withdrawn or revoked. To the Best Knowledge of Purchaser, no circumstances exist which would reasonably be expected to result in, as a consequence of the implementation of this Agreement, (i) a withdrawal, revocation or limitation of the Purchaser Permits or (ii) the imposition of material conditions to the Purchaser Permits.

8.1.22 Litigation. There are (i) no court or administrative proceedings, including arbitration proceedings or, to the Best Knowledge of Purchaser, investigations by administrative authorities pending or, to the Best Knowledge of Purchaser, threatened involving the business of Purchaser or its Affiliates either as plaintiff or defendant having a litigation value (Streitwert) exceeding USD 250,000.00 in the individual case or which in any manner seek to prevent, materially enjoin, alter or delay the transactions contemplated herein and (ii) no product liability claims pending or, to the Best Knowledge of Purchaser, threatened against the business of Purchaser or its Affiliates with a value in dispute exceeding USD 1,000,000.00 in the individual case, in each case except as disclosed in the SEC Reports.

8.1.23 Employment Matters. Purchaser and its subsidiaries have conducted their businesses in accordance with all laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, except where such failure would not have a Purchaser Material Adverse Effect. With respect to any employee benefit plan (as defined in the United States Employee Retirement Income Security Act of 1974, as amended (ERISA)) or any bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or other similar employee benefit plan, written or otherwise, for the benefit of, or relating to, any current or former United States employee of Purchaser or any of its subsidiaries, individually and in the aggregate, there are no funded benefit obligations for which contributions have not properly been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with US GAAP on the financial statements of Purchaser, that could reasonably be expected to have a Purchaser Material Adverse Effect. With respect to any bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or other similar employee benefit plan, written or otherwise, for the benefit of, or relating to, any current or former employee of Purchaser or any of its subsidiaries outside the United States, each such plan has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory and regulatory laws that are applicable to such plan and no such plan has unfunded liabilities that will not be offset by insurance or fully accrued or that could reasonably be expected to have a Purchaser Material Adverse Effect.

8.1.24 Environmental Matters. To the Best Knowledge of Purchaser, there are no existing environmental conditions (within the meaning of Section 10.2.2 to be applied mutatis mutandis) which could reasonably be expected to result in an environmental liability of Purchaser or its Affiliates (in the meaning of Section 10.2.1 to be applied mutatis mutandis) which could reasonably be expected to have a Purchaser Material Adverse Effect.

8.1.25 Taxes and Social Security. Purchaser and its subsidiaries have timely paid and discharged all taxes and social security contributions when due and timely and accurately filed all tax returns, and all other returns, reports and notifications required to be filed in accordance with applicable tax or social security laws and regulations. To the extent taxes or social security contributions were not due at the end of any fiscal year of Purchaser, sufficient reserves (Ruckstellungen) have been made in the balance sheets in the respective annual accounts. Other than in the course of an ordinary tax audit, no proceeding has been initiated or indicated to be initiated by any tax or other authority against Purchaser or its Affiliates in connection with their obligation to pay taxes or social security contributions.

8.1.26 Product Defects. No products of the business of Purchaser containing defects leading to epidemic failure have been shipped prior to the Closing Date that have resulted or will result in a product recall by customers of the business of Purchaser and in Losses of Purchaser’s business in excess of USD 1,000,000.00.

      8.2 All Exhibits referred to in this Section 8 are collectively referred to as the “Purchaser Disclosure Schedules”. For the avoidance of doubt, any fact or item referenced in or disclosed in a specific Purchaser Disclosure Schedule or in an SEC Report, shall be deemed to be disclosed also with respect to any other Purchaser Guarantee whether or not a cross-reference appears, if the relevance of such disclosed fact or item under any other Purchaser Disclosure Schedule is reasonably apparent. Purchaser does not give or assume any guarantees other than those set forth in this Section 8 and none of the Purchaser’s Guarantees shall be construed as a guarantee or representation with respect to the quality of the Consideration Shares within the meaning of Sections 276 (1), 443 German Civil Code (Garantie fur die Beschaffenheit der Sache).

      8.3 For the purpose of this Agreement, “Best Knowledge of Purchaser” shall mean the actual knowledge (positive Kenntnis) of any of the executive officers of Purchaser serving as of the date of the Original Agreement as disclosed in the SEC Reports.

9.	Remedies

      9.1 In the event of any breach or non-fulfilment by Seller of any of Seller’s Guarantees or Seller’s covenants contained in this Agreement, Seller shall be liable for putting Purchaser, or, at the election of Purchaser, the respective Company into the same position that it would have been in if the Seller’s Guarantees or Seller’s covenants contained in this Agreement had been correct or had not been breached (Naturalrestitution), or, at the election of Seller, to pay damages for non-performance (kleiner Schadenersatz). For purposes of determining the liability of Seller under this Agreement, only the actual losses incurred by the respective Company or Purchaser shall be taken into account, excluding any consequential damages (Folgeschaden), potential or actual reduction (Minderung) in value of the Companies, lost profits (entgangener Gewinn), and any internal costs and expenses incurred by the Companies or Purchaser (herein “Losses”). If and to the extent indemnification for any Loss is paid to any of the Companies, such payments shall be constructed and deemed as contributions (Einlagen) made by Purchaser into the respective Company and shall be treated as a reduction of the Purchase Price as between the Parties. If and to the extent a breach of a Seller’s Guarantee results in Losses to a Company in which Seller, prior to the Closing Date, holds less than 100% of the total equity, the amount of Losses to be paid by Seller hereunder shall be the total amount of Losses incurred by the respective Company times Seller’s direct or indirect shareholding percentage unless either Purchaser or any Wholly-Owned Company is directly liable for a greater percentage of such Losses incurred by the respective Company in which case Seller shall be liable for the entire Losses.

      9.2 In the event of any breach or non-fulfilment by Seller of any of Seller’s Guarantees or covenants contained in this Agreement (herein “Purchaser Claim”), Purchaser will give Seller written notice of such breach or non-fulfilment containing a detailed description of the alleged event giving rise to a Purchaser Claim, with such notice stating the nature thereof and the amount involved, to the extent that such amount has been determined at the time when such notice is given, (herein “Claim Notice”). Any Claim Notice must be made within one month after the (alleged) event giving rise to a liability has arisen. Any failure to make a Claim Notice prior to the expiration of such deadline leads to an exclusion of the Seller’s liability for the respective event, unless the Purchaser making the Claim Notice can prove that it has not been aware of such event, without such unawareness being due to negligence. Without prejudice to the validity of the Purchaser Claim or alleged claim in question, Purchaser shall allow, and shall cause the Companies to allow, Seller and its accountants and its professional advisors to investigate the matter or circumstance alleged to give rise to such Purchaser Claim, and whether and to what extent any amount is payable in respect of such Purchaser Claim and, for such purpose, Purchaser shall give and shall cause the Companies to give, subject to their being paid their reasonable out-of-pocket costs and expenses, such information and assistance, including access to Purchaser’s and the Companies’ premises and personnel and including the right to examine and copy or photograph any assets, accounts, documents and records, as Seller or its accountants or professional advisors may reasonably request. The preceding sentence shall, for the avoidance of doubt, also apply in case any arbitration or court proceedings are pending between the Parties.

      9.3 Seller shall not be liable for, and Purchaser shall not be entitled to bring any Purchaser Claim or any other claim under or in connection with this Agreement if and to the extent that:

9.3.1 the matter to which the Purchaser Claim relates has been taken into account in the Financial Statements by way of a provision (Ruckstellung), or depreciation (Abschreibung), or exceptional depreciation (au(beta)erplanma(beta)ige Abschreibung), or depreciation to reflect lower market values (Abschreibung auf den niedrigeren beizulegenden Wert) or liability (Verbindlichkeit);

9.3.2 the matter to which the Purchaser Claim relates (i) has been taken into account in the Effective Date Balance Sheet by way of a provision (Ruckstellung) or depreciation (Abschreibung) or (ii) has led to a reduction of the Purchase Price;

9.3.3 the amount of the Purchaser Claim is or could have been recovered from a third party or under an insurance policy in force on the Effective Date;

9.3.4 the payment or settlement of any item giving rise to a Purchaser Claim results in a tax benefit to the Business or Purchaser;

9.3.5 the Purchaser Claim results from a failure of Purchaser or the Business to mitigate damages pursuant to Section 254 of the German Civil Code;

9.3.6 the matter to which the Purchaser Claim relates was explicitly disclosed to Purchaser during its review of the FO Business Unit under commercial, technical, organizational, financial, environmental and legal aspects;

without limiting the generality of the foregoing, Purchaser shall be deemed to have knowledge of all matters explicitly disclosed to it in (i) the Information Memorandum relating to the FO Business Unit prepared by Citigroup, dated January 2004, (ii) the written answers to information requests of Purchaser, (iii) the contents of the written management presentation on 18 February 2004, and (iv) two identical copies of the contents of the documents disclosed in the general and protected data rooms for the FO Business Unit which will be set aside and preserved for purposes of providing evidence for a period of three (3) years after the Closing Date at the offices of the Parties external counsel;

9.3.7 the Purchaser Claim results from or is increased by the passing of, or any change in, after the Effective Date, any law, statute, ordinance, rule, regulation, common law rule or administrative practice of any government, governmental department, agency or regulatory body including (without prejudice to the generality of the foregoing) any increase in the rates of Taxes or any imposition of Taxes or any withdrawal or relief from Taxes not actually (or prospectively) in effect at the Effective Date;

9.3.8 the procedures set forth in Section 9.5 were not observed by Purchaser or the Business unless Seller was not prejudiced by the non-compliance with such procedures;

9.3.9 the matter to which the Purchaser Claim relates gives rise to a claim for indemnification under Section 10 or 11.

      9.4 Seller shall not be liable for any Purchaser Claim if and to the extent either Purchaser or the Business have caused (verursacht oder mitverursacht) such Purchaser Claim after the Effective Date. When calculating the amount of the liability of Seller under this Agreement all advantages in connection with the relevant matter shall be taken into account (Vorteilsausgleich) and Seller shall not be liable under this Agreement in any respect of any Purchaser Claim for any Losses suffered by Purchaser or the Business to the extent of any corresponding savings by or net benefit to the Purchaser or the Business arising therefrom.

      9.5 If (i) an order of any governmental authority is issued or threatened to be issued against Purchaser or the Business or (ii) the Business or Purchaser are sued or threatened to be sued by a third party, including without limitation any government agencies, or (iii) if the Business or Purchaser are subjected to any audit or examination by any tax authority which may give rise to a Purchaser Claim (herein “Third Party Claim”), Purchaser shall give Seller prompt notice of such Third Party Claim. Purchaser shall ensure that Seller shall be provided with all materials, information and assistance relevant in relation to the Third Party Claim, be given reasonable opportunity to comment or discuss with Purchaser any measures which Seller proposes to take or to omit in connection with a Third Party Claim, and in particular Seller shall be given an opportunity to comment on, participate in, and review any reports and all relevant tax and social security audits or other measures and receive without undue delay copies of all relevant orders (Bescheide) of any authority. No admission of liability shall be made by or on behalf of the Purchaser or the Business and the Third Party Claim shall not be compromised, disposed of or settled without the prior written consent of the Seller. Further, Seller shall be entitled at its own discretion to take such action (or cause the Purchaser or the Business to take such action) as they shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such Third Party Claim (including making counter claims or other claims against third parties) in the name of and on behalf of the Purchaser or the Business concerned and the Purchaser will give and cause the Business to give to Seller or it’s professional advisors, subject to them being paid all reasonable out-of-pocket costs and expenses, all such information and assistance, as described above, including access to premises and personnel and including the right to examine and copy or photograph any assets, accounts, documents and records for the purpose of avoiding, disputing, denying, defending, resisting, appealing, compromising or contesting any such claim or liability as Seller or its professional advisors may reasonably request. Seller agrees to use all such information confidentially only for such purpose. To the extent that Seller is in breach of a Seller’s Guarantee or covenant, all costs and expenses reasonably incurred by Seller in defending such Third Party Claim shall be borne by Seller; if it turns out that Seller was not in breach, any costs and expenses reasonably incurred by them in connection with the defense shall be borne by Purchaser.

      9.6 Sections 9.1 through 9.5 shall apply mutatis mutandis to the remedies, if any, of Purchaser under the Ancillary Agreements.

      9.7 Seller may settle any Purchaser’s Claim (at Seller’s option) by either (i) wire transfer by Seller of immediately available funds into Purchaser’s Account or, if Purchaser has elected payment to a Company, into the account of the respective Company as notified by Purchaser to Seller or (ii) the return by Seller to Purchaser of such number of Consideration Shares determined by dividing the amount of the respective Purchaser’s Claim by the Share Price.

      9.8 In the event of any breach or non-fulfilment by Purchaser of Purchaser’s Guarantees under Sections 8.1.5 or 8.1.14 through 8.1.25 Purchaser shall pay damages for non-performance (kleiner Schadenersatz) to Seller in the amount of the respective Losses of Purchaser multiplied by the percentage of the shareholding of Seller in Purchaser acquired on the Closing Date. The respective payment shall be treated as an increase of the Purchase Price as between the Parties. Other than that, Sections 9.1 through 9.5 and 9.7 shall apply mutatis mutandis to any breach or non-fulfilment of (i) any Purchaser’s Guarantee or (ii) any Purchaser’s covenants under this Agreement.

      10.     Environmental Indemnity

      10.1 Seller shall, subject to the Time Limitation under Section 13.1.2 below, Seller’s Liability Cap (as defined in Section 13.4 below), the exclusion of De Minimis Claims (as defined in Section 13.3 below) but not subject to the Deductible (as defined in Section 13.3 below), indemnify and hold harmless Purchaser or, at the election of Purchaser, the respective Company, from and against all Environmental Liabilities (as defined in Section 10.2.1 below) resulting from

(i) a final (bestandskraftig) and/or enforceable (vollziehbar) order, decree or demand issued by any governmental authority (Behorde) or any obligation caused by an agreement concluded prior to the Closing Date, in each case imposing clean-up, segregation or protective containment measures, or

(ii) an immediate danger to the well-being or health (unmittelbare Gefahr fur Leib oder Leben) or an immediate and significant danger to the environment (unmittelbare erhebliche Gefahr fur die Umwelt), or

(iii) a final and/or enforceable court judgment rendered in connection with a private party claim.

The penultimate sentence of Section 9.1 shall apply mutatis mutandis.

      10.2 Environmental Liabilities, Existing Environmental Condition, Environmental Laws, Hazardous Materials, Environmental Matters shall each have the following meaning:

10.2.1 “Environmental Liabilities” means all Losses reasonably incurred by any of the Wholly-Owned Companies in connection with

(i) the investigation (Ma(beta)nahmen der Gefahrerkundung, Untersuchungsma(beta)nahmen) in connection with or in anticipation of a remediation of an Existing Environmental Condition (as defined in Section 10.2.2 below);

(ii) a clean up (Sanierung) within the meaning of Section 2 (7) Federal Soil Protection Act (Bundesbodenschutzgesetz) or any other applicable Environmental Laws (as defined in Section 10.2.3 below) relating in each case to an Existing Environmental Condition;

(iii) securing measures (Sicherungsma(beta)nahmen), or protective containment measures (Schutz- und Beschrankungsma(beta) nahmen) pursuant to Section 4 (3) Federal Soil Protection Act or applicable Environmental Laws relating in each case to an Existing Environmental Condition;

(iv) measures to eliminate, reduce or otherwise remedy an immediate danger to well-being or health (Ma(beta)nahmen zur Abwehr von unmittelbaren Gefahren fur Leib oder Leben) or an immediate and significant danger to the environment (unmittelbare erhebliche Gefahr fur die Umwelt) resulting from an Existing Environmental Condition;

(v) any claims by private parties, internal compensation payments under police law (Polizei- und Ordnungsrecht), in particular pursuant to Section 24 (2) Federal Soil Protection Act or, outside the Federal Republic of Germany, any equivalent claims, omission claims (Unterlassungsanspruche) for personal injury, property damage, or otherwise in connection with a private party claim within the meaning of Section 10.1 Subsection (iii) above, in each case relating to an Existing Environmental Condition.

      10.2.2 “Existing Environmental Condition” means (i) the pollution or contamination of the soil (schadliche Bodenveranderungen) within the meaning of Section 2 (3) of the Federal Soil Protection Act (Bundesbodenschutzgesetz) (or, outside the Federal Republic of Germany, any comparable Environmental Laws) of the real estate currently owned or leased by any of the Wholly-Owned Companies (herein “Real Estate”) or (ii) historical pollution (Altlast) as defined in Section 2 (5) of the Federal Soil Protection Act (or, outside the Federal Republic of Germany, any comparable Environmental Laws) on the Real Estate or (iii) the presence of Hazardous Materials (as defined in Section 10.2.4 below) in the groundwater beneath the Real Estate or (iv) the disposal of any Hazardous Materials used, generated or stored by the Wholly-Owned Companies at any offsite location, provided, however, in each of the cases (i) to (iv) such Existing Environmental Condition existed at, or prior to, the Closing Date.

10.2.3 “Environmental Laws” means all applicable laws, and, to the extent they are legally binding, ordinances, regulations relating directly to Environmental Matters (as defined in Section 10.2.5 below) and being applicable as at the Closing Date in the respective jurisdiction in which the respective Wholly-Owned Company operates.

10.2.4 “Hazardous Materials” means any pollutants, contaminants or toxic substances that are defined as such in the Environmental Laws.

10.2.5 “Environmental Matters” means any matter relating to pollution or contamination of the soil, ground water or surface water.

      10.3 Any Environmental Liability for which Purchaser may claim indemnification pursuant to this Section 10 shall be prorated between Purchaser and Seller as follows:

Year After Closing Date	Purchaser	Seller

year 1	20%	80%
year 2	30%	70%
year 3	50%	50%
year 4	70%	30%
further years	100%	0%

The relevant time for determining the foregoing prorated liability of each Party shall be the time when the Environmental Liability is first asserted by Purchaser and notified to Seller provided, however, that the Losses in relation to the Environmental Liability must actually be incurred by Purchaser within the subsequent twelve (12) months after the notification of Seller of the respective Environmental Liability. To the extent such Losses are not incurred within the said twelve-months period, the year in which the Losses in relation to the Environmental Liability have actually been incurred by Purchaser shall be decisive for the foregoing sharing obligation of the Parties.

      10.4 Seller’s obligation to indemnify and hold harmless Purchaser shall be excluded if and to the extent the respective Environmental Liability

10.4.1 is compensated for or made good by any third party to Purchaser, in particular, but without limitation, by insurance companies under applicable insurance policies or from a third party, it being understood that the Purchaser shall use all reasonable efforts to make recovery from any third party or under an insurance policy with respect to any matter to which an Environmental Liability relates;

10.4.2 is incurred as result of investigations, preparatory or explanatory measures or notifications after the Closing Date which the Wholly-Owned Companies were not obliged to carry out under applicable laws, ordinances, regulations under the respective jurisdiction which (i) relate directly to Environmental Matters and (ii) are applicable at the time when the respective investigation or measure or notification was carried out;

10.4.3 is incurred as a consequence after the Closing Date of (i) negligent omissions to take actions required to be taken by the Wholly-Owned Companies, under the applicable laws, ordinances, regulations under the respective jurisdiction relating directly to Environmental Matters and being applicable at the time when the respective Environmental Liability was incurred, or (ii) activities outside of the ordinary course of business of the Wholly-Owned Companies (as conducted as of the Closing Date) after the Closing Date, or (iii) expansion activities or construction activities carried out by or on behalf of the Wholly-Owned Companies, or (iv) any material change of use of the Real Estate, or (v) any negligent act or omission of an employee or other representative of, or service provider to, the Wholly-Owned Companies after the Closing Date;

10.4.4 results from any failure to take state-of-the-art measures to minimize risks (dem jeweiligen Stand der Technik entsprechende Ma(beta)nahmen der Gefahrenabwehr) or to apply state-of-the-art environmental and safety standards (dem jeweiligen Stand der Technik entsprechende Umwelt- und Sicherheitsstandards) which, in each case, should reasonably have been taken by a prudent businessman after the Closing Date;

10.4.5 results from the coming into force of, or the change in, any Environmental Laws after the Closing Date;

10.4.6 results from non-compliance with the procedures set forth in Section 10.5 and Section 10.6, unless Seller was not prejudiced by the non-compliance with such procedures;

10.4.7 results from a failure of Purchaser or the Company to mitigate damages pursuant to Section 254 of the German Civil Code.

      10.5 If Purchaser becomes aware of any circumstances which could reasonably be expected to give rise to an Environmental Liability of Seller under Section 10.1 above, then Purchaser shall inform Seller in writing thereof without undue delay and any investigation and/or clean-up measures shall be conducted solely in consultation with Seller. Seller shall be given access to the Real Estate and the books and records of Purchaser (or its successor, as the case may be) to the extent that such access is reasonably necessary to assess any Environmental Liability being incurred. Purchaser shall ensure that for as long as Seller may be held liable under Section 10.1, copies of all documents relating to the Real Estate which, as of the Effective Date are in the possession of the Wholly-Owned Companies will be kept available for inspection by Seller at the premises of the Wholly-Owned Companies upon Seller’s reasonable request.

      10.6 Purchaser shall ensure that Seller is given all opportunities to defend or avoid at their sole expense any claims which might give rise to any Environmental Liabilities. In particular, Seller shall be given an opportunity to comment on, participate in and review any reports on relevant investigations, reports, correspondence, orders or other measures which may with reasonable likelihood give rise to an Environmental Liability and Purchaser shall ensure that Seller receives without undue delay copies of all such documents. Purchaser shall ensure that, upon the request of Seller, objections are filed and legal proceedings instituted and conducted against any orders and judgments in accordance with Seller’s direction and at Seller’s expense, as described in more detail in Section 9.5 above.

      10.7 Section 9.7 shall apply mutatis mutandis.

      11.     Tax Indemnity

      11.1 Seller shall, subject to the Time Limitation under Section 13.1.1 below and Seller’s Liability Cap, but not subject to the exclusion of De Minimis Claims and the Deductible, indemnify and hold harmless Purchaser against any non-appealable liability for the payment of Taxes and relating to the Business for accounting periods ending before the Effective Date and the current accounting period until the Effective Date if and to the extent that no reserves or liabilities (Ruckstellungen oder Verbindlichkeiten) have been made in the Effective Date Balance Sheet or the Financial Statement. The penultimate and final sentences of Section 9.1 shall apply mutatis mutandis (provided that it is understood between the Parties that the indemnification under this Section 11 is not limited to Losses).

      11.2 In relation to tax releases, tax benefits and changes in accounting practices the following shall apply:

11.2.1 If the Business is entitled to or could receive any benefits by refund, set-off or reduction of Taxes as the result of an adjustment or payment giving rise to a claim for indemnification of Taxes, then the corresponding benefit shall reduce the claim for indemnification of any such Tax in the amount of its net present value discounted at a rate of EURIBOR plus 225 basis points on the basis of a combined tax rate applicable in the respective jurisdiction as at the date when the respective benefit is calculated. This shall in particular but without limitation apply to any Tax benefits after the Effective Date resulting from the lengthening of any amortization or depreciation periods, higher depreciation allowances or higher carry forwards of losses or deductions.

11.2.2 Seller shall not be responsible for any Tax liabilities attributable to periods ending on or before the Effective Date and the current accounting period until the Effective Date resulting from any change in the accounting and taxation principles or practices of the Business (including methods of submitting taxation returns) introduced after the Effective Date, except if required under mandatory law, mandatory regulations or decisions by the ultimate courts of the respective jurisdiction.

11.2.3 Seller shall not be responsible for any tax liabilities attributable to periods ending on or before the Effective Date and the current accounting period until the Effective Date and triggered by actions, declarations or any other means effected by Purchaser or the Companies after the Effective Date except if required under mandatory law, mandatory regulations or decisions by the ultimate courts of the respective jurisdiction.

11.2.4 Seller shall not be responsible for any Tax liabilities, if and to the extent the amount of the Taxes is recovered from a third party or Purchaser has not undertaken reasonable efforts to achieve recovery from a third party.

11.2.5 Seller shall not be responsible for any Tax liability, if and to the extent such Tax liability has lead to a reduction of the Purchase Price under Section 3.

      11.3 Any additional profit and loss allocations resulting from any tax audit relating to taxable periods ending on or before the Effective Date shall not increase or reduce the Purchase Price and shall not entitle the Seller to any additional profit distribution nor the Purchaser or Seller to any Purchase Price Adjustment.

      11.4 Purchaser shall inform Seller without undue delay of and keep Seller fully informed regarding the commencement of any audit or other proceeding which may give rise to a claim under Section 11.1 above. Sections 9.2 (provided that it is understood by the Parties that the one month notice period pursuant to Section 9.2 shall commence at the day of the announcement of the tax audit) and 9.5 (with the exception of the second clause of the last sentence) shall apply mutatis mutandis.

      11.5 Seller shall be entitled to any refunds of Taxes relating to the Business received by Purchaser or any of the Wholly-Owned Companies or any of Purchaser’s Affiliates attributable to any accounting period ending on or before the Effective Date and the current accounting period until the Effective Date to the extent it has not increased the Purchase Price in accordance with Section 3, such refunds of Taxes becoming due and payable ten (10) business days (Werktage) after receipt of the final non-appealable assessment concerning the respective tax refund (by means of refund or set-off). Such refunds shall be treated as an increase of the Purchase Price as between the Parties. This Section shall not apply if (i) refunds result from any change in the accounting and taxation principles or practices of the Business (including methods of submitting taxation returns) introduced after the Effective Date, except if required under mandatory law or (ii) refunds are triggered by actions, declarations or any other means effected after the Effective Date.

      11.6 In relation to the preparation of tax returns relating to Taxes (herein “Tax Returns”) the following shall apply:

11.6.1 Seller shall prepare (or cause the Wholly-Owned Companies or Seller’s Affiliate to prepare) at its cost all Tax Returns which (i) are due to be filed by Seller or by the Wholly-Owned Companies or Seller’s Affiliate on or before the Closing Date, or (ii) are filed on a consolidated, combined or unitary basis and which include the Wholly-Owned Companies for accounting periods ending on or before the Closing Date. Purchaser is obliged to (or cause the Wholly-Owned Companies to) submit such Tax Returns.

Purchaser shall file (or cause the Companies to file) all Tax Returns other than those referred to in the preceding sentence.

11.6.2 Seller shall have the right to review and comment on any Tax Return to be filed by Purchaser a Wholly-Owned Company or Purchaser’s Affiliate relating to an accounting period beginning before the Effective Date and Purchaser shall provide copies of such Tax Return to Seller no later than thirty (30) days prior to the relevant due date of such Tax Return.

      11.7 The Parties agree to fully cooperate with each other in connection with any matter relating to Taxes including the preparation of any Tax Return, conduct of any audit, investigation or contest each at its own cost. Such cooperation shall include, without limitation, providing or making available all relevant books, records and documentation and the assistance of officers and employees. The Purchaser agrees to retain all books, records and documentation relating to the Business that may be relevant in connection with any audit or investigation for which the Seller may be responsible hereunder until the expiration of any applicable statute of limitation. Further, the Purchaser shall cause its Affiliates and the Companies to furnish to Seller all such information as may be necessary or helpful for Seller to prepare any Tax Return to be filed after the Closing Date, consistent with prior practice of the Seller.

      11.8 Section 9.7 shall apply mutatis mutandis.

      12.     Seller’s Covenants

      12.1 For the period between the date of the Original Agreement and the Closing Date, (a) Seller shall use commercially reasonable efforts that the Wholly-Owned Companies and — with respect to the Foreign Business — IF NA, IF Japan and IF AP shall, where applicable, and (b) Seller shall itself (i) preserve relationships with customers, vendors and others with whom they deal, (ii) preserve the assets of the Business in good working condition, reasonable wear and tear excepted, (iii) keep the necessary insurance for the Business in place, and (iv) maintain accounting procedures consistent with past practice, and (v) operate the Business in the ordinary course of business and consistent with past practices, except for deviations from such practices as are reasonable in view of changes in the FO Business Unit contemplated by the Restructuring Plan described in Section 17 below, or as otherwise agreed to by Purchaser.

      12.2 For the period between the date of the Original Agreement and the Closing Date, Seller shall not, and shall ensure that the Wholly-Owned Companies and Seller’s Affiliates shall not, with respect to the Business without consultation with Purchaser, except in the ordinary course of business and consistent with past practice, (i) permit any of its material assets to be subjected to any mortgage, pledge, lien, security, encumbrance or charge of any kind, except for those arising by operation of law, (ii) make any material capital expenditure (i.e. exceeding an amount of EUR 500,000.00 (in words: EURO five hundred thousand)) or enter into any material contract or material commitment with onerous terms which are not consistent with past practices, (iii) grant any increase in wages, salaries, bonus or other remuneration of any employee, (iv) cancel or waive any claims or rights of substantial value, (v) enter into any agreement relating to the acquisition or disposition of any material assets, interest in companies or businesses, except for sales of products in the ordinary course of business, (vi) enter into any agreements with customers or suppliers which involve payment obligations of more than EUR 500,000.00 p.a., or (vii) undertake an obligation, whether or not in writing, to do any of the foregoing. For the avoidance of doubt, nothing in this Section 12.2 shall prevent Seller and/ or IF FO GmbH from concluding employment agreements between IF FO GmbH and the employees listed in Exhibit 7.1.13 (a) (iii)-2 to the Original Agreement.

      12.3 After the Closing, Seller shall permit Purchaser at its own cost to have reasonable access to such of Seller’s books, records and files that are not transferred together with the FO Business Unit but are relevant for the Business, if (i) such access is reasonably necessary for use in financial reporting, tax return preparation, or tax compliance matters and (ii) Seller has no legitimate interest not to disclose such books, records and files. Seller shall reasonably assist Purchaser, upon Purchaser’s reasonable request and against reimbursement of any cost incurred thereby, if Purchaser reasonably needs any information not transferred together with FO Business Unit for use in financial reporting, tax return, preparation or tax compliance matters. Without limiting the generality of the foregoing, Seller will provide or make available to Purchaser all financial and accounting records not included in the FO Business Unit that shall reasonably be requested by Purchaser if such records are reasonably necessary for the purpose of preparing financial statements of the Business for any period, or as of any date, prior to the Effective Date, to the extent such financial statements are required by US GAAP or by the applicable rules and regulations of the SEC.

      12.4 As soon as practicable after the date of the Original Agreement, Purchaser will notify Seller in writing of any financial statements of the Business for any period, or as of any date, prior to the Effective Date, that are required by the applicable rules and regulations of the SEC to be included in the Proxy Statement or a report on Form 8-K to be filed by Purchaser in connection with the transactions contemplated by this Agreement (the “Business Financial Statements”). Immediately after receipt of such notice Seller will prepare or cause to be prepared and use its reasonable efforts to cause to be audited and certified by Seller’s Auditor the Business Financial Statements.

      12.5 Seller will, if requested by Purchaser, in good faith agree to amend this Agreement for the purpose of adjusting the structure of the transactions contemplated in this Agreement in order to optimise the tax effects for Purchaser, provided, however, that Seller shall not be required to amend this Agreement in a manner that Seller determines, in its sole discretion, will have any adverse effect on Seller and its Affiliates.

      12.6 Seller shall procure that on or before the Closing Date, the Contribution Agreement shall be amended as follows:

12.6.1 The license-back pursuant to Section 3.11 of the Contribution Agreement shall not apply (i) to IF FO GmbH Exclusive Know-How and IF FO GmbH Exclusive Software and Material and (ii) to IF FO GmbH Exclusive IP Rights for use in connection with Restricted Activities.

12.6.2 IF FO GmbH shall be entitled to sublicense the licenses granted to the IF FO GmbH Non-Exclusive IP Rights and the Other Know-How (i) to Purchaser and any Purchaser’s Affiliates, provided that the sublicense shall cease to exist when the sub-licensee ceases to be an Affiliate of IF FO GmbH, and (ii) to contract-manufacturers for the purposes of “have-made‘ — manufacture for the Purchaser or IF FO GmbH.

      12.7 Seller shall inform Purchaser if, prior to the Closing Date, Seller becomes aware of the fact that any statement contained in the Seller’s Guarantees which is subject to Best Knowledge of Seller is no longer true.

      13.     Expiration/ Limitation of Seller’s Claims

      13.1 All claims of Purchaser arising under this Agreement shall be time-barred on 31 December 2005. Exempted herefrom are:

13.1.1 all claims of Purchaser arising under Section 11 (Tax Indemnity) which shall be time barred for each Tax six (6) months after the date of the final, non-appealable assessment concerning the respective Tax;

13.1.2 all claims of Purchaser arising under Section 10 (Environmental Indemnity) which shall be time barred on the fourth (4th) anniversary of the Closing Date;

13.1.3 all claims of Purchaser in respect of liabilities for defects of title arising from a breach in respect of Section 7.1.2 which shall be time barred on the tenth (10th) anniversary of the Closing Date;

13.1.4 all claims of Purchaser arising as a result of wilful or intentional breaches of Seller’s obligations under this Agreement which shall be time barred in accordance with the statutory rules in Sections 195, 199 German Civil Code;

(herein collectively “Time Limitations”).

      13.2 The expiry period for any claims of Purchaser under this Agreement shall be tolled () pursuant to Section 209 German Civil Code by any timely notification of Seller pursuant to Section 9.2, Section 10.5 or Section 11.4 (in connection with Section 9.2) above, as the case may be, provided that Purchaser commences judicial proceedings within three (3) months after the expiry of the relevant Time Limitations. Section 203 German Civil Code shall not apply, unless the Parties agree in writing that the expiry period shall be tolled on the basis of pending settlement negotiations. This Section 13.2 shall apply mutatis mutandis to all claims of Seller arising under Sections 8 and 9.7.

      13.3 Except as explicitly provided otherwise in this Agreement or the Ancillary Agreements, no liability shall attach to Seller or any Transferor under this Agreement or any of the Ancillary Agreements where the individual claim is less than EUR 500,000.00 (in words: EURO five hundred thousand) (herein “De Minimis Claims”) and until the aggregate amount of claims (excluding the De Minimis Claims), is more than EUR 5,000,000.00 (in words: EURO five million) (Freibetrag) (herein “Deductible”). If the aggregate liability of Seller and the Transferors under this Agreement (including, for the avoidance of doubt, any liability of Seller or any Transferor under the Ancillary Agreements) is greater than EUR 5,000,000.00 (in words: EURO five million) the liability of Seller and the Transferors shall be the excess above EUR 5,000,000.00 (in words: EURO five million) subject to the other provisions of this Section 13.

      13.4 The aggregate liability of Seller and the Transferors under this Agreement (including, for the avoidance of doubt, any liability of Seller or any Transferor under the Ancillary Agreements), shall not exceed twenty percent (20%) of the Purchase Price (herein “Seller’s Liability Cap”).

      13.5 The limitation of liabilities under Section 13.3 and Section 13.4 shall not apply if the respective Purchaser Claim is based on intentional behaviour of Seller.

      13.6 The Parties are in agreement that the remedies that Purchaser, or any of the Companies, may have against Seller or any Transferor for breach of obligations set forth in this Agreement or any of the Ancillary Agreements are solely governed by this Agreement, and the remedies provided for by this Agreement shall be the exclusive remedies available to Purchaser or the Business. Apart from the rights of Purchaser under Section 6.6, Section 6.8, Section 9, Section 10, Section 11 and Section 13 above (i) any right of Purchaser to withdraw (zurucktreten) from this Agreement or to require the winding up of the transaction contemplated hereunder (e.g. by way of gro(beta)er Schadenersatz or Schadenersatz statt der Leistung), (ii) any claims for breach of pre-contractual obligations (culpa in contrahendo, including, but not limited to, claims arising under Sections 280 I, 241 (2), 311 (2) (3) German Civil Code) or ancillary obligations (positive Forderungsverletzung, including, but not limited to, claims arising under Sections 280, 241 II, 282 German Civil Code), (iii) frustration of contract pursuant to Section 313 German Civil Code (Storung der Geschaftsgrundlage), (iv) all remedies of Purchaser for defects of the Purchase Object under Sections 437 through 441 German Civil Code and (v) any and all other statutory rights and remedies, if any, are hereby expressly excluded and waived (verzichtet) by Purchaser, except claims for willful deceit (arglistige Tauschung) and other intentional breaches of contract (vorsatzliche Vertragsverletzungen). All rights of Seller pursuant to sections 377 HGB and 442 BGB, except for the purposes of Section 9.3.5 above, are excluded.

      The Parties are in agreement that Seller’s Guarantees are only designed for the specific remedies of Purchaser set forth in Section 9 above and the restrictions contained in this Section 13 and that Seller’s Guarantees shall not serve to provide Purchaser with any other claims than those set forth in this Agreement. The Parties are further in agreement that Section 444 German Civil Code shall not apply to any of the provisions on liability in this Agreement because Seller has only given independent guarantees, but no representations with respect to the quality of the Purchase Object (Garantie fur die Beschaffenheit der Sache) within the meaning of Section 444 German Civil Code.

      13.7 This Section 13 shall also apply to any claims of Purchaser or IF FO GmbH, if any, under the Ancillary Agreements. Purchaser shall see to it that IF FO GmbH shall comply at all times following the Closing Date with the terms of this Section 13 in connection with any claims arising under the Ancillary Agreements.

      13.8 With respect to claims of Seller arising under Sections 8, 9.7 or 14, this Section 13 shall apply mutatis mutandis.

14.	Purchaser’s Covenants

      14.1 With effect as of the Closing Date, Purchaser (i) hereby assumes the Trutnov Letter of Comfort and (ii) shall indemnify and hold harmless Seller and its Affiliates from all obligations and liabilities arising out of or in connection with the Trutnov Letter of Comfort. Purchaser shall further, prior to or on the Closing Date,

(i) either replace the Trutnov Letter of Comfort (provided that Seller shall notify Purchaser thereof at least ten (10) business days (Werktage) before the Closing Date), so that Seller is fully released from such Trutnov Letter of Comfort as of the Closing Date; or

(ii) provide an unconditional bank guarantee (issued by a bank with an AA rating) payable upon first demand, for the Trutnov Letter of Comfort in an aggregate amount of CZK 9,000,000.00 as notified to Purchaser by Seller at least ten (10) business days (Werktage) before the Closing Date; and

(iii) provide an unconditional bank guarantee, payable upon first demand, valid until 30 April 2005, in the amount of EUR 400,000 in favor of ABZ Arbeits- und Bildungzentrum GmbH, Berlin to secure the payment of salaries and severance payments owed to former employees of IF FO GmbH pursuant to obligations existing on the date of this Agreement.

      14.2 Purchaser undertakes and covenants to procure insurance coverage for the Business effective from the Closing Date, the lack of which would not reasonably be expected to have a Material Adverse Effect.

      14.3 Seller and IF FO GmbH have received certain subsidies from the German Ministry of Education and Research (Bundesministerium fur Bildung und Forschung) (herein “BMBF”) with respect to the following projects (herein “BMBF Projects”).

•	The project entitled “Schlusselkomponenten fur 40 Gbit/s-Transceiver mit innovativen Realisierungskonzepten” (herein “40 Gbit Project”);

•	The project entitled “New Generation Interconnection Technology” (herein “Negit Project”) and

•	The projects entitled “Nanostruktur Materialien”, “Komlaser” and “Parop 10” (herein “Finished Projects”).

      With respect to the BMBF Projects, Purchaser undertakes that:

14.3.1 Purchaser will cause IF FO GmbH to comply with and perform the obligations of Seller and/or IF FO GmbH under the exploitation plans (Verwertungsplane) relating to efforts to identify commercial markets for products or technology developed pursuant to the Finished Projects in accordance with the conditions under which the subsidies were granted (Zuwendungsbescheid) and the NKBF 98, to the extent such obligations arise after the Closing;

14.3.2 Purchaser will cause IF FO GmbH to comply with and perform the obligations of Seller and/or IF FO GmbH relating to the NegIT Project in accordance with the conditions under which the subsidies were granted (Zuwendungsbescheid) and the NKBF 98, to the extent such obligations arise after the Closing;

14.3.3 Purchaser will cause IF FO GmbH to provide to Seller, on a subcontractor basis, services related to the development of an optical chip pursuant to the 40 Gbit Project. Such services shall be performed at the Munich, Germany facility pursuant to the terms of a subcontract to be agreed upon by the Parties. Purchasers shall also cause IF FO GmbH to comply with and perform the obligations of Seller and/or IF FO GmbH under the exploitation plan (Verwertungsplan) relating to efforts to identify commercial markets for products or technology developed pursuant to the 40 Gbit Project, to the extent such obligations arise after the Closing and shall indemnify Seller for any reimbursements of subsidies to BMBF caused by the failure of IF FO GmbH to comply with the exploitation plan (Verwertungsplan).

14.3.4 Except as specifically provided in this Section 14.3, Seller will comply with and perform all obligations of Seller and/or IF FO GmbH relating to the Finished Projects and the 40 Gbit Project, whether arising before or after the Closing.

      14.4 Purchaser undertakes and covenants to procure that as soon as practicable after the Closing Date, but in no event later than 6 (six) months after the Closing Date (i) IF Trutnov and IF FO GmbH shall remove or cause to be removed from assets and properties of the Business (other than inventory run-off in the ordinary course of business up to 12 (twelve) months after the Closing Date), names, marks and identifications heretofore used by Seller or its Affiliates and all variations and derivates thereof and logos relating thereto to the extent they include the word “Infineon” or any derivation thereof or combination therewith and (ii) IF Trutnov and IF FO GmbH do no longer produce any marketing materials using the name “Infineon” or any derivation thereof or combination therewith and (iii) all Companies and the Foreign Business cease using the name “Infineon” in any way in their business activities and (iv) the Companies and the Foreign Business have cancelled the right of any third party to use the name “Infineon” or any derivation thereof or combination therewith and such cancellation has become legally effective. Seller and IF BV shall pass shareholders’ resolutions shortly before the Closing Date changing the corporate name of IF Trutnov and IF FO GmbH in a way that it no longer contains the word “Infineon” to a corporate name identified to Seller by Purchaser within (2) Business Days after the Preliminary Closing Date, provided, that the filings of the change of the corporate name as prepared by Seller and IF BV shall be withheld until Closing has occurred. Should Purchaser not timely identify to Seller a new corporate name for IF Trutnov and IF FO GmbH in accordance with the preceding sentence, Seller shall be free to change the corporate names in its discretion.

      14.5 For the accounting period 2002/2003 (tax assessment period 2003) Seller shall prepare at its own cost and Purchaser shall file all tax returns of IF FO GmbH (or cause IF FO GmbH to file) in accordance with Section 1.5 of the Contribution Agreement. Accordingly, IF FO GmbH shall report the contributed assets and liabilities (“Teilbetrieb”) at fair market value (“Teilwert”) in its tax balance sheet (“Steuerbilanz”) pursuant to Section 20 (2) Sentence 1 of the Reorganisation Tax Act (UmwStG) and apply for a retroactive carve out of the “Teilbetrieb” according to Section 20 (7, 8) UmwStG in its tax assessment for 2003.

      14.6 Proxy Statement

14.6.1 Purchaser has prepared and filed with the SEC a proxy statement (herein, together with any amendments thereof or supplements thereto, the “Proxy Statement”) relating to the meeting of Purchaser’s stockholders (herein “Purchaser Stockholders’ Meeting”) to be held to consider approval of the issuance of the Consideration Shares in accordance with this Agreement (herein the “Purchaser Stock Issuance”). Purchaser shall use all reasonable efforts to cause the Proxy Statement to be cleared by the SEC as promptly as practicable after such filing, and Purchaser shall use all best efforts to cause the Proxy Statement to be mailed to Purchaser’s stockholders as promptly as practicable after the Proxy Statement is cleared by the SEC. Seller shall furnish all information concerning Seller that Purchaser may reasonably request in connection with such actions and the preparation of the Proxy Statement, including, without limitation, the Business Financial Statements to be prepared pursuant to Section 12.4 above.

14.6.2 The Proxy Statement shall include the recommendation of the Board of Directors of Purchaser to the stockholders of Purchaser in favour of approval of the Purchaser Stock Issuance; provided, however, that the Board of Directors of Purchaser may, at any time prior to the Purchaser Stockholders’ Meeting, withdraw, modify or change any such recommendation to the extent that the Board of Directors of Purchaser determines in good faith after consultation with independent legal counsel that the failure to so withdraw, modify or change its recommendation would cause the Board of Directors of the Purchaser to breach its fiduciary duties to Purchaser’s stockholders under applicable law.

14.6.3 Purchaser will advise Seller of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will consult with Seller with respect to any amendment or supplement to the Proxy Statement.

14.6.4 The information supplied by Seller for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement is cleared by the SEC, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Purchaser, and (iii) the time of the Purchaser Stockholders’ Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Purchaser Stockholders’ Meeting, any event or circumstance relating to Seller, or its officers or directors, should be discovered by Seller which should be set forth in an amendment or a supplement to the Proxy Statement, Seller shall promptly inform Purchaser.

14.6.5 The information supplied by Purchaser for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement is cleared by the SEC, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Purchaser, and (iii) the time of the Purchaser Stockholders’ Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Purchaser Stockholders’ Meeting, any event or circumstance relating to Purchaser, or its officers or directors, should be discovered by Purchaser which should be set forth in an amendment or a supplement to the Proxy Statement, Purchaser shall promptly inform Seller, and shall promptly arrange for all necessary actions to be taken to amend or supplement the Proxy Statement, and if required, distribute such amendment or supplement to the Purchaser’s stockholders as soon as practicable. All documents that Purchaser is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act.

      14.7 Purchaser Stockholders’ Meeting

14.7.1 Purchaser shall call and hold the Purchaser Stockholders’ Meeting as promptly as practicable for the purpose of voting upon the approval of the Purchaser Stock Issuance, and Purchaser shall use its best efforts to hold the Purchaser Stockholders’ Meeting as soon as practicable after the Proxy Statement is cleared by the SEC.

14.7.2 Purchaser shall use its reasonable efforts to solicit from its stockholders proxies in favour of the Purchaser Stock Issuance, and shall take all other action necessary or advisable to secure the vote or consent of its stockholders required by the Delaware General Corporation Law to obtain such approvals. Without limiting the generality of the foregoing, Purchaser agrees that it shall continue to be obligated to call and hold a meeting pursuant to the first sentence of this section even if the Board of Directors of Purchaser shall have withdrawn or modified in any adverse manner its approval or recommendation of the Purchaser Stock Issuance or other transactions contemplated by this Agreement, as permitted under Section 14.6.2; provided, however, that Purchaser shall not be so obligated if Seller elects to withdraw from this Agreement pursuant to Section 6.6.4 and Purchaser shall have paid to Seller the termination fee specified in Section 6.7.3.

14.7.3 Jerry S. Rawls, Purchaser’s President and Chief Executive Officer, and Frank Levinson, Chairman of Purchaser’s Board of Directors, have each executed the respective Voting Agreements attached as Exhibit 14.7.3 to the Original Agreement, pursuant to which they have agreed to vote shares of Purchaser Common Stock beneficially owned by them in favour of approval of the Purchaser Stock Issuance.

      14.8 Section 12.7 shall apply mutatis mutandis.

15.	Other Indemnities

      15.1 If Seller or any of its Affiliates are held liable for any liability arising in connection with the conduct of the Business or the Companies or the Assets by a third party, including but not limited to any liability in connection with any Environmental Matter, then Purchaser shall indemnify and hold harmless Seller in respect of the relevant liability, unless Purchaser has the right to claim indemnification from Seller in respect of the relevant liability under the terms of this Agreement. Purchaser shall in particular indemnify and hold harmless Seller and its Affiliates and their respective officers, directors, employees and agents against any and all liability, loss, damage or injury, together with all reasonable out-of-pocket costs and expenses relating thereto, including reasonable legal fees, expenses and disbursements, arising out of, connected with, or resulting from any such third party claim. Section 9.5 shall apply mutatis mutandis.

      15.2 The following indemnifications shall not be subject to the Liability Cap, the exclusion of De Minimis Claims or the Deductible, in each case as provided for in Section 13, and payments on such indemnities shall be made in cash.

15.2.1 Indemnification Claims

(a) Seller shall indemnify and hold harmless Purchaser and any of the Wholly-Owned Companies against all Losses for which any of the Wholly-Owned Companies are held liable (i) on the basis of the patent infringement lawsuit or (ii) in connection with the IP claim, in each case as described in Exhibit 15.2.1 to the Original Agreement. The foregoing indemnification shall be limited to Losses incurred by any of the Wholly-Owned Companies with respect to the operation of the Business up and until the Closing Date.

(b) Purchaser shall indemnify and hold harmless Seller and Seller’s Affiliates against all Losses for which Seller or any of Seller’s Affiliates are held liable on the basis of the patent infringement lawsuit described in Exhibit 15.2.1 to the Original Agreement. The foregoing indemnification shall be limited to Losses incurred by Seller or any of Seller’s Affiliates with respect to the operation of the Business by Purchaser after the Closing Date.

15.2.2 If the draft settlement agreement attached as Exhibit 15.2.2 to the Original Agreement (herein “Draft Settlement”) shall not have been concluded prior to the Closing Date, Seller shall indemnify Purchaser and any of the Wholly-Owned Companies against any and all claims identified in the Draft Settlement, provided that Purchaser shall procure that IF FO GmbH shall pay to Seller any amounts recovered from any third party in relation to such claim, although neither Purchaser nor IF FO GmbH shall be under any obligation to seek any such recovery.

15.2.3 Seller shall indemnify IF FO GmbH against any and all claims related to alleged product defects as described in Exhibit 15.2.3 to this Agreement, provided that Purchaser shall procure that IF FO GmbH shall pay to Seller any amounts recovered from any third party in relation to any such claim. Purchaser shall cause IF FO GmbH to use commercially reasonable efforts in the recovery of damages from third parties in relation to any such claim.

      15.3 Section 15.1 shall apply mutatis mutandis to any indemnification of Seller and Seller’s Affiliates by Purchaser.

E.	Miscellaneous

16.	Non-Compete Undertaking

      16.1 Seller agrees to not directly or indirectly, manufacture, develop or sell any fiber optical products similar to or derivative of the products being sold or under development by the FO Business Unit as of the Closing Date (herein “Restricted Activities”), for three (3) years from the Closing Date.

      16.2 Nothing in Section 16.1 shall prevent Seller during the three (3) year period specified in Section 16.1 above from

•	holding, directly and indirectly, ownership of an equity interest not greater than 20% in an entity engaged in the Restricted Activities; and

•	from acquiring, directly or indirectly, shares in, or the assets or undertaking of, any entity which carries on Restricted Activities, provided (i) that such Restricted Activities do not constitute the principal activities of the entity or business acquired (the Restricted Activities shall constitute the principal activities of an entity or business acquired if during the four (4) consecutive calendar quarters prior to the acquisition of the entity or business such activities contributed more than 50% of the total sales of the entity or business acquired) (herein “Competing Business”), and (ii) that the Seller shall cease to carry on, or to have such Competing Business cease carrying on, the Restricted Activities within one (1) year from completion of the relevant acquisition, unless (a) the Competing Business or interest therein was acquired by Seller as part of a larger acquisition and the value properly attributable to the Restricted Activities did not at the date of acquisition amount to more than 20% of the value of such larger acquisition taken as a whole; or (b) the revenues of the Competing Business during four (4) consecutive calendar quarters prior to the acquisition were less than 50% of the revenues of Purchaser in the corresponding period.

      16.3 For a period of one (1) year from the Closing Date, Seller agrees that, except as contemplated by Section 17 below or as otherwise agreed to by Purchaser, without the prior consent of Purchaser, it will not directly or indirectly solicit, influence, entice or encourage any person who at such time is, or who at any time in the six-months period prior to such time has been, an employee of, or consultant to, Purchaser or any of its subsidiaries to (i) cease or curtail his or her relationship therewith or (ii) to accept employment with Seller; provided, however, that nothing contained herein shall prevent Seller from hiring or employing any person who responds to an advertisement in a newspaper or other media of general circulation. In the case of the Key Employees who have been promised retention payments, as listed in Exhibit 7.1.13(b)(iii) to the Original Agreement, the covenants in the preceding sentence shall apply for a period of two (2) years from the Closing Date.

      16.4 For a period of one (1) year from the Closing Date, Purchaser agrees that it will not directly or indirectly solicit, influence, entice or encourage any person who at such time is, or who at any time in the six-

months period prior to such time had been, an employee of, or consultant to, Seller or any of its subsidiaries (other than employees of the FO Business) to (i) cease or curtail his or her relationship therewith or (ii) to accept employment with Purchaser; provided, however, that nothing contained herein shall prevent Purchaser from hiring or employing any person who responds to an advertisement in a newspaper or other media of general circulation.

17.	Restructuring and Severance Matters

      17.1 Seller agrees to use its reasonable efforts to assist Purchaser in planning for and implementing, in an efficient and cost-effective manner, Purchaser’s plan for restructuring the FO Business Unit (herein “Restructuring Plan”). Purchaser shall keep Seller informed of the development and refinement of the Restructuring Plan. The Parties shall meet regularly to discuss the planning and implementation of the Restructuring Plan.

      17.2 As part of the Restructuring Plan, Purchaser intends to reduce the workforce of the FO Business Unit. Purchaser’s preliminary list of employees to be terminated at the various facilities of the FO Business Unit is attached hereto as Exhibit 17.2 (herein “Force Reduction Plan”). Purchaser will advise Seller of any changes in the Force Reduction Plan. Changes that increase the number of employees to be terminated or which could reasonably be expected to increase the costs of the reduction in workforce shall be subject to the approval of Seller.

      17.3 With respect to the severance of employees of the FO Business Unit pursuant to the Restructuring Plan, the Parties agree as follows:

17.3.1 The Parties shall cooperate to minimize Severance Costs. For purposes of this Agreement, “Severance Costs” shall mean (i) all severance payments made pursuant to severance plans, social plans or individually negotiated termination agreements entered into with employees of the FO Business Unit terminated pursuant to the Restructuring Plan, (ii) all wages and salaries payable to such employees, and all social security contributions payable by the employer with respect to such employees, from the end of the statutory or contractual notice periods applicable to each individual employee or such other notice periods as may be agreed upon between Seller and Purchaser (which may be different for different categories of employees) through the termination of the employee’s employment, (iii) all fees and expenses of third party consultants whose appointment has been approved by both Parties, court costs and the costs of any reconciliation committees dealing with the reconciliation of interests and/or social plans, and (iv) relocation or other payments described in Section 17.3.2. “Severance Costs” shall not include attorneys fees of the Parties or their Affiliates or charges for the time of any employee of either Party or its Affiliates engaged in such activities.

17.3.2 In order to assist in the mitigation of Severance Costs, Seller shall use reasonable efforts to identify opportunities to find suitable employment for employees of the FO Business Unit that are to be terminated pursuant to the Force Reduction Plan with other business units of Seller or its Affiliates, and the Parties shall cooperate to facilitate the transfer of such employees. Any relocation payments or other payments to such employees to induce them to agree to such transfer shall be subject to approval of both Parties.

17.3.3 The Parties shall jointly participate in the negotiation of severance plans, social plans and termination agreements to be entered into with employees of IF FO GmbH located in Berlin, Germany and employees of IF Trutnov located in Trutnov, Czech Republic to be terminated pursuant to the Force Reduction Plan. Such negotiations shall be conducted under the direction of such person or persons as the Parties shall agree. All severance plans, social plans and individually negotiated termination agreements entered into with such employees shall be subject to the approval of both Parties.

17.3.4 The Parties shall jointly participate in the negotiation of severance plans, social plans and termination agreements to be entered into with employees of IF FO GmbH located in Munich, Germany to be terminated pursuant to the Force Reduction Plan.

17.3.5 Purchaser shall make offers of employment to the employees of IF NA located in Longmont, Colorado, U.S.A. and San Jose, California, U.S.A. identified on Exhibit 17.3.5 to this Agreement.

17.3.6 The Parties shall bear the Severance Costs in the manner specified in Exhibit 17.3.6 to this Agreement.

      17.4 Seller shall bear all costs related to the restoration or refurbishment of the Munich, Germany facility occupied by IF FO GmbH pursuant to the Perlach Rental Agreement described in Section 18.1, including all costs related to the removal and/or disposal of any reactors located at such facility.

      17.5 Except as specifically provided in this Section 17, Purchaser and its Affiliates shall bear all costs associated with the implementation of the Restructuring Plan, and Seller shall have no obligation to reimburse Purchaser or any of its Affiliates for any costs incurred in the restructuring of the FO Business Unit.

      17.6 The Parties shall negotiate in good faith such additional agreements as shall be necessary or appropriate to implement the general provisions of this Section 17.

18.	Agreements Between Seller and IF FO GmbH

      18.1 Seller and IF FO GmbH have concluded the following transition agreements (herein “Transition Agreements”):

No.	Agreement

1.	Corporate Service Agreement between IF FO GmbH and Seller
2.	Marketing Service Agreement between IF FO GmbH and Infineon Technologies Hong Kong Ltd.
3.	Marketing Service Agreement between IF FO GmbH and Infineon Technologies Japan KK
4.	Development Agreement between IF FO GmbH and IF NA
5.	Marketing Service Agreement between IF FO GmbH and IF NA
6.	IT Service Agreement between IF FO GmbH and Seller
7.	Distribution Agreement between IF FO GmbH and Seller
8.	Chip Supply Agreement between IF FO GmbH and Seller
9.	POF Product Supply Agreement between IF FO GmbH and Seller
10.	AIT Development Agreement between IF FO GmbH and Seller
11.	IC Development Agreement between IF FO GmbH and Seller
12.	Perlach Rental Agreement between IF FO GmbH and Seller
13.	Regensburg Rental Agreement between IF FO GmbH and Seller
14.	Corporate Research (CPR) Development Agreement between IF FO GmbH and Seller

      18.2 As to the continuation of the Transition Agreements after the Closing Date, Purchaser and Seller agree as follows:

18.2.1 IF FO GmbH and Seller or the respective Seller’s Affiliate will terminate contracts nos. 1-5 as listed under Section 18.1 above on the Closing Date. At the option of Purchaser, upon notice to Seller at least one month prior to the Closing Date, IF FO GmbH and Seller shall enter into the Post Closing Service Agreement substantially in the form attached as Exhibit 17.2.1 to the Original Agreement; provided, however, that such form of agreement shall be revised to include provisions under which Seller shall continue to provide human resources and failure analysis services to IF FO GmbH, substantially in the manner currently being provided, during the term specified therein.

18.2.2 Contract no. 6 (IT Service Agreement) shall terminate as of the Closing Date. The Parties agree that they will use reasonable efforts to enter into a new Post Closing IT Support Agreement within one month following the Signing Date. It is expected that the scope of IT services to be provided by Seller following the Closing will be reduced from those currently being provided. Services to be provided under the Post Closing IT Support Agreement are expected to include support for all existing business applications that are required by Purchaser following the Closing and all infrastructure which directly supports such applications and access thereto.

Such services are not expected to include support for desktop and networking infrastructure. The total consideration payable under the Post Closing IT Support Agreement shall be negotiated in good faith and is expected to be between EUR 200,000 and EUR 300,000 per month, depending on the scope of services the Parties agree shall be provided.

18.2.3 It is anticipated that contract no. 7 (Distribution Agreement) as listed under Section 18.1 above shall terminate as of the Closing Date. At the option of Purchaser upon notice to Seller at least one month prior to the Closing Date, contract no. 7 shall be extended with respect to its provisions regarding “demand fulfillment services” (logistics) for a maximum of six (6) months beyond the Closing Date. In this case IF FO GmbH shall have the right to terminate this contract at the end of any calendar month upon one (1) month prior notice.

18.2.4 Contract no. 8 (Chip Supply Agreement) as listed under Section 18.1 above shall remain in effect, provided that the Parties will enter into an amendment which shall provide that the yield risk shall be borne by IF FO GmbH up to achievement of the M9 milestone, as defined in Seller’s development process, and by Seller for time periods thereafter and that the price for products supplied under contract no. 8 (with the exception of chips used in POF products, for which Section 18.2.5 (b) shall apply) shall be as set forth on Exhibit 18.2.4 to this Agreement, or as the Parties shall otherwise agree.

18.2.5 Contract no. 9 (POF Product Supply Agreement) as listed under Section 18.1 above shall be re-negotiated between IF FO GmbH and Seller in good faith along the following principles:

(a) The yield risk shall be borne by IF FO GmbH up to achievement of the M9 milestone as defined in Seller’s development process and by Seller for time periods thereafter.

(b) Products shall be invoiced based on Seller’s manufacturing cost plus 5.75% of such costs (excluding the cost of chips purchased from third parties and the cost of cavity as interface (CAI) components). In the event that Seller achieves any cost savings, such savings shall be shared in accordance with a formula to be agreed upon in good faith after signing of this Agreement.

(c) Payment terms for products shipped during the first twenty-four (24) months following the Closing shall be as set forth on Exhibit 18.2.5 to this Agreement.

(d) In the event that IF FO GmbH cannot adhere to the volumes forecasted, Seller and IF FO GmbH shall work out in good faith a mechanism on how to reduce the manufacturing cost.

(e) In the event that IF FO GmbH shall cancel any purchase order to Seller, it shall reimburse Seller for the costs incurred.

(f) The other provisions of contract no. 9 shall remain substantially unchanged.

18.2.6 Contract no. 10 (AIT Development Agreement) as listed under Section 18.1 above shall remain in effect after the Closing Date, provided, however, that the license back granted to Seller under development results conceived under this agreement shall not apply for use in connection with Restricted Activities.

18.2.7 Contracts no. 11 — 13 as listed under Section 18.1 above shall remain in effect after the Closing Date, provided that, in case of contract no. 12 (Perlach Rental Agreement) the Parties will confer in good faith and make appropriate adjustments, if any, to the rental provisions to properly reflect the space actually occupied as of the Closing Date.

18.2.8 Contract no. 14 (Corporate Research Development Agreement) as listed under Section 18.1 above shall terminate as of the Closing Date. Seller and IF FO GmbH shall enter into appropriate agreements relating to the research and development activities described in Section 14.3, which shall be subject to the reasonable approval of Purchaser.

19.	Restriction of Announcement/ Cooperation/ Confidentiality

      19.1 Each of the Parties undertakes that prior to the Closing Date it will not make an announcement in connection with this Agreement unless required by applicable mandatory law or share exchange regulations or unless the other Party hereto has given its consent to such announcement, including the form of such announcement, which consents may not be unreasonably withheld and may be subject to conditions. If and to the extent any announcement or disclosure of information regarding the subject matter of this Agreement is to be made under applicable mandatory laws, in particular any applicable share exchange rules, the Party being concerned shall not disclose any such information without prior consultation with the other Parties. The Parties agree that on the Signing Date the Parties will publish a joint press release substantially in the form as attached as Exhibit 19.1 to this Agreement, Seller may publish an “ad hoc” — publication according to Section 15 of the German Securities Exchange Act (Wertpapierhandelsgesetz — WpHG) and Purchaser may publish a report on Form 8-K with the SEC which will incorporate the English language version of Exhibit 19.1.

      19.2 Upon and after the Closing Date, Seller and Purchaser shall each use their best efforts to execute and deliver or procure to be done, executed and delivered all such further acts, deeds, documents, instruments of conveyance, assignment and transfer that may be reasonably necessary to implement the terms of this Agreement.

      19.3 The Parties understand and agree that all Proprietary Information (as defined in Section 19.5 below) shall be treated as confidential. The receiving Party shall use the same degree of care as it uses with regard to its own Proprietary Information to prevent disclosure, use or publication of the disclosing Party’s Proprietary Information. Proprietary Information of the originating Party shall be held confidential by the receiving Party above unless it is, has been or shall be:

19.3.1 obtained legally and freely from a third party without restriction;

19.3.2 independently developed by the receiving Party at a prior time or in a separate and distinct manner without benefit of any of the Proprietary Information of the disclosing Party, and documented to be as such;

19.3.3 made available by the disclosing Party for general release independent of the receiving Party;

19.3.4 within the public domain or later becomes part of the public domain as a result of acts by someone other than the receiving Party and through no fault or wrongful act of the receiving Party.

      19.4 A receiving Party may disclose Proprietary Information of a disclosing Party to directors, officers, employees and advisors of the receiving Party or its Affiliates who have undertaken in writing to keep Proprietary Information disclosed hereunder confidential or are subject to professional confidentiality obligations. Any disclosure hereof required by legal process pursuant to this Section shall only be made after providing the disclosing Party with notice thereof in order to permit the disclosing Party to seek an appropriate protective order or exemption. Violation by a Party, its directors, officers, employees or its advisors of the foregoing provisions shall entitle the disclosing Party, at its option, to obtain injunctive relief without a showing of irreparable harm or injury. The provisions of this Section will be effective for a period of two (2) years after the Closing Date.

      19.5 “Proprietary Information” shall mean the information created, transferred, recorded or employed as part of, or otherwise resulting from the activities undertaken pursuant to this Agreement or the Disclosure Schedules and Exhibits hereto which constitutes the confidential, proprietary or trade secret information of the disclosing Party as well as the terms and conditions of this Agreement. Such information may be of, but not limited to, a business, organizational, technical, financial, marketing, operational, regulatory or sales nature and shall include, without limitation, any and all source codes and information relating to services, methods of operation, price lists, customer lists, technology, designs, specifications or other proprietary information of the business or affairs of a Party or its Affiliates. Proprietary Information may either be in a written or an oral form.

20.	Notices

      All notices and other communications hereunder shall be made in writing and shall be delivered or sent by registered mail or courier to the addresses below or to such other addresses which may be specified by any Party to the other Party in the future in writing:

           If to Seller:

Infineon Technologies AG

Legal Department
Postfach 80 09 49
81609 Munchen
Germany
Telefax: +49 89 234 24 108

with a copy to:

Freshfields Bruckhaus Deringer

Dr. Ferdinand Fromholzer
Prannerstra(beta)e 10
80333 Munchen
Germany
Telefax: +49 89 20 70 21 00

If to Purchaser:

Finisar Corporation

1308 Moffett Park Drive
Sunnyvale, CA 94089
U.S.A.
Attention: Chief Executive Officer
Telefax: +1 (408) 543-1000

with a copy to:

Gray Cary Ware & Freidenrich LLP

2000 University Avenue
East Palo Alto, CA 94303-2248
U.S.A.
Attention: Dennis C. Sullivan, Esq.
Telefax: +1 (650) 833-2001

and

Taylor Wessing

Konigsallee 92a
40212 Dusseldorf
Germany
Attention: Dr. Peter Hellich
Telefax: +49 (0) 211 8387-100

21.	Miscellaneous

      21.1 All expenses, costs, fees and charges in connection with the transactions contemplated under this Agreement, including without limitation, fees for legal and financial advisory services, shall be borne by the Party commissioning the respective costs, fees and charges. All notarial fees incurred with the notarization of this Agreement as well as all official fees charged by the cartel authorities in connection with the merger clearances required under this Agreement shall be borne by Purchaser. Purchaser shall be responsible for the payment of any sales, transfer or stamp taxes, or other similar charges, payable by reason of the transactions contemplated by this Agreement.

      21.2 Effective upon the Closing, Purchaser hereby irrevocably and unconditionally waives any and all claims against Seller and its Affiliates for the alleged infringement by Seller and/or its Affiliates of Purchaser’s patents by the FO Business Unit prior to the Closing Date.

      21.3 All Exhibits and Disclosure Schedules to this Agreement constitute an integral part of this Agreement and are incorporated herein by reference.

      21.4 This Agreement and the Ancillary Agreements, the Exhibits and Disclosure Schedules to this Agreement above (including the Exhibits to the Original Agreement referred to herein) comprise the entire agreement between the Parties concerning the subject matter hereof and supersede and replace all oral and written declarations of intention made by the Parties in connection with the contractual negotiations, including the Original Agreement. Changes or amendments to this Agreement (including this Section 21.4) must be made in writing by the Parties or in any other legally required form, if so required.

      21.5 No Party shall be entitled to assign any rights or claims under this Agreement or any of the Ancillary Agreements without the written consent of the other Parties.

      21.6 Interest payable under any provision of this Agreement or any of the Ancillary Agreements shall be calculated on the basis of actual days elapsed divided by 360.

      21.7 Business days (Werktage) (including, for the avoidance of doubt, Saturdays) and banking days (Bankarbeitstage) shall be those prevailing in Frankfurt am Main and the City of New York.

      21.8 Neither this Agreement nor any of the Ancillary Agreements shall grant any rights to, or is intended to operate for, the benefit of third parties unless otherwise explicitly provided for herein.

      21.9 In this Agreement the headings are inserted for convenience only and shall not affect the interpretation of this Agreement; where a German term has been inserted in quotation marks and/or italics it alone (and not the English term to which it relates) shall be authoritative for the purpose of the interpretation of the relevant English term in this Agreement.

      21.10 No Party, except as provided otherwise herein or in the respective Ancillary Agreement, shall be entitled (i) to set-off (aufrechnen) any rights and claims it may have against any rights or claims any other Party may have under this Agreement or under any of the Ancillary Agreements or (ii) to refuse to perform any obligation it may have under this Agreement or under any of the Ancillary Agreements on the grounds that it has a right of retention (Zuruckbehaltungsrecht) unless the rights or claims of the relevant Party claiming a right of set-off (Aufrechnung) or retention (Zuruckbehaltung) have been acknowledged (anerkannt) in writing by the relevant other Party or have been confirmed by final decision of a competent court (Gericht) or arbitration court (Schiedsgericht).

      21.11 Any currency conversions shall be determined using (i) the European Central Bank fixing rates for the respective date which are published both by electronic market information providers (e.g. Reuters page ECB37) and on the ECB’s website www.ecb.int shortly after 2.15 p.m. CET or, (ii) in the event such rates are not available on such date, Reuters world spot rates (mid rate on page FX=) taken as close as possible to 2.15 p.m. CET shall be used ((i) or (ii), as the case may be, herein “Exchange Rates”).

      21.12 This Agreement shall be governed by, and be construed in accordance with, the laws of the Federal Republic of Germany, without regard to principles of conflicts of laws and without regard to the UN Convention on the Sale of Goods. All disputes arising in connection with this Agreement or its validity shall be finally settled by three arbitrators in accordance with the Arbitration Rules of the German Institution of Arbitration e.V. (DIS) without recourse to the ordinary courts of law. The venue of the arbitration shall be Munich. The language of the arbitral proceedings shall be English.

      21.13 Purchaser shall maintain at all times a duly appointed agent in Germany, which may be changed upon ten (10) days prior written notice to Seller, for the service of any process or summons in connection with any issue, litigation, action or proceeding brought in any such court or arbitral tribunal in connection with this

Agreement. Any such process or summons may also be served on Purchaser by mailing a copy of such process or summons to such agent at its address set forth below, and in the manner provided in Section 19 above. Purchaser herewith appoints Dr. Peter Hellich, Taylor Wessing, Konigsallee 92a, 40212 Dusseldorf, Germany, Telefax: +49-(0)211 83 87-100 as such agent. Purchaser hereby irrevocably consents to the exclusive personal jurisdiction and venue of any court or arbitral tribunal of competent jurisdiction in Germany in any action, claim or proceeding arising out of or in connection with this Agreement and agrees not to commence or prosecute any action, claim or proceeding or to enforce an arbitration decision in any other court. Purchaser hereby expressly and irrevocably waives and agrees not to assert the defense of lack of personal jurisdiction, forum non conveniens or any similar defense with respect to the maintenance of any such action or proceeding in Germany.

      21.14 In the event that any terms or provisions of the Ancillary Agreements conflict with the terms or provisions of this Agreement, the terms and provisions of this Agreement shall prevail, unless specifically provided for otherwise in the Ancillary Agreements.

      21.15 In the event that one or more provisions of this Agreement shall, or shall be deemed to, be invalid or unenforceable, the validity and enforceability of the other provisions of this Agreement shall not be effected thereby. In such case, the Parties hereto agree to recognize and give effect to such valid and enforceable provision or provisions which correspond as closely as possible with the commercial intent of the Parties. The same shall apply in the event that the Agreement contains any gaps (Vertragslucken).

/s/ RUDOLF V. MOREAU

Attorney-In-Fact, for Infineon Technologies AG

/s/ DR. PETER HELLICH

Attorney-In-Fact, for Finisar Corporation

      The foregoing protocol including its aforementioned own annexes was read out to the deponents by the Notary, approved by the deponents and signed by them and the notary in their own hands as follows:

Basle, this 11th day of October 2004

A.     Prot. 231/2004

ANNEX B

October 11, 2004

Board of Directors

Finisar Corporation
1308 Moffett Park Drive
Sunnyvale, CA 94089

Gentlemen:

      Deutsche Bank Securities Inc. (“Deutsche Bank”) has acted as financial advisor to Finisar Corporation (“Finisar”) in connection with the proposed acquisition by Finisar of certain subsidiaries and certain other assets related to the fiber optics business unit (collectively, the “Purchased Business”) of Infineon Technologies AG (“Infineon” or the “Company”) pursuant to the Amended and Restated Master Sale and Purchase Agreement, dated as of October 11, 2004, among Infineon and Finisar (the “Amended and Restated Master Sale and Purchase Agreement”), which provides, among other things, for the acquisition of the Purchased Business by Finisar (the “Transaction”). As set forth more fully in the Amended and Restated Master Sale and Purchase Agreement, as a result of the Transaction, Finisar shall pay a cash amount of EUR 200,148 and issue 109,850,000 shares of common stock, par value $0.001 per share, of Finisar (“Finisar Common Stock”), at closing, subject to adjustment pursuant to Section 3.1 of the Amended and Restated Master Sale and Purchase Agreement (the “Purchase Price”) in exchange for the Purchased Business. The terms and conditions of the Transaction are more fully set forth in the Amended and Restated Master Sale and Purchase Agreement.

      You have requested Deutsche Bank’s opinion, as investment bankers, as to the fairness, from a financial point of view, to Finisar of the Purchase Price.

      In connection with Deutsche Bank’s role as financial advisor to Finisar, and in arriving at its opinion, Deutsche Bank has reviewed certain publicly available financial and other information concerning the Company, and Finisar and certain internal analyses and other information furnished to it by the Purchased Business, the Company and Finisar. Deutsche Bank has also held discussions with members of the senior managements of the Purchased Business, the Company and Finisar regarding the businesses and prospects of their respective companies including but not limited to the Purchased Business. In addition, Deutsche Bank has (i) compared certain financial information for the Purchased Business and Finisar with similar information for certain companies whose securities are publicly traded, (ii) reviewed the financial terms of certain recent business acquisitions which it deemed comparable in whole or in part, (iii) reviewed the terms of the Amended and Restated Master Sale and Purchase Agreement and certain related documents, and (iv) performed such other studies and analyses and considered such other factors as it deemed appropriate.

      Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Purchased Business or Finisar, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of the Purchased Business, the Company or Finisar. With respect to the financial forecasts and projections, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected by Finisar to be achieved as a result of the Transaction (collectively, the “Synergies”), made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Purchased Business, the Company or Finisar, as the case may be, as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts and projections, including the Synergies, or

B-1

Finisar Corporation
October 11, 2004

the assumptions on which they are based. Deutsche Bank’s opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

      For purposes of rendering its opinion, Deutsche Bank has assumed that, in all respects material to its analysis, the representations and warranties of Finisar and the Company contained in the Amended and Restated Master Sale and Purchase Agreement are true and correct, Finisar and the Company will each perform all of the covenants and agreements to be performed by it under the Amended and Restated Master Sale and Purchase Agreement and all conditions to the obligations of each of Finisar and the Company to consummate the Transaction will be satisfied without any waiver thereof. Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which any of Finisar, the Purchased Business or the Company is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Finisar or the Purchased Business or materially reduce the contemplated benefits of the Transaction to Finisar.

      This opinion is addressed to, and for the use and benefit of, the Board of Directors of Finisar and is not a recommendation to the stockholders of Finisar to approve the issuance of shares of Finisar Common Stock in the Transaction. This opinion is limited to the fairness, from a financial point of view, to Finisar of the Purchase Price, and Deutsche Bank expresses no opinion as to the merits of the underlying decision by Finisar to engage in the Transaction.

      Deutsche Bank will be paid a fee for its services as financial advisor to Finisar in connection with the Transaction, a substantial portion of which is contingent upon consummation of the Transaction. We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to the Company or its affiliates for which it has received compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Finisar and the Company for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

      Based upon and subject to the foregoing, it is Deutsche Bank’s opinion as investment bankers that the Purchase Price is fair, from a financial point of view, to Finisar.

Very truly yours,

DEUTSCHE BANK SECURITIES INC.

B-2

ANNEX C

FINISAR CORPORATION

CHARTER OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

I.	Statement of Policy

      This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Finisar Corporation (the “Company”) and the manner in which those responsibilities shall be performed, including the Committee’s structure, processes and membership requirements.

      The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement, of the Company’s independent auditor and prepare any reports required of the Committee under rules of the Securities and Exchange Commission (the “SEC”).

      The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering an audit report or related work or performing other audit, review or other services for the Company. The Committee, at its discretion, has the authority to initiate special investigations and, if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary, to fulfill its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

II.	Organization and Membership Requirements

      The Committee shall be comprised of three or more directors selected by the Board, each of whom shall satisfy the independence and experience requirements of The Nasdaq Stock Market. In addition, the Committee shall not include any member who:

•	accepts any consulting, advisory, or other compensatory fee from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board;

•	has participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years; or

•	is an affiliated person of the Company or any subsidiary of the Company, as defined by the rules of the SEC.

      Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background that results in the member being financially sophisticated. Such experience may include being, or having been, a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. At least one member shall be a financial expert, as determined by the Board in accordance with the rules of the SEC. No Committee member shall simultaneously serve on the audit committee of more than three public companies.

      The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be replaced by the Board. Unless a chairman of the Committee is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.	Meetings

      The Committee shall meet as often as it determines appropriate, but not less frequently than quarterly. A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee. The Committee may form and delegate authority to subcommittees, or to one or more members of the Committee, when appropriate. The Committee shall meet with management and the independent auditor in separate executive sessions as appropriate, but at least quarterly. The Committee shall meet with the Company’s independent auditor and management on a quarterly basis to review the Company’s financial statements, financial reports and other public disclosure of the Company’s financial condition and results of operations. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record summaries of its recommendations to the Board in written form, which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

IV.	Committee Authority and Responsibilities

      A. Oversight of the Company’s Independent Auditor

      The Committee shall:

1. Be solely responsible for the appointment, compensation and retention of any independent auditor engaged by the Company for the purpose of preparing or issuing an audit report or related work and shall be directly involved in the oversight of such engagement (including resolution of any disagreements between management and the independent auditor regarding financial reporting) and shall assure that each independent auditor shall report directly to the Committee.

2. Periodically review and discuss with the independent auditor (i) the matters specified by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (x) all relationships between the independent auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor’s objectivity and independence and (z) whether any of the Company’s senior finance personnel were recently employed by the independent auditor.

3. Obtain and review annually a report from the independent auditor describing (i) the auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer reviews or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues, and (iii) all relationships between the independent auditor and the Company.

4. Evaluate annually the qualifications, performance and independence of the independent auditor, including whether the independent auditor’s quality control procedures are adequate, the review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management and the Company’s internal auditors, and report to the Board on its conclusions, together with any recommendations for additional action.

5. Consult with the independent auditor to assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years and consider issues related to the timing of such rotation and the transition to new lead and reviewing partners.

6. Approve in advance the engagement of the independent auditing firm for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Committee’s responsibilities hereunder and (z) provide that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that the decisions of such member(s) to grant any such pre-approval shall be presented to the Committee at its next scheduled meeting.

7. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

8. Approve as necessary the termination of the engagement of the independent auditor and select a replacement independent auditor.

9. Regularly review with the independent auditor any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements. Review with the independent auditor any accounting adjustments that were noted or proposed by the auditor but that were “passed” (as immaterial or otherwise), any communications between the audit team and the auditor’s national office respecting auditing or accounting issues presented by the engagement and any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the auditor to the Company.

10. Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

      B. Review of Financial Reporting Policies and Processes

      To fulfill its responsibilities and duties, to the extent that it deems necessary or appropriate, and in addition to the items described above, the Committee shall:

1. Review and discuss with management and the independent auditor the Company’s annual audited financial statements, and any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

2. Review and discuss with management and the independent auditor the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in connection with the Company’s annual report on Form 10-K.

3. Review and discuss with management and the independent auditor the Company’s quarterly financial statements and the Company’s disclosure under “Management’s Discussion and Analysis of Results of Operation” appearing in the Company’s periodic reports.

4. Review and discuss with management press releases regarding the Company’s financial results and other information provided to securities analysts and rating agencies, including any “pro forma” or adjusted financial information.

5. Review with management and the independent auditor any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

6. Review with management its assessment of the effectiveness and adequacy of the Company’s internal control structure and procedures for financial reporting (“Internal Controls”), and review annually with the independent auditor the attestation to and report on, the assessment made by management, and consider whether any changes to the Internal Controls are appropriate in light of management’s assessment or the independent auditor’s report.

7. Review with management its evaluation of the Company’s procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the SEC for the filing of such reports (“Disclosure Controls”), and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of such Disclosure Controls.

8. Review and discuss with management and the independent auditor any off-balance sheet transactions or structures and their effect on the Company’s financial results and operations, as well as the disclosure regarding such transactions and structures in the Company’s public filings.

9. Review with management and the independent auditor the effect of regulatory and accounting initiatives on the financial statements. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in selection of an application of accounting principles. Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

10. Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

      C. Risk Management, Related Party Transactions, Legal Compliance and Ethics

      To further fulfill its responsibilities and duties, and in addition to the items described above, the Committee shall:

1. Review with the chief executive officer and chief financial officer of the Company any report on significant deficiencies in the design or operation of Internal Controls which could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

2. Review and approve any transactions between the Company and any related parties.

3. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

4. Adopt a Code of Conduct for all employees and directors which meets the requirements of Item 406 of Regulation S-K, and provide for prompt disclosure to the public of any change in, or waiver of, such Code of Conduct. Review such Code of Conduct periodically, recommend such changes to such Code of Conduct as the Committee shall deem appropriate, and adopt procedures for monitoring and enforcing compliance with such Code of Conduct.

5. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

6. Discuss guidelines and policies to govern the process by which risk assessment and management is undertaken and handled. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

7. Prepare the Committee’s report required by the rules of the SEC to be included in the Company’s annual proxy statement.

8. Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

9. Review and reassess this Charter’s adequacy at least annually.

Appendix A

FINISAR CORPORATION
1999 EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED AND RESTATED THROUGH JULY ___, 2004

     1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

          1.1 Establishment. The Finisar Corporation 1999 Employee Stock Purchase Plan (the "Plan") became effective on the effective date of the initial registration by the Company of its Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the "Effective Date") and is hereby amended and restated in its entirety on July    , 2004.

          1.2 Purpose. The purpose of the Plan is to advance the interests of Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

          1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

     2. DEFINITIONS AND CONSTRUCTION.

          2.1 Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (a) "Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

               (b) "Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

               (c) "Committee” means a committee of the Board duly appointed to administer the Plan and having such powers as specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

               (d) "Company” means Finisar Corporation, a Delaware corporation, or any successor corporation thereto.

1

               (e) "Compensation” means, with respect to any Offering Period, base wages or salary, overtime pay, bonuses, commissions, shift differentials, payments for paid time off, payments in lieu of notice, and any of such compensation deferred under any program or plan established by a Participating Company, including, without limitation, pursuant to Section 401(k) or Section 125 of the Code. Compensation shall be limited to amounts actually payable in cash directly to the Participant or deferred by the Participant during the Offering Period. However, notwithstanding the foregoing, Compensation shall not include sign-on bonuses, profit sharing, payments pursuant to a severance agreement, termination pay, moving allowances, relocation payments, expense reimbursements, the cost of employee benefits paid by a Participating Company, tuition reimbursements, imputed income arising under any benefit program, contributions made by a Participating Company under any employee benefit plan, income directly or indirectly received pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included above.

               (f) "Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

               (g) "Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

               (h) "Fair Market Value” means, as of any date:

                    (i) If the Stock is then listed on a national or regional securities exchange or market system or is regularly quoted by a recognized securities dealer, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, or by such recognized securities dealer, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system or has been quoted by such securities dealer, the date on which the Fair Market Value is established shall be

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the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Board, in its discretion.

                    (ii) If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or market system or regularly quoted by a recognized securities dealer, the Fair Market Value of a share of Stock shall be as determined in good faith by the Board.

               (i) "Offering” means an offering of Stock as provided in Section 6.

               (j) "Offering Date” means, for any Offering, the first day of the Offering Period.

               (k) "Offering Period” means a period established in accordance with Section 6.1.

               (l) "Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

               (m) "Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

               (n) "Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

               (o) "Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

               (p) "Purchase Date” means, for any Purchase Period, the last day of such period.

               (q) "Purchase Period” means a period established in accordance with Section 6.2.

               (r) "Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

               (s) “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated

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payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

               (t) "Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

               (u) "Subscription Agreement” means a written agreement in such form as specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation.

               (v) "Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

               (w) "Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

          2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

     3. ADMINISTRATION.

          3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

          3.2 Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

          3.3 Policies and Procedures Established by the Company. The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in

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the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

          3.4 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

     4. SHARES SUBJECT TO PLAN.

          4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be eighteen million seven hundred fifty thousand (18,750,000)1, cumulatively increased on May 1 of each year commencing on May 1, 2005 and ending May 1, 2010 by one million (1,000,000) shares2 (the "Annual Increase"), and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

          4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a

1	Comprised of (i) the initial reserve of 750,000 shares, (ii) the annual increases of 750,000 shares on May 1 of each year commencing 2001 through 2004 and (iii) the 15,000,000-share increase approved by the Board in July 2004 subject to approval by the stockholders at the 2004 Annual Meeting.

2	The annual increase of 1 million shares per year is subject to stockholder approval at the 2004 Annual Meeting.

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merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan, the Annual Increase and each Purchase Right, and in the Purchase Price. If a majority of the shares of the same class as the shares subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

     5. ELIGIBILITY.

          5.1 Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except any Employee who is either: (a) customarily employed by the Participating Company Group for twenty (20) hours or less per week or (b) customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

          5.2 Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

     6. OFFERINGS.

          6.1 Offering Periods. Except as otherwise set forth below, the Plan shall be implemented by two series of Offerings. One series shall be of sequential Offerings of approximately twelve (12) months duration or such other duration as the Board shall determine (an "Annual Offering Period"). The second series shall be of Offerings of approximately six (6) months duration or such other duration as the Board shall determine (a "Half-Year Offering Period"). Prior to December 2004, Annual Offering Periods shall commence on or about December 1 of each year and end on or about the first November 30 occurring thereafter, and Half-Year Offering Periods shall commence on or about June 1 of each year and end on or about the first November 30 occurring thereafter. However, an initial Offering (the "Initial Offering Period") shall commence on the Effective Date and end on or about November 30, 2000. Commencing in December 2004, Annual Offering Periods shall commence on or about

6

December 16 of each year and end on or about the first December 15 occurring thereafter, and Half-Year Offering Periods shall commence on or about June 16 of each year and end on or about the first December 15 occurring thereafter. Notwithstanding the foregoing, the Board may establish a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

          6.2 Purchase Periods. Each Annual Offering Period shall consist of two (2) consecutive Purchase Periods of approximately six (6) months duration, or such other number or duration as the Board determines. Prior to December 2004, (a) a Purchase Period commencing on or about December 1 shall end on or about the next May 31, and a Purchase Period commencing on or about June 1 shall end on or about the next November 30; and (b) each Half-Year Offering Period shall consist of a single Purchase Period of approximately six (6) months duration coterminous with such Offering Period. However, the Initial Offering Period shall consist of two (2) consecutive Purchase Periods ending on or about May 31, 2000 and November 30, 2000, respectively. Commencing in December 2004, (a) a Purchase Period commencing on or about December 16 shall end on or about the next June 15, and a Purchase Period commencing on or about June 16 shall end on or about the next December 15; and (b) each Half-Year Offering Period shall consist of a single Purchase Period of approximately six (6) months duration coterminous with such Offering Period. Notwithstanding the foregoing, the Board may establish a different duration for one or more Purchase Periods or different commencing or ending dates for such Purchase Periods. If the first or last day of a Purchase Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

     7. PARTICIPATION IN THE PLAN.

          7.1 Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company’s designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

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          7.2 Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

     8. RIGHT TO PURCHASE SHARES.

          8.1 Grant of Purchase Right. Except as set forth below, on the Offering Date of each Offering Period, each Participant in that Offering Period shall be granted automatically a Purchase Right determined as follows:

               (a) Annual Offering Period. Each Purchase Right granted on the Offering Date of an Annual Offering Period shall consist of an option to purchase that number of whole shares of Stock determined by dividing Twenty-Five Thousand Dollars ($25,000) by the Fair Market Value of a share of Stock on the Offering Date.

               (b) Half-Year Offering Period. Each Purchase Right granted on the Offering Date of a Half-Year Offering Period shall consist of an option to purchase that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a share of Stock on the Offering Date.

          8.2 Pro Rata Adjustment of Purchase Right. If the Board establishes an Offering Period of any duration other than twelve months or six months, then the number of shares of Stock subject to each Purchase Right granted on the Offering Date of such Offering Period shall be determined as provided in Section 8.1, except that the applicable dollar amount shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar.

          8.3 Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

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     9. PURCHASE PRICE.

          The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price on each Purchase Date during that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

     10. ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

          Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

          10.1 Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each payday during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions) or more than twenty percent (20%); provided, however, that in no event may a Participant’s payroll deductions on any payday for the purchase of shares under the Plan and all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code exceed twenty percent (20%) of the Participant’s Compensation on such payday. The Board may change the foregoing limits on payroll deductions effective as of any Offering Date.

          10.2 Commencement of Payroll Deductions. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

          10.3 Election to Change or Stop Payroll Deductions. During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company’s designated office an amended Subscription Agreement authorizing such change on or before the Change Notice Date, as defined below. A Participant who elects, effective following the first payday of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1. The "Change Notice Date” shall be the day immediately prior to the beginning of

9

the first pay period for which such election is to be effective, unless a different date is established by the Company and announced to the Participants.

          10.4 Administrative Suspension of Payroll Deductions. The Company may, in its sole discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.3. Payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement at the beginning, respectively, of (a) the next Offering Period, provided that the individual is a Participant in such Offering Period or (b) the next Purchase Period the Purchase Date of which falls in the following calendar year, unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee.

          10.5 Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

          10.6 No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan.

          10.7 Voluntary Withdrawal from Plan Account. A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company’s designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section 12.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the Company’s receipt of the notice of withdrawal and may not be applied to the purchase of shares in any Offering under the Plan. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant’s Plan account, or terminate the withdrawal right provided by this Section.

     11. PURCHASE OF SHARES.

          11.1 Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares

10

subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

          11.2 Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

          11.3 Delivery of Certificates. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker designated by the Company that will hold such shares for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

          11.4 Return of Cash Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

          11.5 Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, of the Participating Company Group which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

          11.6 Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

          11.7 Provision of Reports and Stockholder Information to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4. The report required by this Section may be delivered in

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such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.

     12. WITHDRAWAL FROM OFFERING OR PLAN.

          12.1 Voluntary Withdrawal. A Participant may withdraw from the Plan or any Offering by signing and delivering to the Company’s designated office a written notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan or an Offering after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan or an Offering is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company’s designated office for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

          12.2 Return of Payroll Deductions. Upon a Participant’s voluntary withdrawal from the Plan or an Offering pursuant to Section 12.1, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan or the Offering, as applicable, shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

     13. TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

          Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with Section 20, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

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     14. CHANGE IN CONTROL.

          14.1 Definitions.

               (a) An "Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

               (b) A "Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

          14.2 Effect of Change in Control on Purchase Rights. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Purchase Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

     15. NONTRANSFERABILITY OF PURCHASE RIGHTS.

          Neither payroll deductions credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to Section 20 shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without

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effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

     16. COMPLIANCE WITH SECURITIES LAW.

          The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

     17. RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

          A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

     18. LEGENDS.

          The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this

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Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

          “THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

     19. NOTIFICATION OF DISPOSITION OF SHARES.

          The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

     20. DESIGNATION OF BENEFICIARY.

          20.1 Designation Procedure. A Participant may file a written designation of a beneficiary who is to receive (a) shares and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash or (b) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation shall be subject to the consent of the Participant’s spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.

          20.2 Absence of Beneficiary Designation. If a Participant dies without an effective designation pursuant to Section 20.1 of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s Plan account to the Participant’s legal representative.

     21. NOTICES.

          All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form

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specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. AMENDMENT OR TERMINATION OF THE PLAN.

          The Board may at any time amend or terminate the Plan, except that (a) no such amendment or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Board and (b) no such amendment or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. Notwithstanding the foregoing, any purchase right granted on or after July    , 2004 may be amended or terminated immediately upon Board action, should the financial accounting rules applicable to the Plan as of July    , 2004 be subsequently revised so as to require the Company to recognize compensation cost in connection with the shares of Stock offered for purchase under the such right. Any amendment to the Plan that would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment.

     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Finisar Corporation 1999 Employee Stock Purchase Plan, as amended and restated through July    , 2004, subject to the approval of the stockholders at the 2004 Annual Meeting.

Secretary

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PLAN HISTORY

September 9, 1999	Board of Finisar Corporation, a California corporation (“Finisar California”) adopts Plan, effective as of the date of the initial registration of Stock under Section 12 of the Securities Exchange Act of 1934, with an initial reserve of 250,000 shares, to be cumulatively increased on May 1, 2001 and each May 1 thereafter until and including May 1, 2010 by an additional 250,000 shares.

September 9, 1999	Board of Finisar Delaware Corporation, a Delaware corporation (“Company”), approves assumption of the Plan effective upon the Finisar California’s reincorporation in Delaware.

November , 1999	Shareholders of Finisar California approve the Plan.

November 8, 1999	Effective date of merger of Finisar California into the Company to effect a reincorporation of Finisar California in the State of Delaware and in connection with which the Company assumed the Plan.

November 11, 1999	Effective date of initial registration of Stock under Section 12 of the Exchange Act (“Effective Date”). Initial Offering Period commences.

April 12, 2000	Pro rata adjustments of the fixed portion of the share reserve to 750,000 shares and of the Annual Increase to 750,000 shares as a result of the three-for-one stock split in the form of a 200% stock dividend paid on April 12, 2000.

May 1, 2001	Per evergreen provision, the share reserve was automatically increased by 750,000 shares to a total of 1,500,000 shares.

May 1, 2002	Per evergreen provision, the share reserve was automatically increased by 750,000 shares to a total of 2,250,000 shares.

May 1, 2003	Per evergreen provision, the share reserve was automatically increased by 750,000 shares to a total of 3,000,000 shares.

February 25, 2004	Board amends and restates Plan to change the standard Offering Period and Purchase Period schedules described in Section 6.1 and 6.2.

May 1, 2004	Per evergreen provision, the share reserve was automatically increased by 750,000 shares to a total of 3,750,000 shares.

July 2004	Board approves the following amendments to the Plan: (i) an increase in the share reserve by 15,000,000 shares to a total of 18,750,000, (ii) an increase in the number of shares by which the share reserve may increase on May 1 each year from 750,000 shares to 1,000,000 shares, and (iii) the addition of a provision permitting the Board to effect the immediate termination or amendment of any purchase right granted under the Plan on or after July 2004 in the event the financial accounting rules applicable to the Plan as of July 2004 are subsequently revised to require the Company to recognize a compensation expense in connection with the shares of Common Stock offered for purchase under the Plan.

Appendix B

FINISAR CORPORATION
INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

     1. PURPOSE AND TERM OF PLAN.

          1.1 Establishment. The Finisar Corporation International Employee Stock Purchase Plan (the “Plan”) was adopted by the Board on July [   ], 2004 and will become effective upon approval by the stockholders at the 2004 Annual Stockholders Meeting (the “Effective Date”).

          1.2 Purpose. The purpose of the Plan is to advance the interests of Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Company and the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock.

          1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

     2. DEFINITIONS AND CONSTRUCTION.

          2.1 Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (a) "Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

               (b) "Code” means the U.S. Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

               (c) "Committee” means a committee of the Board duly appointed to administer the Plan and having such powers as specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

               (d) "Company” means Finisar Corporation, a Delaware corporation, or any successor corporation thereto.

               (e) “Compensation” means, with respect to any Offering Period, base wages or salary, overtime pay, bonuses, commissions, shift differentials, payments for paid time

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off, payments in lieu of notice, and any of such compensation deferred under any program or plan established by a Participating Company. Compensation shall be limited to amounts actually payable in cash directly to the Participant or deferred by the Participant during the Offering Period. However, notwithstanding the foregoing, Compensation shall not include sign-on bonuses, profit sharing, payments pursuant to a severance agreement, termination pay, moving allowances, relocation payments, car, housing or transportation allowances, expense reimbursements, the cost of employee benefits paid by a Participating Company, tuition reimbursements, imputed income arising under any benefit program, contributions made by a Participating Company under any employee benefit plan, income directly or indirectly received pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included above.

               (f) "Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

               (g) "Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

               (h) "Fair Market Value” means, as of any date:

                    (i) If the Stock is then listed on a national or regional securities exchange or market system or is regularly quoted by a recognized securities dealer, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, or by such recognized securities dealer, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system or has been quoted by such securities dealer, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Board, in its discretion.

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                    (ii) If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or market system or regularly quoted by a recognized securities dealer, the Fair Market Value of a share of Stock shall be as determined in good faith by the Board.

               (i) "Offering” means an offering of Stock as provided in Section 6.

               (j) "Offering Date” means, for any Offering, the first day of the Offering Period.

               (k) "Offering Period” means a period established in accordance with Section 6.1. The initial Offering Period shall commence on or about December 16, 2004.

               (l) "Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

               (m) "Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

               (n) "Participating Company” means any Parent Corporation or Subsidiary Corporation with non-U.S. Employees designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

               (o) "Participating Company Group” means, at any point in time, all of the corporations which are then Participating Companies.

               (p) "Purchase Date” means, for any Purchase Period, the last day of such period.

               (q) "Purchase Period” means a period established in accordance with Section 6.2.

               (r) "Purchase Price” means the price in U.S. dollars at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

               (s) “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

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               (t) "Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

               (u) "Subscription Agreement” means a written agreement in such form as specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation.

               (v) "Subscription Date” means the last U.S. business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

               (w) "Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

               (x) "U.S. Plan” means the Company’s 1999 Employee Stock Purchase Plan, as such plan may be amended from time to time.

          2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

     3. ADMINISTRATION.

          3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights. All expenses incurred in connection with the administration of the Plan shall be paid by the Company or the Participating Company.

          3.2 Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

          3.3 Policies and Procedures Established by the Company. The Company may, from time to time, consistent with the Plan, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (d) a payroll deduction greater than or less than the amount designated by a

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Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

          3.4 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company or the Participating Company Group, members of the Board and any officers or employees of the Company or the Participating Company Group to whom authority to act for the Board or the Company or the Participating Company Group is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

     4. SHARES SUBJECT TO PLAN.

          4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan and the U.S. Plan shall be eighteen million seven hundred fifty thousand (18,750,000), cumulatively increased on May 1 of each year until and including May 1, 2010 by one million (1,000,000) shares (the "Annual Increase"), and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. Any shares issued under the Plan shall reduce on a share for share basis, the number of shares of Stock available for subsequent issuance under the U.S. Plan. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

          4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares available for issuance in the aggregate under this Plan and the U.S. Plan, the Annual Increase and each Purchase Right, and in the Purchase Price. If a majority of the shares of the same class as the shares subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New

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Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

     5. ELIGIBILITY.

          5.1 Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except any Employee who is either: (a) customarily employed by the Participating Company Group for twenty (20) hours or less per week or (b) customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

          5.2 Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

     6. OFFERINGS.

          6.1 Offering Periods. Except as otherwise set forth below, the Plan shall be implemented by two series of Offerings. One series shall be of sequential Offerings of approximately twelve (12) months duration or such other duration as the Board shall determine (an "Annual Offering Period"). The second series shall be of Offerings of approximately six (6) months duration or such other duration as the Board shall determine (a "Half-Year Offering Period"). Annual Offering Periods shall commence on or about December 16 of each year and end on or about the first December 15 occurring thereafter. Half-Year Offering Periods shall commence on or about June 16 of each year and end on or about the first December 15 occurring thereafter. Notwithstanding the foregoing, the Board may establish a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national securities exchanges of the United States or the Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

          6.2 Purchase Periods. Each Annual Offering Period shall consist of two (2) consecutive Purchase Periods of approximately six (6) months duration, or such other number or duration as the Board determines. A Purchase Period commencing on or about December 16

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shall end on or about the next June 15 and a Purchase Period commencing on or about June 16 shall end on or about the next December 15. Each Half-Year Offering Period shall consist of a single Purchase Period of approximately six (6) months duration coterminous with such Offering Period. Notwithstanding the foregoing, the Board may establish a different duration for one or more Purchase Periods or different commencing or ending dates for such Purchase Periods. If the first or last day of a Purchase Period is not a day on which the national securities exchanges of the United States or the Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

     7. PARTICIPATION IN THE PLAN.

          7.1 Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company’s designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period. Notwithstanding the foregoing, any Eligible Employee who is a participant in the U.S. Plan immediately prior to the commencement of the initial Offering Period under the Plan shall automatically become a Participant in the initial Offering Period under the Plan and such individual’s payroll deductions under the Plan shall continue at the same rate authorized under the U.S. Plan, unless the Participant shall change such rate in accordance with Section 10.3.

          7.2 Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

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     8. RIGHT TO PURCHASE SHARES.

          8.1 Grant of Purchase Right. Except as set forth below, on the Offering Date of each Offering Period, each Participant in that Offering Period shall be granted automatically a Purchase Right determined as follows:

               (a) Annual Offering Period. Each Purchase Right granted on the Offering Date of an Annual Offering Period shall consist of an option to purchase that number of whole shares of Stock determined by dividing Twenty-Five Thousand U.S. Dollars (US$25,000) by the Fair Market Value of a share of Stock on the Offering Date.

               (b) Half-Year Offering Period. Each Purchase Right granted on the Offering Date of a Half-Year Offering Period shall consist of an option to purchase that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred U.S. Dollars (US$12,500) by the Fair Market Value of a share of Stock on the Offering Date.

          8.2 Pro Rata Adjustment of Purchase Right. If the Board establishes an Offering Period of any duration other than twelve months or six months, then the number of shares of Stock subject to each Purchase Right granted on the Offering Date of such Offering Period shall be determined as provided in Section 8.1, except that the applicable dollar amount shall be determined by multiplying US$2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar.

          8.3 Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of the Company and the Participating Company Group, exceeds Twenty-Five Thousand U.S. Dollars (US$25,000) in Fair Market Value (or such other comparable limit, if any, as may be established under Section 423 of the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with the regulations under Section 423(b)(8) of the Code.

     9. PURCHASE PRICE.

          The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price on each Purchase Date during that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the

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Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

     10. ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

          Unless otherwise approved by the Board in its sole discretion, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

          10.1 Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each payday during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions) or more than twenty percent (20%); provided, however, that in no event may a Participant’s payroll deductions on any payday for the purchase of shares under the Plan and all other employee stock purchase plans of the Company or a Participating Company exceed twenty percent (20%) of the Participant’s Compensation on such payday. The Board may change the foregoing limits on payroll deductions effective as of any Offering Date.

          10.2 Commencement of Payroll Deductions. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

          10.3 Election to Change or Stop Payroll Deductions. During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company’s designated office an amended Subscription Agreement authorizing such change on or before the Change Notice Date, as defined below. A Participant who elects, effective following the first payday of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1. The "Change Notice Date” shall be the day immediately prior to the beginning of the first pay period for which such election is to be effective, unless a different date is established by the Company and announced to the Participants.

          10.4 Administrative Suspension of Payroll Deductions. The Company may, in its sole discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.3. Payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement at the beginning, respectively, of (a) the next Offering Period, provided that the individual is a Participant in such Offering Period or (b) the next Purchase Period the Purchase Date of which falls in the following calendar year, unless the Participant has

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either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee.

          10.5 Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation shall initially be credited to such Participant’s Plan account in the currency in which paid by the Participating Company until converted into U.S. dollars. Except as otherwise required by law, all payroll deductions may be deposited with the general funds of the Company or the Participating Company and may be used for any corporate purpose.

          10.6 Conversion into U.S. Dollars. For purposes of determining the number of shares purchasable by a Participant, the payroll deductions credited to each Participant’s bookkeeping account during each Purchase Period shall be converted into U.S. dollars on the Purchase Date for that Purchase Period on the basis of the exchange rate in effect on such date. The Plan Administrator shall have the absolute discretion to determine the applicable exchange rate to be in effect for each Purchase Date by any reasonable method (including, without limitation, the exchange rate actually used by the Company for its intra-Company financial transactions for the month of such transfer). Any changes or fluctuations in the exchange rate at which the payroll deductions collected on the Participant’s behalf are converted into U.S. dollars on each Purchase Date shall be borne solely by the Participant.

          10.7 No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan.

          10.8 Voluntary Withdrawal from Plan Account. A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company’s designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section 12.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the Company’s receipt of the notice of withdrawal and may not be applied to the purchase of shares in any Offering under the Plan. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum amount that must be retained in the Participant’s Plan account, or terminate the withdrawal right provided by this Section.

     11. PURCHASE OF SHARES.

          11.1 Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions, as converted into U.S. dollars, accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed

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the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

          11.2 Pro Rata Allocation of Shares. If the aggregate number of shares of Stock to be purchased by all Participants in the Plan and the U.S. Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

          11.3 Delivery of Certificates. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker designated by the Company that will hold such shares for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

          11.4 Return of Cash Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded, in the currency in which collected by the Participating Company, to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

          11.5 Tax Withholding. At the time a Participant’s Purchase Right is granted or exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, of the Participating Company Group which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

          11.6 Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

          11.7 Provision of Reports and Stockholder Information to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price (in U.S. dollars) for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in

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the Participant’s Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.

     12. WITHDRAWAL FROM OFFERING OR PLAN.

          12.1 Voluntary Withdrawal. A Participant may withdraw from the Plan or any Offering by signing and delivering to the Company’s designated office a written notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan or an Offering after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan or an Offering is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company’s designated office for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

          12.2 Return of Payroll Deductions. Upon a Participant’s voluntary withdrawal from the Plan or an Offering pursuant to Section 12.1, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares shall be refunded, in the currency in which collected by the Participating Company, to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan or the Offering, as applicable, shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

     13. TERMINATION OF EMPLOYMENT OR ELIGIBILITY/TRANSFER OF EMPLOYMENT

          13.1 Termination of Employment or Eligibility. Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares shall, as soon as practicable, be returned, in the currency in which collected by the Participating Company, to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with Section 20, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13.1. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

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          13.2 Transfer of Employment. In the event that a Participant who is an Employee of a Participating Company is transferred and becomes an Employee of the Company during a purchase period under the Plan, such individual shall continue to remain a Participant in the Plan, and payroll deductions shall continue to be collected until the final Purchase Date of the ongoing Offering Period as if the Participant had remained an Employee of the Participating Company.

          In the event that an Employee of the Company who is a participant in the U.S. Plan is transferred and becomes an Employee of a Participating Company during a purchase period in effect under the U.S. Plan, such individual shall automatically become a Participant under the Plan for the duration of the Offering Period in effect at that time under the Plan and the balance in such individual’s book account maintained under the U.S. Plan shall be transferred as a balance to a book account opened for such individual under the Plan. Such balance, together with all other payroll deductions collected from such individual by the Participating Company for the remainder of the Purchase Period under the Plan (as converted into U.S. Dollars), shall be applied on the next Purchase Date to the purchase of Stock under the Plan.

     14. CHANGE IN CONTROL.

          14.1 Definitions.

               (a) An "Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

               (b) A "Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

          14.2 Effect of Change in Control on Purchase Rights. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent

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corporation thereof, as the case may be (the "Acquiring Corporation"), may assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Purchase Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

     15. NONTRANSFERABILITY OF PURCHASE RIGHTS.

          Neither payroll deductions credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to Section 20 shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

     16. COMPLIANCE WITH SECURITIES LAW.

          The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

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     17. RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

          A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or the Participating Company Group or interfere in any way with any right of the Company or the Participating Company Group to terminate the Participant’s employment at any time.

     18. LEGENDS.

          The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

          “THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

     19. NOTIFICATION OF DISPOSITION OF SHARES.

          The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

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     20. DESIGNATION OF BENEFICIARY.

          20.1 Designation Procedure. If permitted by the Board, a Participant may file a written designation of a beneficiary who is to receive (a) shares and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash or (b) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation shall be subject to the consent of the Participant’s spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.

          20.2 Absence of Beneficiary Designation. If a Participant dies without an effective designation pursuant to Section 20.1 of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s Plan account to the Participant’s legal representative.

     21. NOTICES.

          All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. AMENDMENT OR TERMINATION OF THE PLAN.

          The Board may at any time amend or terminate the Plan, except that (a) no such amendment or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Board and (b) no such amendment or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or to comply with any applicable law, regulation or rule. Notwithstanding the foregoing, any purchase right granted under the Plan may be amended or terminated immediately upon Board action, should the financial accounting rules applicable to the Plan as of the Effective Date be subsequently revised so as to require the Company to recognize compensation cost in connection with the shares of Stock offered for purchase under the such right. Any amendment to the Plan that would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment.

     23. MISCELLANEOUS.

          Additional or different provisions for individual Participating Companies may be incorporated in one or more Addenda to the Plan. Such Addenda shall have full force and effect with respect to the Participating Company to which they apply. In the event of a conflict between the provisions of such an Addendum and one or more other provisions of the Plan, other than the provisions of Section 8, the provisions of the Addendum shall be controlling.

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     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Finisar Corporation International Employee Stock Purchase Plan was duly adopted by the Board of Directors of the Company on July    , 2004, subject to the approval of the stockholders at the 2004 Annual Meeting.

Secretary

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PLAN HISTORY

July 2004	Board of Finisar Corporation, a Delaware corporation (the “Company”) adopts the Finisar Corporation International Employee Stock Purchase Plan (the “Plan”), effective as of July 2004, with an aggregate of 18,750,000 shares reserved for issuance under the Plan and the Finisar Corporation 1999 Employee Stock Purchase Plan, to be cumulatively increased on May 1, 2005 and each May 1 thereafter until and including May 1, 2010 by an additional 1,000,000 shares.

Schedule A

Foreign Subsidiaries Participating in the
International Employee Stock Purchase Plan

FINISAR CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
______________, 2004

     The undersigned hereby appoints Jerry S. Rawls and Stephen K. Workman, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Finisar Corporation (the “Company”) to be held at the Prime Hotel, 1300 Chesapeake Terrace, Sunnyvale, California on    , 2004 at 10:00 a.m., and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 2, FOR PROPOSAL 1, FOR PROPOSAL 3, FOR PROPOSAL 4 AND FOR PROPOSAL 5 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

FINISAR CORPORATION

______________, 2004

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Ú Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. Ú

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 1, 3, 4 AND 5. EACH PROPOSAL IS INDEPENDENT AND THE APPROVAL OF NO PROPOSAL IS CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

2.	To elect two Class II directors to hold office for a three-year term and until their respective successors are elected and qualified;

NOMINEES:
☐	FOR ALL NOMINEES	O	Harold E. Hughes, Jr.
		O	Frank H. Levinson
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
1.	To approve the issuance of shares of the Company’s common stock in connection with the acquisition of the fiber optics business of Infineon Technologies AG;	☐	☐	☐

3.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of	☐	☐	☐
common stock;

4.	To approve an amendment to the Company’s 1999 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder and adoption of the International Employee Stock Purchase Plan;	☐	☐	☐

5.	To consider, approve and ratify the appointment of Ernst &Young LLP as our independent auditors for the fiscal year ending April 30,2005; and	☐	☐	☐

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.	☐	☐	☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE, OR VOTE BY USING THE TELEPHONE OR INTERNET, SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.